PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 3, 1997)

                                               Filed Pursuant to Rule 424(b)(2)
                                               Reg. #333-22343

                                     [LOGO]

                                  $75,000,000
                   EQUIVANTAGE HOME EQUITY LOAN TRUST 1997-3
              $22,000,000 6.66% CLASS A-1 FIXED RATE CERTIFICATES
              $13,000,000 6.53% CLASS A-2 FIXED RATE CERTIFICATES $10,000,000 7.05% CLASS A-3 FIXED RATE CERTIFICATES
               $5,000,000 6.74% CLASS A-4 FIXED RATE CERTIFICATES
               $25,000,000 CLASS A-5 ADJUSTABLE RATE CERTIFICATES
           HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 1997-3
                          EQUIVANTAGE ACCEPTANCE CORP.
                              SPONSOR OF THE TRUST
                                EQUIVANTAGE INC.
                                    SERVICER
                           --------------------------

    The Home Equity Loan Asset-Backed Certificates, Series 1997-3 (the "Certificates"), will consist of the Class A-1 Fixed Rate Certificates (the "Class A-1 Certificates"), the Class A-2 Fixed Rate Certificates (the "Class A-2 Certificates"), the Class A-3 Fixed Rate Certificates (the "Class A-3 Certificates"), the Class A-4 Fixed Rate Certificates (the "Class A-4 Certificates") and the Class A-5 Adjustable Rate Certificates (the "Class A-5 Certificates" and, together with the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, the "Class A Certificates") and one or more classes of subordinate certificates (collectively, the "Subordinate Certificates" and, together with the Class A Certificates, the "Certificates"). Only the Class A Certificates are offered hereby.

    The Certificates will represent undivided ownership interests in one of two groups of closed-end mortgage loans (the "Mortgage Loans") held by the EquiVantage Home Equity Loan Trust 1997-3 (the "Trust"). The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among EquiVantage Acceptance Corp., in its capacity as the sponsor (the "Sponsor") of the Trust, EquiVantage Inc., in its capacity as servicer (the "Servicer") of the Mortgage Loans, and Norwest Bank Minnesota, National Association, as Trustee.

FOR A DISCUSSION OF CERTAIN RISK FACTORS REGARDING AN INVESTMENT IN THE CLASS A CERTIFICATES OFFERED HEREBY, SEE "RISK FACTORS" STARTING ON PAGE S-17 HEREOF AND ON PAGE 16 OF THE ACCOMPANYING PROSPECTUS.

                                     [LOGO]
                            ------------------------

    The Underwriters have agreed to purchase the Class A-1 Certificates from the Sponsor at 100.00% of the principal amount thereof, the Class A-2 Certificates from the Sponsor at 99.96875% of the principal amount thereof, the Class A-3 Certificates from the Sponsor at 99.984375% of the principal amount thereof, the Class A-4 Certificates from the Sponsor at 100.00% of the principal amount thereof and the Class A-5 Certficates from the Sponsor at 100.00% of the principal amount thereof (representing $74,769,375.00 aggregate proceeds to the Sponsor, before deducting expenses payable by the Sponsor estimated at $500,000), plus accrued interest, if any, from September 1, 1997, for the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates and from September 26, 1997 for the Class A-5 Certificates, subject to the terms and conditions set forth in the Underwriting Agreement. See "Underwriting" in this Prospectus Supplement.

    The Underwriters propose to offer the Class A Certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. For further information with respect to the plan of distribution and any discounts, commissions or profits on resale that may be deemed underwriting discounts or commissions, see "Underwriting" in this Prospectus Supplement.
                           --------------------------
 THE CLASS A CERTIFICATES WILL REPRESENT BENEFICIAL OWNERSHIP INTERESTS ONLY IN THE TRUST AND WILL NOT REPRESENT ANY INTEREST IN OR OBLIGATION OF THE SPONSOR,
 THE SERVICER, ANY ORIGINATOR, THE TRUSTEE, THE CERTIFICATE INSURER OR ANY OF
     THEIR RESPECTIVE AFFILIATES. NEITHER THE CLASS A CERTIFICATES NOR THE
        UNDERLYIING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY
                    GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                           --------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
      THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.
                           --------------------------

    The Class A Certificates are offered by the Underwriters when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the delivery of the Class A Certificates in book-entry form will be made through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear System on or about September 26 1997 against payment in immediately available funds.

MORGAN STANLEY DEAN WITTER
                                              PRUDENTIAL SECURITIES INCORPORATED

          The date of this Prospectus Supplement is September 19, 1997

(continued from cover)

    On or prior to the Closing Date the Sponsor will acquire the Mortgage Loans from the Originators, as described herein. The obligations of the Sponsor and of the Servicer with respect to the Certificates will be limited to their respective contractual obligations under the Pooling and Servicing Agreement. The Mortgage Loans will consist of fixed-rate and adjustable-rate closed-end mortgage loans secured by first or junior mortgages or deeds of trust (the "Mortgages") on one- to four-family residential properties (the "Mortgaged Properties") to be conveyed to the Trust on the Closing Date. The pool of Mortgage Loans will be divided into two groups (each, a "Mortgage Loan Group"). Distributions on the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates will be derived primarily from amounts received, collected or recovered in respect of the Mortgage Loan Group comprised entirely of Mortgage Loans bearing fixed interest rates (the "Fixed Rate Group"). Distributions on the Class A-5 Certificates will be derived primarily from amounts received, collected or recovered in respect of the Mortgage Loan Group comprised entirely of Mortgage Loans bearing interest at rates that are subject to periodic adjustment (the "Adjustable Rate Group").

    The Class A Certificates initially will be issued in book-entry form. Persons acquiring beneficial ownership interests in such Class A Certificates ("Beneficial Owners") may elect to hold their interests through The Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme or the Euroclear System in Europe. The Class A Certificates will be offered in Europe and the United States.

    The Sponsor has obtained a financial guaranty insurance policy (the "Certificate Insurance Policy") from Financial Guaranty Insurance Company (the "Certificate Insurer"), which policy will unconditionally and irrevocably guarantee payment of amounts due to the registered holders of Class A Certificates ("Owners") to the extent described herein.

    Distributions of principal and interest payable on the Class A Certificates will be made on the 25th day of each month or if the 25th day is not a Business Day, the first Business Day thereafter (each, a "Payment Date"), beginning October 27, 1997.

    One or more elections will be made to treat the Trust as one or more "real estate mortgage investment conduits" ("REMICs") for federal income tax purposes. As described more fully herein, each class of Class A Certificates will constitute a "regular interest" in a REMIC. See "Material Federal Income Tax Consequences" in the Prospectus.

    There is no secondary market for the Class A Certificates prior to the offering thereof and the Class A Certificates will not be listed on any national securities exchange. There can be no assurance that a secondary market for the Class A Certificates will develop, or if one does develop, that it will offer sufficient liquidity of investment or will continue. Morgan Stanley & Co. Incorporated and Prudential Securities Incorporated (the "Underwriters") intend, but are not obligated, to make a market in the Class A Certificates.
                           -----------------------

    The Class A Certificates offered by this Prospectus Supplement constitute a separate series of Certificates being offered by the Sponsor pursuant to its Prospectus dated June 3, 1997 of which this Prospectus Supplement is a part and that accompanies this Prospectus Supplement. The Prospectus contains important information regarding this offering that is not contained herein, and prospective investors are urged to read the Prospectus and this Prospectus Supplement in full. Sales of Class A Certificates may not be consummated unless the prospective investor has received both this Prospectus Supplement and the Prospectus.

    Reference is made to the Index of Principal Terms herein for the location in this Prospectus Supplement of the definitions of certain capitalized terms used herein, and reference is also made to the Index of Principal Definitions in the Prospectus for the location in the Prospectus of the definitions of certain capitalized terms used but not otherwise defined herein.

    UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE MARKET PRICE OF THE CLASS A CERTIFICATES, INCLUDING PURCHASES OF THE CLASS A CERTIFICATES TO STABILIZE ITS MARKET PRICE AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" IN THIS PROSPECTUS SUPPLEMENT.

    THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                             AVAILABLE INFORMATION

    The Sponsor has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Class A Certificates offered pursuant to the Prospectus dated June 3, 1997 and this Prospectus Supplement. For further information, reference is made to the Registration Statement and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; Seven World Trade Center, 13th Floor, New York, New York 10048; and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov).

                         REPORTS TO CERTIFICATE HOLDERS

    So long as any Class A Certificate is in book-entry form, monthly and annual reports concerning the Certificates and the Trust will be sent by the Trustee to Cede & Co., as the nominee of DTC and as the registered holder of the Class A Certificates pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to Beneficial Owners in accordance with its procedures. See "Risk Factors," "Description of the Securities -- Form of Securities" and "-- Reports to Securityholders" in the Prospectus. To the extent required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Trust will provide financial information to the Owners of any Class A Certificate which has been examined and reported upon, with an opinion expressed by, an independent public accountant; to the extent not so required, such financial information will be unaudited. The Sponsor has determined that the financial statements of no entity other than the Certificate Insurer are material to the offering made hereby. The Trust will be formed to own the Mortgage Loans and to issue the Certificates. The Trust will have no assets or obligations prior to issuance of the Certificates and will engage in no activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement.

                               TABLE OF CONTENTS


                   Caption                                                                  Page
---------------------------------------------                                              -------
SUMMARY OF PROSPECTUS SUPPLEMENT......................................................       S-3

RISK FACTORS..........................................................................       S-17

SPONSOR'S MORTGAGE LOAN PROGRAM.......................................................       S-19
  Delinquency, Foreclosure and Loss Experience........................................       S-19

THE MORTGAGE LOAN GROUPS..............................................................       S-21
  General.............................................................................       S-21
  Difference Between Statistic Calculation Date
    Mortgage Loan Groups and Closing Date
    Mortgage Loan Groups..............................................................       S-22
  Fixed Rate Group....................................................................       S-22
  Adjustable Rate Group...............................................................       S-28
  Interests Payments on the Mortgage Loans............................................       S-37

PREPAYMENT AND YIELD
CONSIDERATIONS........................................................................       S-37
  Projected Prepayments and Yields for Class A
    Certificates......................................................................       S-37
  Payment Delay Feature of Class A-1 Certificates,
    Class A-2 Certificates, Class A-3 Certificates and
    Class A-4 Certificates............................................................       S-47

USE OF PROCEEDS.......................................................................       S-47

THE SPONSOR, THE SERVICER AND SUB-SERVICERS...........................................       S-47

THE ORIGINATORS.......................................................................       S-49

DESCRIPTION OF THE CERTIFICATES.......................................................       S-50
  General.............................................................................       S-50
  Payment Dates and Distributions.....................................................       S-50
  Book Entry Registration of the Class A Certificates.................................       S-51
  Distributions.......................................................................       S-54
  Subordination of Class B Certificates...............................................       S-54
  Cross-collateralization Provisions..................................................       S-55
  Overcollateralization and the Certificate Insurance Policy..........................       S-57
  Credit Enhancement Does Not Apply
    to Prepayment Risk................................................................       S-57
  Class A Distributions and Insured Payments
    to the Owners of the Class A Certificates.........................................       S-58
  Flow of Funds.......................................................................       S-58
  Certain Activities..................................................................       S-60

THE CERTIFICATE INSURANCE POLICY......................................................       S-60

THE CERTIFICATE INSURER...............................................................       S-61
  General.............................................................................       S-61
  Capitalization......................................................................       S-63

                   Caption                                                                  Page
---------------------------------------------                                              -------
THE POOLING AND SERVICING AGREEMENT...................................................       S-63
  Formation of the Trust..............................................................       S-64
  Sale of Mortgage Loans..............................................................       S-64
  Governing Law.......................................................................       S-65
  Termination of the Trust............................................................       S-65
  Optional Termination................................................................       S-65

MATERIAL FEDERAL INCOME TAX CONSEQUENCES..............................................       S-66
  REMIC Elections.....................................................................       S-66
  Class A-5 Certificates..............................................................       S-66

ERISA CONSIDERATIONS..................................................................       S-67

RATINGS...............................................................................       S-69

LEGAL INVESTMENT CONSIDERATIONS.......................................................       S-69

UNDERWRITING..........................................................................       S-69

EXPERTS...............................................................................       S-70

CERTAIN LEGAL MATTERS.................................................................       S-70

INDEX OF PRINCIPAL TERMS..............................................................       S-71

ANNEX I...............................................................................       I-1

APPENDIX A............................................................................       A-1

APPENDIX B............................................................................       B-1


                        SUMMARY OF PROSPECTUS SUPPLEMENT

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus.

Issuer...............................          EquiVantage Home Equity Loan Trust 1997-3.

Securities Offered...................          The Class A-1 Fixed Rate Certificates (the
                                               "Class A-1 Certificates"), the Class A-2
                                               Fixed Rate Certificates (the "Class A-2
                                               Certificates"), the Class A-3 Fixed Rate
                                               Certificates (the "Class A-3 Certificates"),
                                               the Class A-4 Fixed Rate Certificates (the
                                               "Class A-4 Certificates") and the Class A-5
                                               Adjustable Rate Certificates (the "Class A-5
                                               Certificates," together with the Class A-1
                                               Certificates, the Class A-2 Certificates, the
                                               Class A-3 Certificates and the Class A-4
                                               Certificates, the "Class A Certificates").

Sponsor..............................          EquiVantage Acceptance Corp., a Delaware
                                               corporation (the "Sponsor"). The Sponsor's
                                               principal office is located at 13111
                                               Northwest Freeway, Suite 301, Houston, Texas
                                               77040, and its phone number is (713)
                                               895-1957.

Servicer.............................          EquiVantage Inc., a Delaware corporation (in
                                               such capacity, the "Servicer"). The
                                               Servicer's principal office is located at
                                               13111 Northwest Freeway, Suite 300, Houston,
                                               Texas 77040. Its telephone number is (713)
                                               895-1900.

                                               The Servicer may appoint one or more
                                               mortgage servicing institutions (each, a
                                               "Sub-Servicer"), which may be affiliates
                                               of the Servicer, to service and administer
                                               certain Mortgage Loans on behalf of the
                                               Servicer. See "The Sponsor, the Servicer
                                               and Sub-Servicers" herein and "Mortgage
                                               Loan Program -- Sub-Servicing" in the
                                               Prospectus.

Trustee..............................          Norwest Bank Minnesota, National Association
                                               (the "Trustee").

Originators..........................          The Mortgage Loans to be acquired by the
                                               Trust from the Sponsor will be acquired by
                                               the Sponsor from EquiVantage Inc., which has
                                               heretofore originated the Mortgage Loans or
                                               acquired the Mortgage Loans from certain
                                               unaffiliated originators (the "Originators").
                                               See "Mortgage Loan Program" in the
                                               Prospectus.

Cut-off Date.........................          The close of business on September 1, 1997
                                               (the "Cut-off Date").

Closing Date.........................          On or about September 26, 1997 (the "Closing
                                               Date").

Description of the Certificates......          The Home Equity Loan Asset-Backed
                                               Certificates, Series 1997-3 (the
                                               "Certificates"), will consist of the Class
                                               A-1 Certificates, the Class A-2 Certificates,
                                               the Class A-3 Certificates, the Class A-4
                                               Certificates, the Class A-5 Certificates, a
                                               subordinate class of certificates (the "Class
                                               B Certificates") and one or more classes of
                                               Residual Certificates


                                               (the "Class R Certificates"). Only the
                                               Class A Certificates are offered hereby.

                                               The Certificates will represent undivided
                                               beneficial ownership interests in the Trust
                                               to be created pursuant to a pooling and
                                               servicing agreement (the "Pooling and
                                               Servicing Agreement") to be dated as of
                                               September 1, 1997 among the Sponsor, the
                                               Servicer and the Trustee. Only the Class A
                                               Certificates are offered hereby.

                                               The assets of the Trust will include two
                                               investment pools (each, a "Mortgage Loan
                                               Group"). Distributions on the Class A-1
                                               Certificates, Class A-2 Certificates, Class
                                               A-3 Certificates and Class A-4 Certificates
                                               will be derived primarily from amounts
                                               received, collected or recovered in respect
                                               of the Mortgage Loan Group comprised entirely
                                               of Mortgage Loans bearing fixed interest
                                               rates (the "Fixed Rate Group"). Distributions
                                               on the Class A-5 Certificates will be derived
                                               primarily from amounts received, collected or
                                               recovered in respect of the Mortgage Loan
                                               Group comprised entirely of Mortgage Loans
                                               bearing interest at rates that are subject to
                                               periodic adjustment (the "Adjustable Rate
                                               Group").

                                               The "Final Scheduled Payment Dates" for the
                                               Class A Certificates are set forth below,
                                               although it is anticipated that the actual
                                               final payment date for each class of Class A
                                               Certificates will occur significantly earlier
                                               than such Final Scheduled Payment Date. See
                                               "Prepayment and Yield Considerations" herein.

                                                                                Payment Date
                                                                                Occurring In
                                                                                ------------
                                                Class A-1 Certificates...       February 2013

                                                Class A-2 Certificates...       January 2019

                                                Class A-3 Certificates...       October 2028

                                                Class A-4 Certificates...       October 2028

                                                Class A-5 Certificates...       October 2028

                                               Each class of Class A Certificates is
                                               issuable in original principal amounts of a
                                               minimum of $1,000, except that one
                                               certificate for each class of Class A
                                               Certificates may be issued in a lesser
                                               amount.

                                               The Certificate Insurer does not directly or
                                               indirectly guarantee any specified rate of
                                               prepayments. See "Risk Factors" herein.

The Mortgage Loans...................          The statistical information presented in this
                                               Prospectus Supplement concerning the two
                                               Mortgage Loan Groups is as of the close of
                                               business on August 31, 1997 (the "Statistic
                                               Calculation Date"). The statistical
                                               information presented herein is based on the
                                               number and the principal balances of the
                                               Mortgage Loans in each

                                               Mortgage Loan Group as of such date. Some
                                               amortization of the Mortgage Loans in each
                                               Mortgage Loan Group will occur prior to
                                               the Closing Date. In addition, certain
                                               loans included as of the Statistic
                                               Calculation Date may prepay in full, or
                                               may be determined not to meet the
                                               eligibility requirements for the related
                                               final Mortgage Loan Group, and may not be
                                               included in the related final Mortgage
                                               Loan Group. As a result of the foregoing,
                                               the statistical distribution of the
                                               characteristics of the Mortgage Loans in
                                               the final Mortgage Loan Groups as of the
                                               Closing Date will vary somewhat from the
                                               statistical distribution of such
                                               characteristics as of the Statistic
                                               Calculation Date as presented in this
                                               Prospectus Supplement, although such
                                               variance will not be material.

                                               Unless otherwise noted, all statistical
                                               percentages in this Prospectus Supplement are
                                               measured by the aggregate principal balance
                                               of the Mortgage Loans of the related Mortgage
                                               Loan Group as of the Statistic Calculation
                                               Date.

General..............................          The aggregate principal balance of the
                                               Mortgage Loans as of the Statistic
                                               Calculation Date is $48,247,433.71 in the
                                               case of the Fixed Rate Group and
                                               $25,222,718.50 in the case of the
                                               Adjustable Rate Group. The Sponsor expects
                                               that, as of the Closing Date, the Fixed
                                               Rate Group will represent approximately
                                               $50,000,000 in Mortgage Loans and the
                                               Adjustable Rate Group will represent
                                               approximately $25,000,00 in Mortgage
                                               Loans.
                                               Approximately 80.32% of the Mortgage
                                               Loans are home equity loans, i.e.,
                                               loans used (x) to refinance an existing
                                               mortgage loan on more favorable
                                               terms, (y) to consolidate debt or (z) to
                                               obtain cash proceeds by borrowing against
                                               the Mortgagor's equity in the related
                                               Mortgaged Property; the remaining Mortgage
                                               Loans are "purchase money" loans, the
                                               proceeds of which were used to purchase
                                               the related Mortgaged Property. The
                                               Mortgage Loans to be sold to the Trust by
                                               the Sponsor consisted, as of the Statistic
                                               Calculation Date, of 1,080 Mortgages and
                                               the related Notes on single-family homes,
                                               including investment properties (which may
                                               be condominiums, townhouses, manufactured
                                               housing units or homes in one- to
                                               four-family residences), located in 29
                                               states. The Mortgage Loans are secured by
                                               liens on real property of which, in the
                                               case of the Fixed Rate Group,
                                               approximately 94.30% by principal balance
                                               are first liens and approximately 5.70%
                                               are junior liens and, in the case of the
                                               Adjustable Rate Group, approximately
                                               99.80% by principal balance are first
                                               liens and approximately 0.20% are junior
                                               liens. The Mortgage Loans in the Trust are
                                               all closed-end mortgage loans in that the
                                               mortgagee is not required to make future
                                               advances thereunder. All of the Mortgage
                                               Loans are Actuarial Loans, as described
                                               under "The Mortgage Loan Groups --
                                               Interest Payments on the Mortgage Loans"
                                               herein.

                                               The Mortgage Loans are not insured by primary
                                               mortgage insurance policies and there is no
                                               pool insurance insuring the Mortgage Loans;
                                               however, certain distributions due to the

                                               Owners of the Class A Certificates are
                                               insured by the Certificate Insurer pursuant
                                               to the Certificate Insurance Policy. See
                                               "Credit Enhancement" in this Summary and "The
                                               Certificate Insurance Policy" and "The
                                               Certificate Insurer" herein. The Mortgage
                                               Loans are not guaranteed by the Sponsor, the
                                               Servicer, any Originator or any of their
                                               respective affiliates. The Mortgage Loans are
                                               required to be serviced by the Servicer in
                                               accordance with the terms of the Pooling and
                                               Servicing Agreement and with reasonable care,
                                               using that degree of skill and attention that
                                               the Servicer exercises with respect to
                                               comparable mortgage loans that it services
                                               for itself and others. See "Description of
                                               the Securities -- Collection and Other
                                               Servicing Procedures" in the Prospectus.

  Balloon Loans......................          As of the Statistic Calculation Date,
                                               approximately 33.51% of the Mortgage Loans in
                                               the Fixed Rate Group by aggregate principal
                                               balance (22.01% of the aggregate Loan
                                               Balances) are Balloon Loans. No Mortgage Loan
                                               in the Adjustable Rate Group is a Balloon
                                               Loan.

  Program Loans......................          As of the Statistic Calculation Date,
                                               approximately 10.28% of the Mortgage Loans in
                                               the Fixed Rate Group by aggregate principal
                                               balance (6.75% of the aggregate Loan
                                               Balances) are Program Loans. A "Program Loan"
                                               is a Mortgage Loan evidenced by a Note
                                               amended to reflect the participation of the
                                               borrower thereunder in a loan program (the
                                               "Incentive Program") created by the Sponsor
                                               to encourage timely mortgage loan payments
                                               from certain borrowers through the use of an
                                               automatic interest rate reduction mechanism,
                                               as more fully described under "Risk Factors
                                               -- Program Loans" herein. No Mortgage Loan in
                                               the Adjustable Rate Group is a Program Loan.

Original Class A-1 Certificate
 Principal Balance...................          $22,000,000.00.

Original Class A-2 Certificate
 Principal Balance...................          $13,000,000.00.

Original Class A-3 Certificate
 Principal Balance...................          $10,000,000.00.

Original Class A-4 Certificate
 Principal Balance...................           $5,000,000.00.

Original Class A-5 Certificate
 Principal Balance...................          $25,000,000.00.

Class A-1 Pass-Through Rate..........          The Class A-1 Pass-Through Rate will be 6.66%
                                               per annum.

Class A-2 Pass-Through Rate..........          The Class A-2 Pass-Through Rate will be 6.53%
                                               per annum.

Class A-3 Pass-Through Rate..........          The Class A-3 Pass-Through Rate will be equal
                                               to (x) with respect to any Payment Date that
                                               occurs prior to the Step-Up Payment Date,
                                               7.05% per annum, and (y) with respect to any
                                               Payment Date thereafter, 7.55% per annum.

Class A-4 Pass-Through Rate..........          The Class A-4 Pass-Through Rate will be equal
                                               to (x) with respect to any Payment Date that
                                               occurs prior to the Step-Up Payment Date,
                                               6.74% per annum, and (y) with respect to any
                                               Payment Date thereafter, 7.24% per annum.

Class A-5 Pass-Through Rate..........          The Class A-5 Pass-Through Rate for the
                                               initial Accrual Period will be a per annum
                                               rate equal to LIBOR plus 0.21%. The Class
                                               A-5 Pass-Through Rate for each subsequent
                                               Accrual Period will be a per annum rate
                                               equal to the lesser of (i) for each
                                               Accrual Period ending prior to the Step-Up
                                               Payment Date, LIBOR plus 0.21%, and for
                                               each Accrual Period ending thereafter,
                                               LIBOR plus 0.42% and (ii) the Available
                                               Funds Cap. "LIBOR" is the London interbank
                                               offered rate for one-month United States
                                               dollar deposits, calculated as described
                                               under "Description of the Certificates --
                                               Flow of Funds" herein, determined on the
                                               second Business Day preceding the first
                                               day of any Accrual Period as provided
                                               herein (or, in the case of the first
                                               Accrual Period, the second business day
                                               prior to the Closing Date).

                                               The "Step-Up Payment Date" is the second
                                               Payment Date which immediately follows the
                                               Clean-Up Call Date.

                                               The "Available Funds Cap" will be, with
                                               respect to any Payment Date and the Class A-5
                                               Certificates, the per annum rate equal to the
                                               percentage obtained by (I) dividing (x) the
                                               amount of interest included in monthly
                                               payments due on the Mortgage Loans in the
                                               Adjustable Rate Group during the related
                                               Remittance Period, reduced by the sum of (i)
                                               the Servicing Fee and the Trustee Fee with
                                               respect to the Mortgage Loans in the
                                               Adjustable Rate Group for such Remittance
                                               Period, (ii) the premium due to the
                                               Certificate Insurer for such Payment Date
                                               with respect to the Certificate Insurance
                                               Policy relating to the Class A-5
                                               Certificates, and (iii) in the case of each
                                               Payment Date occurring after the Payment Date
                                               in February 1998, an amount equal to
                                               one-twelfth of 0.75% multiplied by the
                                               aggregate principal balance of the Mortgage
                                               Loans in the Adjustable Rate Group as of the
                                               first day of such Remittance Period, by (y)
                                               the product of (i) the then outstanding
                                               aggregate principal balance of the Class A-5
                                               Certificates as of the first day of the
                                               Accrual Period and (ii) the actual number of
                                               days elapsed during such Accrual Period
                                               divided by 360 and (II) multiplying the
                                               result by 100. See "Description of the
                                               Certificates -- Flow of Funds" herein.

                                               The "Class A-5 Formula Pass-Through Rate" for
                                               a Payment Date is the rate determined by
                                               clause (i) of the definition of "Class A-5
                                               Pass-Through Rate" on such Payment Date.

                                               The Pooling and Servicing Agreement provides
                                               that if, on any Payment Date, the Class
                                               A-5 Pass-Through Rate is less than the
                                               Class A-5 Formula Pass-Through Rate, then
                                               the amount of any such shortfall will be
                                               payable from Net Monthly Excess Cashflow
                                               in amounts otherwise available for
                                               distribution to the Servicer or the
                                               Trustee on account of certain reimbursable
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
                                               amounts, or to the Owners of the
                                               Subordinate Certificates following the
                                               satisfaction of the overcollateralization
                                               and cross-collateralization requirements
                                               on such Payment Date, and, if not paid
                                               from such amounts on such Payment Date,
                                               will be carried forward and be due and
                                               payable to the Owners of the Class A-5
                                               Certificates on future Payment Dates and
                                               shall accrue interest at the Class A-5
                                               Formula Pass-Through Rate, until paid
                                               (such shortfall, together with such
                                               accrued interest thereon, the "Available
                                               Funds Cap Carry-Forward Amount").

                                               The Certificate Insurance Policy does not
                                               guarantee payment of any Available Funds
                                               Cap Carry-Forward Amount (or any interest
                                               thereon), nor will the ratings assigned to
                                               the Class A-5 Certificates address the
                                               likelihood of the payment of the Available
                                               Funds Cap Carry-Forward Amount. The
                                               payment of such amount will be funded only
                                               from Net Monthly Excess Cashflow. Upon the
                                               occurrence of certain trigger events, all
                                               Net Monthly Excess Cashflow may be
                                               required to be applied to increase the
                                               level of overcollateralization, leaving no
                                               amounts remaining for distributions in
                                               respect of any Available Funds Cap
                                               Carry-Forward Amount. No Available Funds
                                               Cap Carry-Forward Amount will be due to
                                               the Owners of the Class A-5 Certificates
                                               once the Class A-5 Certificate Principal
                                               Balance has been reduced to zero.

Distributions Generally..............          Distributions on the Certificates are required
                                               to be made on the twenty-fifth day of each
                                               calendar month, or if such day is not a
                                               Business Day, the next succeeding Business
                                               Day (each, a "Payment Date") commencing on
                                               October 27, 1997, to the Owners of Record.
                                               See "Description of the Certificates --
                                               General" and "-- Payment Dates and
                                               Distributions" herein. With respect to any
                                               Payment Date, the "Owners of Record" of the
                                               Class A Certificates shall be such Owners as
                                               of the last day of the calendar month
                                               immediately preceding the calendar month in
                                               which such Payment Date occurs (or with
                                               respect to the first Payment Date, such
                                               Owners as of the Closing Date), whether or
                                               not such day is a Business Day.

                                               A "Business Day" means any day that is not a
                                               Saturday, Sunday or other day on which
                                               commercial banking institutions in New York,
                                               Texas or the city in which the corporate
                                               trust office of the Trustee is located
                                               (initially, Minneapolis, Minnesota) are
                                               authorized or obligated by law or executive
                                               order to be closed.

Distributions of Interest............          For each Payment Date, the interest due with
                                               respect to the Class A-1 Certificates, the
                                               Class A-2 Certificates, the Class A-3
                                               Certificates and the Class A-4 Certificates
                                               will be the interest that has accrued thereon
                                               at the applicable Class A-1 Pass-Through
                                               Rate, Class A-2 Pass-Through Rate, Class A-3
                                               Pass-Through Rate and Class A-4 Pass-Through
                                               Rate, respectively, during the calendar month
                                               immediately preceding the calendar month in
                                               which such Payment Date occurs, and the
                                               interest due with respect to the Class A-5
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

                                               Certificates will be the interest that has
                                               accrued thereon at the applicable Class A-5
                                               Pass-Through Rate from and including the
                                               preceding Payment Date (or, in the case of
                                               the first Payment Date, from and including
                                               the Closing Date) to but excluding the
                                               current Payment Date.  Each period referred
                                               to in the prior sentence relating to the
                                               accrual of interest is the "Accrual Period"
                                               for the related class of Class A
                                               Certificates.  All calculations of interest
                                               on the Class A-1 Certificates, Class A-2
                                               Certificates, Class A-3 Certificates and
                                               Class A-4 Certificates will be made on the
                                               basis of a 360-day year assumed to consist of
                                               twelve 30-day months, and all calculations of
                                               interest on the Class A-5 Certificates will
                                               be made on the basis of the actual number of
                                               days elapsed in the related Accrual Period,
                                               divided by 360.

                                               The Pooling and Servicing Agreement defines
                                               the "Class A Interest Distribution Amount"
                                               for each class of Class A Certificates with
                                               respect to each Payment Date as being the
                                               aggregate amount of interest accrued on such
                                               class of Class A Certificates during the
                                               related Accrual Period at the related
                                               Pass-Through Rate (but in the case of the
                                               Class A-5 Certificates, not the amount of any
                                               Available Funds Cap Carry-Forward Amount or
                                               any interest thereon) relating to such class
                                               of Class A Certificates from prior periods.

Distributions of Principal...........          The Owners of each class of Class A
                                               Certificates will be entitled to receive
                                               monthly distributions of principal on each
                                               Payment Date that generally reflect
                                               unscheduled collections of principal (e.g.,
                                               prepayments) received in respect of the
                                               related Mortgage Loan Group during the
                                               related Remittance Period, and scheduled
                                               collections of principal due and collected in
                                               respect of the related Mortgage Loan Group
                                               during the related Remittance Period, in each
                                               case to the extent described in this
                                               Prospectus Supplement.  The "Remittance
                                               Period" with respect to any Payment Date is
                                               the period commencing at the opening of
                                               business on the second calendar day of the
                                               month preceding the month in which such
                                               Payment Date occurs, and ending at the close
                                               of business on the first calendar day of the
                                               month in which such Payment Date occurs.

                                               The Pooling and Servicing Agreement does not
                                               require that the amount of any loss realized
                                               on a Liquidated Mortgage Loan (a "Realized
                                               Loss") during a Remittance Period be
                                               distributed to the Owners of a class of Class
                                               A Certificates in respect of the related
                                               Mortgage Loan Group on the Payment Date that
                                               immediately follows the event of such loss.
                                               However, based on the subordination
                                               provisions of the Trust and the Certificate
                                               Insurance Policy, the Owners of each class of
                                               related Class A Certificates are entitled to
                                               receive ultimate recovery of 100% of the
                                               original Certificate Principal Balance of the
                                               related class of Class A Certificates.  With
                                               respect to any Certificate and any date, the
                                               "Certificate Principal Balance" is the
                                               original certificate principal balance of
                                               such
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                                     S-9

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

                                               Certificate reduced by all amounts
                                               distributed on such Certificate in reduction
                                               of principal on prior Payment Dates.

                                               The subordination provisions of the Trust
                                               result in acceleration of principal payments
                                               on the Class A Certificates relative to the
                                               ownership interests of the Mortgage Loans in
                                               the Trust evidenced by the Class A
                                               Certificates, which has the effect of
                                               shortening the weighted average lives of the
                                               Class A Certificates.  See "Description of
                                               the Certificates - Subordination of Class B
                                               Certificates" and "Prepayment and Yield
                                               Considerations" herein.

                                               The Pooling and Servicing Agreement generally
                                               defines the "Class A Principal Distribution
                                               Amount" for the Class A Certificates issued
                                               in respect of a Mortgage Loan Group with
                                               respect to each Payment Date as being the
                                               sum, without duplication, of all amounts
                                               received, recovered or collected on the
                                               Mortgage Loans in the related Mortgage Loan
                                               Group in respect of principal (including
                                               amounts received from the Sponsor, the
                                               Servicer or any Originator in connection with
                                               a repurchase, purchase or substitution of
                                               such Mortgage Loans or termination of the
                                               Trust) during the related Remittance Period,
                                               together with any Subordination Deficit or
                                               any Subordination Increase Amount relating to
                                               such Payment Date, and less any Subordination
                                               Reduction Amount relating to such Payment
                                               Date.  See "Description of the Certificates -
                                               Cross-collateralization Provisions" herein.

                                               In no event will the Class A Principal
                                               Distribution Amount for either Mortgage Loan
                                               Group on any Payment Date be (x) less than
                                               zero or (y) greater than the aggregate of the
                                               then outstanding principal balances of the
                                               related Class A Certificates.

                                               With respect to any Payment Date, the
                                               Certificate Insurer is obligated only to
                                               cover the aggregate of the Class A Interest
                                               Distribution Amounts for each class of Class
                                               A Certificates and any Subordination Deficit
                                               with respect to the related Mortgage Loan
                                               Group for such Payment Date.  The Certificate
                                               Insurance Policy guarantees ultimate recovery
                                               of 100% of the original Certificate Principal
                                               Balance on each class of Class A
                                               Certificates, but does not provide for
                                               current payments of Realized Losses or other
                                               shortfalls in recoveries on the Mortgage
                                               Loans in a given Mortgage Loan Group.

                                               A "Subordination Deficit" with respect to a
                                               Payment Date is the amount, if any, by which
                                               (x) the Class A Certificate Principal Balance
                                               of the Class A Certificates issued in respect
                                               of the related Mortgage Loan Group (not
                                               including any amount attributable to the
                                               Available Funds Cap Carry-Forward Amount),
                                               after taking into account all distributions
                                               of principal with respect to such
                                               Certificates to be made on such Payment Date
                                               (except for any payment to be made as to
                                               principal from the proceeds of the
                                               Certificate Insurance Policy), exceeds (y)
                                               the aggregate Loan Balances of the
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                                     S-10

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                                               Mortgage Loans in the related Mortgage Loan
                                               Group as of the close of business on the last
                                               day of the preceding Remittance Period;
                                               provided, that with respect to the Final
                                               Scheduled Payment Date for the Class A-5
                                               Certificates, the Subordination Deficit shall
                                               include, in addition to amounts calculated as
                                               described above with respect to the Class A-5
                                               Certificates and the Adjustable Rate Group,
                                               any additional amounts representing the
                                               aggregate outstanding Certificate Principal
                                               Balance of the Class A-5 Certificates plus
                                               accrued interest thereon (but not including
                                               any Available Funds Cap Carry-Forward
                                               Amount), if the Servicer has not purchased
                                               all of the outstanding Mortgage Loans in the
                                               Adjustable Rate Group as of such Payment Date
                                               in accordance with the Pooling and Servicing
                                               Agreement.

                                               With respect to the Class A Certificates
                                               issued in respect of a Mortgage Loan Group
                                               and any Payment Date, the sum of the Class A
                                               Interest Distribution Amount for such
                                               Certificates and the portion, if any, of the
                                               Class A Principal Distribution Amount to
                                               which such Class A Certificates are then
                                               entitled is the "Class A Required
                                               Distribution Amount" for such Payment Date.

                                               The actual amount distributed with respect to
                                               the Class A Certificates on any Payment Date
                                               is the "Class A Distribution Amount" for such
                                               Certificates for such Payment Date.

                                               Generally, the Class A-4 Certificates are
                                               entitled to receive payments of principal on
                                               each Payment Date in an amount equal to the
                                               product of the applicable Class A-4 Lockout
                                               Percentage and the Class A-4 Pro Rata
                                               Distribution Amount for such Payment Date
                                               until the Class A-4 Principal Amount is
                                               reduced to zero.

                                               The "Class A-4 Lockout Percentage" for each
                                               Payment Date is as follows:



                                                                                         CLASS A-4
                                              PAYMENT DATE OCCURRING IN             LOCKOUT PERCENTAGE
                                              -----------------------------------  -------------------
                                              October 1997--September 2000.......             0%
                                              October 2000--September 2002.......            45%
                                              October 2002--September 2003.......            80%
                                              October 2003--September 2004.......           100%
                                              October 2004 and thereafter........           300%

                                               The "Class A-4 Pro Rata Distribution Amount"
                                               for any Payment Date means an amount equal to
                                               the product of (i) a fraction, the numerator
                                               of which is the Class A-4 Certificate
                                               Principal Balance and the denominator of
                                               which is the aggregate of the Certificate
                                               Principal Balances of the Class A
                                               Certificates issued in respect of the Fixed
                                               Rate Group, in each case immediately prior to
                                               such Payment Date, and (ii) the portion of
                                               the Class A Principal Distribution Amount
                                               collected in respect of such Mortgage Loan
                                               Group.

                                               The Class A-1 Certificates, Class A-2
                                               Certificates and Class A-3 Certificates are
                                               "sequential pay" classes. Generally, on

                                       S-11


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


                                               each Payment Date, any portion of the Class A
                                               Principal Distribution Amount collected in
                                               respect of the Fixed Rate Group and not
                                               otherwise payable to the Class A-4
                                               Certificates will be allocated first to the
                                               Class A-1 Certificates, until the Class A-1
                                               Certificate Principal Balance has been
                                               reduced to zero, second to the Class A-2
                                               Certificates, until the Class A-2 Certificate
                                               Principal Balance has been reduced to zero,
                                               and third to the Class A-3 Certificates,
                                               until the Class A-3 Certificate Principal
                                               Balance has been reduced to zero. Thereafter,
                                               to the extent that distributions of principal
                                               described above in respect of the Class A-4
                                               Certificates have not resulted in the
                                               reduction of the Class A-4 Certificate
                                               Principal Balance to zero, any additional
                                               principal collected in respect of the Fixed
                                               Rate Group will be applied to the Class A-4
                                               Certificates until the Class A-4 Certificate
                                               Principal Balance has been reduced to zero.

                                               Generally, the Class A-5 Certificates receive
                                               payments of principal on each Payment Date in
                                               an amount equal to the portion of the Class A
                                               Principal Distribution Amount collected in
                                               respect of the Adjustable Rate Group.

                                               With respect to any Payment Date, the sum of
                                               the Class A Interest Distribution Amount for
                                               the Class A Certificates and any Subordination
                                               Deficit with respect to the related Mortgage
                                               Loan Group for such Payment Date is the "Insured
                                               Distribution Amount" for such Payment Date.

Credit Enhancement.....................        The Credit Enhancement provided for the
                                               benefit of the Owners of the Class A
                                               Certificates consists of (x) the
                                               overcollateralization and cross-
                                               collateralization mechanics which utilize the
                                               internal cash flows of the Trust and (y) the
                                               Certificate Insurance Policy.

Overcollateralization and
  Cross-collateralization..............        The subordination provisions of the Trust result
                                               in acceleration of the Class A Certificates
                                               relative to the amortization of the Mortgage
                                               Loans in the early months of the transaction
                                               and the beneficial interests in the Trust
                                               evidenced thereby. The accelerated
                                               amortization is achieved by applying the
                                               interest received during the related
                                               Remittance Period on the Mortgage Loans
                                               included in the related Mortgage Loan Group
                                               in excess of that required to cover the Class
                                               A Interest Distribution Amount for the
                                               related Class A Certificates on the
                                               applicable Payment Date to the reduction of
                                               the Certificate Principal Balance of such
                                               Class A Certificates on the related Payment
                                               Date. This acceleration feature is intended,
                                               with respect to each Mortgage Loan Group, to
                                               result in overcollateralization in that the
                                               aggregate principal balances of the Mortgage
                                               Loans in the related Mortgage Loan Group are
                                               expected to exceed the Certificate Principal
                                               Balances of the related Class A Certificates.
                                               Once the required level of
                                               overcollateralization is reached, and subject
                                               to the provisions described in the next
                                               paragraph, the acceleration feature will
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                                       S-12

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                                               cease, unless necessary to maintain the
                                               required level of overcollateralization.

                                               Subject to certain floors, caps and triggers,
                                               the required level of overcollateralization
                                               with respect to a Mortgage Loan Group may
                                               increase or decrease over time. An increase
                                               would result in a temporary period of
                                               accelerated amortization of the related Class
                                               A Certificates to increase the actual level
                                               of overcollateralization to its required
                                               level; a decrease would result in a temporary
                                               period of decelerated amortization of the
                                               related Class A Certificates to reduce the
                                               actual level of overcollateralization to its
                                               required level.

                                               In addition to the foregoing, the Pooling and
                                               Servicing Agreement provides that such excess
                                               interest, together with certain other excess
                                               amounts, generated by one Mortgage Loan Group may
                                               be used to fund shortfalls in Available Funds in
                                               the other Mortgage Loan Group, subject to certain
                                               prior requirements of such Mortgage Loan Group.

                                               See "Description of the Certificates --
                                               Overcollateralization and the Certificate
                                               Insurance Policy" and "--
                                               Cross-collateralization Provisions" herein.

The Certificate Insurance Policy.......        The Sponsor will obtain the Certificate
                                               Insurance Policy (the "Certificate Insurance
                                               Policy"), which is non-cancelable, in favor
                                               of the Trustee on behalf of the Owners of the
                                               Class A Certificates. On each Payment Date,
                                               the Certificate Insurer will be required to
                                               make available to the Trustee the amount, if
                                               any, by which the Insured Distribution Amount
                                               for each class of Class A Certificates
                                               exceeds the related Available Funds as of
                                               such Payment Date. The Certificate Insurance
                                               Policy does not guarantee to the Owners of
                                               the Class A Certificates any specified rate
                                               of Prepayments, nor does the Certificate
                                               Insurance Policy insure the payment of any
                                               Available Funds Cap Carry-Forward Amount. A
                                               payment by the Certificate Insurer under the
                                               Certificate Insurance Policy is referred to
                                               herein as an "Insured Payment." See "The
                                               Certificate Insurance Policy" and "The
                                               Certificate Insurer" herein and "Description
                                               of Credit Enhancement -- Financial Guaranty
                                               Insurance Policies" in the Prospectus.

                                               The Trustee or paying agent will (i) receive
                                               as attorney-in-fact of each Owner of each
                                               class of Class A Certificates any Insured
                                               Payment from the Certificate Insurer and (ii)
                                               disburse the same to each Owner of each class
                                               of Class A Certificates in accordance with
                                               the Pooling and Servicing Agreement. The
                                               Pooling and Servicing Agreement will provide
                                               that to the extent the Certificate Insurer
                                               makes Insured Payments, either directly or
                                               indirectly (as by paying through the Trustee
                                               or a paying agent), to the Owners of the
                                               Class A Certificates, the Certificate Insurer
                                               will be subrogated to the rights of such
                                               Owners of such Class A Certificates with
                                               respect to such Insured Payments. The
                                               Certificate Insurer will receive
                                               reimbursement for such Insured Payment, but
                                               only from the
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                                       S-13

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

                                               sources and in the manner provided in the Pooling
                                               and Servicing Agreement. Such subrogation and
                                               reimbursement will have no effect on the Certificate
                                               Insurer's obligations under the Certificate
                                               Insurance Policy.

Certificate Insurer....................        Financial Guaranty Insurance Company, a New
                                               York stock insurance company, and any
                                               successor thereto (the "Certificate
                                               Insurer").

Delinquency Advances and
  Compensating Interest................        The Servicer will be obligated to make Delinquency
                                               Advances to the extent that such Delinquency Advances,
                                               in the Servicer's reasonable judgment, are recoverable
                                               from the related Mortgage Loan. Delinquency Advances
                                               may be funded by the Servicer from amounts held
                                               for future distributions on the Mortgage Loans
                                               generally and are reimbursable from (i) future
                                               collections on the Mortgage Loan that gave rise to
                                               the Delinquency Advance, (ii) Liquidation Proceeds
                                               for such Mortgage Loan and (iii) certain excess moneys
                                               that would otherwise be paid to the owners of the
                                               Subordinate Certificates (the "Subordinate Certificate
                                               Owners").

                                               In addition, the Servicer will also be
                                               required to deposit in the Principal and
                                               Interest Account the Compensating Interest
                                               with respect to any full or partial
                                               Prepayment received on a Mortgage Loan during
                                               the related Remittance Period out of its own
                                               funds without any right of reimbursement therefor.
                                               The Servicer will not be required to pay Compensating
                                               Interest with respect to any Remittance Period in an
                                               amount in excess of the aggregate Base Servicing Fee
                                               received by the Servicer for such Remittance Period.

Book-Entry Registration of
  the Class A Certificates.............        The Class A Certificates will
                                               initially be issued in book-entry form.
                                               Persons acquiring beneficial ownership
                                               interests in such Class A Certificates
                                               ("Beneficial Owners") may elect to hold their
                                               interests through The Depository Trust
                                               Company ("DTC") in the United States, or
                                               Cedel Bank, societe anonyme ("Cedel") or the
                                               Euroclear System ("Euroclear") in Europe.
                                               Transfers within DTC, Cedel or Euroclear, as
                                               the case may be, will be in accordance with
                                               the usual rules and operating procedures of
                                               the relevant system. So long as the Class A
                                               Certificates are Book-Entry Certificates,
                                               such Class A Certificates will be evidenced
                                               by one or more Class A Certificates of each
                                               class registered in the name of Cede & Co.
                                               ("Cede"), as the nominee of DTC or one of the
                                               relevant depositories (collectively, the
                                               "European Depositories"). Cross-market
                                               transfers between persons holding directly or
                                               indirectly through DTC, on the one hand, and
                                               counterparties holding directly or indirectly
                                               through Cedel or Euroclear, on the other,
                                               will be effected in the DTC system through
                                               Citibank N.A. ("Citibank") or Morgan Guaranty
                                               Trust Company of New York ("Morgan"), the
                                               relevant depositories of Cedel or Euroclear,
                                               respectively, and each a participating member of

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
                                               DTC. The Class A Certificates will
                                               initially be registered in the name of Cede.
                                               The interests of the Owners of such Class A
                                               Certificates will be represented by
                                               book-entries on the records of DTC and
                                               participating members thereof. No Beneficial
                                               Owner will be entitled to receive a
                                               definitive certificate representing such
                                               person's interest, except in the event that
                                               Definitive Certificates are issued under the
                                               limited circumstances described herein. All
                                               references in this Prospectus Supplement to
                                               any Class A Certificates reflect the rights
                                               of Beneficial Owners only as such rights may
                                               be exercised through DTC and its
                                               participating organizations for so long as
                                               such Class A Certificates are held by DTC.
                                               See "Description of the Certificates -- Book
                                               Entry Registration of the Class A
                                               Certificates" herein, Annex I to this
                                               Prospectus Supplement and "Description of the
                                               Securities -- Form of Securities" in the
                                               Prospectus.

Monthly Servicing Fee..................        The Servicer will retain a "Base Servicing
                                               Fee" per Mortgage Loan equal to 0.50% per
                                               annum (0.75% per annum if the related
                                               Mortgage is in a junior lien position),
                                               payable monthly at one-twelfth of the accrual
                                               rate. To the extent that EquiVantage Inc.
                                               serves as Servicer with respect to Mortgage
                                               Loans, if any, sub-serviced by Originators,
                                               if any, it may retain a portion of such Base
                                               Servicing Fee with respect to such Mortgage
                                               Loans, and any such Sub-Servicer will receive
                                               a portion of such Base Servicing Fee as a
                                               Sub-Servicing Fee with respect to such
                                               Mortgage Loans (such amounts retained by the
                                               Servicer, including any Base Servicing Fee,
                                               the "Servicing Fee").

Trustee Fee............................        The Trustee will receive a "Trustee Fee"
                                               equal to one-twelfth of the product of 0.025%
                                               and the outstanding principal amount of the
                                               Class A Certificates.

Subordination of Class B Certificates..        The Class B Certificates are subordinated to
                                               the Class A Certificates. Such subordination
                                               is intended to enhance the likelihood that
                                               the Owners of the Class A Certificates will
                                               receive full and timely receipt of all
                                               amounts due to them. See "Description of the
                                               Certificates -- Subordination of Class B
                                               Certificates" herein.

Optional Termination...................        The Owners of the Residual Certificates and
                                               the Servicer, acting directly or through a
                                               permitted designee, each will have the right
                                               to purchase from the Trust all the Mortgage
                                               Loans then held by the Trust, at a price
                                               generally equal to the aggregate Loan
                                               Balances of the Mortgage Loans, together with
                                               any unpaid accrued interest thereon, on any
                                               Remittance Date on or after the Remittance
                                               Date on which the then outstanding aggregate
                                               Loan Balances of the Mortgage Loans in the
                                               Trust has declined to 10% or less of the
                                               aggregate principal balance of the Mortgage
                                               Loans as of the Cut-off Date. The first such
                                               Remittance Date on which such option may be
                                               exercised is the "Clean-Up Call Date". The
                                               right of the Residual Certificate Owners to
                                               exercise such optional purchase right is
                                               superior to such right of the Servicer; the

                                               Servicer's right may only be exercised if the
                                               Residual Certificate Owners decline to do so.
                                               In addition, the Servicer has the option to
                                               purchase from the Trust any Mortgage Loan
                                               that is in default. See "The Pooling and
                                               Servicing Agreement -- Optional Termination"
                                               herein.

Ratings................................        It is a condition of the original issuance of
                                               the Class A Certificates that each class of
                                               Class A Certificates receives ratings of
                                               "AAA" by Standard & Poor's Ratings Group, a
                                               division of The McGraw-Hill Companies, Inc.
                                               ("S&P"), and "Aaa" by Moody's Investors
                                               Service, Inc. ("Moody's"). A security rating
                                               is not a recommendation to buy, sell or hold
                                               securities and may be subject to revision or
                                               withdrawal at any time by the assigning
                                               entity. The ratings assigned to the Class A-5
                                               Certificates do not address the likelihood of
                                               the payment of the "Available Funds Cap
                                               Carry-Forward Amount." See "Prepayment and
                                               Yield Considerations" and "Ratings" herein
                                               and "Yield Considerations" in the Prospectus.

Federal Tax Aspects....................        For federal income tax purposes, an election
                                               will be made to treat the Trust as one or
                                               more REMICs. Each class of Class A
                                               Certificates will be designated as a "regular
                                               interest" in a REMIC and each Class A
                                               Certificate will be treated as a debt
                                               instrument of the Trust for federal income
                                               tax purposes. In addition, for federal income
                                               tax purposes, the Class A-5 Certificates will
                                               represent an undivided beneficial ownership
                                               interest in an interest rate cap contract. A
                                               class of Class R Certificates will be
                                               designated as the "residual interest" with
                                               respect to each REMIC election made by the
                                               Trust. Any other classes of Subordinate
                                               Certificates that may be issued will be
                                               designated as "regular interests." See
                                               "Material Federal Income Tax Consequences"
                                               herein and "Material Federal Income Tax
                                               Consequences" in the Prospectus.

ERISA Considerations...................        As described under "ERISA Considerations"
                                               herein, the Class A Certificates may be
                                               purchased by employee benefit plans that are
                                               subject to ERISA, as amended, provided that
                                               certain conditions are satisfied. See "ERISA
                                               Considerations" herein and in the Prospectus.

Legal Investment Considerations........        The Class A Certificates will not constitute
                                               "mortgage related securities" for purposes of
                                               SMMEA. See "Legal Investment Considerations"
                                               herein and "Legal Investment Matters --
                                               SMMEA" in the Prospectus.

Risk Factors...........................        For a discussion of certain factors that
                                               should be considered by prospective investors
                                               in the Class A Certificates, see "Risk
                                               Factors" herein and in the Prospectus.

                                  RISK FACTORS

    Prospective investors in the Class A Certificates should consider the following risk factors (as well as the factors set forth under "Risk Factors" in the Prospectus) in connection with the purchase of the Class A Certificates.

    Nature of Security. The total amount of a loan generally includes origination fees, credit life insurance premium, if any, prepaid interest and other closing costs.

    The "Loan-to-Value Ratio" or "LTV" of a Mortgage Loan at any given time is, with respect to any first lien refinance Mortgage Loans, the percentage equal to the original balance of the related Mortgage Loan divided by the appraised value of the related Mortgaged Property (which may be subject to a downward adjustment by the underwriter of such Mortgage Loan). With respect to any Junior Lien Loans, the Combined-Loan-to-Value Ratio ("CLTV") is the percentage determined by dividing (x) the sum of the original principal balance of such Mortgage Loan plus the then current principal balance of all mortgage loans secured by liens on the related Mortgaged Property having priorities senior to that of the lien that secures such Mortgage Loan, if any, by (y) the value of the related Mortgaged Property, based upon the lesser of the appraisal (which may be subject to a downward adjustment by the underwriter) or purchase price valuation made at the time of origination of the Mortgage Loan (such value, the "Property Value"). In the case of a first lien purchase money Mortgage Loan, the lesser of (a) the appraised value (which may be subject to a downward adjustment by the underwriter) or (b) the purchase price generally is used to establish the Property Value. The Sponsor's underwriting guidelines generally provide for a maximum LTV at origination of 90% for owner-occupied properties and a maximum LTV at origination for non-owner occupied homes of 85%.

    Information is provided under "The Mortgage Loan Groups -- General" herein with respect to the LTVs and CLTVs of the Mortgage Loans as of the Statistic Calculation Date. As discussed in the Prospectus under "Risk Factors," the value of the underlying Mortgaged Properties could have been adversely affected by a number of factors since the respective dates of origination. As a result, there can be no assurance that the LTVs or CLTVs of the Mortgage Loans determined as of a date subsequent to the origination date will be the same or lower than the LTVs or CLTVs for the Mortgage Loans determined as of the origination date.

    Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delay could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of such proceeds by the Trust could occur. Further, the Servicer will be entitled to deduct from liquidation proceeds received in respect of a fully liquidated Mortgage Loan all expenses incurred in attempting to recover amounts due on such Mortgage Loan and not yet repaid, including payments to senior mortgagees, if any, legal fees, real estate taxes, interest advances and maintenance and preservation expenses, thereby reducing any collections.

    Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller mortgage loan than would be the case with a larger loan.

    Investor-owned properties (determined solely on the basis of statements made by the borrowers at the time of origination of the related Mortgage Loan) represent, as a percentage of the aggregate principal balance of the Mortgage Loans as of the Statistic Calculation Date, approximately 6.17% of the Mortgage Loans in the Fixed Rate Group and approximately 3.58% of the Mortgage Loans in the Adjustable Rate Group. It is possible that the rate of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties could be higher than for loans secured by the borrower's residence.

    Geographic Concentration of Mortgage Loans. Approximately 79.66% of the aggregate Loan Balances, as of the Statistic Calculation Date, represent Mortgage Loans in the Fixed Rate Group relating to Mortgaged

Properties located in eight states: Tennessee (15.80%); Ohio (13.77%); South Carolina (12.88%); Florida (8.32%); North Carolina (8.04%); Illinois (7.77%); Georgia (7.42%); and Indiana (5.66%). Approximately 77.09% of the aggregate Loan Balances, as of the Statistic Calculation Date, represent Mortgage Loans in the Adjustable Rate Group relating to Mortgaged Properties located in seven states: Michigan (22.48%); Ohio (18.64%); Maryland (11.06%); Florida (7.15%); California (6.43%); Illinois (5.95%); and Tennessee (5.38%).

    Concentration of Balloon Loans. As of the Statistic Calculation Date, approximately 33.51% of the Mortgage Loans in the Fixed Rate Group by aggregate principal balance (22.01% of the aggregate Loan Balances) are Balloon Loans. No Mortgage Loan in the Adjustable Rate Group is a Balloon Loan. Each Mortgage Loan that is a Balloon Loan has its "balloon" payment due not less than 15 years after the origination date of such Balloon Loan. See "Risk Factors -- Risks Related to the Mortgage Loans -- Decline in Property Values and Non-Standard Loan Terms -- Risk of Losses Associated with Balloon Loans" in the Prospectus.

    Program Loans. As of the Statistic Calculation Date, approximately 10.28% of the Mortgage Loans in the Fixed Rate Group by aggregate principal balance (6.75% of the aggregate Loan Balances) are Program Loans originated under the Sponsor's Incentive Program. No Mortgage Loan in the Adjustable Rate Group is a Program Loan. Borrowers that qualify under the Incentive Program and make each of the first twelve payments on the related Mortgage Loan in full prior to the due date for the next succeeding payment are automatically entitled to a reduction (i) effective on the first anniversary date of the related Note, of the related Mortgage Rate by 0.50% for the remaining term of such Mortgage Loan, and (ii) effective on the thirteenth payment due date, of the loan payment amount to an amount sufficient to repay the unpaid principal balance over the remaining term of such Mortgage Loan at the new Mortgage Rate. Correspondingly, such borrower is also entitled, on each of the second and third anniversary dates of the related Note, to a reduction of an additional 0.50% in the related Mortgage Rate provided such borrower was eligible for a rate reduction on the previous anniversary date of the related Note and has made timely mortgage loan payments in full in respect of the previous twelve payment dates. The maximum reduction under the Sponsor's Incentive Program to which a Note may be subject is 1.50%. To the extent that Mortgagors under Program Loans qualify for any reductions in the Mortgage Rate on such Program Loans, the Total Monthly Excess Spread for the related Mortgage Loan Group will be less than would have been the case in the absence of any reduction in such Mortgage Rate, which may have an affect on the weighted average lives of the related class of Class A Certificates.

    Effect of Mortgage Loan Yield on Class A-5 Pass-Through Rate. Subject to the Available Funds Cap, the Class A-5 Pass-Through Rate is based upon the value of an index (LIBOR) that is different from the value of the indices applicable to the Mortgage Loans in the Adjustable Rate Group (which indices are generally determined by reference to either the London interbank offered rate for six-month United States dollar deposits ("six-month LIBOR") or the rate of United States Treasury securities adjusted to a constant maturity of one year, as made available by the Federal Reserve Board (the "one-year CMT index")), as described under "The Mortgage Loan Groups -- Adjustable Rate Group" herein. In addition, the Adjustable Rate Group Mortgage Loans have different rate determination dates, rate adjustment dates and rate caps and floors. Consequently, the Class A-5 Pass-Through Rate for any Payment Date may not equal the Class A-5 Formula Pass-Through Rate for such Payment Date. In particular, the Class A-5 Pass-Through Rate adjusts monthly, while the interest rates of the Mortgage Loans in the Adjustable Rate Group adjust less frequently, with the result that the Class A-5 Pass-Through Rate may be lower than the Class A-5 Formula Pass-Through Rate for extended periods in a rising interest rate environment. As of the Statistic Calculation Date, approximately 61.98% of the Mortgage Loans included in the Adjustable Rate Group have initial Mortgage Rates and payments that will remain fixed for 24 months or more from the date of origination thereof before such Mortgage Loans become subject to adjustment. The inclusion of such Mortgage Loans in the Adjustable Rate Group may increase the likelihood that the Class A-5 Pass-Through Rate will be determined based on the Available Funds Cap rather than on the basis of LIBOR plus 0.21% if LIBOR increases appreciably prior to the time that such Mortgage Loans have reached their respective dates of first adjustment. In addition, LIBOR and the indices applicable to such Mortgage Loans may respond to different economic and market factors, and there is no necessary correspondence between them. Thus it is possible, for example, that LIBOR may rise during a period in which one or more of such indices are stable or are falling or that, even if both LIBOR and such indices rise during the same period, LIBOR may rise much more rapidly than such indices. In addition, the Adjustable Rate

Group Mortgage Loans are generally subject to periodic rate caps of 1.50% per semi-annual adjustment period and to specified lifetime rate caps and, in some instances, lifetime rate floors.

    Condition of Mortgaged Properties. With respect to each Mortgage Loan, EquiVantage Inc. will represent and warrant in the Master Transfer Agreements that, to the best of its knowledge, as of the Cut-off Date the related Mortgaged Property is free of material damage and is in good repair. In the event a breach of such representation and warranty materially and adversely affects the interest of the Owners of the Certificates or the Certificate Insurer (notwithstanding that such representation and warranty was made to the best of EquiVantage Inc.'s knowledge), such breach is not cured within the time limits specified in the Master Transfer Agreements, EquiVantage Inc. will substitute another mortgage loan for such Mortgage Loan in accordance with the terms of the Master Transfer Agreements or, if unable to do so, repurchase such Mortgage Loan. In the event EquiVantage Inc. is unable to effect a substitution and instead repurchases such Mortgage Loan, the rate of principal payments on the Mortgage Loans in the related Mortgage Loan Group will increase, affecting the yield on the related Certificates. See "Prepayment and Yield Considerations" herein.

                        SPONSOR'S MORTGAGE LOAN PROGRAM

    The Mortgage Loan Groups include loans that were either originated directly or indirectly by the Sponsor or purchased by the Sponsor from others on a loan-by-loan basis or in bulk acquisitions of loan portfolios.

    Approximately 96.83% of the aggregate Loan Balances, as of the Statistic Calculation Date, represent Mortgage Loans in the Fixed Rate Group and approximately 72.25% of the aggregate Loan Balances, as of the Statistic Calculation Date, represent Mortgage Loans in the Adjustable Rate Group that were originated by the Sponsor directly, indirectly or through Unaffiliated Originators in accordance with the Sponsor's guidelines. See "Mortgage Loan Program -- The Sponsor's Underwriting Process" in the Prospectus. The balance of the Mortgage Loans in the Fixed Rate Group and the Adjustable Rate Group have been acquired by the Sponsor from Unaffiliated Originators in Bulk Acquisitions. All of the Mortgage Loans that were acquired in Bulk Acquisitions have been reunderwritten by the Sponsor through a review of the related mortgage loan files and reclassified in accordance with the Sponsor's guidelines. See "Mortgage Loan Program -- Bulk Guidelines" in the Prospectus.

    Until August 1, 1997, all mortgage loans originated or acquired by the Sponsor indirectly through EquiVantage Inc. (the "Sponsor's Portfolio") were being sub-serviced by Transworld Mortgage Corporation, a Texas corporation ("Transworld"), an affiliate of the Sponsor and the Servicer. As further described in "The Sponsor, the Servicer and Sub-Servicers" herein, the Servicer now services the Sponsor's Portfolio directly.

Delinquency, Foreclosure and Loss Experience

    The following table sets forth information relating to the delinquency and foreclosure experience for the Sponsor's Portfolio for the periods indicated.

    DELINQUENCY EXPERIENCE OF THE SPONSOR'S PORTFOLIO OF MORTGAGE LOANS(1)

                                                                                                        AS OF
                                                                                                      AUGUST 31,
                                                                                                         1997
                                                                                                    --------------
Number of mortgage loans..........................................................................          9,192
Dollar amount of mortgage loans...................................................................   $556,140,874

Delinquency Period:
30-59 Days
  % of number of loans(2).........................................................................           2.90%
  % of dollar amount of loans(3)..................................................................           2.83%
60-89 Days
  % of number of loans(2).........................................................................           0.94%
  % of dollar amount of loans(3)..................................................................           0.91%
90 Days and over
  % of number of loans(2).........................................................................           2.57%
  % of dollar amount of loans(3)..................................................................           2.54%
Foreclosed Properties
  % of number of loans(2).........................................................................           0.98%
  % of dollar amount of loans(3)..................................................................           0.92%

------------------------

(1) The mortgage loans comprising the Sponsor's Portfolio were originated beginning in August 1993 and acquired by the Sponsor beginning in May 1994.
(2) The number of delinquent or foreclosed mortgage loans as a percentage of the total "number of mortgage loans" as of the date indicated. A loan is considered delinquent if a payment is not made on the same day in the month following the due date. For example, a loan with an unpaid August 1st installment would be considered delinquent if the payment were not received by the close of business on September 1st. Such loan would be shown as current in the August month-end delinquency report and as 30 days' delinquent in the September month-end delinquency report.
(3) The dollar amount of delinquent or foreclosed mortgage loans as a percentage of the total "dollar amount of mortgage loans" as of the date indicated.

    The Sponsor's gross and net losses on mortgage loans (i) during the six-month period ended June 30, 1997, were 0.08% of the Sponsor's average portfolio unpaid principal balance of $496,321,828; (ii) during the twelve-month period ended December 31, 1996, were 0.07% of the Sponsor's average portfolio unpaid principal balance of $308,289,602; and (iii) during the twelve-month period ended December 31, 1995, were 0.07% of the Sponsor's average portfolio unpaid principal balance of $85,713,227. All such losses occurred during the period that Transworld sub-serviced the mortgage loans in the Sponsor's Portfolio. The Sponsor had no mortgage loan losses prior to 1995.

    While the above delinquency and loan loss experience represents the recent experience of the Sponsor's portfolio, there can be no assurance that the future delinquency and loan loss experience on the Mortgage Loans included in the Mortgage Loan Groups will be similar. The Sponsor can neither quantify the impact of any recent property value declines on the Mortgaged Properties securing any of the Mortgage Loans nor predict whether, to what extent or how long such declines may continue. In a period of such decline, the rates of delinquencies, foreclosures and losses on the Mortgage Loans could be higher than those heretofore experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the rates of delinquencies, foreclosures and losses and, accordingly, the timely payment of scheduled payments of principal and interest on the Mortgage Loans.

    The Originators will represent that not more than 2.0% of the Mortgage Loans (by aggregate principal balance as of the Cut-off Date) were originated pursuant to a "no-income verification" program.

                           THE MORTGAGE LOAN GROUPS

General

    Approximately 80.32% of the Mortgage Loans are home equity loans, i.e., loans used (x) to refinance an existing mortgage loan on more favorable terms,
(y) to consolidate debt or (z) to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property. The remaining Mortgage Loans are "purchase money" loans, the proceeds of which were used to purchase the related Mortgaged Property.

    The Mortgage Loan Groups contained, as of the Statistic Calculation Date, 1,080 loans to be sold by the Sponsor to the Trust evidenced by promissory notes (the "Notes") secured by Mortgages on the Mortgaged Properties, which are located in 29 states. The Mortgaged Properties securing the Mortgage Loans consist primarily of single-family residences (each of which may be detached, a rowhouse or townhouse, part of a two- to four-family dwelling, a condominium unit or a unit in a planned unit development ("PUD")). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties. Approximately 94.30% of the Mortgage Loans in the Fixed Rate Group are secured by first lien mortgages or deeds of trust on the related Mortgaged Properties and approximately 5.70% of the Mortgage Loans in the Fixed Rate Group are secured by junior liens on the related Mortgaged Properties. Approximately 99.80% of the Mortgage Loans in the Adjustable Rate Group are secured by first lien mortgages or deeds of trust on the related Mortgaged Properties and 0.20% of the Mortgage Loans in the Adjustable Rate Group are secured by junior liens on the related Mortgaged Properties.

    As of the Statistic Calculation Date, no Mortgage Loan had a remaining term to maturity greater than 30 years and not more than 0.15% of the Mortgage Loans were more than 60 days delinquent. As of the Closing Date, no Mortgage Loan will be more than 60 days delinquent.

    Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups (the "Fixed Rate Group" and the "Adjustable Rate Group" and, each, a "Mortgage Loan Group") comprised of Mortgage Loans that bear interest at fixed rates only (except that, with respect to Program Loans included in the Fixed Rate Group, the related Mortgage Rate may be reduced by as much as 1.50% under certain circumstances described under "Risk Factors -- Program Loans" herein), in the case of the Fixed Rate Group, and Mortgage Loans that bear interest at rates subject to periodic adjustment only, in the case of the Adjustable Rate Group. As of the Statistic Calculation Date, approximately 10.28% of the Mortgage Loans in the Fixed Rate Group by aggregate principal balance (6.75% of the aggregate Loan Balances) are Program Loans that provide for reductions in the related Mortgage Rates by as much as 1.50% under certain circumstances. No Mortgage Loan in the Adjustable Rate Group is a Program Loan. See "Risk Factors--Program Loans" herein. The Class A-1, Class A-2, Class A-3 and
Class A-4 Certificates represent undivided ownership interests in all Mortgage Loans contained in the Fixed Rate Group, and the Class A-5 Certificates represent undivided ownership interests in all Mortgage Loans contained in the Adjustable Rate Group.

    The LTVs or CLTVs described herein were calculated based upon the Property Values of the related Mortgaged Properties at the time of origination. No assurance can be given that such Property Values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the Property Values decline such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any senior liens, become equal to or greater than the then current value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced in the Sponsor's Portfolio, as set forth above under "Sponsor's Mortgage Loan Program," and in the mortgage lending industry in general.

Difference Between Statistic Calculation Date Mortgage Loan Groups and Closing Date Mortgage Loan Groups

    The statistical information presented in this Prospectus Supplement is based on the Mortgage Loan Groups as of the Statistic Calculation Date. Each Mortgage Loan Group as of the Statistic Calculation Date reflects the Mortgage Loans comprised thereof, and the statistical information presented herein is based on the number and the principal balances of such Mortgage Loans as of the Statistic Calculation Date. The aggregate principal balance of the Mortgage Loans as of such date is $73,470,152.21. The Sponsor expects that, as of the Closing Date, the Fixed Rate Group will represent approximately $50,000,000 in Mortgage Loans and the Adjustable Rate Group will represent approximately $25,000,000 in Mortgage Loans. With respect to each Mortgage Loan Group as of the Statistic Calculation Date, as to which statistical information is presented herein, some amortization of the Mortgage Loans contained in such Mortgage Loan Group will occur prior to the Closing Date. Moreover, certain loans included as of the Statistic Calculation Date may prepay in full, or may be determined not to meet the eligibility requirements for the related final Mortgage Loan Group, and may not be included in the related final Mortgage Loan Group. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the final Mortgage Loan Groups will vary somewhat from the statistical distribution of such characteristics as of the Statistic Calculation Date as presented in this Prospectus Supplement, although such variance will not be material.

Fixed Rate Group

    As of the Statistic Calculation Date, the Mortgage Loans in the Fixed Rate Group consist of 816 loans secured by Mortgaged Properties located in 25 states, as set forth herein. As of the Statistic Calculation Date, the Mortgage Loans in the Fixed Rate Group had an aggregate principal balance of $48,247,433.71, the minimum principal balance of any of such Mortgage Loans was $9,625.45, the maximum principal balance thereof was $368,050.00 and the average principal balance of such Mortgage Loans was $59,126.76. The Mortgage Rates on the Mortgage Loans in the Fixed Rate Group as of the Statistic Calculation Date ranged from 8.49% to 15.45% per annum, and the weighted average Mortgage Rate of the Mortgage Loans in the Fixed Rate Group was 10.97% per annum. The original term to stated maturity of the Mortgage Loans in the Fixed Rate Group as of the Statistic Calculation Date ranged from 60 months to 360 months, the remaining term to stated maturity ranged from 57 months to 360 months, the weighted average original term to stated maturity was approximately 247 months, the weighted average remaining term to stated maturity was approximately 246 months, the weighted average seasoning was approximately one month and the weighted average CLTV was 77.88%. As of the Statistic Calculation Date, no Mortgage Loan in the Fixed Rate Group had a stated maturity later than September 15, 2027. Approximately 66.49% of the Mortgage Loans in the Fixed Rate Group by aggregate principal balance require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity dates, and 33.51% of the aggregate principal balance of the Mortgage Loans in the Fixed Rate Group are Balloon Loans.

    As of the Statistic Calculation Date, 4 Mortgage Loans with an aggregate principal balance of approximately $216,906.35 and representing approximately 0.45% of the Fixed Rate Group were secured by "blanket mortgages". A blanket mortgage is a mortgage or deed of trust that covers either more than one parcel of land, which may or may not be contiguous with the other parcels covered by the related blanket mortgage, or more than one residential dwelling on a single parcel of land. Approximately 37.57% of the Mortgage Loans in the Fixed Rate Group that are blanket mortgages are secured by investment properties of the related borrower.

                               FIXED RATE GROUP
                          GEOGRAPHIC DISTRIBUTION(1)

                                                                                              % OF AGGREGATE
                                                                   AGGREGATE PRINCIPAL           PRINCIPAL
                                                                    BALANCE AS OF THE        BALANCE AS OF THE
                                                   NUMBER OF      STATISTIC CALCULATION    STATISTIC CALCULATION
STATE                                           MORTGAGE LOANS            DATE                     DATE
----------------------------------------------  ---------------  -----------------------  -----------------------
Arkansas......................................               2      $       84,779.75                 0.18%
Colorado......................................               3             322,194.97                 0.67
Florida.......................................              69           4,014,817.99                 8.32
Georgia.......................................              54           3,579,168.37                 7.42
Iowa..........................................               8             372,636.29                 0.77
Idaho.........................................               2             165,795.00                 0.34
Illinois......................................              58           3,751,071.47                 7.77
Indiana.......................................              61           2,730,437.24                 5.66
Kansas........................................               3              93,200.71                 0.19
Kentucky......................................              22           1,819,388.76                 3.77
Louisiana.....................................              38           2,108,725.41                 4.37
Maryland......................................               9             678,504.32                 1.41
Michigan......................................              43           2,362,518.80                 4.90
Missouri......................................               1              50,037.71                 0.10
Mississippi...................................               6             358,631.86                 0.74
North Carolina................................              59           3,879,726.81                 8.04
Ohio..........................................             109           6,645,423.01                13.77
Oregon........................................               2             149,671.11                 0.31
South Carolina................................             123           6,213,288.67                12.88
Tennessee.....................................             129           7,623,135.75                15.80
Texas.........................................               4             189,779.09                 0.39
Utah..........................................               2             294,901.43                 0.61
Virginia......................................               3             116,218.29                 0.24
Washington....................................               3             493,362.55                 1.02
West Virginia.................................               3             150,018.35                 0.31
                                                ---------------  -----------------------            ------
TOTAL.........................................             816      $   48,247,433.71               100.00%
                                                ---------------  -----------------------            ------
                                                ---------------  -----------------------            ------

------------------------

(1) Geographic location generally is determined by location of the related Mortgaged Property; however, with respect to certain Mortgage Loans, geographic location is determined by Mortgagor mailing address.

                               FIXED RATE GROUP
                             DISTRIBUTION OF CLTVs

                                                                      % OF AGGREGATE
                                           AGGREGATE PRINCIPAL           PRINCIPAL
                                            BALANCE AS OF THE        BALANCE AS OF THE
     RANGE OF            NUMBER OF        STATISTIC CALCULATION    STATISTIC CALCULATION
   CLTV RATIOS        MORTGAGE LOANS              DATE                     DATE
------------------  -------------------  -----------------------  -----------------------
    10.01 to 20.00               6           $    110,678.98                  0.23%
    20.01 to 30.00               5                115,789.42                  0.24
    30.01 to 40.00              12                276,482.71                  0.57
    40.01 to 50.00              30                882,840.26                  1.83
    50.01 to 60.00              54              2,428,627.56                  5.03
    60.01 to 70.00             134              7,843,951.04                 16.26
    70.01 to 80.00             285             15,301,515.26                 31.71
    80.01 to 90.00             279             20,605,947.28                 42.71
   90.01 to 100.00               9                583,501.20                  1.21
  100.01 to 110.00               2                 98,100.00                  0.20
                               ---             -------------               --------
             TOTAL             816           $  48,247,433.7               1100.00%
                               ---             -------------               --------
                               ---             -------------               --------

                               FIXED RATE GROUP
                       DISTRIBUTION OF MORTGAGE RATES(1)

                                                                                                  % OF AGGREGATE
                                                                       AGGREGATE PRINCIPAL           PRINCIPAL
                                                                        BALANCE AS OF THE        BALANCE AS OF THE
                   RANGE OF                          NUMBER OF        STATISTIC CALCULATION    STATISTIC CALCULATION
                MORTGAGE RATES                    MORTGAGE LOANS              DATE                     DATE
----------------------------------------------  -------------------  -----------------------  -----------------------
8.001 to 8.500................................               2          $      100,400.00                 0.21%
8.501 to 9.000................................              25               1,589,361.10                 3.29
9.001 to 9.500................................              53               3,712,733.60                 7.70
9.501 to 10.000...............................             107               7,189,819.10                14.90
10.001 to 10.500..............................              97               6,453,807.66                13.38
10.501 to 11.000..............................             143               9,110,447.50                18.88
11.001 to 11.500..............................              87               5,473,005.97                11.34
11.501 to 12.000..............................              96               4,747,917.13                 9.84
12.001 to 12.500..............................              77               3,477,555.99                 7.21
12.501 to 13.000..............................              67               3,773,209.52                 7.82
13.001 to 13.500..............................              32               1,390,185.58                 2.88
13.501 to 14.000..............................              21                 864,835.40                 1.79
14.001 to 14.500..............................               7                 311,155.16                 0.64
14.501 to 15.000..............................               1                  32,500.00                 0.07
15.001 to 15.500..............................               1                  20,500.00                 0.04
                                                           ---       -----------------------            ------
TOTAL.........................................             816          $   48,247,433.71               100.00%
                                                           ---       -----------------------            ------
                                                           ---       -----------------------            ------

------------------------

(1) Does not reflect any reductions of Mortgage Rates that may be permitted on Program Loans originated under the Sponsor's Incentive Program.

                               FIXED RATE GROUP
                    REMAINING TERM TO MATURITY DISTRIBUTION

                                                                                              % OF AGGREGATE
                                                                   AGGREGATE PRINCIPAL           PRINCIPAL
                                                                    BALANCE AS OF THE        BALANCE AS OF THE
                                                   NUMBER OF      STATISTIC CALCULATION    STATISTIC CALCULATION
MONTHS                                          MORTGAGE LOANS            DATE                     DATE
----------------------------------------------  ---------------  -----------------------  -----------------------
60 or less....................................               6          $  129,760.36                 0.27%
61 to 120.....................................              27             854,082.36                 1.77
121 to 180....................................             455          24,232,095.49                50.22
181 to 240....................................             135           6,927,353.12                14.36
241 to 300....................................               2             100,186.61                 0.21
301 to 360....................................             191          16,003,955.77                33.17
                                                ---------------  -----------------------            ------
TOTAL.........................................             816      $   48,247,433.71               100.00%
                                                ---------------  -----------------------            ------
                                                ---------------  -----------------------            ------

                               FIXED RATE GROUP
                      DISTRIBUTION OF PRINCIPAL BALANCES

                                                                                                  % OF AGGREGATE
                                                                       AGGREGATE PRINCIPAL           PRINCIPAL
                                                                        BALANCE AS OF THE        BALANCE AS OF THE
                   RANGE OF                          NUMBER OF        STATISTIC CALCULATION    STATISTIC CALCULATION
              PRINCIPAL BALANCES                  MORTGAGE LOANS              DATE                     DATE
----------------------------------------------  -------------------  -----------------------  -----------------------
$25,000 or less..............................               87          $    1,636,602.30                 3.39%
 25,001 to 50,000.............................             315              11,782,461.00                24.42
 50,001 to 75,000.............................             221              13,443,077.64                27.86
 75,001 to 100,000............................             105               8,999,785.92                18.65
 100,001 to 125,000...........................              47               5,333,701.63                11.05
 125,001 to 150,000...........................              21               2,929,808.70                 6.07
 150,001 to 175,000...........................               9               1,470,420.07                 3.05
 175,001 to 200,000...........................               3                 563,481.26                 1.17
 200,001 to 225,000...........................               3                 669,000.00                 1.39
 225,001 to 250,000...........................               1                 237,921.21                 0.49
 250,001 to 275,000...........................               2                 516,354.51                 1.07
 275,001 to 300,000...........................               1                 296,769.47                 0.62
 350,001 to 375,000...........................               1                 368,050.00                 0.76
                                                           ---       -----------------------            ------
TOTAL.........................................             816          $   48,247,433.71               100.00%
                                                           ---       -----------------------            ------
                                                           ---       -----------------------            ------

                               FIXED RATE GROUP
                         DISTRIBUTION OF PROPERTY TYPE

                                                                                              % OF AGGREGATE
                                                                   AGGREGATE PRINCIPAL           PRINCIPAL
                                                                    BALANCE AS OF THE        BALANCE AS OF THE
                                                  NUMBER OF       STATISTIC CALCULATION    STATISTIC CALCULATION
PROPERTY TYPE                                  MORTGAGE LOANS             DATE                     DATE
--------------------------------------------  -----------------  -----------------------  -----------------------
Blanket Mortgage............................                  4     $      216,906.35                 0.45%
Condominium.................................                 10            626,949.04                 1.30
Manufactured Housing........................                 63          2,834,801.56                 5.88
PUD.........................................                  7            684,139.42                 1.42
Single Family Detached......................                710         42,296,669.58                87.67
Single Family Attached......................                  4            132,823.62                 0.28
Two- to Four-Family.........................                 18          1,455,144.14                 3.02
                                              -----------------  -----------------------            ------
TOTAL.......................................                816     $   48,247,433.71               100.00%
                                              -----------------  -----------------------            ------
                                              -----------------  -----------------------            ------

                               FIXED RATE GROUP
                           DISTRIBUTION OF OCCUPANCY

                                                                                              % OF AGGREGATE
                                                                   AGGREGATE PRINCIPAL           PRINCIPAL
                                                                    BALANCE AS OF THE        BALANCE AS OF THE
                                                   NUMBER OF      STATISTIC CALCULATION    STATISTIC CALCULATION
OCCUPANCY TYPE                                  MORTGAGE LOANS            DATE                     DATE
----------------------------------------------  ---------------  -----------------------  -----------------------
Owner Occupied................................            759       $   45,224,368.83                93.73%
Investor......................................             56            2,978,064.88                 6.17
Second Home...................................              1               45,000.00                 0.09
                                                ---------------  -----------------------            ------
TOTAL.........................................            816       $   48,247,433.71               100.00%
                                                ---------------  -----------------------            ------
                                                ---------------  -----------------------            ------


                               FIXED RATE GROUP
                        DISTRIBUTION OF TERM SEASONING

                                                                                                  % OF AGGREGATE
                                                                       AGGREGATE PRINCIPAL           PRINCIPAL
                                                                        BALANCE AS OF THE        BALANCE AS OF THE
                  MONTHS OF                          NUMBER OF        STATISTIC CALCULATION    STATISTIC CALCULATION
                  SEASONING                       MORTGAGE LOANS              DATE                     DATE
----------------------------------------------  -------------------  -----------------------  -----------------------
0.............................................             145          $    9,153,937.00                18.97%
1 to 6........................................             668              38,983,895.64                80.80
7 to 12.......................................               1                  14,783.61                 0.03
13 to 18......................................               2                  94,817.46                 0.20
                                                           ---       -----------------------            ------
TOTAL.........................................             816          $   48,247,433.71               100.00%
                                                           ---       -----------------------            ------
                                                           ---       -----------------------            ------

Adjustable Rate Group

    The Mortgage Loans in the Adjustable Rate Group consist of 264 loans secured by Mortgaged Properties located in 25 states, as set forth herein. As of the Statistic Calculation Date, the Mortgage Loans in the Adjustable Rate Group had an aggregate principal balance of $25,222,718.50, the minimum principal balance of any of such Mortgage Loans was $20,000.00, the maximum principal balance thereof was $451,623.35 and the average principal balance of such Mortgage Loans was $95,540.60. As of the Statistic Calculation Date, the weighted average current Mortgage Rate of the Mortgage Loans in the Adjustable Rate Group was 10.21% and the weighted average margin was 7.04%.

    For the Mortgage Loans in the Adjustable Rate Group as of the Statistic Calculation Date, the original term to stated maturity ranged from 180 months to 360 months, the remaining term to stated maturity ranged from 178 months to 360 months, the weighted average remaining term to stated maturity was 356 months, the weighted average original term to stated maturity was 358 months and the weighted average seasoning was approximately two months. No Mortgage Loan in the Adjustable Rate Group had a stated maturity later than September 15, 2027. All of the Mortgage Loans in the Adjustable Rate Group require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity dates. As of the Statistic Calculation Date, all of the Mortgage Loans in the Adjustable Rate Group were Actuarial Loans.

    As of the Statistic Calculation Date the weighted average original LTV of the Adjustable Rate Group was 81.90%. Approximately 99.80% of the Mortgage Loans in the Adjustable Rate Group are secured by first lien mortgages or deeds of trust on the related Mortgaged Properties and the remainder of Mortgage Loans in the Adjustable Rate Group are secured by junior liens on the related Mortgaged Properties.

    96.13% of the Mortgage Loans in the Adjustable Rate Group bear interest at a rate equal to six-month LIBOR plus a margin. Substantially all of the remaining Adjustable Rate Group Mortgage Loans bear interest at a rate equal to the one-year CMT index plus a margin.

    The Adjustable Rate Group Mortgage Loans have semi-annual interest rate and semi-annual payment adjustment frequencies. As of the Statistic Calculation Date, approximately 61.98% of the Mortgage Loans included in the Adjustable Rate Group have initial Mortgage Rates and payments that will remain fixed for 24 months or more from the date of origination thereof before such Mortgage Loans become subject to the semi-annual adjustment described in the preceding sentence. The margins for the Adjustable Rate Group Mortgage Loans range from 4.950% to 11.090%. Substantially all of the Adjustable Rate Group Mortgage Loans have a periodic (i.e., semi-annual) rate adjustment cap of 1.5%, with approximately 74.0% having a lifetime adjustment cap of 7.0% in excess of the related initial Mortgage Rate, and less than 26.5% having lifetime caps other than 7.0%. As of the Statistic Calculation Date, the weighted average number of months until the next adjustment date is
16. The weighted average maximum Mortgage Rate as of the Statistic Calculation Date was 16.946%. The weighted average minimum Mortgage Rate as of the Statistic Calculation Date was 10.478%.

                             ADJUSTABLE RATE GROUP
                           GEOGRAPHIC DISTRIBUTION(1)

                                                                   AGGREGATE PRINCIPAL
                                                                    BALANCE AS OF THE      % OF AGGREGATE PRINCIPAL
                                                  NUMBER OF       STATISTIC CALCULATION        BALANCE AS OF THE
STATE                                           MORTGAGE LOANS            DATE            STATISTIC CALCULATION DATE
---------------------------------------------  ----------------  -----------------------  ---------------------------
Arizona......................................                 3      $    411,000.00                    1.63%
California...................................                 8         1,620,600.00                    6.43
Colorado.....................................                 1           339,860.15                    1.35
Florida......................................                18         1,804,481.38                    7.15
Georgia......................................                 4           427,085.04                    1.69
Iowa.........................................                 1           123,750.00                    0.49
Idaho........................................                 4           230,525.00                    0.91
Illinois.....................................                12         1,500,210.60                    5.95
Indiana......................................                11           699,471.47                    2.77
Kansas.......................................                 1            47,000.00                    0.19
Kentucky.....................................                11           501,454.44                    1.99
Maryland.....................................                17         2,789,780.02                   11.06
Michigan.....................................                66         5,671,134.70                   22.48
Missouri.....................................                 1            44,850.28                    0.18
Montana......................................                 1           108,019.80                    0.43
North Carolina...............................                11           939,728.99                    3.73
Ohio.........................................                61         4,702,249.12                   18.64
Oregon.......................................                 1            83,000.00                    0.33
South Carolina...............................                 5           432,789.43                    1.72
Tennessee....................................                15         1,355,735.00                    5.38
Texas........................................                 1            99,418.84                    0.39
Utah.........................................                 1           106,312.09                    0.42
Virginia.....................................                 6           907,281.88                    3.60
Washington...................................                 1            95,000.00                    0.38
Wisconsin....................................                 3           181,980.27                    0.72
                                               ----------------         ------------                     ---
TOTAL........................................               264      $ 25,222,718.50                  100.00%
                                               ----------------         ------------                     ---
                                               ----------------         ------------                     ---

------------------------

(1) Geographic location generally is determined by location of the related
    Mortgaged Property; however, with respect to certain Mortgage Loans, geographic location is determined by Mortgagor mailing address.


                             ADJUSTABLE RATE GROUP
                             DISTRIBUTION OF CLTVs

                                                                                                  % OF AGGREGATE
                                                                       AGGREGATE PRINCIPAL           PRINCIPAL
                                                                        BALANCE AS OF THE        BALANCE AS OF THE
                   RANGE OF                          NUMBER OF        STATISTIC CALCULATION    STATISTIC CALCULATION
                 CLTV RATIOS                      MORTGAGE LOANS              DATE                     DATE
----------------------------------------------  -------------------  -----------------------  -----------------------
20.01 to 30.00................................               1          $       20,000.00                 0.08%
30.01 to 40.00................................               1                  44,200.00                 0.18
40.01 to 50.00................................               2                 151,963.62                 0.60
50.01 to 60.00................................               4                 207,784.43                 0.82
60.01 to 70.00................................              32               2,082,256.40                 8.25
70.01 to 80.00................................              77               8,052,449.54                31.93
80.01 to 90.00................................             144              14,426,476.26                57.20
90.01 to 100.00...............................               3                 237,588.25                 0.94
                                                           ---       -----------------------            ------
TOTAL.........................................             264          $   25,222,718.50               100.00%
                                                           ---       -----------------------            ------
                                                           ---       -----------------------            ------


                             ADJUSTABLE RATE GROUP
                         DISTRIBUTION OF MORTGAGE RATES

                                                                               AGGREGATE
                                                                               PRINCIPAL          % OF AGGREGATE
                                                                                BALANCE              PRINCIPAL
                                                                               AS OF THE         BALANCE AS OF THE
                      RANGE OF                              NUMBER OF          STATISTIC       STATISTIC CALCULATION
                   MORTGAGE RATES                        MORTGAGE LOANS     CALCULATION DATE           DATE
-----------------------------------------------------  -------------------  ----------------  -----------------------
7.501 to 8.000.......................................               3       $     195,900.00              0.78%
8.001 to 8.500.......................................               5             502,430.48              1.99
8.501 to 9.000.......................................              15           2,007,565.81              7.96
9.001 to 9.500.......................................              30           2,917,743.36             11.57
9.501 to 10.000......................................              59           5,667,533.79             22.47
10.001 to 10.500.....................................              43           4,964,898.14             19.68
10.501 to 11.000.....................................              61           5,126,255.39             20.32
11.001 to 11.500.....................................              19           1,598,381.94              6.34
11.501 to 12.000.....................................              18           1,662,591.96              6.59
12.001 to 12.500.....................................               7             312,739.10              1.24
12.501 to 13.000.....................................               3             208,178.53              0.83
13.001 to 13.500.....................................               1              58,500.00              0.23
                                                                  ---       ----------------            ------
TOTAL................................................             264       $  25,222,718.50            100.00%
                                                                  ---       ----------------            ------
                                                                  ---       ----------------            ------

                             ADJUSTABLE RATE GROUP
                    REMAINING TERM TO MATURITY DISTRIBUTION
                                                                                   AGGREGATE PRINCIPAL      % OF AGGREGATE
                                                                     NUMBER OF        BALANCE AS OF       PRINCIPAL BALANCE AS
                                                                     MORTGAGE        THE STATISTIC          OF THE STATISTIC
                              MONTHS                                  LOANS         CALCULATION DATE        CALCULATION DATE
----------------------------------------------------------------   ----------    ----------------------  ----------------------
121 to 180......................................................          4         $     244,748.70                  0.97%
181 to 240......................................................          2               104,830.03                  0.42
301 to 360......................................................        258            24,873,139.77                  98.61
                                                                        ---         ----------------                 ------
TOTAL...........................................................        264         $  25,222,718.50                 100.00%
                                                                        ---         ----------------                 ------
                                                                        ---         ----------------                 ------

                             ADJUSTABLE RATE GROUP
                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                                                                             % OF AGGREGATE
                                                                                                                PRINCIPAL
                                                                                    AGGREGATE PRINCIPAL       BALANCE AS OF
                             RANGE OF                                 NUMBER OF       BALANCE AS OF           THE STATISTIC
                            PRINCIPAL                                 MORTGAGE        THE STATISTIC            CALCULATION
                             BALANCES                                   LOANS        CALCULATION DATE              DATE
------------------------------------------------------------------  -------------  --------------------       ---------------
$25,000 or less...................................................            6      $     137,765.04               0.55%
25,001 to 50,000..................................................           37          1,485,013.72               5.89
50,001 to 75,000..................................................           85          5,271,828.46              20.90
75,001 to 100,000.................................................           51          4,453,740.64              17.66
100,001 to 125,000................................................           29          3,192,320.48              12.66
125,001 to 150,000................................................           17          2,358,420.89               9.35
150,001 to 175,000................................................           10          1,598,501.38               6.34
175,001 to 200,000................................................           12          2,248,256.64               8.91
200,001 to 225,000................................................            7          1,497,059.91               5.94
225,001 to 250,000................................................            5          1,189,745.52               4.72
250,001 to 275,000................................................            1            259,876.88               1.03
325,001 to 350,000................................................            1            339,860.15               1.35
350,001 to 375,000................................................            2            738,705.44               2.93
450,001 to 475,000................................................            1            451,623.35               1.79
                                                                            ---      ----------------             ------
TOTAL.............................................................          264      $  25,222,718.50             100.00%
                                                                            ---      ----------------             ------
                                                                            ---      ----------------             ------

                             ADJUSTABLE RATE GROUP
                         DISTRIBUTION OF PROPERTY TYPE

                                                                                                     % OF AGGREGATE
                                                                                      AGGREGATE         PRINCIPAL
                                                                                      PRINCIPAL       BALANCE AS OF
                                                                      NUMBER OF     BALANCE AS OF     THE STATISTIC
                                                                      MORTGAGE      THE STATISTIC      CALCULATION
PROPERTY TYPE                                                           LOANS      CALCULATION DATE       DATE
------------------------------------------------------------------  -------------  ----------------  ---------------
Condominium.......................................................            2    $     119,829.85          0.48%
Manufactured Housing..............................................            3          162,327.00          0.64
PUD...............................................................            6          776,656.24          3.08
Single Family Attached............................................            2          150,800.00          0.60
Single Family Detached............................................          243       22,846,606.50         90.58
Townhouse.........................................................            3          206,100.00          0.82
Two- to Four-Family................................................            5          960,398.91          3.81
                                                                            ---    ----------------        ------
TOTAL.............................................................          264    $  25,222,718.50        100.00%
                                                                            ---    ----------------        ------
                                                                            ---    ----------------        ------


                             ADJUSTABLE RATE GROUP
                           DISTRIBUTION OF OCCUPANCY

                                                                                      AGGREGATE      % OF AGGREGATE
                                                                                      PRINCIPAL         PRINCIPAL
                                                                      NUMBER OF     BALANCE AS OF     BALANCE AS OF
                                                                      MORTGAGE      THE STATISTIC      THE STATISTIC
OCCUPANCY TYPE                                                          LOANS      CALCULATION DATE  CALCULATION DATE
------------------------------------------------------------------  -------------  ----------------  ---------------
Owner Occupied....................................................          249    $  24,320,234.10         96.42%
Investment........................................................           15          902,484.40          3.58
                                                                            ---    ----------------        ------
TOTAL.............................................................          264    $  25,222,718.50        100.00%
                                                                            ---    ----------------        ------
                                                                            ---    ----------------        ------

                             ADJUSTABLE RATE GROUP
                       DISTRIBUTION OF TERM OF SEASONING

                                                                                                     % OF AGGREGATE
                                                                                      AGGREGATE         PRINCIPAL
                                                                                      PRINCIPAL       BALANCE AS OF
                                                                      NUMBER OF     BALANCE AS OF     THE STATISTIC
                            MONTHS OF                                 MORTGAGE      THE STATISTIC      CALCULATION
                            SEASONING                                   LOANS      CALCULATION DATE       DATE
------------------------------------------------------------------  -------------  ----------------  ---------------
0.................................................................           27    $   2,190,825.00          8.69%
1 to 6............................................................          236       22,987,043.22         91.14
7 to 12...........................................................            1           44,850.28          0.18
                                                                            ---    ----------------        ------
TOTAL.............................................................          264    $  25,222,718.50        100.00%
                                                                            ---    ----------------        ------
                                                                            ---    ----------------        ------

                             ADJUSTABLE RATE GROUP
                     DISTRIBUTION OF MAXIMUM MORTGAGE RATES

                                                                                                     % OF AGGREGATE
                                                                                      AGGREGATE         PRINCIPAL
                                                                                      PRINCIPAL       BALANCE AS OF
                                                                      NUMBER OF     BALANCE AS OF     THE STATISTIC
                             MAXIMUM                                  MORTGAGE      THE STATISTIC      CALCULATION
                          MORTGAGE RATES                                LOANS      CALCULATION DATE       DATE
------------------------------------------------------------------  -------------  ----------------  ---------------
14.001 to 14.500..................................................            1    $     110,000.00          0.44%
14.501 to 15.000..................................................           10        1,301,595.68          5.16
15.001 to 15.500..................................................           12        1,776,769.25          7.04
15.501 to 16.000..................................................           20        2,366,128.99          9.38
16.001 to 16.500..................................................           27        2,772,550.08         10.99
16.501 to 17.000..................................................           52        4,698,623.36         18.63
17.001 to 17.500..................................................           41        3,922,752.65         15.55
17.501 to 18.000..................................................           59        5,118,518.02         20.29
18.001 to 18.500..................................................           17        1,439,881.94          5.71
18.501 to 19.000..................................................           15        1,188,630.62          4.71
19.001 to 19.500..................................................            7          319,089.38          1.27
19.501 to 20.000..................................................            3          208,178.53          0.83
                                                                            ---    ----------------        ------
TOTAL.............................................................          264    $  25,222,718.50        100.00%
                                                                            ---    ----------------        ------
                                                                            ---    ----------------        ------

                             ADJUSTABLE RATE GROUP
                     DISTRIBUTION OF MINIMUM MORTGAGE RATES

                                                                      % OF AGGREGATE
                                           AGGREGATE PRINCIPAL           PRINCIPAL
                                            BALANCE AS OF THE        BALANCE AS OF THE
     MINIMUM             NUMBER OF        STATISTIC CALCULATION    STATISTIC CALCULATION
  MORTGAGE RATES      MORTGAGE LOANS              DATE                     DATE
------------------  -------------------  -----------------------  -----------------------
   7.001 to 7.500                1             $   130,500.00                 0.52%
   8.001 to 8.500                1                 110,000.00                 0.44
   8.501 to 9.000               13               1,507,456.32                 5.98
   9.001 to 9.500               27               2,774,368.72                11.00
   9.501 to 10.000              47               4,525,453.53                17.94
  10.001 to 10.500              39               4,001,141.64                15.86
  10.501 to 11.000              62               5,319,654.58                21.09
  11.001 to 11.500              25               2,780,164.82                11.02
  11.501 to 12.000              30               2,933,960.10                11.63
  12.001 to 12.500              10                 531,619.01                 2.11
  12.501 to 13.000               6                 445,666.18                 1.77
  13.001 to 13.500               3                 162,733.60                 0.65
                               ---             --------------               ------
             TOTAL             264             $25,222,718.50               100.00%
                               ---             --------------               ------
                               ---             --------------               ------

                             ADJUSTABLE RATE GROUP
                            DISTRIBUTION OF MARGINS

                                                                      % OF AGGREGATE
                                           AGGREGATE PRINCIPAL           PRINCIPAL
                                            BALANCE AS OF THE        BALANCE AS OF THE
                         NUMBER OF        STATISTIC CALCULATION    STATISTIC CALCULATION
    MARGINS           MORTGAGE LOANS              DATE                     DATE
------------------  -------------------  -----------------------  -----------------------
    4.500 to 4.999               2             $   205,250.00                 0.81%
    5.000 to 5.499               7               1,178,434.07                 4.67
    5.500 to 5.999              21               2,168,799.14                 8.60
    6.000 to 6.499              32               3,154,181.89                12.51
    6.500 to 6.999              49               5,143,482.31                20.39
    7.000 to 7.499              56               4,980,733.27                19.75
    7.500 to 7.999              47               4,672,334.96                18.52
    8.000 to 8.499              25               2,085,882.79                 8.27
    8.500 to 8.999              11                 751,780.36                 2.98
    9.000 to 9.499               9                 508,855.77                 2.02
    9.500 to 9.999               4                 318,602.96                 1.26
   11.000 to 11.499              1                  54,380.98                 0.22
                               ---             --------------               ------
             TOTAL             264             $25,222,718.50               100.00%
                               ---             --------------               ------
                               ---             --------------               ------

                             ADJUSTABLE RATE GROUP
                       NEXT INTEREST RATE ADJUSTMENT DATE

                                                                                                  % OF AGGREGATE
                                                                       AGGREGATE PRINCIPAL           PRINCIPAL
                                                                        BALANCE AS OF THE        BALANCE AS OF THE
                NEXT INTEREST                        NUMBER OF        STATISTIC CALCULATION    STATISTIC CALCULATION
               ADJUSTMENT DATE                    MORTGAGE LOANS              DATE                     DATE
----------------------------------------------  -------------------  -----------------------  -----------------------
October 1, 1997...............................               1             $    44,850.28                 0.18%
November 1, 1997..............................               2                 236,347.00                 0.94
December 1, 1997..............................              15               2,220,548.46                 8.80
January 1, 1998...............................              28               2,888,813.92                11.45
February 1, 1998..............................              29               3,090,856.20                12.25
March 1, 1998.................................               8                 851,892.00                 3.38
April 1, 1998.................................               2                 256,500.00                 1.02
April 1, 1999.................................               1                 245,646.42                 0.97
May 1, 1999...................................               1                  88,147.85                 0.35
June 1, 1999..................................               9               1,434,062.19                 5.69
July 1, 1999..................................              59               4,440,247.05                17.60
August 1, 1999................................              69               6,364,210.13                25.23
September 1, 1999.............................              37               2,713,697.00                10.76
October 1, 1999...............................               3                 346,900.00                 1.38
                                                           ---             --------------               ------
   TOTAL......................................             264             $25,222,718.50               100.00%
                                                           ---             --------------               ------
                                                           ---             --------------               ------

INTEREST PAYMENTS ON THE MORTGAGE LOANS

    Each Mortgage Loan provides for monthly payments by the obligor on the related Note (the "Mortgagor") according to the actuarial method (the "Actuarial Loans").

    Actuarial Loans provide that interest is charged to the Mortgagors thereunder, and payments are due from such Mortgagors, as of a scheduled day of each month which is fixed at the time of origination. Scheduled monthly payments made by the Mortgagors on the Actuarial Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

                      PREPAYMENT AND YIELD CONSIDERATIONS

    The weighted average life of, and, if purchased at other than par (disregarding, for purposes of this discussion, the effects on a Class A Certificate Owner's yield resulting from the timing of the settlement date and those considerations discussed below under "Payment Delay Feature of Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates"), the yield to maturity on a Class A Certificate will be directly related to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including for this purpose voluntary payment in full of Mortgage Loans in the related Mortgage Loan Group prior to stated maturity (a "Prepayment"), liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans in the related Mortgage Loan Group by the Sponsor, the Originators or the Servicer. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

    The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Class A Certificates. The Sponsor makes no representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

PROJECTED PREPAYMENTS AND YIELDS FOR CLASS A CERTIFICATES

    If purchased at other than par, the yield to maturity on a Class A Certificate will be affected by the rate of the payment of principal of the Mortgage Loans in the related Mortgage Loan Group. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

    All of the Mortgage Loans in the Fixed Rate Group are fixed-rate mortgage loans (except that, with respect to Program Loans included in the Fixed Rate Group, the related Mortgage Rate may be reduced by as much as 1.50% under certain circumstances described under "Risk Factors -- Program Loans" herein). The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. The prepayment experience on non-conventional home equity loans may differ from that on conventional first mortgage loans, primarily due to the lower credit quality of the typical borrower. Because the credit histories of many home equity borrowers may preclude them from other traditional sources of financing, such borrowers may be less likely to refinance due to a decline in market interest rates.

    All of the Mortgage Loans in the Adjustable Rate Group are adjustable rate mortgage loans. As is the case with conventional fixed-rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock-in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience.

    The "Final Scheduled Payment Date" for each class of Class A Certificates is the Payment Date occurring in the following months: Class A-1 Certificates, February 2013; Class A-2 Certificates, January 2019; Class A-3 Certificates, October 2028; Class A-4 Certificates, October 2028; and Class A-5 Certificates, October 2028. Each such date is the date on which the Certificate Principal Balance of the related class of Class A Certificates would be reduced to zero, assuming, among other things that (i) no Prepayments are received on any of the Mortgage Loans in the related Mortgage Loan Group, (ii) each distribution of principal and interest on each of the Mortgage Loans in the related Mortgage Loan Group is timely received, (iii) no excess interest will be used to make accelerated payments of principal and
(iv) the Mortgage Loans in the related Mortgage Loan Group have the applicable characteristics set forth herein. The original principal amounts of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates as of the Closing Date less all amounts previously distributed to the Owners of each such class of Class A Certificates (other than the Certificate Insurer) on account of principal shall be the "Class A-1 Certificate Principal Balance", the "Class A-2 Certificate Principal Balance", the "Class A-3 Certificate Principal Balance", the "Class A-4 Certificate Principal Balance" and the "Class A-5 Certificate Principal Balance", respectively, and, collectively, the "Class A Certificate Principal Balances". The Final Scheduled Payment Date for the Class A-3 and Class A-4 Certificates is the Payment Date in the calendar month thirteen months after the month in which the final payment on the Mortgage Loan in the Fixed Rate Group with the latest maturity occurs. In the event that, due to delinquencies on one or more Mortgage Loans in the Fixed Rate Group, or the acquisition by the Trust of one or more Mortgaged Properties securing any of such Mortgage Loans by foreclosure or otherwise, principal collections on such Mortgage Loans are delayed, the date on which the Class A Certificate Principal Balances of one or more Classes of Class A Certificates related to the Fixed Rate Group are reduced to zero may be delayed beyond the Final Scheduled Payment Date for such class(es). In such circumstances the timing of reductions in the Class A Certificate Principal Balances of such Class A Certificates will depend on the timing of foreclosures and collections with respect to such Mortgage Loans. The Pooling and Servicing Agreement will provide that, at the Remittance Date preceding the Final Scheduled Payment Date for the Class A-3 Certificates, the Class A-4 Certificates or the Class A-5 Certificates, if any Mortgage Loan in the related Mortgage Loan Group has not been paid in full, the Certificate Insurer will, on such Remittance Date, make an Insured Payment equal to the remaining aggregate outstanding Certificate Principal Balances of the related Certificates, in each case plus accrued interest thereon (but not including, in the case of the Class A-5 Certificates, any Available Funds Cap Carry-Forward Amount) if the Servicer has not purchased all of the remaining Mortgage Loans in the Adjustable Rate Group in accordance with the Pooling and Servicing Agreement.

    The actual final Payment Date with respect to each class of Class A Certificates could occur significantly earlier than its Final Scheduled Payment Date because (i) Net Monthly Excess Spread will be used to make accelerated payments of principal (i.e., Subordination Increase Amounts) to the Owners of each class of Class A Certificates, which payments will have the effect of shortening the weighted average lives of each class of Class A Certificates,
(ii) Prepayments are likely to occur that shall be applied to the payment of the related Class A Certificate Principal Balances and (iii) the Owners of the Residual Certificates and the Servicer may cause a termination of the Trust on or after the Clean-Up Call Date.

    The "weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of each class of Class A Certificates will be influenced by the rate at which principal payments on the Mortgage Loans in the related Mortgage Loan Group are received, which may be in the form of scheduled amortization, accelerated amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default) or as a result of an early termination of the Trust.

    Prepayments of home equity loans are commonly measured relative to a prepayment standard or model that represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The model used in this Prospectus Supplement with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates is the Prepayment Model ("PPM"). PPM assumes a conditional prepayment rate of 4% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 1.45% (precisely, 16/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, PPM assumes a conditional prepayment rate of 20% per annum each month. As used in the table below, 0% PPM assumes prepayment rates equal to 0% of the PPM, i.e., no prepayments on the synthetic mortgage loans having the characteristics described below. Correspondingly, 100% PPM assumes prepayment rates equal to 100% of the PPM, and so forth. The model used in this Prospectus Supplement with respect to the Class A-5 Certificates is the CPR. The Constant Prepayment Rate ("CPR") represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. Neither model purports to be either an historical description of the prepayment experience of any pool of home equity loans or a prediction of the anticipated rate of prepayment of any home equity loans, including the Mortgage Loans. The Sponsor believes that no existing statistics of which it is aware provide a reliable basis for holders of Class A Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

    The tables below were prepared on the basis of the assumptions in the following paragraph ("Structuring Assumptions"). There are discrepancies between the characteristics of the actual Mortgage Loans in each Mortgage Loan Group and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentage of the Class A Certificate Principal Balances outstanding and the weighted average lives of the Class A Certificates set forth in the tables. In addition, because the actual Mortgage Loans in each Mortgage Loan Group have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the tables.

    For the purpose of the tables below, it is assumed that: (i) the Mortgage Loans consist of synthetic mortgage loans having the characteristics set forth below, (ii) the Closing Date for the Certificates is September 26, 1997, (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in October 1997, in accordance with the priorities described herein, (iv) the Mortgage Loans prepay at the specified percentages of PPM or CPR, as applicable, as specified above, (v) prepayments include 30 day's interest thereon, (vi) termination of the Trust occurs at maturity, (vii) the Specified Subordinated Amount is set initially as specified in the Pooling and Servicing Agreement, does not increase above its base level (i.e., does not "step up" as a result of any loss or delinquency trigger events occurring) and thereafter decreases in accordance with the provisions of the Pooling and Servicing Agreement, (viii) no Mortgage Loan in the related Mortgage Loan Group is ever delinquent, (ix) six-month LIBOR remains constant at 5.8125% and the one-year CMT index remains constant at 5.5600% (x) the Mortgage Rate for each Mortgage Loan in the Adjustable Rate Group is adjusted on its next Mortgage Rate adjustment date (and on subsequent Mortgage Rate adjustment dates, if necessary) to equal the sum of the applicable gross margin set forth below plus six-month LIBOR or the one-year CMT index specified in clause (ix) above (such sum being subject to the applicable assumed periodic adjustment cap set forth below), (xi) for the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, the Mortgage Loans in the Fixed Rate Group prepay according to the indicated percentages of PPM under the "Percentage of Original Certificate Principal Balance Outstanding" table for each such class set forth below and the Mortgage Loans in the Adjustable Rate Group prepay at 25% CPR, (xii) for the Class A-5 Certificates, the Mortgage Loans in the Adjustable Rate Group prepay according to the indicated percentages of CPR under the "Percentage of Original

Certificate Principal Balance Outstanding" table for such class set forth below and the Mortgage Loans in the Fixed Rate Group prepay at 120% PPM,
(xiii) LIBOR remains constant at 5.65625% and (xiv) the Mortgage Rates for Program Loans in each Mortgage Loan Group are not reduced below the Mortgage Rate established at origination of the related Program Loan.

                              PREPAYMENT SCENARIOS

                                                  SCENARIO I       SCENARIO II     SCENARIO III      SCENARIO IV     SCENARIO V
                                                ---------------  ---------------  ---------------  ---------------  -------------
Fixed Rate Group(1)...........................         0%              50%             100%             120%            150%
Adjustable Rate Group(2)......................         0%              10%              15%              25%             40%

                                                  SCENARIO VI
                                                ---------------
Fixed Rate Group(1)...........................        200%
Adjustable Rate Group(2)......................         50%

------------------------

(1) As a percentage of PPM.

(2) As a conditional prepayment rate (CPR) percentage.

                                FIXED RATE GROUP

                                                                  MORTGAGE RATE
                                                                   NET OF THE       ORIGINAL TERM        REMAINING
          AMORTIZATION               PRINCIPAL       MORTGAGE       SERVICING        TO MATURITY       TERM MATURITY
          METHODOLOGY                 BALANCE          RATE           FEES           (IN MONTHS)        (IN MONTHS)
--------------------------------  ----------------  -----------  ---------------  -----------------  -----------------
Balloon.........................  $16,755,563.00      11.233%        10.733%              180                179
Level...........................   $9,376,332.80      10.950%        10.450%              173                171
Level...........................   $7,178,986.10      11.040%        10.540%              239                238
Level...........................  $16,689,118.10      10.698%        10.198%              360                358

                                     ORIGINAL
                                   AMORTIZATION
          AMORTIZATION                 TERM
          METHODOLOGY               (IN MONTHS)
--------------------------------  ---------------
Balloon.........................        360
Level...........................        173
Level...........................        239
Level...........................        360

                             ADJUSTABLE RATE GROUP

                                                                                                      ORIGINAL
                                                                                                       TERM TO
                                                                                                      MATURITY/        REMAINING
                                                                                        MAXIMUM     AMORTIZATION         TERM
      AMORTIZATION            PRINCIPAL         MONTHS       MORTGAGE                  MORTGAGE         TERM           MATURITY
       METHODOLOGY             BALANCE         TO RESET        RATE        MARGIN        RATE        (IN MONTHS)      (IN MONTHS)
-------------------------  ----------------  -------------  -----------  -----------  -----------  ---------------  ---------------
Level....................      $45,393.90            1        11.000%       7.000%      19.500%           360              349
Level....................     $239,211.72            2        10.336%       6.395%      16.581%           360              356
Level....................   $2,247,463.34            3        10.377%       6.198%      16.951%           360              357
Level....................   $2,923,828.73            4        10.126%       7.360%      16.934%           352              350
Level....................   $3,128,319.93            5         9.837%       7.467%      16.755%           356              355
Level....................     $862,217.63            6         9.439%       7.001%      16.219%           360              359
Level....................  $14,908,612.52           22        10.337%       7.078%      17.086%           359              357
Level....................     $351,104.71           25        10.028%       6.987%      17.028%           360              360
Level....................     $822,286.20           22         9.872%       6.090%      15.872%           360              357


                             PERIODIC
                               RATE
      AMORTIZATION          ADJUSTMENT
       METHODOLOGY              CAP
-------------------------  -------------
Level....................      1.500%
Level....................      1.123%
Level....................      1.287%
Level....................      1.417%
Level....................      1.512%
Level....................      1.390%
Level....................      1.446%
Level....................      1.500%
Level....................      1.000%

    The following tables indicate, based on the Structuring Assumptions, the percentages of the Original Certificate Principal Balance of each class of Class A Certificates that would be outstanding after each of the dates shown based on prepayment scenarios described in the table entitled "Prepayment Scenarios", and the corresponding weighted average life of the related class of Class A Certificates. It is not likely that (i) all of the Mortgage Loans in the related Mortgage Loan Group will have the characteristics assumed and (ii) the Mortgage Loans in the related Mortgage Loan Group will prepay at the specified percentages of PPM or CPR, as applicable, or at any other constant percentage. Moreover, the diverse remaining terms to maturity of the Mortgage Loans in the related Mortgage Loan Group could produce slower or faster principal distributions than indicated in the tables at the specified percentages of PPM or CPR, if applicable, even if the weighted average remaining term to maturity of the Mortgage Loans in the related Mortgage Loan Group is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions.

                  PERCENTAGE OF ORIGINAL CLASS A-1 CERTIFICATE
                         PRINCIPAL BALANCE OUTSTANDING

                                                                           SCENARIO
PAYMENT DATE                                    SCENARIO I   SCENARIO II      III      SCENARIO IV  SCENARIO V   SCENARIO VI
----------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
September 25, 1997............................      100          100          100          100          100          100
September 25, 1998............................       90           74           58           52           42           26
September 25, 1999............................       87           51           18            5            0            0
September 25, 2000............................       84           30            0            0            0            0
September 25, 2001............................       81           12            0            0            0            0
September 25, 2002............................       77            0            0            0            0            0
September 25, 2003............................       73            0            0            0            0            0
September 25, 2004............................       69            0            0            0            0            0
September 25, 2005............................       65            0            0            0            0            0
September 25, 2006............................       61            0            0            0            0            0
September 25, 2007............................       56            0            0            0            0            0
September 25, 2008............................       51            0            0            0            0            0
September 25, 2009............................       44            0            0            0            0            0
September 25, 2010............................       37            0            0            0            0            0
September 25, 2011............................       29            0            0            0            0            0
September 25, 2012............................        0            0            0            0            0            0
September 25, 2013............................        0            0            0            0            0            0
September 25, 2014............................        0            0            0            0            0            0
September 25, 2015............................        0            0            0            0            0            0
September 25, 2016............................        0            0            0            0            0            0
September 25, 2017............................        0            0            0            0            0            0
September 25, 2018............................        0            0            0            0            0            0
September 25, 2019............................        0            0            0            0            0            0
September 25, 2020............................        0            0            0            0            0            0
September 25, 2021............................        0            0            0            0            0            0
September 25, 2022............................        0            0            0            0            0            0
September 25, 2023............................        0            0            0            0            0            0
September 25, 2024............................        0            0            0            0            0            0
September 25, 2025............................        0            0            0            0            0            0
September 25, 2026............................        0            0            0            0            0            0
September 25, 2027............................        0            0            0            0            0            0
Weighted Average Life (Years)(1)..............      9.6388       2.2000       1.2718       1.1070       0.9377       0.7631
Weighted Average Life (Years)(2)..............      9.6388       2.2000       1.2718       1.1070       0.9377       0.7631

------------------------

(1) To Maturity.

(2) To Clean-Up Call Date.

                   PERCENTAGE OF ORIGINAL CLASS A-2 CERTIFICATE
                           PRINCIPAL BALANCE OUTSTANDING

PAYMENT DATE                                    SCENARIO I   SCENARIO II  SCENARIO III   SCENARIO IV  SCENARIO V   SCENARIO VI
----------------------------------------------  -----------  -----------  -------------  -----------  -----------  -----------
September 25, 1997............................      100          100           100           100          100          100
September 25, 1998............................      100          100           100           100          100          100
September 25, 1999............................      100          100           100           100           79           33
September 25, 2000............................      100          100            75            50           17            0
September 25, 2001............................      100          100            38            13            0            0
September 25, 2002............................      100           94             9             0            0            0
September 25, 2003............................      100           72             0             0            0            0
September 25, 2004............................      100           54             0             0            0            0
September 25, 2005............................      100           43             0             0            0            0
September 25, 2006............................      100           32             0             0            0            0
September 25, 2007............................      100           20             0             0            0            0
September 25, 2008............................      100            8             0             0            0            0
September 25, 2009............................      100            0             0             0            0            0
September 25, 2010............................      100            0             0             0            0            0
September 25, 2011............................      100            0             0             0            0            0
September 25, 2012............................       43            0             0             0            0            0
September 25, 2013............................       39            0             0             0            0            0
September 25, 2014............................       32            0             0             0            0            0
September 25, 2015............................       23            0             0             0            0            0
September 25, 2016............................       14            0             0             0            0            0
September 25, 2017............................        4            0             0             0            0            0
September 25, 2018............................        0            0             0             0            0            0
September 25, 2019............................        0            0             0             0            0            0
September 25, 2020............................        0            0             0             0            0            0
September 25, 2021............................        0            0             0             0            0            0
September 25, 2022............................        0            0             0             0            0            0
September 25, 2023............................        0            0             0             0            0            0
September 25, 2024............................        0            0             0             0            0            0
September 25, 2025............................        0            0             0             0            0            0
September 25, 2026............................        0            0             0             0            0            0
September 25, 2027............................        0            0             0             0            0            0
Weighted Average Life (Years)(1)..............      16.297       7.7733         3.781        3.1407       2.5041       1.8796
Weighted Average Life (Years)(2)..............      16.297       7.7733         3.781        3.1407       2.5041       1.8796

------------------------

(1) To Maturity.

(2) To Clean-Up Call Date.

                  PERCENTAGE OF ORIGINAL CLASS A-3 CERTIFICATE
                         PRINCIPAL BALANCE OUTSTANDING

                                                                           SCENARIO
PAYMENT DATE                                    SCENARIO I   SCENARIO II      III      SCENARIO IV  SCENARIO V   SCENARIO VI
----------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
September 25, 1997............................      100          100          100          100          100          100
September 25, 1998............................      100          100          100          100          100          100
September 25, 1999............................      100          100          100          100          100          100
September 25, 2000............................      100          100          100          100          100           65
September 25, 2001............................      100          100          100          100           77           28
September 25, 2002............................      100          100          100           81           46            8
September 25, 2003............................      100          100           86           59           29            2
September 25, 2004............................      100          100           67           44           19            1
September 25, 2005............................      100          100           61           40           18            1
September 25, 2006............................      100          100           50           31           13            0
September 25, 2007............................      100          100           40           23            8            0
September 25, 2008............................      100          100           30           16            4            0
September 25, 2009............................      100           97           22           10            1            0
September 25, 2010............................      100           83           16            6            0            0
September 25, 2011............................      100           71           10            3            0            0
September 25, 2012............................      100           31            1            0            0            0
September 25, 2013............................      100           26            0            0            0            0
September 25, 2014............................      100           21            0            0            0            0
September 25, 2015............................      100           17            0            0            0            0
September 25, 2016............................      100           13            0            0            0            0
September 25, 2017............................      100            9            0            0            0            0
September 25, 2018............................       99            7            0            0            0            0
September 25, 2019............................       92            5            0            0            0            0
September 25, 2020............................       84            3            0            0            0            0
September 25, 2021............................       75            2            0            0            0            0
September 25, 2022............................       65            0            0            0            0            0
September 25, 2023............................       53            0            0            0            0            0
September 25, 2024............................       40            0            0            0            0            0
September 25, 2025............................       26            0            0            0            0            0
September 25, 2026............................       10            0            0            0            0            0
September 25, 2027............................        0            0            0            0            0            0
Weighted Average Life (Years)(1)..............     25.9704      15.4957       9.4221       7.6833       5.7116       3.6358
Weighted Average Life (Years)(2)..............     25.7941      14.4818       8.7490       6.6285       4.9074       3.4676

------------------------

(1) To Maturity.

(2) To Clean-Up Call Date.

                  PERCENTAGE OF ORIGINAL CLASS A-4 CERTIFICATE
                         PRINCIPAL BALANCE OUTSTANDING

                                                                           SCENARIO
PAYMENT DATE                                    SCENARIO I   SCENARIO II      III      SCENARIO IV  SCENARIO V   SCENARIO VI
----------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
September 25, 1997............................      100          100          100          100          100          100
September 25, 1998............................      100          100          100          100          100          100
September 25, 1999............................      100          100          100          100          100          100
September 25, 2000............................      100          100          100          100          100          100
September 25, 2001............................       99           94           90           88           85           79
September 25, 2002............................       98           89           80           77           72           61
September 25, 2003............................       97           80           66           61           52           37
September 25, 2004............................       94           70           52           45           34           18
September 25, 2005............................       87           47           24           16           10            6
September 25, 2006............................       79           31           11            6            2            0
September 25, 2007............................       70           20            4            2            0            0
September 25, 2008............................       62           13            2            1            0            0
September 25, 2009............................       53            8            1            0            0            0
September 25, 2010............................       44            5            0            0            0            0
September 25, 2011............................       36            3            0            0            0            0
September 25, 2012............................        0            0            0            0            0            0
September 25, 2013............................        0            0            0            0            0            0
September 25, 2014............................        0            0            0            0            0            0
September 25, 2015............................        0            0            0            0            0            0
September 25, 2016............................        0            0            0            0            0            0
September 25, 2017............................        0            0            0            0            0            0
September 25, 2018............................        0            0            0            0            0            0
September 25, 2019............................        0            0            0            0            0            0
September 25, 2020............................        0            0            0            0            0            0
September 25, 2021............................        0            0            0            0            0            0
September 25, 2022............................        0            0            0            0            0            0
September 25, 2023............................        0            0            0            0            0            0
September 25, 2024............................        0            0            0            0            0            0
September 25, 2025............................        0            0            0            0            0            0
September 25, 2026............................        0            0            0            0            0            0
September 25, 2027............................        0            0            0            0            0            0
Weighted Average Life (Years)(1)..............     11.8549       8.1327       6.7972       6.4503       6.0554       5.5130
Weighted Average Life (Years)(2)..............     11.8549       8.1327       6.7799       6.3065       5.2910       4.1534

------------------------

(1) To Maturity.

(2) To Clean-Up Call Date.

                  PERCENTAGE OF ORIGINAL CLASS A-5 CERTIFICATE
                         PRINCIPAL BALANCE OUTSTANDING

                                                                           SCENARIO
PAYMENT DATE                                    SCENARIO I   SCENARIO II      III      SCENARIO IV  SCENARIO V   SCENARIO VI
----------------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------
September 25, 1997............................      100          100          100          100          100          100
September 25, 1998............................       95           85           80           70           55           46
September 25, 1999............................       94           75           66           50           30           19
September 25, 2000............................       94           67           55           36           18           11
September 25, 2001............................       94           59           46           27           11            5
September 25, 2002............................       93           52           38           20            7            2
September 25, 2003............................       92           46           32           15            4            1
September 25, 2004............................       92           40           27           11            2            0
September 25, 2005............................       91           36           23            8            1            0
September 25, 2006............................       90           32           19            6            0            0
September 25, 2007............................       89           28           16            4            0            0
September 25, 2008............................       88           25           13            3            0            0
September 25, 2009............................       87           22           11            2            0            0
September 25, 2010............................       85           20            9            1            0            0
September 25, 2011............................       83           18            8            1            0            0
September 25, 2012............................       81           15            7            0            0            0
September 25, 2013............................       79           14            5            0            0            0
September 25, 2014............................       77           12            4            0            0            0
September 25, 2015............................       74           10            3            0            0            0
September 25, 2016............................       71            9            3            0            0            0
September 25, 2017............................       67            8            2            0            0            0
September 25, 2018............................       63            6            1            0            0            0
September 25, 2019............................       58            5            1            0            0            0
September 25, 2020............................       53            4            0            0            0            0
September 25, 2021............................       47            3            0            0            0            0
September 25, 2022............................       40            2            0            0            0            0
September 25, 2023............................       33            1            0            0            0            0
September 25, 2024............................       25            1            0            0            0            0
September 25, 2025............................       17            0            0            0            0            0
September 25, 2026............................        7            0            0            0            0            0
September 25, 2027............................        0            0            0            0            0            0
Weighted Average Life (Years)(1)..............     21.1499       7.5051       5.2213       3.0645       1.7675       1.3104
Weighted Average Life (Years)(2)..............     21.0261       6.7481       4.6013       2.8554       1.7231       1.2755

------------------------

(1) To Maturity.

(2) To Clean-Up Call Date.

    The weighted average life of each class of Class A Certificates has been determined by (a) multiplying the amount of the reduction, if any, of the Class A Certificate Principal Balance of such class on each Payment Date by the number of years from the date of issuance to such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Class A Certificate Principal Balance of such class referred to in clause (a). The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth above, which only demonstrate how the Mortgage Loans may behave under varying prepayment scenarios. It is unlikely that the Mortgage Loans will prepay at the same levels of CPR or in accordance with PPM. Moreover, the varying remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the foregoing tables.

Payment Delay Feature of Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates

    The effective yield to the Owners of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates will be lower than the yield otherwise produced by the related Pass-Through Rate and the purchase price of such Certificates because principal and interest distributions will not be payable to such holders until at least the twenty-fifth day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

                                USE OF PROCEEDS

    The Sponsor will sell the Mortgage Loans to the Trust concurrently with the sale of the Class A Certificates and the net proceeds from the sale of the Class A Certificates will be applied to the purchase of the Mortgage Loans. Such net proceeds will (together with the Subordinate Certificates retained by the Sponsor or its affiliates) represent the purchase price paid by the Trust to the Sponsor for the sale of the Mortgage Loans to the Trust. Such amount will be determined as a result of the pricing of the Class A Certificates through the offering described in this Prospectus Supplement. The net proceeds to be received from the sale of the Mortgage Loans will be added to the Sponsor's general funds and will be available for general corporate purposes, including the purchase or origination of new mortgage loans.

                  THE SPONSOR, THE SERVICER AND SUB-SERVICERS

    The Sponsor, EquiVantage Acceptance Corp., is a wholly owned subsidiary of the Servicer. See "The Sponsor" in the Prospectus. The Servicer is EquiVantage Inc. See "The Servicer" in the Prospectus. On August 1, 1997, the Servicer terminated the sub-servicing arrangement it had maintained with Transworld since its inception and assumed the direct servicing of the mortgage loans in the Sponsor's Portfolio, including the Mortgage Loans. In order to effectuate this transition, the Servicer now (i) employs substantially the same personnel who were charged with responsibility for the Sponsor's Portfolio as employees of Transworld, (ii) utilizes substantially the same types of servicing software that were used by Transworld and (iii) has implemented substantially similar operational procedures as used by Transworld in connection with sub-servicing the Sponsor's Portfolio. Accordingly, the Servicer effectively has become the successor to Transworld's servicing operation with respect to the Sponsor's Portfolio. As of August 31, 1997, the Sponsor's Portfolio consisted of 9,192 mortgage loans representing an aggregate outstanding principal balance of approximately $556.1 million.

    Pursuant to the Pooling and Servicing Agreement, the Servicer may enter into sub-servicing agreements with qualified Sub-Servicers with respect to the servicing of all or any portion of the Mortgage Loans and with affiliates of the Servicer that are qualified to service mortgage loans and are qualified Sub-Servicers. No sub-servicing agreement will discharge the Servicer from its servicing obligations. See "Mortgage Loan Program -- Sub-Servicing" in the Prospectus.

    The Trustee and the Certificate Insurer may remove the Servicer, and the Servicer may resign, only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities and obligations in accordance therewith.

    The Servicer may not assign its obligations under the Pooling and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Certificate Insurer, which consent is required not to be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements for a successor servicer set forth in the Pooling and Servicing Agreement.

    The Certificate Insurer (or with the consent of the Certificate Insurer, the majority of Owners of Class A Certificates) may, pursuant to the Pooling and Servicing Agreement, remove the Servicer upon the occurrence of, without limitation, any of the events described in clauses (i) through (xi) below and may remove the Servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clause (ii), (iii), (iv) or (vi) below:

        (i) The Servicer shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (b) admit in writing its inability to pay its debts generally as they become due, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, (e) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (f) cause corporate action to be taken by it for the purpose of effecting any of the foregoing; or

        (ii) If without the application, approval or consent of the Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of the Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, conservator, liquidator or custodian or similar entity with respect to the Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Servicer in good faith, the same shall (a) result in the entry of an order for relief or any such adjudication or appointment or (b) continue undismissed or pending and unstayed for any period of thirty (30) consecutive days; or

       (iii) The Servicer shall fail to perform any one or more of its obligations under the Pooling and Servicing Agreement (other than its obligations referenced in clauses (vi) and (vii) below) and shall continue in default thereof for a period of thirty (30) days after the earlier to occur of (x) the date on which an individual authorized to act for the Servicer in connection with the Pooling and Servicing Agreement (an "Authorized Officer") knows or reasonably should know of such failure or (y) receipt by the Servicer of a written notice from the Trustee, any Owner, the Sponsor or the Certificate Insurer of said failure; or

        (iv) The Servicer shall fail to cure any breach of any of its representations and warranties set forth in the Pooling and Servicing Agreement which materially and adversely affects the interests of the Owners or Certificate Insurer for a period of thirty (30) days after the earlier of
    (x) the date on which an Authorized Officer knows or reasonably should know of such breach or (y) receipt by the Servicer of a written notice from the Trustee, any Owner, the Sponsor or the Certificate Insurer of such breach; or

        (v) If the Certificate Insurer pays out any money under the Certificate Insurance Policy, or if the Certificate Insurer otherwise funds any shortfall with its own money, because the amounts available to the Trustee (other than from the Certificate Insurer) are insufficient to make required distributions on the Class A Certificates; or

        (vi) The failure by the Servicer to make any required Servicing Advance for a period of thirty (30) days following the earlier of (x) the date on which an Authorized Officer knows or reasonably should know of such failure or (y) receipt by the Servicer of a written notice from the Trustee, any Owner, the Sponsor or the Certificate Insurer of such failure; or

       (vii) The failure by the Servicer (x) to make any required advance (each, a "Delinquency Advance"), with respect to any delinquent Mortgage Loan and Remittance Period, of interest due, but not collected, with respect to such Mortgage Loan during such Remittance Period, (y) to pay any Compensating Interest or to pay over any Monthly Remittance Amount or (z) other amounts required to be remitted by the Servicer pursuant to the Pooling and Servicing Agreement; or

      (viii) The delinquency or loss experience of the Mortgage Loan Groups exceeds certain levels specified in the Pooling and Servicing Agreement; or

        (ix) The Certificate Insurer determines that the performance of the Servicer (or any Sub-Servicer) is not in compliance with the Servicer's or Sub-Servicer's general servicing standards for similar mortgage loans and the Servicer's or Sub-Servicer's servicing and collection guidelines, which non-compliance is reasonably likely to have a material adverse effect on the servicing of the Mortgage Loans; or

        (x) Certain events of merger or consolidation occur, which events fail to meet certain conditions required by the Certificate Insurer; or

        (xi) The Servicer fails to meet the net worth requirement specified in the Pooling and Servicing Agreement.

    The Certificate Insurer may allow a reasonable extended cure period upon the Servicer's prompt and diligent pursuit of a cure of the default described in clause (iii) above or of the breach described in clause (iv) above.

    Upon removal or resignation of the Servicer, the Trustee will be required to appoint a successor Servicer approved by the Certificate Insurer. If such successor Servicer is unable or not qualified to so serve, the Trustee may solicit bids for a successor Servicer and, pending the appointment of a successor Servicer as a result of soliciting such bids, will be required to serve as Servicer. If the Trustee is unable to obtain a qualifying bid and is prevented by law from acting as Servicer, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor is required to be a housing and home finance institution, bank or mortgage servicing institution which is acceptable to the Certificate Insurer and is experienced in servicing loans of a type similar to the Mortgage Loans and has shareholders' equity of not less than the amount specified in the Pooling and Servicing Agreement and which is acceptable to the Certificate Insurer and shall assume all or any part of the responsibilities, duties or liabilities of the Servicer. The successor Servicer may, at its option, and shall, if so directed by the Certificate Insurer, terminate any Sub-Servicer.

                                THE ORIGINATORS

    Except in the case of the 11.61% by aggregate principal balance of Mortgage Loans acquired in Bulk Acquisitions, the Sponsor or EquiVantage Inc. originated the Mortgage Loans or acquired the Mortgage Loans from Originators, including various retail mortgage lenders. Mortgage loans that are not acquired in Bulk Acquisitions are originated or purchased by the Sponsor or EquiVantage Inc. on a flow basis from retail correspondents and brokers. Correspondents and brokers are subjected to an approval process, including but not limited to verification that appropriate local, state and federal requirements for licensing are obtained and maintained. They are required to execute a correspondent agreement prior to closing any loans, which agreement contains certain representations and warranties related to the origination of the loans. Appraisers and closing agents must meet specified standards, including verification that certification and licensing requirements are obtained and maintained. To maintain uniformity, loans (other than loans acquired in Bulk Acquisitions) generally are closed utilizing the Sponsor's loan closing documents, and most closings are coordinated by its central loan closing department. See "Mortgage Loan Program" in the Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

General

    The Certificates will consist of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates and the Subordinate Certificates. The Certificates will be issued by EquiVantage Home Equity Loan Trust 1997-3, a trust to be organized under the laws of the State of New York. The Subordinate Certificates will be retained by the Sponsor or affiliates thereof, and are not being offered hereby.

    The Certificates will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, the Sponsor or the Servicer, nor will they be insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.

    Persons in whose name a Certificate is registered in the Register maintained by the Trustee are the "Owners" of the Certificates. For so long as the Class A Certificates are in book-entry form with DTC, the only "Owner" of the Class A Certificates as the term "Owner" is used in the Pooling and Servicing Agreement will be Cede. No person acquiring a beneficial interest in a Class A Certificate (a "Beneficial Owner") will be entitled to receive a definitive certificate representing such person's interest in the Trust, except in the event that Definitive Certificates are issued under the limited circumstances set forth in the Pooling and Servicing Agreement. All references herein to the Owners of Class A Certificates shall mean and include the rights of Beneficial Owners, as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Pooling and Servicing Agreement. See "Description of the Securities -- Form of Securities" in the Prospectus.

    Each class of Class A Certificates will evidence the right to receive on each Payment Date the Class A Distribution Amount for such class of Class A Certificates, in each case until the related Class A Certificate Principal Balance has been reduced to zero. The Subordinate Certificate Owners will be entitled to receive distributions of residual Net Monthly Excess Spread.

Payment Dates And Distributions

    On each Payment Date, the Trustee will be required to distribute to the Owners of Record of the Class A Certificates as of the related Record Date such Owner's Percentage Interest in the amounts required to be distributed to the Owners of the Class A Certificates on such Payment Date. For so long as any Class A Certificate is in book-entry form with DTC, Cede will be the only "Owner" of such Class A Certificate. See "-- Book Entry Registration of the Class A Certificates" herein. The "Percentage Interest" of each Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Class A Certificate as of the Cut-off Date by the Class A Certificate Principal Balance as of the Cut-off Date.

    The Pooling and Servicing Agreement will require that the Trustee create and maintain a Distribution Account. See "Description of the Securities -- Payments on Mortgage Loans; Deposits to Distribution Account" in the Prospectus.

    On each Remittance Date, the Servicer is required to withdraw from the Principal and Interest Account and remit to the Trustee, for deposit in the Distribution Account, the Monthly Remittance Amount. The "Monthly Remittance Amount" is the sum of the amounts representing scheduled interest, unscheduled collections of principal (e.g., prepayments) received during the related Remittance Period and scheduled collections of principal due and collected during the related Remittance Period, plus any related loan purchase prices relating to the Sponsor's or any Originator's required purchase of Mortgage Loans from the Trust, Substitution Amounts, Delinquency Advances and Compensating Interest, less the sum of certain amounts the Servicer is permitted to withdraw from the Principal and Interest Account, as described under "Description of the Securities -- Withdrawals from the Principal and Interest Account" in the Prospectus.

Book Entry Registration Of The Class A Certificates

    The Class A Certificates will be book-entry certificates (the "Book-Entry Certificates"). The Beneficial Owners may elect to hold their Class A Certificates through DTC in the United States, or Cedel or Euroclear (in Europe) if they are participants of such systems ("Participants"), or indirectly through organizations that are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per class of Class A Certificates, which in the aggregate equal the principal balance of such class of Class A Certificates and will initially be registered in the name of Cede, the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Morgan will act as depositary for Euroclear (in such capacities, individually, the "Relevant Depositary" and, collectively, the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Class A Certificates will be Cede, as nominee of DTC. Beneficial
Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

    The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's Ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of Cedel or Euroclear, as appropriate).

    Beneficial Owners will receive all distributions of principal of, and interest on, the Class A Certificates from the Trustee through DTC and DTC Participants. While such Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, such Class A Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Class A Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

    Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

    Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Material Federal Income Tax Consequences -- Foreign Investors" and "-- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this Prospectus Supplement.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

    DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

    Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participant organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

    Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Class A Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates, to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

    Monthly and annual reports on the Trust provided by the Servicer to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

    DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedel or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

    Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the

Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Class A Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

    Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DISTRIBUTIONS

    Distributions on the Certificates are required to be made on each Payment Date, commencing on October 27, 1997, to the Owners on the related Record Date in an amount equal to the product of such Owner's Percentage Interest and the amount distributed in respect of such class of such Certificates on such Payment Date. See "Description of the Securities -- Distributions" in the Prospectus.

SUBORDINATION OF CLASS B CERTIFICATES

    The Class B Certificates are subordinated to the Class A Certificates. Such subordination is intended to enhance the likelihood that the Owners of the Class A Certificates will receive full and timely receipt of all amounts due to them.

    The Pooling and Servicing Agreement requires that the excess of the aggregate Loan Balances of the Mortgage Loans in a Mortgage Loan Group as of the last day of a particular Remittance Period over the Class A Certificate Principal Balance of the Class A Certificates issued in respect of the related Mortgage Loan Group (after application of the Class A Required Distribution for such Class A Certificates on the then related Payment Date) be maintained at a certain amount (which amount may vary over time) over the life of the transaction, which amount is specified by the Certificate Insurer. The actual amount of this excess with respect to a Mortgage Loan Group is the "Subordinated Amount" for such Mortgage Loan Group, and the specified target amount of the excess at a point in time with respect to a Mortgage Loan Group is the "Specified Subordinated Amount" for such Mortgage Loan Group. The Certificate Insurer may permit the reduction of the Specified Subordinated Amount for a Mortgage Loan Group without the consent of, or the giving of notice to, the Owners of the Class A Certificates; provided, that the Certificate Insurer is not then in default; and provided, further, that such reduction would not change materially the weighted average life of the related Class A Certificates or the current rating thereof.

    The Pooling and Servicing Agreement generally provides that, subject to the priorities described below under "-- Cross-collateralization Provisions," the Owners of the Class B Certificates will receive distributions of principal on each Payment Date equal to the Subordination Reduction Amount. "Subordination Reduction Amount" means, with respect to any Payment Date and with respect to a Mortgage Loan Group, an amount equal to the lesser of (x) the excess of (i) the actual Subordinated Amount for such Mortgage Loan Group over (ii) the Specified Subordinated Amount for such Mortgage Loan Group, in each case for such Payment Date and (y) the amount described in either clause (a) or clause (b)(i) of the definition of "Class A Principal Distribution Amount," whichever is applicable, for such Payment Date. Thus, the Owners of the Class B Certificates will receive principal distributions to the extent that there is a level of subordination greater than that required by the Certificate Insurer for a Mortgage Loan Group, as will be the case when amortization of the Class A Certificates Principal Balance is accelerated by application of Net Monthly Excess Spread (described below), or when the Specified Subordinated

Amount for a Mortgage Loan Group decreases or "steps down" in accordance with its terms. Consequently, unless there exists on any particular Payment Date such an excess level of subordination, the Owners of the related Class A Certificates will be entitled to receive 100% of the principal of a Mortgage Loan Group to be distributed on such Payment Date. To the extent a Subordination Reduction Amount is payable to the Owners of the Class B Certificates, such payment will have the effect of decelerating the amortization of the related Class A Certificates relative to the amortization of the Mortgage Loans in such Mortgage Loan Group.

    The Subordinate Certificates are also entitled to receive the Net Monthly Excess Spread available on any Payment Date. "Net Monthly Excess Spread" means, with respect to a Mortgage Loan Group, the difference between Total Monthly Excess Spread for such Mortgage Loan Group and any portion thereof used to cover an Available Funds Shortfall with respect to such Mortgage Loan Group, or with respect to the other Mortgage Loan Group, or to pay to the Certificate Insurer any Reimbursement Amounts. "Total Monthly Excess Spread" means, with respect to the related Mortgage Loan Group, the difference between (x) the interest that is collected on the Mortgage Loans in such Mortgage Loan Group during a Remittance Period (net of the Servicing Fee, the Trustee Fee and the Certificate Insurer's premium, in each case for the related Mortgage Loan Group) plus any Delinquency Advances and Compensating Interest relating to such Mortgage Loan Group and (y) the interest that accrues on the related Class A Certificates during the related Accrual Period.

    On each Payment Date, the Total Monthly Excess Spread will be used, to the extent available, to fund any shortfalls in amounts due to the Owners of the Class A Certificates and Reimbursement Amounts due to the Certificate Insurer on such Payment Date. See "Cross-collateralization Provisions" below. In addition, after application to any such shortfalls and Reimbursement Amounts, until the Subordinated Amount reaches the Specified Subordinated Amount, or to the extent that the Specified Subordinated Amount for a Mortgage Loan Group increases or "steps up" due to the effect of the triggers set forth in the Pooling and Servicing Agreement or if, due to Realized Losses, the Subordinated Amount for a Mortgage Loan Group has been reduced below the Specified Subordinated Amount for such Mortgage Loan Group, the Pooling and Servicing Agreement requires that Net Monthly Excess Spread be used to make payments of principal to the Owners of the related Class A Certificates for the purposes of accelerating the amortization of the related Class A Certificates relative to the amortization of the Mortgage Loans in such Mortgage Loan Group. Such accelerated payments of principal will be applied to the "Subordination Increase Amount," which will equal, as of any Payment Date and with respect to a Mortgage Loan Group, the excess of (x) the Specified Subordinated Amount for such Mortgage Loan Group over (y) the actual Subordinated Amount for such Mortgage Loan Group.

CROSS-COLLATERALIZATION PROVISIONS

    On each Payment Date, an amount equal to the sum of (x) the Total Monthly Excess Spread with respect to each Mortgage Loan Group plus (y) any Subordination Reduction Amount with respect to such Mortgage Loan Group (such amount being the "Total Monthly Excess Cashflow" with respect to such Mortgage Loan Group and Payment Date) with respect to each Mortgage Loan Group will be required to be applied in the following order of priority:

        (i) such amount shall be used to fund any shortfall on such Payment Date with respect to the related Mortgage Loan Group and equal to the difference, if any, between (x) the Class A Required Distribution Amount for the Class A Certificates issued in respect of the related Mortgage Loan Group for such Payment Date and (y) the Available Funds with respect to such Mortgage Loan Group for such Payment Date (the amount of such difference being equal to an "Available Funds Shortfall" with respect to the related Mortgage Loan Group);

        (ii) any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the application described in clause
    (i) above shall be used to fund any Available Funds Shortfall with respect to the other Mortgage Loan Group;

       (iii) any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the applications described in clauses (i) and (ii) above shall be paid to the Certificate

    Insurer in respect of amounts owed on account of any Insured Payments theretofore made with respect to the related Mortgage Loan Group and other payments made by the Certificate Insurer pursuant to the Certificate Insurance Policy and not previously repaid (any such amount so owed to the Certificate Insurer and not theretofore paid, together with accrued interest thereon, the "Reimbursement Amount" with respect to the related Mortgage Loan Group); and

        (iv) any portion of the Total Monthly Excess Cashflow with respect to such Mortgage Loan Group remaining after the applications described in clauses (i), (ii) and (iii) above shall be paid to the Certificate Insurer in respect of any Reimbursement Amount with respect to the other Mortgage Loan Group.

The amount, if any, of the Total Monthly Excess Cashflow with respect to a Mortgage Loan Group on a Payment Date remaining after such applications is the "Net Monthly Excess Cashflow" with respect to such Mortgage Loan Group for such Payment Date; such amount is required to be applied in the following order of priority on such Payment Date:

        (i) such amount shall be used to fund the payment of any required Subordination Increase Amount with respect to the related Mortgage Loan Group as a portion of the distribution of the Class A Principal Distribution Amount on such Payment Date; and

        (ii) any portion of the Net Monthly Excess Cashflow remaining after the application described in clause (i) immediately above shall be used to make any required Subordination Increase Amount with respect to the other Mortgage Loan Group.

    The Pooling and Servicing Agreement defines the "Class A Principal Distribution Amount" with respect to each Payment Date for the Classes of Class A Certificates issued in respect of a Mortgage Loan Group as being the sum, without duplication, of:

        (A) the portion of any Subordination Deficit due from any prior period with respect to the related Mortgage Loan Group, together with accrued interest thereon;

        (B) the principal actually collected by the Servicer with respect to the Mortgage Loans in the related Mortgage Loan Group during the related Remittance Period;

        (C) the Loan Balance of each Mortgage Loan in the related Mortgage Loan Group that either was repurchased by the Sponsor or an Originator or purchased by the Servicer or any Sub-Servicer on the related Remittance Date, to the extent such Loan Balance is actually received by the Trustee;

        (D) any Substitution Amounts delivered by the Sponsor or an Originator on the related Remittance Date in connection with a substitution of a Mortgage Loan in the related Mortgage Loan Group, to the extent such Substitution Amounts are actually received by the Trustee;

        (E) all Net Liquidation Proceeds actually collected by the Servicer with respect to the Mortgage Loans in the related Mortgage Loan Group during the related Remittance Period (to the extent such Net Liquidation Proceeds relate to principal);

        (F) the portion of any Subordination Deficit with respect to such Mortgage Loan Group for such Payment Date;

        (G) the proceeds received by the Trustee from any termination of the related Mortgage Loan Group (to the extent such proceeds relate to principal);

        (H) the portion of any Subordination Increase Amount with respect to such Mortgage Loan Group for such Payment Date to the extent of any Net Monthly Excess Cashflow available for such purpose, after giving effect to the cross-collateralization provisions described above;

    minus
    -----

    the portion of any Subordination Reduction Amount to be applied for such Payment Date.

    The "Loan Balance" is the outstanding principal balance of each Mortgage Loan on the Cut-off Date (but not including any amounts in respect of accrued interest thereon, even if the terms of the Mortgage Loan permit such amounts to be added to the principal balance thereof), less any principal collections or recoveries relating to such Mortgage Loan included in previous related Monthly Remittance Amounts. "Net Liquidation Proceeds" means, with respect to a Liquidated Mortgage Loan, any amounts (including the proceeds of any insurance policy other than the Certificate Insurance Policy) recovered by the Servicer or any Sub-Servicer with respect to such Liquidated Mortgage
Loan, whether through Trustee's sale, foreclosure sale or otherwise, net of liquidation expenses incurred by the Servicer, unreimbursed Delinquency Advances and certain other related and unreimbursed Servicer advances. The "Remittance Date" is any date, as set forth in the Pooling and Servicing Agreement, on which the Servicer is required to remit moneys on deposit in the "Principal and Interest Account" to the Trustee. A "Liquidated Mortgage Loan" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment), the Loan Balance of which shall be zero following such determination. The "Substitution Amount" is the difference between the Loan Balance of a (x) replaced Mortgage Loan as of the close of business on the first day of the calendar month in which such Mortgage Loan is replaced and (y) the Loan
Balance of the replacement Mortgage Loan, as of the date the Trust acquired it, plus accrued and unpaid interest on such amount.

Overcollateralization And The Certificate Insurance Policy

    The Pooling and Servicing Agreement defines a "Subordination Deficit" with respect to a Mortgage Loan Group and a Payment Date to be the amount, if any, by which (x) the Class A Certificate Principal Balance of the Class A Certificates issued in respect of the related Mortgage Loan Group as of such Payment Date, and following the making of all distributions to be made on such Payment Date (except for any payment to be made as to principal from proceeds of the Certificate Insurance Policy), exceeds (y) the aggregate Loan Balances of the Mortgage Loans in the related Mortgage Loan Group as of the close of business on the last day of the preceding Remittance Period; provided, that with respect to the Final Scheduled Payment Date for the Class A-5 Certificates, the Subordination Deficit shall include, in addition to amounts calculated as described above with respect to the Class A-5 Certificates and the Adjustable Rate Group, any additional amounts representing the aggregate outstanding Certificate Principal Balance of the Class A-5 Certificates plus accrued interest thereon (but not including any Available Funds Cap Carry-Forward Amount), if the Servicer has not purchased all of the outstanding Mortgage Loans in the Adjustable Rate Group as of such Payment Date in accordance with the Pooling and Servicing Agreement. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the Certificate Insurance Policy not later than the third Business Day prior to any Payment Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the Owners of the related Class A Certificates on such Payment Date. Thus, neither the Certificate Insurance Policy nor the subordination provisions described above guarantees current payment of the amounts of any Realized Losses to the Owners of the related Class A Certificates. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the related Mortgage Loan Group, they may temporarily receive no distributions of principal.

Credit Enhancement Does Not Apply To Prepayment Risk

    In general, the protection afforded by the subordination provisions and by the Certificate Insurance Policy is protection for credit risk and not for prepayment risk. The subordination provisions may not be adjusted, nor may a claim be made under the Certificate Insurance Policy to guarantee or insure that any particular rate of prepayment is experienced by the Trust.

Class A Distributions and Insured Payments to the Owners of the Class A Certificates

    No later than the third Business Day prior to each Payment Date the Trustee will be required to determine the amount for each Mortgage Loan Group to be on deposit in the Distribution Account on such Payment Date (including amounts available with respect to such Mortgage Loan Group as a result of the cross-collateralization described above) (less the Servicing Fee for such Mortgage Loan Group, such amount being the "Available Funds"), but net of the Trustee Fee and the Certificate Insurer's premium (and without regard to the amount of any Insured Payment), in each case for the related Mortgage Loan Group. If the amount of the Insured Distribution Amount for a Mortgage Loan Group for any Payment Date exceeds the related Available Funds for such Payment Date, net of the Trustee Fee and the Certificate Insurer's premium, the Trustee will be required to draw the amount of such insufficiency from the Certificate Insurer under the Certificate Insurance Policy. The Trustee will be required to deposit to the Distribution Account the amount of any Insured Payment made by the Certificate Insurer. The Pooling and Servicing Agreement provides that amounts which cannot be distributed to the Owners of the Certificates as a result of proceedings under the United States
Bankruptcy Code or similar insolvency laws will not be considered in determining the amount of Available Funds with respect to any Payment Date.

Flow Of Funds

    On each Payment Date, the Trustee shall distribute for each Mortgage Loan Group, to the extent of the Available Funds on deposit in the Distribution Account for such Mortgage Loan Group and the amount of any Insured Payment for such Mortgage Loan Group for such Payment Date as follows:

        (a) to the Certificate Insurer, the premium amount then due;

        (b) to the Trustee, an amount equal to the Trustee Fee then due;

        (c) from the remaining Available Funds then on deposit for such Mortgage Loan Group in the Distribution Account, to the Certificate Insurer the lesser of (x) the excess of (i) the amount then on deposit in the Distribution Account for such Mortgage Loan Group over (ii) the Insured Distribution Amount for such Mortgage Loan Group for such Payment Date and
    (y) the Reimbursement Amount, if any, for such Mortgage Loan Group as of such Payment Date;

        (d) from remaining Available Funds then on deposit in the Distribution Account for the related Mortgage Loan Group, together with the amount of any related Insured Payment, concurrently to the Owners of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and the Class A-5 Certificates, respectively, the Class A Interest Distribution Amount for each such class of Class A Certificates;

        (e) from remaining Available Funds then on deposit in the Distribution Account for the Fixed Rate Group, together with the amount of any related Insured Payment, to the Owners of the Class A-4 Certificates, in reduction of the Class A-4 Certificate Principal Balance, an amount equal to the Class A-4 Lockout Distribution, if any;

        (f) from remaining Available Funds then on deposit in the Distribution Account for the Fixed Rate Group, together with the amount of any related Insured Payment, in respect of the Class A Principal Distribution Amount and net of amounts distributed pursuant to clause (e) above, to the Owners of the Class A-1 Certificates, in reduction of the Class A-1 Certificate Principal Balance, until such Class A-1 Certificate Principal Balance is reduced to zero, then to the Owners of the Class A-2 Certificates, in reduction of the Class A-2 Certificate Principal Balance, until such Class A-2 Certificate Principal Balance is reduced to zero, then to the Owners of the Class A-3 Certificates, in reduction of the Class A-3 Certificate Principal Balance, until such Class A-3

    Certificate Principal Balance is reduced to zero, then to the Owners of the Class A-4 Certificates, in reduction of the Class A-4 Certificate Principal Balance, until such Class A-4 Certificate Principal Balance is reduced to zero;

        (g) from remaining amounts then on deposit in the Distribution Account for the Adjustable Rate Group, together with the amount of any related Insured Payment, in respect of the Class A Principal Distribution Amount, to the Owners of the Class A-5 Certificates, in reduction of the Class A-5 Certificate Principal Balance, until such Class A-5 Certificate Principal Balance is reduced to zero;

        (h) from remaining amounts then on deposit in the Distribution Account for the Adjustable Rate Group, to the Owners of the Class A-5 Certificates, an amount equal to the Available Funds Cap Carry-Forward Amount for such Distribution Date;

        (i) from remaining amounts then on deposit in the Distribution Account, to the Servicer and/or the Trustee, reimbursement for certain permitted reimbursable amounts; and

        (j) following the making by the Trustee of all allocations, transfers and disbursements described above, from amounts then on deposit in the Distribution Account, the Trustee shall distribute to the Subordinate Certificate Owners, the amount remaining on such Payment Date, if any.

    Notwithstanding the foregoing, on any Payment Date on or after which a Certificate Insurer Default has occurred, any amounts of principal (including any Class A-4 Lockout Distribution) that would otherwise be distributed sequentially to the Owners of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificate and Class A-4 Certificates shall instead be distributed concurrently to the Owners of such Certificates, pro rata, until the Certificate Principal Balance of each such class has been reduced to zero. A "Certificate Insurer Default" means the occurrence and continuation of a failure by the Certificate Insurer to make any Insured Payment under the terms of the Certificate Insurance Policy or certain events of insolvency or bankruptcy with respect to the Certificate Insurer.

    The "Class A-4 Lockout Distribution" on each Payment Date means an amount equal to the lesser of (i) the product of the applicable Class A-4 Lockout Percentage and the Class A-4 Pro Rata Distribution Amount for such Payment Date and (ii) the Class A Principal Distribution Amount in respect of the Fixed Rate Group for such Payment Date.

    The "Class A-4 Lockout Percentage" for each Payment Date is as follows:

                        PAYMENT DATE                             CLASS A-4
                        OCCURRING IN                         LOCKOUT PERCENTAGE
-----------------------------------------------------------  ------------------
October 1997--September 2000...............................           0%
October 2000--September 2002...............................          45%
October 2002--September 2003...............................          80%
October 2003--September 2004...............................         100%
October 2004 and thereafter................................         300%

    The "Class A-4 Pro Rata Distribution Amount" for any Payment Date means an amount equal to the product of (i) a fraction, the numerator of which is the Class A-4 Certificate Principal Balance and the denominator of which is the aggregate of the certificate principal balances of the Class A Certificates issued in respect of the Fixed Rate Group, in each case immediately prior to such Payment Date, and (ii) the portion of the Class A Principal Distribution Amount collected in respect of such Mortgage Loan Group.

    "LIBOR" shall mean the London interbank offered rate for one-month United States dollar deposits. LIBOR for each Accrual Period shall be determined on the second business day preceding the first day of any

Accrual Period (each, a "LIBOR Determination Date"), on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBOR Page, as of 11:00 a.m. (London time) on such LIBOR Determination Date. As used in this paragraph, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuters Screen LIBOR Page" means the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuters Screen LIBOR Page on the LIBOR Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by or under common control with the Sponsor or any Originator.

    On each LIBOR Determination Date, LIBOR will be established by the Trustee as follows:

        (a) If on such LIBOR Determination Date two or more Reference Banks provide such offered quotations, LIBOR shall be the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of such offered quotations.

        (b) If on such LIBOR Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR shall be the greater of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates that New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean, (ii) the lowest one-month U.S. dollar lending rate which New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks.

    The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A-5 Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (410) 884-2000.

Certain Activities

    The Trust has not and will not: (i) issue securities (except for the Certificates); (ii) borrow money; (iii) make loans; (iv) invest in securities for the purpose of exercising control; (v) underwrite securities; (vi) except as provided in the Pooling and Servicing Agreement, engage in the purchase and sale (or turnover) of investments; (vii) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (viii) repurchase or otherwise reacquire its securities. See "Description of the Securities -- Reports To The Securityholders" in the Prospectus for information regarding reports to the Owners.

                        THE CERTIFICATE INSURANCE POLICY

    On the Closing Date, the Certificate Insurance Policy will be issued by the Certificate Insurer pursuant to the provisions of the Insurance Agreement, dated as of the Cut-off Date, among the Sponsor, the Servicer and the Certificate Insurer.

    The Certificate Insurance Policy unconditionally guarantees the timely payment of interest due (but not any amounts in respect of Available Funds Cap Carry-Forward Amounts) and the ultimate payment of principal on the Class A Certificates. The Certificate Insurer is required to make Insured Payments to the Trustee as paying agent on the later of the Payment Date or on the business day next following the day on which the Certificate Insurer shall have received telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from the Trustee that an Insured Payment is due.

    The Pooling and Servicing Agreement will provide that the "Available Funds" does not include Insured Payments and does not include any amounts that cannot be distributed to the Owners of any Class A Certificates by the Trustee as a result of final, non-appealable proceedings under the United States Bankruptcy Code.

    In addition, the Certificate Insurance Policy will provide for payment of the amount (a "Preference Amount") of any distributions in respect of principal or interest previously paid to an Owner of a Class A Certificate that are subsequently recovered from such Owner prior to the expiration date of the Certificate Insurance Policy pursuant to a final, nonappealable order (a "Final Order") of a court of competent jurisdiction under the United States Bankruptcy Code. Any such payments would be made under the Certificate Insurance Policy on the second business day following receipt by the Certificate Insurer of a certified copy of such Final Order, assignment to the Certificate Insurer of such Owner's rights and claims with respect to such Preference Amount and appointment of the Certificate Insurer as such Owner's agent in respect of such Preference Amount. No such Owner shall be entitled to reimbursement for any payment avoided as a preference as to which the Certificate Insurer previously has made a payment under the Certificate Insurance Policy, nor is the Certificate Insurer obligated to make any payment in respect of any Preference Amount which represents a payment of the principal amount of the Class A Certificates prior to the time the Certificate Insurer otherwise would have been required to make a payment in respect of such principal.

    Pursuant to the terms of the Pooling and Servicing Agreement, the Certificate Insurer, or the majority of Owners of the Class A Certificates with the consent of the Certificate Insurer, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate.

    The Certificate Insurer's obligation under the Certificate Insurance Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Owners of Class A Certificates, whether or not such funds are properly distributed by the Trustee. For purposes of the Certificate Insurance Policy, the term "Owner" does not include the Trust, the Servicer or the Sponsor. The Certificate Insurance Policy does not guarantee any specific rate of prepayments of principal of the Mortgage Loans. The Certificate Insurance Policy does not guarantee payment of any Available Funds Cap Carry-Forward Amount (or any interest thereon). The Certificate Insurance Policy is non-cancelable. The Certificate Insurance Policy expires and terminates without any action on the part of the Certificate Insurer or any other person on the date that is one year and one day following the date on which the Class A Certificates have been paid in full.

    THE CERTIFICATE INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

    Pursuant to the Pooling and Servicing Agreement, the Certificate Insurer is subrogated to the rights of the Owners of the Class A Certificates to the extent of any such payment under the Certificate Insurance Policy.

    A copy of the Certificate Insurance Policy is available upon request to the Trustee at its principal corporate trust office located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, Attention: Corporate Trust Services. The telephone number for the Trustee's corporate trust office is (410) 884-2000.

                            THE CERTIFICATE INSURER

General

    Financial Guaranty Insurance Company, the "Certificate Insurer," a New York stock insurance corporation, is a monoline financial guaranty insurance company which, since January 1984, has been a leading insurer of bonds issued by municipal governmental subdivisions and agencies thereof. The Certificate Insurer also insures a variety of non-municipal structured debt obligations and pass-through securities. The Certificate Insurer is authorized to write insurance in all 50 states and the District of Columbia and is also authorized to carry on general insurance business in the United Kingdom and to write credit and guaranty insurance in France.

    The Certificate Insurer is a wholly owned subsidiary of FGIC Corporation, a Delaware holding company. FGIC Corporation is a subsidiary of General Electric Capital Corporation ("GE Capital"). Neither FGIC Corporation nor GE Capital is obligated to pay the debts of or the claims of the Certificate Insurer.

    The Certificate Insurer and its holding company, FGIC Corporation, are subject to regulation by the State of New York Insurance Department and by each jurisdiction in which the Certificate Insurer is licensed to write insurance. These regulations vary from jurisdiction to jurisdiction, but generally require insurance holding companies and their insurance subsidiaries to register and file certain reports, including information concerning their capital structure, ownership and financial condition and require prior approval by the insurance department of their state of domicile of changes in control, of dividends and other intercorporate transfers of assets and of transactions between insurance companies, their parents and affiliates. The Certificate Insurer is required to file quarterly and annual statutory financial statements and is subject to statutory restrictions concerning the types and quality of investments, the use of policy forms, premium rates and the size of risk that it may insure, subject to reinsurance. Additionally, the Certificate Insurer is subject to triennial audits by the State of New
York Insurance Department.

    The Certificate Insurer considers its role in providing insurance to be credit enhancement rather than credit substitution. The Certificate Insurer only insures securities that it considers to be of investment grade quality. With respect to each category of obligations considered for insurance, the Certificate Insurer has established and maintains its own underwriting standards that are based on those aspects of credit quality that the Certificate Insurer deems important for the category and that take into account criteria established for the category typically used by rating agencies. Credit criteria for evaluating securities include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flow, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios, underlying levels of protection such as insurance or overcollateralization, and, particularly in the case of long-term municipal securities, the importance of the project being financed.

    The Certificate Insurer also reviews the security features and reserves created by the financing documentation, as well as the financial and other covenants imposed upon the credit backing the issue. In connection with underwriting new issues, the Certificate Insurer sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the insured obligation by a party of acceptable credit quality obligated to make payment prior to any payment by the Certificate Insurer.

    Insurance written by the Certificate Insurer insures the full and timely payment of interest and principal when due on insured debt securities and timely interest and ultimate principal payments due in respect of pass-through securities such as the Class A Certificates. If the issuer of a security insured by the Certificate Insurer defaults on its obligations to pay such debt service or, in the case of a pass-through security, available funds are insufficient to pay the insured amounts, the Certificate Insurer will make scheduled insured payments, without regard to any acceleration of the securities which may have occurred, and will be subrogated to the rights of security holders to the extent of its payments. The claims paying ability of the Certificate Insurer is rated "Aaa," "AAA" and "AAA" by Moody's, S&P and Fitch Investors Service, Inc. ("Fitch"), respectively.

    In consideration for issuing its insurance, the Certificate Insurer receives a premium which is generally paid in full upon issuance of the policy or on an annual, semi-annual or monthly basis. The premium rates charged depend principally on the credit strength of the securities as judged by the Certificate Insurer according to its internal credit rating system and the type of issue.

    As of June 30, 1997, December 31, 1996 and December 31, 1995, the Certificate Insurer had written directly or assumed through reinsurance, guaranties of approximately $215.3 billion, $205.0 billion and $180.0 billion par value of securities, respectively (of which approximately 85 percent, 82 percent and 88 percent constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $2.09 billion, $2.05 billion and $1.95 billion, respectively. As of June 30, 1997, the Certificate Insurer had reinsured approximately 30 percent of the risks it had written, 26 percent through quota share reinsurance, 27 percent through excess of loss reinsurance and 47 percent through facultative arrangements.

Capitalization

    The following table sets forth capitalization of the Certificate Insurer as of December 31, 1995, December 31, 1996 and June 30, 1997, respectively, on the basis of generally accepted accounting principles. No material adverse change in the capitalization of the Certificate Insurer has occurred since June 30, 1997.

                                                                                                     (UNAUDITED)
                                                              DECEMBER 31, 1995  DECEMBER 31, 1996  JUNE 30, 1997
                                                                (IN MILLIONS)      (IN MILLIONS)    (IN MILLIONS)
                                                              -----------------  -----------------  -------------
Unearned Premiums...........................................      $     728          $     682        $     656
Other Liabilities...........................................            304                288              250
Stockholder's Equity
  Common Stock................................................           15                 15               15
  Additional Paid-in Capital..................................          334                334              334
  Unrealized gains............................................           64                 39               48
  Foreign currency translation adjustment.....................           (2)                (1)              (1)
  Retained Earnings...........................................        1,137              1,297            1,387
                                                                     ------             ------           ------
Total Stockholder's Equity..................................          1,548              1,684            1,783
                                                                     ------             ------           ------
Total Liabilities and Stockholder's Equity..................      $   2,580          $   2,654        $   2,689
                                                                     ------             ------           ------
                                                                     ------             ------           ------

    For further financial information concerning the Certificate Insurer, see the audited and unaudited financial statements of the Certificate Insurer included as Appendix A and Appendix B, respectively, of this Prospectus Supplement.

    Copies of the Certificate Insurer's quarterly and annual statutory statements filed by the Certificate Insurer with the State of New York Insurance Department are available upon request to Financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006, Attention: Corporate Communications Department. The Certificate Insurer's telephone number is (212) 312-3000.

    The Certificate Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or the Prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of information in this Prospectus Supplement regarding the Certificate Insurer and the Certificate Insurance Policy set forth under the headings "The Certificate Insurance Policy" and "The Certificate Insurer" and in Appendix A and Appendix B of this Prospectus Supplement.

    An indemnification agreement between the Certificate Insurer and Morgan Stanley & Co. Incorporated and an insurance agreement among the Certificate Insurer, the Sponsor and EquiVantage Inc. each provide that the parties to such agreements will indemnify each other for certain liabilities under the 1933 Act.

                      THE POOLING AND SERVICING AGREEMENT

    In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in this Prospectus Supplement and the Prospectus, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

Formation Of The Trust

    On the Closing Date, the Trust will be created and established pursuant to the Pooling and Servicing Agreement. On such date, the Sponsor will sell without recourse the Mortgage Loans to the Trust and the Trust will issue the Class A Certificates to the Owners thereof.

    The property of the Trust shall include all money, instruments and other property to the extent such money, instruments and other property are subject or intended to be held in trust for the benefit of the Owners, and all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including eligible investments as specified in the Pooling and Servicing Agreement, as from time to time may be held by the Trustee in the Distribution Account and by the Servicer in the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), each to be created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any insurance policies relating to the Mortgage Loans and any rights of the Sponsor under any related insurance policies, (v) Net Liquidation Proceeds with respect to any Liquidated Loan, (vi) rights under the Certificate Insurance Policy and (vii) the Sponsor's rights under the Master Transfer Agreements as described below (collectively, the "Trust Estate").

Sale Of Mortgage Loans

    EquiVantage will sell the Mortgage Loans to the Sponsor on or prior to the Closing Date pursuant to one or more Master Mortgage Loan Transfer Agreements, together with the related Conveyance Agreement, between EquiVantage and the Sponsor (collectively, the "Master Transfer Agreements"). In the Master Transfer Agreements EquiVantage will make certain representations and warranties. The Sponsor will assign its rights to enforce such representations and warranties to the Trustee as part of the Trust Estate.

    Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Sponsor will sell without recourse to the Trustee in trust all right, title and interest of the Sponsor in each Mortgage Loan listed on the schedule delivered to the Trustee on the Closing Date (the "Schedule of Mortgage Loans") and all its right, title and interest in all principal collected and all interest due on each such Mortgage Loan on or after the Cut-off Date. The Sponsor will reserve and retain all its right, title and interest in principal collected (including Prepayments) and interest due on each Mortgage Loan prior to the Cut-off Date.

    In connection with the sale of the Mortgage Loans on the Closing Date, the Sponsor will be required to deliver to the Trustee, as document custodian, a file (a "Mortgage Loan File") consisting of (i) the original Notes, endorsed by the Originator thereof to the order of the Trustee, (ii) originals or certified copies of all intervening assignments, if any, showing a complete chain of assignment from origination to the Originator, including warehousing assignments, with evidence of recording (or transmission for recordation) thereon, (iii) originals of all assumption and modification agreements if any,
(iv) any of: (a) the original Mortgage, with evidence of recording thereon, (b) a true and accurate copy of the Mortgage where the original Mortgage has been transmitted for recording, until such time as the original Mortgage is returned by the public recording office or (c) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost, (v) the original Mortgage Insurance Policy, title commitment, binder or attorney's opinion of title and abstract of title, and (vi) an assignment in blank, in recordable form, of each Mortgage for which an assignment is not recorded, executed by the record holder of such Mortgage. The Pooling and Servicing Agreement also provides that the Certificate Insurer will require assignments of mortgages prepared and recorded in the name of the Trustee (unless the Trustee and the Certificate Insurer receive an acceptable opinion of counsel, or other documentation acceptable to the Trustee or the Certificate Insurer, concluding that such recordation is not necessary to protect the Trustee's interests in the related Mortgage Loans), and that evidence of the recording thereof be included in the related Mortgage Loan File upon receipt thereof.

Governing Law

    The Pooling and Servicing Agreement and each Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

Termination Of The Trust

    The Pooling and Servicing Agreement will provide that the Trust will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts required to be paid such Owners upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, or (ii) any time when a Qualified Liquidation of the Trust Estate is effected.

Optional Termination

    By The Residual Certificate Owners And The Servicer. At their option, the Residual Certificate Owners and the Servicer acting directly or through one or more affiliates each have the right and may determine to purchase from the Trust all of the Mortgage Loans and other property then held by the Trust, and thereby effect early retirement of the Certificates, on and after the Clean-Up Call Date. The right of the Residual Certificate Owners so to exercise such optional purchase right is superior to such right of the Servicer. The Servicer may exercise its right if the Residual Certificate Owners decline to do so. In addition, the Pooling and Servicing Agreement provides that the Servicer has the option to purchase from the Trust any Mortgage Loan that is in default.

    Upon Loss Of Remic Status. Following a final determination by the Internal Revenue Service, or by a court of competent jurisdiction, in each case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken to the effect that the Trust does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is thirty (30) calendar days following such Final Determination, (i) the Owners of a majority in Percentage Interest represented by the Class A Certificates then outstanding may direct the Trustee to adopt a plan of complete liquidation with respect to the Trust and (ii) the Certificate Insurer may notify the Trustee of the Certificate Insurer's determination to purchase from the Trust all Mortgage Loans and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust, and thereby effect the early retirement of the Certificates. Upon receipt of such notice or direction, the Trustee will be required to notify the Residual Certificate Owners of the determination of the Certificate Insurer or the Owners of the Class A Certificates to liquidate (the "Termination Notice"). The Owners of a majority of the Percentage Interest represented by the Residual Certificates then outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust as of the date of such purchase plus one month's interest on such amount at the weighted average of the Class A Pass-Through Rates.

    If, during the Purchase Option Period, the Residual Certificate Owners have not exercised the option described above, then upon the expiration of the Purchase Option Period the Certificate Insurer will be obligated so to purchase the Trust Estate within 60 days after the expiration of the Purchase Option Period or the Trustee will sell the Mortgage Loans and distribute the proceeds of the liquidation thereof.

    Following a Final Determination, the Owners of a majority of the Percentage Interest represented by the Residual Certificates then outstanding may, at their option (and upon delivery to the Owners of the Class A Certificates of an opinion of counsel experienced in U.S. federal income tax matters selected by the Residual Certificate Owners, which opinion will be required to be reasonably satisfactory in form and substance to a majority of the Percentage Interests represented by the Class A Certificates then outstanding, to the effect that the effect of the Final Determination is to substantially increase the probability that the gross income of the Trust will be subject to federal taxation), purchase from the Trust all Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Class A Certificate Principal Balances as of the date of such purchase plus interest accrued on the Class A Certificates since the prior Payment Date at the weighted average of the Class A
Pass-Through Rates. The Pooling and Servicing Agreement provides that the foregoing opinion shall be deemed satisfactory unless a majority of the Percentage Interest of the Class A Certificates give the Residual Certificate Owners notice that such opinion is not satisfactory within thirty (30) days after receipt of such opinion.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates is to be considered only in connection with "Material Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Class A Certificates.

Remic Elections

    The Trustee will cause one or more REMIC elections to be made with respect to the Trust for federal income tax purposes. Qualification as a REMIC requires ongoing compliance with certain conditions. Andrews & Kurth L.L.P., tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming (i) the REMIC elections are made and (ii) compliance with the Pooling and Servicing Agreement, each class of Class A Certificates will be treated as a "regular interest" in a REMIC. For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Class A Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Class A Certificates under an accrual method. The Class A Certificates may be issued with "original issue discount" for federal income tax purposes. It is possible that the Internal Revenue Service could treat a portion of the additional interest that would become payable on the Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates after the Step-Up Payment Date as "original issue discount." The prepayment assumption to be used in determining whether the Class A Certificates are issued with original issue discount and the rate of accrual of original issue discount is 120% PPM with respect to the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates and 25% CPR with respect to the Class A-5 Certificates, as described under "Prepayment and Yield Considerations" herein. No representation is made that any of the Mortgage Loans will prepay at this rate or any other rate. See "Material Federal Income Tax Consequences -- Discount and Premium -- Original Issue Discount" in the Prospectus.

Class A-5 Certificates

    The Class A-5 Certificates, except to the extent of any Available Funds Cap Carry-Forward Amounts, will be treated as regular interests in a REMIC under section 860G of the Code (the "Class A-5 Regular Interests"). Accordingly, the portion representing the Class A-5 Regular Interests will be treated as (i) assets described in section 7701(a)(19)(C) of the Code, and (ii) "real estate assets" within the meaning of section 856(c)(5) of the Code, in each case to the extent described in the Prospectus. Interest on such portion of the Class A-5 Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that such portion of the Class A-5 Certificates is treated as real estate assets. See "Material Federal Income Tax Consequences " in the Prospectus.

    Each holder of a Class A-5 Certificate is deemed to own an undivided beneficial ownership interest in two assets (i) the Class A-5 Regular Interests and (ii) an interest rate cap contract (a "Cap Agreement"). The Cap Agreement with respect to the Class A-5 Certificates is not included in any REMIC related to the Series 1997-3 REMIC. The treatment of amounts received by a Class A-5 Certificateholder under such Certificateholder's right to receive Available Funds Cap Carry-Forward Amounts will depend on the portion of such Certificateholder's purchase price allocable thereto. Under the REMIC regulations, each Class A-5 Certificateholder must allocate its purchase price for the Class A-5 Certificates between its undivided interest in the Class A-5 Regular Interests and its undivided interest in the Cap Agreement in accordance with the relative fair market values of each property right. Payments made to the Class A-5 Certificates under the Cap Agreement will be included in income based on the regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The original issue discount regulations (as described in the Prospectus), which technically do not apply to REMIC regular interests, provide that the issuer's allocations of the issue price are binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the issuer's allocation. Under the REMIC regulations, the Trustee is required to account for the Class A-5 Regular Interests and the Cap Agreement as discrete property rights. Ownership of the Cap Agreement will entitle the owner to amortize the separate price paid for the related Cap Agreement under the Notional Principal Contract Regulations. The Internal Revenue Service issued regulations applicable to debt instruments acquired after August 13, 1996 that provide for the integration of a qualifying debt instrument with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. These regulations expressly exclude REMIC regular instruments from their application.

                              ERISA CONSIDERATIONS

    The Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA), plans described in section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, and any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each a "Plan") and (b) persons who have certain specified relationships to such Plans ("Parties-in-Interest" under ERISA and "Disqualified Persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114
S. Ct. 517 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties-in-Interest or Disqualified Persons with respect to such Plans. See "ERISA Considerations" in the Prospectus.

    The Department of Labor has issued to each of Morgan Stanley & Co. Incorporated and Prudential Securities Incorporated an individual prohibited transaction exemption, Prohibited Transaction Exemption 90-24 and Prohibited Transaction Exemption 90-32, respectively (together, the "Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, the initial purchase, the servicing, management, operation and holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The loans covered by the Exemptions include mortgage loans such as the Mortgage Loans.

    Among the conditions that must be satisfied for the Exemptions to apply are the following:

        (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

        (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from S&P, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch;

        (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

        (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Originator and the Sponsor pursuant to the assignment of the loans to the Trust Estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

        (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the 1933 Act.

        The Trust Estate must also meet the following requirements:

        (i) the corpus of the Trust Estate must consist solely of assets of the type that have been included in other investment pools;

        (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of certificates; and

       (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

    Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions do not apply to Plans sponsored by the Sponsor, the Certificate Insurer, the Underwriters, the Trustee, the Servicer, any other servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

    As of the date hereof, there is no single Mortgage Loan included in the Trust Estate that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Estate.

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemptions, and the potential consequences in their specific circumstances prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                    RATINGS

    It is a condition of the original issuance of the Class A Certificates that each class of Class A Certificates receive ratings of "AAA" by S&P and "Aaa" by Moody's. The ratings assigned to the Class A Certificates will be based on the claims-paying ability of the Certificate Insurer. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007 and Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., 25 Broadway, New York, New York 10004. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Class A Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

    None of the Class A Certificates will constitute "mortgage related securities" for purposes of SMMEA. Institutions subject to the jurisdiction of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or state banking or insurance authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Class A Certificates, since the Class A Certificates may be deemed to be unsuitable investments under one or more of these rules, policies and guidelines and certain restrictions may apply to such investments. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities. Investors should consult with their own legal advisors in determining whether and to what extent the Class A Certificates constitute legal investments for such investors. See "Legal Investment Matters" in the Prospectus.

                                  UNDERWRITING

    Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Class A Certificates, the Sponsor has agreed to cause the Trust to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the percentage interest of the Class A Certificates set forth opposite its name below:

                                                       PERCENTAGE INTEREST OF
UNDERWRITER                                             CLASS A CERTIFICATES
----------------------------------------------------  -------------------------
Morgan Stanley & Co. Incorporated...................           50%
Prudential Securities Incorporated..................           50%

    The Underwriters are collectively committed to purchase all of the Class A Certificates if any Class A Certificates are purchased. The Underwriters have advised the Sponsor that they propose to offer the Class A Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Underwriters may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters or purchasers of the Class A Certificates for whom they may act as agents. In addition to the profits on resale received by the Underwriters in connection with such transactions, the Sponsor has agreed to pay the Underwriters a fee of 0.30% of the aggregate original principal amount of the Class A Certificates. In connection with the sale of the Class A Certificates, the Underwriters may be deemed to have received compensation from the Sponsor in the form of underwriting compensation. Any dealers that participate with the Underwriters in the distribution of the Class A Certificates purchased by the Underwriters may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriters and any profit on the resale of the Class A Certificates by them or the Underwriters may be deemed to be underwriting discounts or commissions under the 1933 Act.

    The Sponsor has been advised by the Underwriters that the Underwriters intend to make a market in the Class A Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Class A Certificates and such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Class A Certificates.

    The Underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Class A Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions syndicate covering transactions and penalty bids may cause the price of the Class A Certificates to be higher than it would otherwise be in the absence of such transactions.

    The Sponsor has agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the 1933 Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

                                    EXPERTS

    The financial statements of Financial Guaranty Insurance Company, included in this Prospectus Supplement in Appendix A, as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996, have been included in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing in Appendix A, and upon the authority of such firm as experts in accounting and auditing.

                             CERTAIN LEGAL MATTERS

    Certain legal matters with respect to the Certificates will be passed upon by Andrews & Kurth L.L.P., Washington, D.C. Hunton & Williams will act as counsel for the Certificate Insurer.

                               INDEX OF PRINCIPAL TERMS
                                                                          Page
                                                                          ----
1933 Act...................................................................S-1
Accrual Period.............................................................S-9
Actuarial Loans...........................................................S-37
Adjustable Rate Group............................................ii, S-4, S-21
Authorized Officer........................................................S-48
Available Funds.....................................................S-58, S-61
Available Funds Cap........................................................S-7
Available Funds Cap Carry-Forward Amount.............................S-8, S-16
Available Funds Shortfall.................................................S-55
Base Servicing Fee........................................................S-15
Beneficial Owner..........................................................S-50
Beneficial Owners.....................................................ii, S-14
Book-Entry Certificates...................................................S-51
Business Day...............................................................S-8
Cap Agreement.............................................................S-66
Cede......................................................................S-14
Cedel.....................................................................S-14
Cedel Participants........................................................S-52
Certificate Insurance Policy..........................................ii, S-13
Certificate Insurer.............................................ii, S-14, S-61
Certificate Insurer Default...............................................S-59
Certificate Principal Balance..............................................S-9
Certificateholder.........................................................S-61
Certificates........................................................cover, S-3
Citibank..................................................................S-14
Class A Certificate Principal Balances....................................S-38
Class A Certificates................................................cover, S-3
Class A Distribution Amount...............................................S-11
Class A Interest Distribution Amount.......................................S-9
Class A Principal Distribution Amount.........................S-10, S-54, S-56
Class A Required Distribution Amount......................................S-11
Class A-1 Certificate Principal Balance...................................S-38
Class A-1 Certificates..............................................cover, S-3
Class A-1 Pass-Through Rate................................................S-6
Class A-2 Certificate Principal Balance...................................S-38
Class A-2 Certificates..............................................cover, S-3
Class A-2 Pass-Through Rate................................................S-6
Class A-3 Certificate Principal Balance...................................S-38
Class A-3 Certificates..............................................cover, S-3
Class A-3 Pass-Through Rate................................................S-6
Class A-4 Certificate Principal Balance...................................S-38
Class A-4 Certificates..............................................cover, S-3
Class A-4 Lockout Distribution............................................S-59
Class A-4 Lockout Percentage........................................S-11, S-59
Class A-4 Pass-Through Rate................................................S-7
Class A-4 Pro Rata Distribution Amount..............................S-11, S-59
Class A-5 Certificate Principal Balance...................................S-38
Class A-5 Certificates..............................................cover, S-3
Class A-5 Formula Pass-Through Rate........................................S-7
Class A-5 Pass-Through Rate................................................S-7
Class A-5 Regular Interests...............................................S-66
Class B Certificates.......................................................S-3

Class R Certificates.......................................................S-4
Clean-Up Call Date........................................................S-15
Closing Date...............................................................S-3
CLTV......................................................................S-17
Commission.................................................................S-1
Cooperative...............................................................S-52
CPR.......................................................................S-39
Cut-off Date...............................................................S-3
D&P.......................................................................S-67
Definitive Certificate....................................................S-51
Delinquency Advance.......................................................S-49
DTC...................................................................ii, S-14
DTC Participants..........................................................S-52
ERISA.....................................................................S-67
Euroclear.................................................................S-14
Euroclear Operator........................................................S-52
Euroclear Participants....................................................S-52
European Depositaries.....................................................S-51
European Depositories.....................................................S-14
Exchange Act.........................................................S-1, S-70
Exemptions................................................................S-67
FDIC......................................................................S-50
Final Determination.......................................................S-65
Final Order...............................................................S-61
Final Scheduled Payment Date..............................................S-38
Final Scheduled Payment Dates..............................................S-4
Financial Intermediary....................................................S-51
Fitch.....................................................................S-62
Fixed Rate Group.................................................ii, S-4, S-21
GE Capital................................................................S-62
Incentive Program..........................................................S-6
Insured Distribution Amount...............................................S-12
Insured Payment...........................................................S-13
LIBOR................................................................S-7, S-59
LIBOR Determination Date..................................................S-60
Liquidated Mortgage Loan..................................................S-57
Loan Balance..............................................................S-57
Loan-to-Value Ratio.......................................................S-17
LTV.......................................................................S-17
Master Transfer Agreements................................................S-64
Monthly Remittance Amount.................................................S-50
Moody's...................................................................S-16
Morgan....................................................................S-14
Mortgage Loan File........................................................S-64
Mortgage Loan Group..............................................ii, S-4, S-21
Mortgage Loans...........................................................cover
Mortgaged Properties........................................................ii
Mortgages...................................................................ii
Mortgagor.................................................................S-37
Net Liquidation Proceeds..................................................S-57
Net Monthly Excess Cashflow...............................................S-56
Net Monthly Excess Spread.................................................S-55
Notes.....................................................................S-21
Notional Principal Contract Regulations...................................S-67
one-year CMT index..................................................S-18, S-28

Original Class A-1 Certificate Principal Balance...........................S-6
Original Class A-2 Certificate Principal Balance...........................S-6
Original Class A-3 Certificate Principal Balance...........................S-6
Original Class A-4 Certificate Principal Balance...........................S-6
Original Class A-5 Certificate Principal Balance...........................S-6
original issue discount...................................................S-66
Originators................................................................S-3
Owner.....................................................................S-50
Owners................................................................ii, S-50
Owners of Record...........................................................S-8
Participants..............................................................S-51
Payment Date...........................................................ii, S-8
Percentage Interest.......................................................S-50
Plan......................................................................S-67
Pooling and Servicing Agreement.....................................cover, S-4
PPM.......................................................................S-39
Preference Amount.........................................................S-61
Prepayment................................................................S-37
Principal and Interest Account............................................S-57
Program Loan...............................................................S-6
Property Value............................................................S-17
PUD.......................................................................S-21
Purchase Option Period....................................................S-65
Realized Loss..............................................................S-9
Reference Banks...........................................................S-60
Reimbursement Amount......................................................S-56
Relevant Depositary.......................................................S-51
REMIC.....................................................................S-65
REMICs......................................................................ii
Remittance Date...........................................................S-57
Remittance Period..........................................................S-9
Reserve Interest Rate.....................................................S-60
Restricted Group..........................................................S-68
Reuters Screen LIBO Page..................................................S-60
Rules.....................................................................S-51
S&P.......................................................................S-16
Schedule of Mortgage Loans................................................S-64
Servicer............................................................cover, S-3
Servicing Fee.............................................................S-15
six-month LIBOR...........................................................S-18
Specified Subordinated Amount.............................................S-54
Sponsor.............................................................cover, S-3
Sponsor's Portfolio.......................................................S-19
Statistic Calculation Date.................................................S-4
Step-Up Payment Date.......................................................S-7
Structuring Assumptions...................................................S-39
Sub-Servicer...............................................................S-3
Subordinate Certificate Owners............................................S-14
Subordinate Certificates.................................................cover
Subordinated Amount.......................................................S-54
Subordination Deficit...............................................S-10, S-57
Subordination Increase Amount.............................................S-55
Subordination Reduction Amount............................................S-54
Substitution Amount.......................................................S-57
Termination Notice........................................................S-65

Terms and Conditions......................................................S-53
Total Monthly Excess Cashflow.............................................S-55
Total Monthly Excess Spread...............................................S-55
Transworld................................................................S-19
Trust....................................................................cover
Trust Estate..............................................................S-64
Trustee....................................................................S-3
Trustee Fee...............................................................S-15
Underwriters................................................................ii
weighted average life.....................................................S-39

                                       ANNEX I

                          GLOBAL CLEARANCE, SETTLEMENT AND
                             TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered EquiVantage Home Equity Loan Trust 1997-3 Class A Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors through Cedel and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedel and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their Relevant Depository which in turn will hold such positions in their accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

    Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC, Seller and Cedel or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the Relevant Depository, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depository to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their account one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depository for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between Cedel or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depository, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedel or Euroclear will instruct the respective Depository, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear

Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). In the event that the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

    A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds

(the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income or (iv) a trust if (a) a court in the United States is able to exercise primary supervision over the administration of the trust, and (b) one or more United States fiduciaries have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                      APPENDIX A

                         Financial Guaranty Insurance Company


               Audited Financial Statements December 31, 1996 and 1995
                         with Report of Independent Auditors

FINANCIAL GUARANTY INSURANCE COMPANY
Audited Financial Statements

December 31, 1996

Report of Independent Auditors ............................... 1

Balance Sheets ............................................... 2

Statements of Income ......................................... 3

Statements of Stockholder's Equity ........................... 4

Statements of Cash Flows ..................................... 5

Notes to Financial Statements ................................ 6

Financial Guaranty Insurance
  Company                                                         Balance Sheets

($ in Thousands, except per share amounts)

                                                                                             DECEMBER 31,  DECEMBER 31,
ASSETS                                                                                           1996          1995
-------------------------------------------------------------------------------------------  ------------  ------------

Fixed maturity securities available-for-sale (amortized cost of $2,190,303 in 1996 and
  $2,043,453 in 1995)......................................................................   $2,250,549    $2,141,584

Short-term investments, at cost, which approximates market.................................       73,839        91,032

Cash.......................................................................................          860           199

Accrued investment income..................................................................       37,655        37,347

Reinsurance recoverable....................................................................        7,015         7,672

Prepaid reinsurance premiums...............................................................      167,683       162,087

Deferred policy acquisition costs..........................................................       91,945        94,868

Property and equipment, net of accumulated depreciation ($15,333 in 1996 and $12,861 in
  1995)....................................................................................        4,696         6,314

Receivable for securities sold.............................................................          379        26,572

Prepaid expenses and other assets..........................................................       19,520        12,627
                                                                                             ------------  ------------

      Total assets.........................................................................   $2,654,141    $2,580,302
                                                                                             ------------  ------------
                                                                                             ------------  ------------

Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums..........................................................................   $  681,816    $  727,535

Loss and loss adjustment expenses..........................................................       72,616        77,808

Ceded reinsurance balances payable.........................................................       10,561         1,942

Accounts payable and accrued expenses......................................................       54,165        32,811

Payable to Parent..........................................................................        1,791         1,647

Current federal income taxes payable.......................................................       52,016        51,296

Deferred federal income taxes..............................................................       91,805        99,171

Payable for securities purchased...........................................................        4,937        40,211
                                                                                             ------------  ------------

      Total liabilities....................................................................   $  969,707     1,032,421
                                                                                             ------------  ------------
                                                                                             ------------  ------------

Stockholder's Equity:

Common stock, par value $1,500 per share; 10,000 shares authorized, issued and
  outstanding..............................................................................       15,000        15,000

Additional paid-in capital.................................................................      334,011       334,011

Net unrealized gains on fixed maturity securities available-for-sale, net of tax...........       39,160        63,785

Foreign currency translation adjustment, net of tax........................................         (429)       (1,499)

Retained earnings..........................................................................    1,296,692     1,136,584
                                                                                             ------------  ------------

      Total stockholder's equity...........................................................    1,684,434     1,547,881
                                                                                             ------------  ------------

      Total liabilities and stockholder's equity...........................................   $2,654,141    $2,580,302
                                                                                             ------------  ------------
                                                                                             ------------  ------------

                See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                                     Statements of Income

($ in Thousands)

                                                                                           FOR THE YEAR ENDED DECEMBER 31,
                                                                                           -------------------------------

                                                                                             1996       1995       1994
                                                                                           ---------  ---------  ---------

Revenues:

Gross premiums written...................................................................  $  97,027  $  97,288  $ 161,940

Ceded premiums...........................................................................    (29,376)   (19,319)   (46,477)

  Net premiums written...................................................................     67,651     77,969    115,463

Decrease in net unearned premiums........................................................     51,314     27,309     53,364
                                                                                           ---------  ---------  ---------

  Net premiums earned....................................................................    118,965    105,278    168,827

Net investment income....................................................................    124,635    120,398    109,828

Net realized gains.......................................................................     15,022     30,762      5,898
                                                                                           ---------  ---------  ---------

      Total revenues.....................................................................    258,622    256,438    284,553
                                                                                           ---------  ---------  ---------

Expenses:

Loss and loss adjustment expenses........................................................      2,389     (8,426)     3,646

Policy acquisition costs.................................................................     16,327     13,072     15,060

Decrease (Increase) in Deferred policy acquisition costs.................................      2,923     (3,940)     3,709

Other underwriting expenses..............................................................     12,508     19,100     21,182
                                                                                           ---------  ---------  ---------

      Total expenses.....................................................................     34,147     19,806     43,597
                                                                                           ---------  ---------  ---------

Income before provision for Federal income taxes.........................................    224,475    236,632    240,956
                                                                                           ---------  ---------  ---------

Federal income tax expense:

  Current................................................................................     41,548     28,913     43,484

  Deferred...............................................................................      5,318     19,841      7,741
                                                                                           ---------  ---------  ---------

Total Federal income tax expense.........................................................     46,866     48,754     51,225
                                                                                           ---------  ---------  ---------

Net income...............................................................................  $ 177,609  $ 187,878  $ 189,731
                                                                                           ---------  ---------  ---------
                                                                                           ---------  ---------  ---------

                See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                       Statements of Stockholder's Equity

($ in Thousands)

                                                                                            UNREALIZED
                                                                                         GAINS (LOSSES) ON
                                                                                          FIXED MATURITY
                                                                           ADDITIONAL       SECURITIES         FOREIGN
                                                                COMMON       PAID-IN    AVAILABLE- FOR-SALE,  CURRENCY    RETAINED
                                                                 STOCK       CAPITAL        NET OF TAX       ADJUSTMENT   EARNINGS
                                                              -----------  -----------  -------------------  -----------  ---------

Balance, January 1, 1994....................................   $  15,000    $ 334,011        $  90,708        $  (2,265)  $ 783,975

Net income..................................................      --           --               --               --         189,731

Change in fixed maturity securities available for sale, net
  of tax of ($71,336).......................................      --           --             (132,481)          --          --

Foreign currency translation adjustment.....................      --           --               --                1,044      --
                                                              -----------  -----------         -------       -----------  ---------

Balance, December 31, 1994..................................      15,000      334,011          (41,773)          (1,221)    973,706
                                                              -----------  -----------         -------       -----------  ---------

Net income..................................................      --           --               --               --         187,878

Dividend paid...............................................      --           --               --               --         (25,000)

Change in fixed maturity securities available for sale, net
  of tax of $56,839.........................................      --           --              105,558           --          --

Foreign currency translation adjustment.....................      --           --               --                 (278)     --
                                                              -----------  -----------         -------       -----------  ---------

Balance, December 31, 1995..................................      15,000      334,011           63,785           (1,499)  1,136,584
                                                              -----------  -----------         -------       -----------  ---------

Net Income..................................................      --           --               --               --         177,609

Dividend paid...............................................      --           --               --               --         (17,500)

Change in fixed maturity securities available for sale, net
  of tax of ($13,260).......................................      --           --              (24,625)          --          --

Foreign currency translation adjustment.....................      --           --               --                1,070      --
                                                              -----------  -----------         -------       -----------  ---------

Balance at December 31, 1996................................   $  15,000    $ 334,011        $  39,160        $    (429)  $1,296,692
                                                              -----------  -----------         -------       -----------  ---------
                                                              -----------  -----------         -------       -----------  ---------

                See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                                Statements of Cash Flows

 ($ in Thousands)

                                                                                          FOR THE YEAR ENDED DECEMBER 31,
                                                                                          -------------------------------

                                                                                            1996       1995       1994
                                                                                          ---------  ---------  ---------

Operating Activities:

  Net income............................................................................  $ 177,609  $ 187,878  $ 189,731

    Adjustments to reconcile net income to net cash provided by operating activities:

    Change in unearned premiums.........................................................    (45,719)   (29,890)   (45,927)

    Change in loss and loss adjustment expense reserves.................................     (5,192)   (20,938)     2,648

    Depreciation of property and equipment..............................................      2,472      2,348      2,689

    Change in reinsurance receivable....................................................        657      6,800       (304)

    Change in prepaid reinsurance premiums..............................................     (5,596)     2,581     (7,437)

    Change in foreign currency translation adjustment...................................      1,646       (427)     1,607

    Policy acquisition costs deferred...................................................    (16,327)   (16,219)   (18,306)

    Amortization of deferred policy acquisition costs...................................     19,250     12,279     22,015

    Change in accrued investment income, and prepaid expenses and other assets..........     (7,201)     2,906     (5,150)

    Change in other liabilities.........................................................     30,117    (12,946)     2,577

    Change in deferred income taxes.....................................................      5,318     19,841      7,741

    Amortization of fixed maturity securities...........................................        792      1,922      5,112

    Change in current income taxes payable..............................................        720    (30,827)    33,391

    Net realized gains on investments...................................................    (15,022)   (30,762)    (5,898)
                                                                                          ---------  ---------  ---------

  Net cash provided by operating activities.............................................    143,524     94,546    184,489
                                                                                          ---------  ---------  ---------

  Investing Activities:

    Sales and maturities of fixed maturity securities...................................    891,643    836,103    550,534

    Purchases of fixed maturity securities..............................................  (1,033,345)  (891,108)  (721,908)

    Purchases, sales and maturities of short-term investments, net......................     17,193    (15,358)   (11,486)

    Purchases of property and equipment, net............................................       (854)      (750)    (1,290)
                                                                                          ---------  ---------  ---------

    Net cash used in investing activities...............................................   (125,363)   (71,113)  (184,150)
                                                                                          ---------  ---------  ---------

  Financing Activities:

    Dividends paid......................................................................    (17,500)   (25,000)    --
                                                                                          ---------  ---------  ---------

    Net cash provided by financing activities...........................................    (17,500)   (25,000)    --
                                                                                          ---------  ---------  ---------

    Increase (Decrease) in cash.........................................................        661     (1,567)       339

    Cash at beginning of year...........................................................        199      1,766      1,427
                                                                                          ---------  ---------  ---------

    Cash at end of year.................................................................  $     860  $     199  $   1,766
                                                                                          ---------  ---------  ---------
                                                                                          ---------  ---------  ---------

                See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements

(1) Business

    Financial Guaranty Insurance Company (the "Company"), a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"), provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market. Approximately 82% of the business written since inception by the Company has been municipal bond insurance.

    The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) Significant Accounting Policies

    The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The prior years financial statements have been reclassified to conform to the 1996 presentation. Significant accounting policies are as follows:

Investments

    The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." The Statement defines three categories for classification of debt securities and the related accounting treatment for each respective category. The Company has determined that its fixed maturity securities portfolio should be classified as available-for-sale. Under SFAS 115, securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

    Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                              (Continued)
Premium Revenue Recognition

    Premiums for policies where premiums are collected in a single payment at policy inception are earned over the period at risk, based on the total exposure outstanding at any point in time. Financial guaranty insurance policies exposure generally declines according to predetermined schedules. For policies with premiums that are collected periodically, premiums are reflected in income pro rata over the period covered by the premium payment.

Policy Acquisition Costs

    Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses are considered in determining the recoverability of acquisition costs.

Loss and Loss Adjustment Expenses

    Provision for loss and loss adjustment expenses is made in an amount equal to the present value of unpaid principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $72.6 million and $77.8 million at December 31, 1996 and 1995, respectively. As of December 31, 1996 and 1995, such reserves included $28.9 million and $28.8 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Loss and loss adjustment expenses include amounts discounted at an interest rate of between 6.5 and 6.6 in 1996 and 5.5 % in 1995. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

Income Taxes

    Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                              (Continued)
Property and Equipment

    Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

Foreign Currency Translation

    The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1996 and 1995 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss at December 31, 1996 and 1995 was $0.4 million and $1.5 million, respectively, net of tax, and is reported as a separate component of stockholder's equity.

(3) Statutory Accounting Practices

    The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

        (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time.

        (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

        (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

        (d) certain assets designated as non-admitted assets are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

        (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;

        (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

        (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                               (Continued)

    The following is a reconciliation of net income and stockholder's equity presented on a GAAP basis to the corresponding amounts reported on a statutory-basis for the periods indicated below (in thousands):

                                                                                   YEARS ENDED DECEMBER 31,
                                                 --------------------------------------------------------------------------
                                                            1996                       1995                    1994
                                                 ---------------------------  -----------------------  --------------------

                                                      NET
                                                 STOCKHOLDER'S  STOCKHOLDER'S    NET     STOCKHOLDER'S    NET
                                                    INCOME         EQUITY      INCOME       EQUITY      INCOME     EQUITY
                                                 -------------  ------------  ---------  ------------  ---------  ---------
GAAP basis amount..............................    $ 177,609     $1,684,434   $ 187,878   $1,547,881   $ 189,731  $1,279,723
Premium revenue recognition....................       (9,358)      (176,285)    (22,555)    (166,927)     (4,970)  (144,372)
Deferral of acquisition costs..................        2,923        (91,945)     (3,940)     (94,868)      3,709    (90,928)
Contingency reserve............................       --           (460,973)     --         (386,564)     --       (328,073)
Non-admitted assets............................       --             (3,879)     --           (5,731)     --         (7,566)
Case basis loss reserves.......................       (3,197)        (3,249)      4,048          (52)     (3,340)    (4,100)
Portfolio loss reserves........................       --             24,000     (22,100)      24,000     (11,050)    46,100
Deferral of income taxes (benefits)............        5,317         70,719      19,842       64,825       7,741     45,134
Unrealized gains (losses) on fixed maturity
  securities held at fair value, net of tax....       --            (39,160)     --          (63,785)     --         41,773
Recognition of profit commission...............         (441)        (6,185)      3,096       (5,744)     (2,410)    (8,840)
Provision for unauthorized reinsurance.........       --             --          --           --          --           (266)
Contingency reserve tax deduction (see Note
  2)...........................................       --             85,176      --           78,196      --         55,496
Allocation of tax benefits due to Parent's net
  operating loss to the
Company (see Note 5)...........................          313         10,603         637       10,290         (63)     9,653
                                                 -------------  ------------  ---------  ------------  ---------  ---------
Statutory-basis amount.........................    $ 173,166     $1,093,256   $ 166,906   $1,001,521   $ 179,348  $ 893,734
                                                 -------------  ------------  ---------  ------------  ---------  ---------
                                                 -------------  ------------  ---------  ------------  ---------  ---------

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                               (Continued)

(4) Investments

    Investments in fixed maturity securities carried at fair value of $3.1 million and $3.2 million as of December 31, 1996 and 1995, respectively, were on deposit with various regulatory authorities as required by law.

    The amortized cost and fair values of short-term investments and of investments in fixed maturity securities classified as available-for-sale are as follows (in thousands):

                                                                                        GROSS        GROSS
                                                                                     UNREALIZED   UNREALIZED
                                                                         AMORTIZED     HOLDING      HOLDING      FAIR
1996                                                                       COST         GAINS       LOSSES       VALUE
----------------------------------------------------------------------  -----------  -----------  -----------  ---------
U.S. Treasury securities and obligations of U.S. government
  corporations and agencies...........................................  $    57,987  $       373   $       1   $  58,359
Obligations of states and political subdivisions......................    2,098,486       65,254       4,854   2,158,886
Debt securities issued by foreign governments.........................       33,830      --              526      33,304
                                                                        -----------  -----------  -----------  ---------
Investments available-for-sale........................................    2,190,303       65,627       5,381   2,250,549
Short-term investments................................................       73,839      --           --          73,839
                                                                        -----------  -----------  -----------  ---------
                                                                        -----------  -----------  -----------  ---------
Total.................................................................  $ 2,264,142  $    65,627   $   5,381   $2,324,388
                                                                        -----------  -----------  -----------  ---------
                                                                        -----------  -----------  -----------  ---------

    The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1996, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                                         AMORTIZED        FAIR
1996                                                                                        COST         VALUE
--------------------------------------------------------------------------------------  ------------  ------------
Due in one year or less...............................................................  $    110,783  $    110,888
Due after one year through five years.................................................        92,279        92,951
Due after five years through ten years................................................       337,495       349,524
Due after ten years through twenty years..............................................     1,650,945     1,696,623
Due after twenty years................................................................        72,640        74,402
                                                                                        ------------  ------------
Total.................................................................................  $  2,264,142  $  2,324,388
                                                                                        ------------  ------------
                                                                                        ------------  ------------

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                               (Continued)

                                                                                GROSS        GROSS
                                                                             UNREALIZED   UNREALIZED
                                                                 AMORTIZE      HOLDING      HOLDING        FAIR
1995                                                               COST         GAINS       LOSSES        VALUE
-------------------------------------------------------------  ------------  -----------  -----------  ------------
U.S. Treasury securities and obligations of U.S. government
  corporations and agencies..................................  $     71,182   $   1,696       --       $     72,878
Obligations of states and political subdivisions.............     1,942,001      98,458    $   1,625      2,038,834
Debt securities issued by foreign governments................        30,270         152          550         29,872
                                                               ------------  -----------  -----------  ------------
Investments available-for-sale...............................     2,043,453     100,306        2,175      2,141,584
Short-term investments.......................................        91,032      --           --             91,032
                                                               ------------  -----------  -----------  ------------
Total........................................................  $  2,134,485   $ 100,306    $   2,175   $  2,232,616
                                                               ------------  -----------  -----------  ------------
                                                               ------------  -----------  -----------  ------------

    In 1996, 1995 and 1994, proceeds from sales and maturities of investments in fixed maturity securities available-for-sale carried at fair value were $891.6 million, $836.1 million, and $550.5 million, respectively. For 1996, 1995 and 1994 gross gains of $19.8 million, $36.3 million and $18.2 million respectively, and gross losses of $15.0 million, $5.5 million and $12.3 million respectively, were realized on such sales.

    Net investment income of the Company is derived from the following sources (in thousands):

                                                                                    YEAR ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1996        1995        1994
                                                                               ----------  ----------  ----------
Income from fixed maturity securities........................................     119,290  $  112,684  $  108,519
Income from short-term investments...........................................       6,423       8,450       2,479
                                                                               ----------  ----------  ----------
Total investment income......................................................     125,713     121,134     110,998
Investment expenses..........................................................       1,078         736       1,170
                                                                               ----------  ----------  ----------
Net investment income........................................................  $  124,635  $  120,398  $  109,828
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

    As of December 31, 1996, the Company did not have more than 10% of its investment portfolio concentrated in a single issuer or industry.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                                (Continued)

(5) Income Taxes

    The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company's effective federal corporate tax rate (20.8 percent in 1996, 20.6 percent in 1995 and 21.3 percent in 1994) is less than the corporate tax rate on ordinary income of 35 percent in 1996, 1995 and 1994.

    Federal income tax expense relating to operations of the Company for 1996, 1995 and 1994 is comprised of the following (in thousands):

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Current tax expense..............................................................  $  41,548  $  28,913  $  43,484
Deferred tax expense.............................................................      5,318     19,841      7,741
                                                                                   ---------  ---------  ---------
Federal income tax expense.......................................................  $  46,866  $  48,754  $  51,225
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

    The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Income taxes computed on income before provision for federal income taxes, at the statutory rate.................................................................  $  78,566  $  82,821  $  84,334
Tax effect of:
  Tax-exempt interest............................................................    (32,609)   (30,630)   (30,089)
  Other, net.....................................................................        909     (3,437)    (3,020)
                                                                                   ---------  ---------  ---------
Provision for income taxes.......................................................  $  46,866  $  48,754  $  51,225
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                                       12

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                                (Continued)

    The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability or asset at December 31, 1996 and 1995 are presented below (in thousands):

                                                                                                1996       1995
                                                                                              ---------  ---------
Deferred tax assets:
  Loss reserves.............................................................................  $   9,249  $   8,382
  Deferred compensation.....................................................................      2,531      5,735
  Tax over book capital gains...............................................................      2,144      1,069
  Other.....................................................................................      2,601      3,248
                                                                                              ---------  ---------
Total gross deferred tax assets.............................................................     16,525     18,434
                                                                                              ---------  ---------
  Deferred tax liabilities:
  Unrealized gains on fixed maturity securities, available-for-sale.........................     21,086     34,346
  Deferred acquisition costs................................................................     32,181     33,204
  Premium revenue recognition...............................................................     37,159     32,791
  Rate differential on tax and loss bonds...................................................      9,454      9,454
  Other.....................................................................................      8,450      7,810
                                                                                              ---------  ---------
Total gross deferred tax liabilities........................................................    108,330    117,605
                                                                                              ---------  ---------
Net deferred tax liability..................................................................  $  91,805  $  99,171
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1996 and 1995. The Company anticipates that the related deferred tax asset will be realized.

    Total federal income tax payments during 1996, 1995 and 1994 were $33.9 million, $59.8 million, and $10.1 million, respectively.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                                (Continued)

(6) Reinsurance

    The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $32.9 million that can be drawn on in the event of default.

    Net premiums earned are presented net of ceded earned premiums of $23.7 million, $21.9 million and $39.0 million for the years ended December 31, 1996, 1995 and 1994, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $(0.8) million, $1.1 million and $0.3 million for the years ended December 31, 1996, 1995 and 1994, respectively.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                                (Continued)

(7) Loss and Loss Adjustment Expenses

    Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):


                                                                                      YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Balance at January 1,............................................................  $  77,808  $  98,746  $  96,098
  Less reinsurance recoverable...................................................     (7,672)    14,472     14,168
                                                                                   ---------  ---------  ---------
Net balance at January 1,........................................................     70,136     84,274     81,930
Incurred related to:
Current year.....................................................................     --         26,681     15,133
Prior years......................................................................      2,389     (1,207)      (437)
Portfolio reserves...............................................................     --        (33,900)   (11,050)
                                                                                   ---------  ---------  ---------
Total Incurred...................................................................      2,389     (8,426)     3,646
                                                                                   ---------  ---------  ---------
Paid related to:
Current year.....................................................................     --           (197)      (382)
Prior years......................................................................     (6,924)    (5,515)      (920)
                                                                                   ---------  ---------  ---------
Total Paid.......................................................................     (6,924)    (5,712)    (1,302)
                                                                                   ---------  ---------  ---------
Net balance at December 31,......................................................     65,601     70,136     84,274
  Plus reinsurance recoverable...................................................      7,015      7,672     14,472
                                                                                   ---------  ---------  ---------
Balance at December 31,..........................................................  $  72,616  $  77,808  $  98,746
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

    The changes in incurred portfolio and case reserves principally relates to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                                (Continued)

(8) Related Party Transactions

    The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $8.1 million, $3.2 million and $3.2 million in expenses were incurred in 1996, 1995 and 1994, respectively, related to such transactions.

    The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $0.6 million in 1996, $1.3 million in 1995, and $2.5 million in 1994.

    The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written) in 1996, 1995 and 1994.

(9) Compensation Plans

    Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $4.5 million, $7.5 million and $12.2 million in 1996, 1995 and 1994, respectively, before deduction for related tax benefits.

(10) Dividends

    Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $66.4 million in 1996 and 1995, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1996 and 1995, the amount of the Company's surplus available for dividends was approximately $91.8 million and $100.2 million, respectively.

    During 1996 and 1995, the Company paid dividends of $17.5 milion and $25.0 million, respectively. No dividends were paid during 1994.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                                (Continued)

(11) Financial Instruments

     Fair Value of Financial Instruments

    The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

    Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

    Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

    Cash, Receivable for Securities Sold, and Payable for Securities Purchased:
The carrying amounts of these items approximate their fair values.

    The estimated fair values of the Company's financial instruments at December 31, 1996 and 1995 are as follows (in thousands):

                                                                         1996                      1995
                                                              --------------------------  ----------------------
                                                                CARRYING        FAIR       CARRYING      FAIR
                                                                 AMOUNT        VALUE        AMOUNT      VALUE
                                                              ------------  ------------  ----------  ----------
Financial Assets
Cash
  On hand and in demand accounts............................  $        860  $        860  $      199  $      199
Short-term investments......................................  $     73,839  $     73,839      91,032      91,032
Fixed maturity securities...................................  $  2,250,549  $  2,250,549   2,141,584   2,141,584

    Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $358.7million and $387.4 million compared to a carrying value of $487.8 million as of December 31, 1996 and between $412.8 million and $456.2 million compared to a carrying value of $540.6 million as of December 31, 1995.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                                 (Continued)

Concentrations of Credit Risk

    The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

    In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

    As of December 31, 1996, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $104.4 billion, net of reinsurance of $30.8 billion. The Company's insured portfolio as of December 31, 1996 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.

    As of December 31, 1996, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):

                                                                                                          NET
                                                                                                       PRINCIPAL
                                                                                                      OUTSTANDING
                                                                                                      ------------
Municipal:
  General obligation................................................................................  $   50,213.1
  Special revenue...................................................................................      33,037.8
  Industrial revenue................................................................................         366.5
  Non-municipal.....................................................................................      20,776.2
                                                                                                      ------------
Total...............................................................................................  $  104,393.6
                                                                                                      ------------
                                                                                                      ------------

    The Company's net exposure outstanding is $188,646.00 million as of December 31, 1996.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements
                                                                 (Continued)

    The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1996 by state, net of reinsurance, was as follows (in millions):

                                                                                                          NET
                                                                                                       PRINCIPAL
                                                                                                      OUTSTANDING
                                                                                                      ------------
California..........................................................................................  $   11,251.7
Florida.............................................................................................       9,838.4
Pennsylvania........................................................................................       9,325.3
New York............................................................................................       8,184.5
Illinois............................................................................................       6,721.2
Texas...............................................................................................       5,799.1
New Jersey..........................................................................................       4,465.3
Michigan............................................................................................       4,166.6
Arizona.............................................................................................       2,808.9
Ohio................................................................................................       2,616.0
                                                                                                      ------------
Sub-total...........................................................................................      65,177.0
Other states and International......................................................................      39,216.6
                                                                                                      ------------
Total...............................................................................................  $  104,393.6
                                                                                                      ------------
                                                                                                      ------------

(12) Commitments

    Total rent expense was $2.8 million, $2.2 million and $2.6 million in 1996, 1995 and 1994, respectively. For each of the next five years and in the aggregate as of December 31, 1996, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):

YEAR                                                                                                        AMOUNT
---------------------------------------------------------------------------------------------------------  ---------
1997.....................................................................................................  $   2,909
1998.....................................................................................................      2,909
1999.....................................................................................................      2,909
2000.....................................................................................................      2,909
2001.....................................................................................................      2,911
                                                                                                           ---------
Total minimum future rental payments.....................................................................  $  14,547
                                                                                                           ---------
                                                                                                           ---------

                                   APPENDIX B

                       Financial Guaranty Insurance Company



          Unaudited Financial Statements Six months ended June 30, 1997

FINANCIAL GUARANTY INSURANCE COMPANY
Unaudited Interim Financial Statements

June 30, 1997

Balance Sheets..........................................................................          1
Statements of Income....................................................................          2
Statements of Cash Flows................................................................          3
Notes to Unaudited Interim Financial Statements.........................................          4

Financial Guaranty Insurance
Company                                                            Balance Sheet

($ in Thousands)


                                                                                           JUNE 30,  DECEMBER 31,
                                                                                             1997       1996
                                                                                          ---------  ------------
                                                                                         (UNAUDITED)
Assets
Fixed maturity securities, available for sale, at fair value (amortized cost of
  $2,188,078 in 1997 and $2,190,303 in 1996)............................................  $2,262,206  $2,250,549
Short-term investments, at cost, which approximates market..............................     86,702       73,839
Cash....................................................................................      2,191          860
Accrued investment income...............................................................     37,205       37,655
Reinsurance receivable..................................................................      7,077        7,015
Deferred policy acquisition costs.......................................................     91,399       91,945
Property, plant and equipment net of accumulated depreciation of $16,600 in 1997 and
  $15,333 in 1996.......................................................................      3,913        4,696
Prepaid reinsurance premiums............................................................    165,706      167,683
Prepaid expenses and other assets.......................................................     33,176       19,899
                                                                                          ---------  ------------
Total assets............................................................................  $2,689,575  $2,654,141
                                                                                          ---------  ------------
                                                                                          ---------  ------------
Liabilities and Stockholder's Equity
Liabilities:
Unearned premiums.......................................................................  $ 655,857   $  681,816
Losses and loss adjustment expenses.....................................................     70,116       72,616
Ceded reinsurance payable...............................................................      2,533       10,561
Accounts payable and accrued expenses...................................................     38,305       54,165
Due to parent...........................................................................     --            1,791
Current federal income taxes payable....................................................     24,808       52,016
Deferred federal income taxes payable...................................................     98,777       91,805
Payable for securities purchased........................................................     15,941        4,937
                                                                                          ---------  ------------
      Total liabilities.................................................................    906,337      969,707
                                                                                          ---------  ------------
                                                                                          ---------  ------------
Stockholder's Equity:
Common stock, par value $1,500 per share at June 30, 1997 and at December 31, 1996:
  10,000 shares authorized, issued and outstanding......................................     15,000       15,000
Additional paid-in capital..............................................................    334,011      334,011
Net unrealized gains on fixed maturity securities available for sale, net of tax........     48,183       39,160
Foreign currency translation adjustment.................................................       (676)        (429)
Retained earnings.......................................................................  1,386,720    1,296,692
                                                                                          ---------  ------------
      Total stockholder's equity........................................................  1,783,238    1,684,434
                                                                                          ---------  ------------
      Total liabilities and stockholder's equity........................................  $2,689,575  $2,654,141
                                                                                          ---------  ------------
                                                                                          ---------  ------------

             See accompanying notes to interim financial statements

Financial Guaranty Insurance
Company                                                      Statement Of Income

($ in Thousands)

                                                                                                   SIX MONTHS ENDED
                                                                                                       JUNE 30,
                                                                                                 --------------------
                                                                                                   1997       1996
                                                                                                 ---------  ---------
                                                                                                     (UNAUDITED)

Revenues:
  Gross premiums written.......................................................................  $  46,339  $  45,481
  Ceded premiums...............................................................................    (11,668)    (6,643)
                                                                                                 ---------  ---------
  Net premiums written.........................................................................     34,671     38,838
  Decrease in net unearned premiums............................................................     23,982     23,353
                                                                                                 ---------  ---------
  Net premiums earned..........................................................................     58,653     62,191
  Net investment income........................................................................     63,518     61,513
  Net realized gains...........................................................................      9,127      8,348
                                                                                                 ---------  ---------
      Total revenues...........................................................................    131,298    132,052
                                                                                                 ---------  ---------
Expenses:
  Losses and loss adjustment expenses..........................................................      1,063     (2,702)
  Policy acquisition costs.....................................................................      7,525      9,637
  Other underwriting expenses..................................................................      7,949      7,561
                                                                                                 ---------  ---------
      Total expenses...........................................................................     16,537     14,496
                                                                                                 ---------  ---------
      Income before provision for federal income taxes.........................................    114,761    117,556
  Provision for federal income taxes...........................................................     24,733     25,071
                                                                                                 ---------  ---------
      Net income...............................................................................  $  90,028  $  92,485
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

             See accompanying notes to interim financial statements

Financial Guaranty Insurance
Company                                                   Statement Of Cash Flow

($ in Thousands)

                                                                                            SIX MONTHS ENDED JUNE
                                                                                                     30,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------
                                                                                                 (UNAUDITED)
Operating activities:
Net income................................................................................  $   90,028  $   92,485
  Adjustments to reconcile net income to net cash provided by operating activities:
  Provision for deferred income taxes.....................................................       1,586       2,400
  Amortization of fixed maturity securities...............................................         671         398
  Policy acquisition costs deferred.......................................................      (6,979)     (8,565)
  Amortization of deferred policy acquisition costs.......................................       7,525      10,333
  Depreciation of fixed assets............................................................       1,267       1,233
  Change in reinsurance receivable........................................................         (62)        314
  Change in prepaid reinsurance premiums..................................................       1,977       6,033
  Foreign currency translation adjustment.................................................        (380)     (1,226)
  Change in accrued investment income, prepaid expenses and other assets..................       4,090     (12,116)
  Change in unearned premiums.............................................................     (25,959)    (29,386)
  Change in losses and loss adjustment expense reserves...................................      (2,500)     (6,774)
  Change in other liabilities.............................................................     (25,679)      4,678
  Change in current income taxes payable..................................................     (27,208)     15,781
  Net realized gains on investments.......................................................      (9,127)     (8,348)
                                                                                            ----------  ----------
Net cash provided by operating activities.................................................       9,250      67,240
                                                                                            ----------  ----------
Investing activities:
Sales or maturities of fixed maturity securities..........................................     425,102     406,676
Purchases of fixed maturity securities....................................................    (419,674)   (429,529)
Sales or maturities (purchases) of short-term investments, net............................     (12,863)    (42,800)
Purchases of property and equipment, net..................................................        (484)       (492)
                                                                                            ----------  ----------
Net cash used for investing activities....................................................      (7,919)    (66,145)
Increase in cash..........................................................................       1,331       1,095
Cash at beginning of period...............................................................         860         199
                                                                                            ----------  ----------
Cash at end of period.....................................................................  $    2,191  $    1,294
                                                                                            ----------  ----------
                                                                                            ----------  ----------

             See accompanying notes to interim financial statements

Financial Guaranty Insurance
Company                                            Notes to Financial Statements

June 30, 1997 and 1996
(Unaudited)

(1) Basis of Presentation

    The interim financial statements of Financial Guaranty Insurance Company (the Company) in this report reflect all adjustments necessary, in the opinion of management, for a fair statement of (a) results of operations for the six months ended June 30, 1997 and 1996, (b) the financial position at June 30, 1997 and December 31, 1996, and (c) cash flows for the six months ended June 30, 1997 and 1996.

    These interim financial statements should be read in conjunction with the financial statements and related notes included in the 1996 audited financial statements.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) Statutory Accounting Practices

    The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory basis accounting practices differ from GAAP:

    (a) premiums are earned directly in proportion to the scheduled principal and interest payments rather than in proportion to the total exposure outstanding at any point in time;

    (b) policy acquisition costs are charged to current operations as incurred rather than as related premiums are earned;

    (c) a contingency reserve is computed on the basis of statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;

    (d) certain assets designated as "non-admitted assets" are charged directly against surplus but are reflected as assets under GAAP, if recoverable;

    (e) federal income taxes are only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and tax bases of assets and liabilities;

    (f) purchases of tax and loss bonds are reflected as admitted assets, while under GAAP they are recorded as federal income tax payments; and

    (g) all fixed income investments are carried at amortized cost, rather than at fair value for securities classified as "Available for Sale" under GAAP.

Financial Guaranty Insurance
Company                                            Notes to Financial Statements


    The following is a reconciliation of the net income and stockholder's equity of Financial Guaranty prepared on a GAAP basis to the corresponding amounts reported on a statutory basis for the periods indicated below:

                                                                                 SIX MONTHS ENDED JUNE 30,
                                                                     --------------------------------------------------
                                                                               1997                      1996
                                                                     -------------------------  -----------------------
                                                                         NET      STOCKHOLDER'S    NET     STOCKHOLDER'S
                                                                       INCOME        EQUITY      INCOME       EQUITY
                                                                     -----------  ------------  ---------  ------------

GAAP basis amount..................................................      90,028     1,783,238   $  92,485   $1,570,310
Premium revenue recognition........................................      (2,158)     (178,443)     (4,061)    (170,988)
Deferral of acquisition costs......................................         545       (91,399)      1,768      (93,100)
Contingency reserve................................................      --          (489,210)     --         (415,603)
Non-admitted assets................................................      --            (3,369)     --           (4,837)
Case-basis losses incurred.........................................        (355)       (3,604)     (3,394)      (3,446)
Portfolio loss reserves............................................      --            24,000      --           24,000
Deferral of income tax.............................................       1,586        72,173       2,400       66,796
Unrealized gains on fixed maturity securities held at fair value,
  net of taxes.....................................................      --           (48,183)     --            5,472
Profit commission..................................................        (266)       (6,452)      1,273       (4,471)
Contingency reserve tax deduction..................................      --            95,185      --           85,176
Allocation of tax benefits due to Parent's net operating loss to
  the Company......................................................         156        10,759          (4)      10,287
                                                                     -----------  ------------  ---------  ------------
Statutory basis amount.............................................      89,536     1,164,695   $  90,467   $1,069,596
                                                                     -----------  ------------  ---------  ------------
                                                                     -----------  ------------  ---------  ------------

Financial Guaranty Insurance
Company                                            Notes to Financial Statements

June 30, 1997 and 1996
(Unaudited)

(3) Dividends

    Under New York Insurance Law, the Company may pay a dividend only from earned surplus subject to the following limitations:

    - Statutory surplus after dividends may not be less than the minimum required paid-in capital, which was $66.4 million in 1996.

    - Dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined therein, for the twelve month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department.

    The amount of the Company's surplus available for dividends during 1997 is approximately $116.5 million.

(4) Income Taxes

    The Company's effective Federal corporate tax rate (21.6 percent and 21.3 percent for the three months ended June 30, 1997 and 1996, respectively) is less than the statutory corporate tax rate (35 percent in 1997 and 1996) on ordinary income due to permanent differences between financial and taxable income, principally tax-exempt interest.

(5) Reinsurance

    In accordance with Statement of Financial Accounting Standards No. 113 ("SFAS 113"), "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts", the Company reports assets and liabilities relating to reinsured contracts gross of the effects of reinsurance. Net premiums earned are shown net of premiums ceded of $13.6 million and $12.7 million, respectively, for the six months ended June 30, 1997 and 1996.

PROSPECTUS Dated June 3, 1997

                          EquiVantage Acceptance Corp.
                                    Sponsor

                                 $500,000,000

                      Mortgage Loan Asset-Backed Securities
                              (Issuable in Series)

    This Prospectus describes certain Mortgage Loan Asset-Backed Securities (the "Securities") that may be issued from time to time in series and certain classes of which may be offered hereby from time to time as described in the related Prospectus Supplement. Each series of Securities will be issued by a separate trust (each, a "Trust"). The assets of each Trust will consist of a segregated pool (a "Mortgage Pool") of mortgage loans secured by first and junior liens on one- to four-family residential properties (the "Mortgage Loans") to be acquired by such Trust from EquiVantage Acceptance Corp. (the "Sponsor"), together with related accounts, insurance policies and any other types of credit enhancement described herein and in the related Prospectus Supplement. The Mortgage Loans were or will be acquired by the Sponsor from affiliated or unaffiliated entities as described herein. See "The Mortgage Pools" herein.

    The Mortgage Loans in each Mortgage Pool and the other assets described herein (collectively with respect to each Trust, the "Trust Estate") will be held by the related Trust for the benefit of the holders of the related series of Securities (the "Securityholders") pursuant to a Pooling and Servicing Agreement to the extent and as more fully described herein and in the related Prospectus Supplement. Each Mortgage Pool will consist of one or more of the various types of Mortgage Loans described under "The Mortgage Pools" herein.

                                                       (continued on next page)

                        ------------------------------

    Prospective investors should review the information appearing herein under the caption "Risk Factors" beginning on page 16 before purchasing any Securities.

                        ------------------------------

THE ASSETS OF THE RELATED TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE RELATED SECURITIES. THE SECURITIES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSOR, THE SERVICER, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES, EXCEPT AS SET FORTH HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR THE UNDERLYING MORTGAGE LOANS WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE SPONSOR, THE SERVICER, ANY ORIGINATOR OR ANY OF THEIR AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        ------------------------------

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of any series unless accompanied by a Prospectus Supplement.

(continued from previous page)

    Each series of Securities will include one or more classes. The Securities of any particular class may represent beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans, as described herein and in the related Prospectus Supplement. A series may include one or more classes of Securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. The rights of one or more classes of Securities of any series may be senior or subordinate to the rights of one or more of the other classes of Securities. A series may include two or more classes of Securities that differ as to the timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. As described more fully under "Summary of Prospectus -- The Securities -- General Nature of the Securities as Investments" herein, only Fixed Income Securities will be offered hereby; no Equity Securities will be offered hereby or by the related Prospectus Supplement. Information regarding each class of Securities of a series, and certain characteristics of the Mortgage Loans to be evidenced by such Securities, will be set forth in the related Prospectus Supplement.

    If so specified in the related Prospectus Supplement, the Trust Estate for a series of Securities may include any combination of a mortgage pool insurance policy, letter of credit, financial guaranty insurance policy, bankruptcy bond, special hazard insurance policy, reserve fund or other form of credit enhancement. In addition to or in lieu of the foregoing, credit enhancement with respect to certain classes of Securities of any series may be provided by means of subordination, cross-support among Mortgage Assets or over-collateralization. See "Description of Credit Enhancement" herein.

    The only obligations of the Sponsor, the Servicer and the related Originators with respect to a series of Securities will be pursuant to the servicing requirements relating thereto, and pursuant to certain representations and warranties made by the Sponsor or by such Originators, except to the extent additional obligations, if any, of the Sponsor, the Servicer or the related Originators are described in the related Prospectus Supplement. EquiVantage Inc., the parent of the Sponsor, will act as Servicer (the "Servicer"), directly or through one or more sub-servicers (the "Sub-Servicer(s)"), of the Mortgage Loans. The principal obligations of the Servicer will be its contractual servicing obligations (which include its limited obligation to make certain advances in the event of delinquencies in payments on the Mortgage Loans and interest shortfalls due to prepayment of Mortgage Loans). See "Description of the Securities" herein.

    The rate of payment of principal of each class of Securities entitled to principal payments will depend on the priority of payment of such class and the rate of payment (including prepayments, defaults, liquidations and repurchases of Mortgage Loans) of the related Mortgage Loans. A rate of principal payment lower or higher than that anticipated may affect the yield on each class of Securities in the manner described herein and in the related Prospectus Supplement. The various types of Securities, the different classes of such Securities and certain types of Mortgage Loans in a given Mortgage Pool may have different prepayment risks and credit risks. The Prospectus Supplement for a series of Securities will contain information as to (i) types, maturities and certain statistical information relating to credit risks of the Mortgage Loans in the related Mortgage Pool, (ii) projected prepayment and yields based upon certain specified assumptions for a series of Securities and (iii) priority of payment and maturity dates of the Securities. See "Yield Considerations" herein. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    One or more separate elections may be made to treat a Trust, or one or more segregated pools of assets held by such Trust, as a real estate mortgage investment conduit ("REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a series of Securities will specify which class or classes of the related series of Securities will be considered to be regular interests in a REMIC and which classes of Securities or other interests will be designated as the residual interest in a REMIC. Alternatively, a Trust may be treated as a grantor trust or as a partnership for federal income tax purposes, or may be treated for federal income tax purposes as a mere security device that constitutes a collateral arrangement for the issuance of secured debt. See "Material Federal Income Tax Consequences" herein.

    Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" herein and in the related Prospectus Supplement.

There will be no secondary market for any series of Securities prior to the offering thereof and the Securities will not be listed on any national securities exchange. There can be no assurance that a secondary market for any of the Securities will develop or, if it does develop, that it will offer sufficient liquidity of investment or will continue.

    Reference is made to the Index of Principal Definitions at the end of this Prospectus for the location in this Prospectus of the definitions of certain capitalized terms used herein.

    Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.


                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a series of Securities to be offered hereunder, among other things, will set forth with respect to such series of Securities: (i) a description of the class or classes of such Securities; (ii) the rate of interest, the Pass-Through Rate or other applicable rate (or the manner of determining such rate) and authorized denominations of each class of such Securities; (iii) certain information concerning the Mortgage Loans and insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more Mortgage Pools or all or part of the related Securities; (iv) the specified interest of each class of Securities in, and manner and priority of, the distributions on the Mortgage Loans; (v) information as to the nature and extent of subordination with respect to such series of Securities, if any; (vi) the Payment Dates; (vii) the amount, if any, deposited in the Pre-Funding Account, the criteria for determining which additional Mortgage Loans may become assets of the related Trust and the length of the specified period during which any such transfers must occur; (viii) the circumstances, if any, under which each Trust may be subject to early termination; (ix) whether a REMIC election will be made and the designation of the regular and residual interest therein; and (x) additional information with respect to the plan of distribution of such Securities.


                             AVAILABLE INFORMATION

    The Sponsor has filed a Registration Statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission") with respect to the Securities. The Registration Statement and amendments thereof and the exhibits thereto may be inspected at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Electronic filings made through the Electronic Data Gathering, Analysis, and Retrieval System are publicly available through the Commission's Web Site (http://www.sec.gov).

    No person has been authorized to give any information or to make any representation regarding the series of Securities referred to in the accompanying Prospectus Supplement other than those contained or incorporated by reference in this Prospectus and such Prospectus Supplement with respect to such series and, if given or made, such information or representations must not be relied upon. This Prospectus and the accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by each respective trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the securities of such trust offered hereby shall be deemed to be incorporated by reference into this Prospectus when delivered with respect to such trust. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the documents expressly incorporated therein by reference). Requests should be directed to EquiVantage Acceptance Corp., 13111 Northwest Freeway, Suite 301, Houston, Texas 77040 (telephone number 713/ 895-1957).

    No information that relates to any series of Securities other than the series referred to in the accompanying Prospectus Supplement shall be deemed to be incorporated by reference in this Prospectus.


                           REPORTS TO SECURITYHOLDERS

    Monthly and annual reports concerning any Securities and the related assets included in the Trust will be sent by the Trustee to all related Securityholders. See "Description of the Securities --Reports to Securityholders" herein. If the Securities of a series are to be issued in book-entry form, such reports will be sent to the Securityholder of record, and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of the Securities -- Form of Securities" to obtain such reports. The Trustee will file periodic reports with the Commission concerning each series of Securities only for so long as such reports are required to be so filed. The Trustee does not intend to file periodic reports with the Commission concerning any series of Securities after completion of the reporting period specified by Rule 15d-1 under the Exchange Act.

                               TABLE OF CONTENTS

CAPTION                                                                   PAGE
-------                                                                   ----
SUMMARY OF PROSPECTUS....................................................   6

RISK FACTORS.............................................................  16
  Limited Liquidity......................................................  16
  Obligations Limited to Trust Estate....................................  16
  Limitations, Reduction and Substitution of Credit Enhancement..........  16
  Risks Related to the Mortgage Loans -- Decline in Property
    Values and Non-Standard Loan Terms...................................  17
  Litigation.............................................................  19
  Geographic Concentration of Mortgaged Properties.......................  19
  Applicability of State and Federal Lending Laws........................  19
  Yield and Prepayment Considerations....................................  20
  Book-Entry Registration -- Limited Liquidity and Delays
    in Distribution......................................................  20
  The Status of the Mortgage Loans in the Event of Bankruptcy
    of the Sponsor or an Originator -- Payment Delays....................  21
  Limitations on Interest Payments and Foreclosures......................  21
  Rating of Securities Dependent on Credit Enhancement...................  21
  Liability of Trust for Indemnification -- Reduction of
    Trust Assets and Credit Enhancement..................................  21

THE TRUSTS...............................................................  22
  The Mortgage Loans -- General..........................................  22

THE MORTGAGE POOLS.......................................................  25
  General................................................................  25
  The Mortgage Pools.....................................................  26

MORTGAGE LOAN PROGRAM....................................................  27
  The Sponsor's Underwriting Process.....................................  27
  Bulk Guidelines........................................................  29
  Qualifications of Originators..........................................  29
  Representations by the Sponsor and Originators.........................  30
  Sub-Servicing..........................................................  31

DESCRIPTION OF THE SECURITIES............................................  33
  General................................................................  33
  General Payment Terms of Securities....................................  34
  Form of Securities.....................................................  35
  Assignment of Mortgage Loans...........................................  36
  Forward Commitments; Pre-Funding.......................................  37
  Payments on Mortgage Loans; Deposits to Distribution Account...........  38
  Withdrawals from the Principal and Interest Account....................  41
  Distributions..........................................................  42
  Principal and Interest on the Securities...............................  42
  Advances...............................................................  43
  Reports to Securityholders.............................................  44
  Collection and Other Servicing Procedures..............................  45
  Realization upon Defaulted Mortgage Loans..............................  46

SUBORDINATION............................................................  47

DESCRIPTION OF CREDIT ENHANCEMENT........................................  49
  Letter of Credit.......................................................  49
  Mortgage Pool Insurance Policies.......................................  50
  Special Hazard Insurance Policies......................................  50
  Bankruptcy Bonds.......................................................  50
  Reserve Funds..........................................................  51
  Financial Guaranty Insurance Policies..................................  51
  Other Insurance, Guarantees and Similar Instruments or Agreements......  51
  Cross-Collateralization................................................  52
  Overcollateralization..................................................  52
  Maintenance of Credit Enhancement......................................  52
  Reduction or Substitution of Credit Enhancement........................  53

HAZARD INSURANCE; CLAIMS THEREUNDER......................................  53
  Hazard Insurance Policies..............................................  54

THE SPONSOR..............................................................  54

THE SERVICER.............................................................  54

THE POOLING AND SERVICING AGREEMENT......................................  55
  Servicing and Other Compensation and Payment of Expenses;
    Originator's Retained Yield..........................................  55
  Evidence as to Compliance..............................................  55
  Removal and Resignation of the Servicer................................  56
  Rights upon Event of Default...........................................  56
  Amendment..............................................................  57
  Termination; Retirement of Securities..................................  57
  The Trustee............................................................  58

YIELD CONSIDERATIONS.....................................................  58

MATURITY AND PREPAYMENT CONSIDERATIONS...................................  60

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS..............  62
  General................................................................  62
  Cooperative Loans......................................................  62
  Foreclosure............................................................  63
  Foreclosure on Shares of Cooperatives..................................  64
  Rights of Redemption...................................................  65
  Anti-Deficiency Legislation and Other Limitations on Lenders...........  65
  Environmental Considerations...........................................  66
  Enforceability of Certain Provisions...................................  67
  Applicability of Usury Laws............................................  68
  Alternative Mortgage Instruments.......................................  68
  Soldiers' and Sailors' Civil Relief Act of 1940........................  68

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................  69
  General................................................................  69
  Grantor Trust Securities...............................................  69
  REMIC Securities.......................................................  71
  Debt Securities........................................................  76
  Discount and Premium...................................................  77
  Backup Withholding.....................................................  80
  Foreign Investors......................................................  80

STATE TAX CONSIDERATIONS.................................................  81

ERISA CONSIDERATIONS.....................................................  81
  Plan Asset Regulations.................................................  81
  Prohibited Transaction Class Exemption.................................  82
  Tax Exempt Investors...................................................  83
  Consultation with Counsel..............................................  83

LEGAL INVESTMENT MATTERS.................................................  84
  SMMEA..................................................................  84
  FFIEC Policy Statement.................................................  84
  General................................................................  84

USE OF PROCEEDS..........................................................  85

METHODS OF DISTRIBUTION..................................................  85

LEGAL MATTERS............................................................  86

FINANCIAL INFORMATION....................................................  86

RATING...................................................................  86

INDEX OF PRINCIPAL DEFINITIONS...........................................  87

                             SUMMARY OF PROSPECTUS

    The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus. An index indicating where certain terms used herein are defined appears at the end of this Prospectus.


Securities Offered...........  Mortgage Loan Asset-Backed Securities issuable in series.

Sponsor of the Trusts........  EquiVantage Acceptance Corp. See "The Sponsor"
                               herein.

Originators..................  The Sponsor will acquire the Mortgage Loans from one or more institutions, including the Servicer, affiliated with the Sponsor ("Affiliated Originators") or institutions unaffiliated with the Sponsor ("Unaffiliated Originators") (the Affiliated Originators and the Unaffiliated Originators collectively referred to as the "Originators").

Servicer.....................  EquiVantage Inc. See "The Servicer" herein.

Sub-Servicers................  If so specified in the related Prospectus
                               Supplement, Originators may act as Sub-Servicers for Mortgage Loans acquired by the Sponsor from such Originators. In addition, third-party contract servicers may act as Sub-Servicers.
                               See "Mortgage Loan Program --
                               Sub-Servicing" herein.

Trustee......................  The trustee (the "Trustee") for each series of
                               Securities will be specified in the related
                               Prospectus Supplement.

The Securities...............  Issuance of Securities. Each series of Securities will be issued at the direction of the Sponsor by a separate trust (each, a "Trust"). The assets of each Trust will consist of a segregated pool (each a "Mortgage Pool") of mortgage loans secured by first and junior liens on one- to four-family residential properties, including units in condominiums, manufactured housing that constitutes real property under applicable state law and units in cooperative apartments ("Cooperative Loans") (collectively, the "Mortgage Loans"), acquired by such Trust from the Sponsor, together with related accounts, insurance policies and any other types of credit enhancement described herein and in the related Prospectus Supplement. The Sponsor will acquire the Mortgage Loans from one or more of the Originators. The Securities issued by any Trust may represent beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans, as described herein and in the related Prospectus Supplement. Securities that represent beneficial ownership interests in the related Trust will be referred to as "Certificates" in the related Prospectus Supplement; Securities that represent debt issued by the related Trust will be referred to as "Notes" in the related Prospectus Supplement.

                               Each Trust will be established pursuant to an agreement (each, a "Trust Agreement") by and between the Sponsor and the Trustee named therein. Each Trust Agreement will describe the related pool of assets to be held in trust (each such asset pool, the "Trust Estate"), which will include the related Mortgage Loans and, if so specified in the related Prospectus Supplement, may include any combination of a mortgage pool insurance policy, letter of credit, financial guaranty insurance policy, special hazard policy, reserve fund or other form of credit enhancement.

                               The Mortgage Loans held by each Trust will be serviced by the Servicer pursuant to a servicing agreement (each, a "Servicing Agreement") by and between the Servicer and the related Trustee.

                               With respect to Securities that represent debt issued by the related Trust, the related Trust will enter into an indenture (each, an "Indenture") by and between such Trust and the trustee named on such Indenture (the "Indenture Trustee"), as set forth in the related Prospectus Supplement. Securities that represent beneficial ownership interests in the related Trust will be issued pursuant to the related Trust Agreement.

                               In the case of any individual Trust, the contractual arrangements relating to the establishment of the Trust, the servicing of the related Mortgage Loans and the issuance of the related Securities may be contained in a single agreement, or in several agreements that combine certain aspects of the Trust Agreement, the Servicing Agreement and the Indenture described above (for example, a pooling and servicing agreement, or a servicing and collateral management agreement). For purposes of this Prospectus, the term "Pooling and Servicing Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Mortgage Loans and the issuance of the related Securities.

                               Securities Will Be Recourse to the Assets of the Related Trust Only. The sole source of payment for any series of Securities will be the assets of the related Trust (i.e., the related Trust Estate). The Securities will not be obligations, either recourse or non-recourse (except for certain non-recourse debt described herein under "Material Federal Income Tax Consequences"), of the Sponsor, the Servicer, any Originator or any person other than the related Trust. In the case of Securities that represent beneficial ownership interests in the related Trust Estate, such Securities will represent the ownership of such Trust Estate; with respect to Securities that represent debt issued by the related Trust, such Securities will be secured by the related Trust Estate. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such credit enhancement.

                               Obligor Concentration. The Sponsor does not expect that the assets of any Trust (exclusive of any form of credit enhancement, as described below) will represent more than a DE MINIMIS level of obligor concentration (or concentration among any affiliated group of obligors). In the event that any Trust includes a loan or group of loans with the same obligor or affiliated group of obligors that represent 20% or more of the principal amount of Securities issued with respect to such Trust, the related Prospectus Supplement will contain the financial statements of such obligor or affiliated group as may be required by the rules of the Securities and Exchange Commission (the "Commission"). In the event that any Trust includes a loan or group of loans with the same obligor or affiliated group of obligors that represent more than 10% but less than 20% of the principal amount of Securities issued with respect to such Trust, the related Prospectus Supplement will contain such information, including financial information, sufficient to enable investors to assess the credit quality of such loan(s).

                               General Nature of the Securities as Investments. The Securities will consist of two basic types:
                               (i) Securities of the fixed-income type
                               ("Fixed-Income Securities") and (ii) Securities of the equity participation type ("Equity Securities"). No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Fixed-Income Securities will generally be styled as debt instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed-Income Securities may be either beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans. Each series or class of Fixed-Income Securities may have a different Interest Rate, which may be a fixed or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or class of Fixed-Income Securities, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

                               A series may include one or more classes of Fixed-Income Securities ("Strip Securities") entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or (ii) to interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include two or more classes of Fixed-Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related Mortgage Pool, which series may include one or more classes of Fixed-Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal principal balance, in the case of Accrual Securities that are also Strip Securities) thereof on each Payment Date in the manner described in the related
                               Prospectus Supplement.

                               If so provided in the related Prospectus
                               Supplement, a series of Securities may
                               include one or more other classes of
                               Fixed-Income Securities (collectively, the
                               "Senior Securities") that are senior to one or more other classes of Fixed-Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

                               Equity Securities will represent the right to receive the proceeds of the related Trust Estate after all required payments have been made to the Securityholders of the related Fixed-Income Securities (both Senior Securities and Subordinate Securities), and following any required deposits to any reserve account that may be established for the benefit of the Fixed-Income Securities. Equity Securities may constitute what are commonly referred to as the "residual interest," "seller's interest" or the "general partnership interest," depending upon the treatment of the related Trust for federal income tax purposes. As distinguished from the Fixed-Income Securities, the Equity Securities will not be styled as having principal and interest components. Any losses suffered by the related Trust will first be absorbed by the related class of Equity Securities, as described herein and in the related Prospectus Supplement.

                               No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Equity Securities may be offered on a private placement basis or pursuant to a separate Registration Statement to be filed by the Sponsor. In addition, the Sponsor and its affiliates may initially or permanently hold any Equity Securities issued by any Trust.

                               General Payment Terms of Securities. As provided in the related Pooling and Servicing Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on specified dates ("Payment Dates"). Payment Dates with respect to Fixed-Income Securities will occur monthly, quarterly or semiannually, as described in the related Prospectus Supplement; Payment Dates with respect to Equity Securities will occur as described in the related Prospectus Supplement.

                               The related Prospectus Supplement will describe a date (the "Record Date") preceding each Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date.

                               Each Pooling and Servicing Agreement will describe a period (a "Remittance Period" or "Due Period") antecedent to each Payment Date; collections received on or with respect to the related Mortgage Loans during the related Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date, and will be used to fund payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than be used to fund payments of principal to Securityholders during such period) with the result that the related Securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period.

                               In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders. The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued.

                               Any interest-only or revolving period may, upon the occurrence of defaults or certain other events by the Sponsor or Servicer, all as more particularly described herein under "Description of the Securities -- General Payment Terms of Securities" and "Maturity and Prepayment Considerations" and in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities. Similarly, any feature for retention and investment of collections applicable to any Securities may terminate upon the occurrence of such events, as more particularly described herein under "Description of the Securities
                               -- General Payment Terms of Securities"
                               and "Maturity and Prepayment Considerations" and in the related Prospectus Supplement, resulting in the current distribution of principal payments to the specified Securityholders and an acceleration of the amortization of such Securities.

                               The Securities and the underlying Mortgage Loans will not be guaranteed or insured by any governmental agency or instrumentality or the Sponsor, the Servicer, any Sub-Servicer, if applicable, any Originator or any of their affiliates.

No Investment Companies.....   Neither the Sponsor nor any Trust will register
                               as an "investment company" under the Investment
                               Company Act of 1940, as amended (the "Investment
                               Company Act").

Cross-Collateralization.....   As more fully described in the related Pooling
                               and Servicing Agreement and the related
                               Prospectus Supplement, the primary and,
                               in some cases, the only source of payment for Securities of each series will be the assets of the related Trust Estate. However, as may be described in the related Prospectus Supplement, a Trust Estate may include the right to receive moneys from a common pool of credit enhancement that may be available for more than one series of Securities, such as a master reserve account or a master insurance policy. Notwithstanding the foregoing, no collections on any Mortgage Loans held by any Trust may be applied to the payment of Securities issued by any other Trust
                               (except to the limited extent that certain collections in excess of amounts needed to pay the related Securities may be deposited in a common, master reserve account that provides credit enhancement for more than one series of Securities).

The Mortgage Pools..........   As described herein and in the related
                               Prospectus Supplement, each Mortgage
                               Pool will consist of Mortgage Loans secured by first and junior liens on one- to four-family residential properties ("Mortgages"), located in any one of the fifty states, the District of Columbia, Puerto Rico or any other Territories of the United States (the "Mortgaged
                               Properties"). All Mortgage Loans will have been acquired by the related Trust from the Sponsor. All Mortgage Loans will have been originated either by (i) the Servicer or one or more Affiliated Originators other than the Servicer, pursuant to standard underwriting guidelines described herein, as modified from time to time; (ii) one or more Unaffiliated
                               Originators, pursuant to the Sponsor's
                               guidelines; and (iii) Originators of Mortgage
                               Loans, subsequently purchased in whole or in part by the Sponsor or an Affiliated Originator as bulk acquisitions ("Bulk Acquisitions"). See
                               "Mortgage Loan Program" herein. For a description of the types of Mortgage Loans that may be included in the Mortgage Pools, see "The
                               Mortgage Pools -- The Mortgage Pools"
                               herein.

                               Payments on the Mortgage Loans. The Mortgage
                               Loans will have interest payable thereon at (i) fixed rates specified in the related Prospectus Supplement, (ii) adjustable rates computed as specified in the related Prospectus Supplement or (iii) graduated or other variable rates described in the related Prospectus Supplement. Each Mortgage Loan will require monthly or bi-monthly payment of principal and interest. Scheduled payments of principal on any

                               Mortgage Loan may be computed (i) on a level debt service basis that will result in full amortization over the stated term of such Mortgage Loan or (ii) in the case of a "balloon loan," on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity of such Mortgage Loan and will require payment of a substantial amount of principal at the stated maturity specified in the related Mortgage Note.

                               A Current Report on Form 8-K will be available to purchasers or underwriters of the related series of Securities and will generally be filed, together with the related Pooling and Servicing Agreement, with the Commission within 15 days after the initial issuance of such series or, in the case of a series including a Forward Purchase Agreement, within 15 days of the end of the related acquisition period. See "Description of the Securities -- Forward Commitments; Pre-Funding" herein.

Forward Commitments;
  Pre-Funding................  A Trust may enter into an agreement (each, a
                               "Forward Purchase Agreement") with the Sponsor whereby the Sponsor will agree to transfer additional Mortgage Loans to such Trust following the date on which such Trust is established and the related Securities are issued. Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Forward Purchase Agreement. If a
                               Forward Purchase Agreement is to be utilized, as described in the related Prospectus Supplement, the related Sponsor will be required to deposit in a segregated account (each, a "Pre-Funding Account") up to 100% of the proceeds received in connection with the sale of one or more classes of Securities of the related series; subsequently, the additional Mortgage Loans will be transferred to the related Trust in exchange for money released to the Sponsor from the related Pre-Funding Account in one or more transfers. Each Forward Purchase Agreement will set a specified period during which any such transfers must occur. The Forward Purchase Agreement or the related
                               Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the period for the acquisition by a Trust of additional Mortgage Loans, which period will not exceed three months from the date such Trust is established.

Credit Enhancement..........   If so specified in the Prospectus Supplement,
                               the Trust Estate with respect to any series of Securities may include any one or any combination of a letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, financial guaranty insurance policy, reserve fund or other type of credit enhancement to provide full or partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit support also may be provided in the form of the related class of Equity

                               Securities, and/or by subordination of one or more classes of Fixed-Income Securities in a series under which losses in excess of those absorbed by any related class of Equity Securities are first allocated to any Subordinate Securities up to a specified limit, cross-support among groups of
                               Mortgage Assets or overcollateralization. Any mortgage pool insurance policy will likely have certain exclusions from coverage thereunder, which will be described in the related Prospectus Supplement, which may be accompanied by one or more separate credit enhancements that may be obtained to cover certain of such exclusions. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Securities. See "Description of Credit Enhancement" and "Subordination" herein.

Advances....................   The Servicer, directly or through Sub-Servicers,
                               if applicable, may be obligated to make certain cash advances with respect to certain delinquent scheduled payments on the Mortgage Loans.
                               Generally, the Servicer will only be obligated to make any such advance to the extent that the Servicer believes that such amounts will be recoverable by it. The nature and extent of any such advancing requirements will be described in the related Prospectus Supplement. Any such advance made by the Servicer with respect to a Mortgage Loan is recoverable by it as provided herein under "Description of the Securities --
                               Advances" either from recoveries on the
                               specific Mortgage Loan or, with respect to any advance subsequently determined to be nonrecoverable, out of funds otherwise distributable to the holders of the related series of Securities, which may include the holders of any Senior Securities of such series.

                               If so specified in the related Prospectus
                               Supplement, the Servicer will be required to advance Compensating Interest.

                               In addition, the related Prospectus Supplement will specify whether the Servicer will be required to pay "out of pocket" costs and expenses incurred in the performance of its servicing obligations, and, if so, to what extent. See "Description of the Securities
                               -- Advances" herein.

Optional Termination........   The Servicer, the Sponsor or, if specified in
                               the related Prospectus Supplement, the
                               holders of the related class of Equity
                               Securities or the credit enhancer may at their respective option effect early retirement of a series of Securities through the purchase of the Mortgage Loans and other assets in the related
                               Trust Estate on any Payment Date when the outstanding aggregate loan balances of the Mortgage Loans in the Trust Estate is less than or equal to the percentage specified in the related Prospectus Supplement (which in no event will be greater than 25%) of the sum of the aggregate loan balances of all Mortgage
                               Loans in the Trust Estate as of the
                               original creation date of the Mortgage Pool and the original amount deposited in the Pre-Funding Account, if any. See "The Pooling and Servicing Agreement -- Termination;
                               Retirement of Securities" herein and in the related Prospectus Supplement.

Legal Investment...........    Not all of the Mortgage Loans in a particular
                               Mortgage Pool may represent first liens.
                               Accordingly, as disclosed in the related
                               Prospectus Supplement, certain classes of
                               Securities offered hereby and by the related
                               Prospectus Supplement may not constitute
                               "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                               Act of 1984 ("SMMEA") and, if so, will not be legal investments for certain types of institutional investors under SMMEA.

                               Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to additional restrictions on investment in certain classes of Securities. Any such institution should consult its own legal advisors in determining whether and to what extent a class of Securities constitutes legal investments for such investors. See "Legal Investment Matters" herein.

ERISA Considerations.......    A fiduciary of an employee benefit plan and
                               certain other retirement plans and
                               arrangements, including individual retirement accounts and annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income
                               Security Act of 1974, as amended ("ERISA"), or
                               Section 4975 of the Code (each such entity, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. Investors are advised to consult their counsel and to review "ERISA
                               Considerations" herein.

Material Federal Income Tax
Consequences...............    Securities of each series offered hereby will,
                               for federal income tax purposes, constitute either (i) interests ("Grantor Trust
                               Securities") in a Trust treated as a grantor trust under applicable provisions of the Code,
                               (ii) "regular interests" ("REMIC Regular
                               Securities") or "residual interests" ("REMIC
                               Residual Securities") in a Trust treated as a REMIC (or, in certain instances, containing one or more REMICs) under Sections 860A through 860G of the Code, (iii) debt issued by a Trust ("Debt Securities") or (iv) interests in a Trust that is treated as a partnership
                               ("Partnership Interests").

                               Andrews & Kurth L.L.P., tax counsel to the Sponsor, will deliver its opinion to the Sponsor with respect to the description of material federal income tax consequences in the related Prospectus Supplement for each series of Securities. The Sponsor will file each such opinion as an exhibit to the Current Report on Form 8-K filed by the Sponsor in connection with the issuance of the related series.

                               Investors are advised to consult their tax advisors and to review "Material Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

Registration of Securities..   Securities may be represented by global
                               securities registered in the name of Cede & Co.
                               ("Cede"), as nominee of The Depository Trust
                               Company ("DTC"), or another nominee. In such case, Securityholders will not be entitled to receive definitive securities representing such holders' interests, except in certain circumstances described in the related
                               Prospectus Supplement. See "Description of the
                               Securities -- Form of Securities" herein.

Ratings....................    Each class of Fixed-Income Securities offered
                               pursuant to the related Prospectus Supplement will be rated in one of the four highest rating categories by one or more "national statistical rating organizations," as defined in the Securities Exchange Act of 1934, as amended (the
                               "Exchange Act"), and commonly referred to as "Rating Agencies." Such ratings will address, in the opinion of such Rating Agencies, the likelihood that the related Trust will be able to make timely payment of all amounts due on the related Fixed-Income Securities in accordance with the terms thereof. Such ratings will neither address any prepayment or yield considerations applicable to any Securities nor constitute a recommendation to buy, sell or hold any Securities. See "Rating" herein.

                               The ratings expected to be received with respect to any Securities will be set forth in the related Prospectus Supplement.

Risk Factors...............    For a discussion of certain factors that should
                               be considered by prospective investors in the Securities, including certain yield and prepayment risks, see "Risk Factors" herein.

                                 RISK FACTORS

    Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

Limited Liquidity

    Prior to issuance, there will have been no market for the Securities of any series. There can be no assurance that a secondary market for the Securities of any series or class will develop or, if a secondary market does develop, that it will provide Securityholders with liquidity of investment or that it will continue for the lives of the Securities of any series. The Prospectus Supplement for any series of Securities may indicate that an underwriter specified therein intends to establish a secondary market in such Securities; however, no underwriter will be obligated to do so. The Securities will not be listed on any securities exchange. Accordingly, there can be no assurance that sufficient liquidity will exist at any particular
time for any series or class of Securities.   Consequently, Securityholders
may not be able to dispose of their investment in the event of an emergency or for any other reason and must be prepared to bear the economic risk of an investment in the Securities for an indefinite period. Such factors may also adversely affect the price that a Securityholder may be able to obtain for the Securities that such investor is able to sell.

Obligations Limited to Trust Estate

    The Securities will not represent an interest in or obligation, either recourse or non-recourse (except for certain non-recourse debt described herein under "Material Federal Income Tax Consequences"), of the Sponsor, the Servicer, any Originator or any person other than the related Trust. Notwithstanding the foregoing, and as to be described in the related Prospectus Supplement, certain types of credit enhancement, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the issuer of such credit enhancement. The only obligations of the foregoing entities with respect to the Securities or the Mortgage Loans will be the obligations (if any) of the Sponsor, the related Originators and the Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Sponsor, the Servicer, the applicable Sub-Servicer, or another party in connection with a purchase obligation ("Purchase Obligation") or an agreement to purchase or act as remarketing agent with respect to a Convertible Mortgage Loan upon conversion to a fixed rate. The Securities and the underlying Mortgage Loans will not be guaranteed or insured by any governmental agency or instrumentality, or by the Sponsor, the Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Estate for each series of Securities (including the Mortgage Loans and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Sponsor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities. Accordingly, investors in Securities could experience delays in payment or losses to the extent such sources of payment are insufficient to make required distributions on any series or class of Securities.

Limitations, Reduction and Substitution of Credit Enhancement

    With respect to each series of Securities, credit enhancement will be provided in limited amounts to cover certain types of losses on the underlying Mortgage Loans. Credit enhancement may be provided in one or more of the forms referred to herein, including, but not limited to: a letter of credit; a mortgage pool insurance policy; a special hazard insurance policy; a bankruptcy bond; a reserve fund; a financial guaranty insurance policy or other type of credit enhancement to provide partial coverage for certain defaults and losses relating to the Mortgage Loans. Credit enhancement also may be provided in the form of the related class of Equity Securities, subordination of one or more classes of Fixed-Income Securities in a series under which losses in excess of those absorbed by any related class of Equity Securities are first allocated to any Subordinate Securities up to a specified limit, cross-support among Mortgage Assets and/or overcollateralization. See "Description of Credit Enhancement" and "Subordination" herein. Regardless of the form of credit enhancement provided, the coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancements may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses.

Therefore, to the extent losses on Mortgage Loans exceed the level of credit enhancement for a series or class of Securities, or to the extent such losses are of a type not covered by such credit enhancement, investors in such Securities could experience delays in payment or losses. Such losses could occur in connection with scheduled distributions on Securities or in connection with any optional termination of a Trust. See "The Pooling and Servicing Agreement -Termination; Retirement of Securities" herein.
Moreover, credit enhancements do not directly or indirectly guarantee to the investors any specified rate of prepayments. The Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the Prospectus Supplement relating to a series of Securities. See "Description of Credit Enhancement" and "Subordination" herein.

Risks Related to the Mortgage Loans - Decline in Property Values and Non-Standard Loan Terms

    Risk of the Losses Associated with Junior Liens. Certain of the Mortgage Loans will be secured by junior liens ("Junior Lien Loans") subordinate to the rights of the mortgagee or beneficiary under each related senior mortgage or deed of trust. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a mortgage loan only to the extent that the claims, if any, of each such senior mortgagee or beneficiary are satisfied in full, including any related foreclosure costs. In addition, a mortgagee secured by a junior lien may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. In servicing junior lien loans in its portfolio, it has been the practice of the Servicer to satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines any amounts so paid will be recoverable from future payments and collections on such junior lien loans, from liquidation of the property securing the senior mortgage or otherwise. The Trusts will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. Accordingly, recoveries on junior lien loans will typically depend on the financial resources of the borrower or the value of the Mortgaged Property being sufficient to repay both the senior and junior liens, and a Trust could suffer a loss in the event of a shortfall and distributions to Securityholders could correspondingly be reduced, except to the extent such losses are covered by credit enhancement. See "Certain Legal Aspects of Mortgage Loans and Related Matters - Foreclosure" herein.

    Risk of Losses Associated with Declining Real Estate Values. An investment in securities such as the Securities that represent beneficial ownership interests in the Mortgage Loans or debt secured by such Mortgage Loans may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of any senior liens, the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. Such a decline could extinguish the interest of the related Trust in the Mortgaged Properties on which the Trust holds Junior Lien Loans before having any effect on the interest of the related senior mortgagee. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest ("Deferred Interest"), the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable credit enhancement, holders of Securities of the series evidencing interests in the related Mortgage Pool will bear all risk of loss resulting from default by Mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

    Risk of Losses Associated with Certain Non-Conforming and Non-Traditional Loans. The Sponsor's underwriting standards consider, among other things, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the value of the property. However, the Sponsor's Mortgage Loan program generally provides for the origination of Mortgage Loans relating to non-conforming credits that are likely to experience higher rates of delinquency, foreclosure and bankruptcy than have historically been experienced by loans conforming to guidelines of the Federal National Mortgage Association (also known as "Fannie Mae" or "FNMA") or the Federal Home Loan Mortgage Corporation (also known as "Freddie Mac" or "FHLMC"). In addition, certain of the Mortgage Loans may provide for escalating or variable payments by the borrower under the Mortgage Loan (the "Mortgagor"), as to which the Mortgagor is generally qualified on the basis of the initial interest rate plus 1%. In some instances the Mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default and potential for loss will increase. For a more detailed discussion, see "Mortgage Loan Program" herein.

    Risk of Losses Associated with Balloon Loans. Certain of the Mortgage Loans may constitute "Balloon Loans." Balloon Loans are originated with a stated maturity of less than the period of time of the corresponding amortization schedule. Consequently, upon the maturity of a Balloon Loan, the Mortgagor will be required to make a "balloon" payment that will be significantly larger than such Mortgagor's previous monthly payments. The ability of such a Mortgagor to repay a Balloon Loan at maturity frequently will depend on such borrower's ability to refinance the Mortgage Loan. The ability of a Mortgagor to refinance such a Mortgage Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Mortgaged Property, the Mortgagor's equity in the related Mortgaged Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time.

    Although a low interest rate environment may facilitate the refinancing of a balloon payment, the receipt and reinvestment by Securityholders of the proceeds in such an environment may produce a lower return than that previously received in respect of the related Mortgage Loan. Conversely, a high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in delinquencies or defaults, with possible losses to investors in the related Securities. None of the Sponsor, the Originators, the Servicer, any Sub-Servicer or the Trustee will be obligated to provide funds to refinance any Mortgage Loan, including Balloon Loans.

    Risk of Losses Associated with Bankruptcy of Mortgagors. General economic conditions have an impact on the ability of borrowers to repay Mortgage Loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust could experience a loss with respect to such Mortgagor's Mortgage Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Mortgage Loan or permanently reduce the principal balance of such Mortgage Loan thereby either delaying or permanently limiting the amount received by the Trust with respect to such Mortgage Loan, and reducing correspondingly the distributions to Securityholders, except to the extent such losses are covered by credit enhancement. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to a Trust, any remaining balance on such Mortgage Loan may not be recoverable.

    Risk of Losses Associated with Foreclosure of Mortgaged Properties. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of related proceeds by the Securityholders could occur. An action to foreclose on a Mortgaged Property securing a Mortgage Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Mortgaged Property. Additionally, some states require that for a specified period (the "Redemption Period") after foreclosure of a Mortgaged Property, the related borrower can repay the defaulted Mortgage Loan and regain title to such Mortgaged Property; in such jurisdictions, the Originator's ability to liquidate the related foreclosed property during the applicable Redemption Period is limited. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Mortgaged Property or to obtain liquidation proceeds (net of expenses) sufficient to repay all amounts due on the related Mortgage Loan. The Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Mortgage Loan ("Liquidated Mortgage Loan") and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Mortgage Loans and insufficient funds are available from any applicable credit enhancement, Securityholders could experience a loss on their investment.

    Many liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted Mortgage Loan having a small remaining principal balance as it would in the case of a defaulted Mortgage Loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance Mortgage Loan than would be the case with a larger principal balance loan.

    Under environmental legislation and judicial decisions applicable in various states, a secured party who takes a deed in lieu of foreclosure, acquires a Mortgaged Property at a foreclosure sale or, prior to foreclosure, has been involved in decisions or actions that may lead to contamination of a property, may be liable for the costs of cleaning up any contamination found at such property. These costs, which could be substantial, could be a liability of a Trust, and any such liability may ultimately result in a loss to investors in the related series of Securities. This potential exposure will be reduced to some extent because under the terms of the related Pooling and Servicing Agreement, the related Trustee and Servicer will not be authorized to take any action that may be deemed participation in the management of a contaminated Mortgaged Property. Imposition of any such costs could reduce significantly the recoveries of the Trust following a foreclosure. See "Certain Legal Aspects of Mortgage Loans and Related Matters - Environmental Considerations" herein.

    Certain of the Mortgaged Properties relating to Mortgage Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Mortgage Loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the borrower.

Litigation

    Any material litigation relating to the Sponsor or the Servicer will be specified in the related Prospectus Supplement.

Geographic Concentration of Mortgaged Properties

    Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on mortgage loans generally. The Mortgage Loans underlying certain series of Securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset backed securities without such concentrations. Information with respect to geographic concentration of Mortgaged Properties will be specified in the related Prospectus Supplement.

Applicability of State and Federal Lending Laws

    Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the Originators, the Servicer and Sub-Servicers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices that may apply to the origination, servicing and collection of the Mortgage Loans.
 See "Certain Legal Aspects of Mortgage Loans and Related Matters" herein.

    The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder and the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and general principles of equity may entitle the borrower to rescind the loan or to a refund of amounts previously paid and, in addition, could subject the Servicer to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest on the Mortgage Loans because of a violation of the aforementioned laws, public policies or general principles of equity then the Trust may be delayed or unable to repay all amounts owed to Securityholders. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or an Originator, such violations may materially impact the financial ability of the Servicer to continue to act as Servicer or the ability of an Originator to repurchase or replace Mortgage Loans if such violations breach a representation or warranty contained in a Pooling and Servicing Agreement.

Yield and Prepayment Considerations

    The yield to maturity of the Securities of each series will depend on the rate of payment of principal (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable-rate mortgage loans ("ARM Loans") to fixed-rate loans or due to breaches of representations and warranties) on the Mortgage Loans and the price paid by Securityholders.
Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Mortgage Loans. The yield to maturity on Strip Securities or Securities purchased at premiums to or discounts from par will be extremely sensitive to the rate of prepayments on the related Mortgage Loans. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities. With respect to Securities purchased at a discount, a lower than expected rate of payments and prepayments will adversely affect Securityholders' yield. Conversely, with respect to Securities purchased a premium, a higher than expected rate of payments and prepayments will adversely affect Securityholders' yield.

    As more fully described in the related Prospectus Supplement, the Mortgage Loans may be prepaid in full or in part at any time; however, a prepayment penalty or premium may be imposed in connection therewith and such penalties will not be property of the related Trust. The rate of prepayments of the Mortgage Loans cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

    Prepayments may result from mandatory prepayments relating to unused moneys held in Pre-Funding Accounts, if any, voluntary early payments by borrowers (including payments in connection with refinancings of the related senior Mortgage Loan or Loans), sales of Mortgaged Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from a Trust of Mortgage Loans, substitution adjustments required to be made under the Pooling and Servicing Agreement, optional termination of a Trust or early termination of a revolving or interest-only period with respect to one or more classes of Securities will have the same effect on the Securityholders as a prepayment of such Mortgage Loans. To the extent described in the related Prospectus Supplement, the Mortgage Loans may contain "due-on-sale" provisions, and the Servicer will be required to enforce such provisions unless (i) such enforcement would materially increase the risk of default or delinquency on, or materially decrease the security for, such Mortgage Loan or (ii) such enforcement is not permitted by applicable law, in which case the Servicer is authorized to permit the purchaser of the related Mortgaged Property to assume the Mortgage Loan. Any such principal prepayment may adversely affect the yield to maturity of the related Securities. Because prevailing interest rates are subject to fluctuation, there can be no assurance that Securityholders will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

    Collections on the Mortgage Loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the Mortgage Loans may also vary due to seasonal purchasing and payment habits of borrowers.

Book-Entry Registration - Limited Liquidity and Delays in Distribution

    Issuance of the Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market because investors may be unwilling to purchase Securities for which they cannot obtain definitive physical securities representing such Securityholders' interests, except in certain circumstances described in the related Prospectus Supplement.

    Because transactions in Securities will be able to be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") and certain banks, the ability of a Securityholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Securities, may be limited due to lack of a physical security representing the Securities.

    Securityholders may experience some delay in their receipt of distributions of interest on and principal of the Securities because distributions may be required to be forwarded by the Trustee to DTC and, in such a case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Securityholders either directly or indirectly through Indirect Participants. See "Description of the Securities
- Form of Securities" herein.

The Status of the Mortgage Loans in the Event of Bankruptcy of the Sponsor or an Originator - Payment Delays

    In the event of the bankruptcy of the Sponsor or an Originator at a time when it or any affiliate thereof holds an Equity Security, a trustee in bankruptcy of the Sponsor, an Originator or its creditors could attempt to recharacterize the sale of the Mortgage Loans to the related Trust as a borrowing by the Sponsor, the Originator or such affiliate with the result, if such recharacterization is upheld, that the Securityholders would be deemed creditors of the Sponsor, the Originator or such affiliate, secured by a pledge of the Mortgage Loans. If such an attempt were successful, it could prevent timely payments of amounts due to the Trust or timely distributions of interest on and principal of the Securities.

Limitations on Interest Payments and Foreclosures

    Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Mortgage Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

Rating of Securities Dependent on Credit Enhancement

    The rating of Securities credit enhanced through external credit enhancement such as a letter of credit, financial guaranty insurance policy or mortgage pool insurance will depend primarily on the creditworthiness of the issuer of such external credit enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer below the rating initially given to the related Securities would likely result in a reduction in the rating of the Securities. The rating of Securities credit enhanced through subordination or reserve amounts will depend on the actual performance of the related Mortgage Pool, and a reduction in such rating could occur if defaults and losses on the related Mortgage Loans exceed the rate assumed in determining the original level of credit enhancement. Reduction of a rating would adversely affect the market value and possibly the liquidity of the related Securities. See "Rating" herein and in the Prospectus Supplement.

Liability of Trust for Indemnification - Reduction of Trust Assets and Credit Enhancement

    Each Pooling and Servicing Agreement will provide that neither the Sponsor nor any of its directors, officers, employees or agents shall have any liability to the Trust created thereunder or to any of the Securityholders, except with respect to liabilities resulting from willful malfeasance, bad faith or gross negligence or from the reckless disregard of obligations or duties arising under the related Pooling and Servicing Agreement (or, with respect to the Sponsor, the representations and warranties described herein and in the related Prospectus Supplement). Each such Pooling and Servicing Agreement will further provide that, with the exceptions stated above, the Sponsor and its directors, officers, employees and agents are entitled to be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with legal actions relating to the Pooling and Servicing Agreement or the Securities. If a Trust is required to make payments in connection with indemnified losses as described, the payments would reduce the assets of the Trust and may also reduce any credit enhancement available to make distributions to Securityholders.

                                  THE TRUSTS

    A Trust for any series of Securities will include the primary mortgage assets ("Mortgage Assets") consisting of a Mortgage Pool comprised of Mortgage Loans secured by first and junior liens on one- to four-family residential properties, including units in condominiums, or cooperative apartments, together with payments in respect of such primary Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

    The Securities will be entitled to payment only from the assets of the related Trust (i.e., the related Trust Estate) and will not be entitled to payments in respect of the assets of any other related Trust Estate established by the Sponsor, the Originators or any of their affiliates. If specified in the related Prospectus Supplement, certain Securities will evidence the entire fractional undivided ownership interest in the related Mortgage Loans held by the related Trust or may represent debt secured by the related Mortgage Loans.

    The following is a brief description of the Mortgage Assets expected to be included in the related Trusts. If specific information respecting the primary Mortgage Assets is not known at the time the related series of Securities initially is offered, information of the nature described below will be provided in the Prospectus Supplement, and specific information (the "Detailed Description") will be set forth in a report on Form 8-K to be filed with the Commission within 15 days after the initial issuance of such Securities, or, in the case of a series including a Forward Purchase Agreement, within 15 days of the end of the related acquisition period. See "Description of the Securities -Forward Commitments; Pre-Funding" herein. A copy of the Pooling and Servicing Agreement with respect to each series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such series (the "Mortgage Asset Schedule") will be attached to the Pooling and Servicing Agreement delivered to the Trustee upon delivery of the Securities.

The Mortgage Loans - General

    The real properties that secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states, the District of Columbia, Puerto Rico or any other Territories of the United States. If specified in the related Prospectus Supplement, Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage insurance policies. The related Prospectus Supplement will specify the percentage of the Mortgage Loans in any Mortgage Pool that are covered by standard hazard insurance policies (which may be in the form of a blanket or forced placed hazard insurance policy). The existence, extent and duration of any such coverage will be described in the applicable Prospectus Supplement.

    All of the Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly ("monthly pay") or bi-weekly. The payment terms of the Mortgage Loans to be included in a Trust will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features as more specifically described in the related Prospectus Supplement:

         (a)  Interest may be payable at a Fixed Rate, or an Adjustable
    Rate (i.e., a rate that is adjustable from time to time in relation to an index, a rate that is fixed for period of time and under certain circumstances is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate). The specified rate of interest on a Mortgage Loan is its "Mortgage
    Rate." Changes to an Adjustable Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus
    Supplement. If provided for in the Prospectus Supplement, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the Mortgagor during the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, and the amount of any difference may be contributed from (i) an amount (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") funded by the originator of the Mortgage Loan or another source (including the Servicer or the related Originator and the builder of the Mortgaged Property) and placed in a custodial account (the "Buydown Account") and (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds.

         (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Mortgage Rate, or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

         (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Mortgage Loans having graduated payment provisions may provide for deferred payment of a portion of the interest due monthly during a specified period, and recoup the deferred interest through negative amortization during such period whereby the difference between the interest paid during such period and the interest accrued during such period is added monthly to the outstanding principal balance. Other Mortgage Loans sometimes referred to as "growing equity" mortgage loans may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal.

         (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection therewith. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses that permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property.

         (e) Other Mortgage Loans may be assumable by persons meeting the Sponsor's guidelines.

    The Prospectus Supplement for each series of Securities or the Current Report on Form 8-K will contain certain information with respect to the Mortgage Loans (or a sample thereof) contained in the related Mortgage Pool; such information, insofar as it may relate to statistical information relating to such Mortgage Loans will be presented as of a date certain (the "Statistic Calculation Date") that may also be the related cut-off date (the "Cut-Off Date"). Such information will include to the extent applicable to the particular Mortgage Pool (in all cases as of the Statistic Calculation
Date) (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans, (ii) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (iii) the types of Mortgaged Property securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes or other real property), (iv) the original terms to stated maturity of the Mortgage Loans,
(v) the weighted average remaining term to maturity of the Mortgage Loans and the range of the remaining terms to maturity; (vi) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vii) the weighted average Combined Loan-to-Value Ratio and the range of Combined Loan-to-Value Ratios of the Mortgage Loans at origination, (viii) the weighted average Mortgage Rate or annual percentage rate (the "APR") and ranges of Mortgage Rates or APRs borne by the Mortgage Loans, (ix) in the case of Mortgage Loans having adjustable rates, the weighted average of the adjustable rates and indexes, if any; (x) the aggregate outstanding principal balance, if any, of Buy-Down Loans and Mortgage Loans having graduated payment provisions; (xi) the amount of any mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond to be maintained with respect to such Mortgage Pool; (xii) the amount of any standard hazard insurance required to be maintained with respect to each Mortgage Loan;
(xiii) the amount, if any, and terms of any credit enhancement to be provided with respect to all or any Mortgage Loans or the Mortgage Pool; and

(xiv) the geographical distribution of the Mortgage Loans on a state-by-state basis. In addition, preliminary or more general information of the nature described above may be provided in the Prospectus Supplement, and specific or final information may be set forth in a Current Report on Form 8-K, together with the related Pooling and Servicing Agreement, which will be filed with the Commission and will be made available to holders of the related series of Securities within 15 days after the initial issuance of such Securities or, in the case of a series of Securities including a Forward Purchase Agreement, within 15 days of the end of the related acquisition period. See "Description of the Securities - Forward Commitments; Pre-Funding" herein.

    The "Combined Loan-to-Value Ratio" or "CLTV" of a Mortgage Loan at any given time is, with respect to any first lien Mortgage Loans, the percentage equal to the original balance of the related Mortgage Loan divided by the appraised value of the related property. With respect to any Junior Lien Loans, the Combined-Loan-to-Value Ratio is the percentage determined by dividing (x) the sum of the original principal balance of such Mortgage Loan (less the amount, if any, of the premium for any credit life insurance) plus the then current principal balance of all mortgage loans secured by liens on the related Mortgaged Property having priorities senior to that of the lien that secures such Mortgage Loan, if any, by (y) the value of the related Mortgaged Property, based upon the appraisal or valuation made at the time of origination of the Mortgage Loan. In the case where there is no senior lien to the Mortgage Loan and such Mortgage Loan represents a purchase money instrument, the lesser of (a) the appraisal or valuation, or (b) the purchase price. If the Mortgagor will use the proceeds of the Mortgage Loan to refinance an existing Mortgage Loan that is being serviced directly or indirectly by the Servicer, the requirement of an appraisal or other valuation at the time the new Mortgage Loan is made may be waived.

    No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans (plus any additional financing by other lenders on the same Mortgaged Properties) in a particular Mortgage Pool become equal to or greater than the value of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. An overall decline in the market value of residential real estate, the general condition of a Mortgaged Property, or other factors, could adversely affect the values of the Mortgaged Properties such that the outstanding balances of the Mortgage Loans, together with any additional liens on the Mortgaged Properties, including Junior Lien Loans held by the Trust, equal or exceed the value of the Mortgaged Properties. Under such circumstances, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry.

    Other factors affecting mortgagors' ability to repay Mortgage Loans include excessive building resulting in an oversupply of housing stock or a decrease in employment reducing the demand for units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness of the Mortgaged Properties. To the extent that losses on the Mortgage Loans are not covered by credit enhancements, such losses will be borne, at least in part, by the Securityholders of the related series.

    The Sponsor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related series. The Servicer will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Pooling and Servicing Agreement and will receive a fee for such services. See "Mortgage Loan Program" and "The Pooling and Servicing Agreement" herein. With respect to Mortgage Loans serviced through a Sub-Servicer, the Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Servicer alone were servicing such Mortgage Loans.

    The only obligations of the Sponsor, the Servicer and the Originators with respect to a series of Securities will be related to servicing and/or providing (or, where the Sponsor or an Originator acquired a Mortgage Loan from another originator, obtaining from such originator) certain representations and warranties concerning the Mortgage Loans and to assign to the Trustee for such series of Securities the Sponsor's or Originator's rights with respect to such representations and warranties, except to the extent additional obligations, if any, of the Sponsor, the Servicer or related Originators are described in the related Prospectus Supplement. See "The Pooling and Servicing Agreement" herein.

The obligations of the Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Originators as more fully described herein under "Mortgage Loan Program - Qualifications of Originators" and "The Pooling and Servicing Agreement") and its obligation to make certain cash advances in the event of delinquencies in payments on, or with respect to, the Mortgage Loans. The obligations of a Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

    Single family loans will consist of mortgage loans or deeds of trust secured by first or junior liens on one- to four-family residential properties. The Mortgaged Properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two-to four-family dwelling units, townhouses, rowhouses, manufactured housing permanently affixed to real estate under applicable state law, individual condominium units in condominium developments, individual units in planned unit developments, certain mixed use and other dwelling units, and rural properties (generally defined as Mortgaged Properties containing more than five acres of land). Such Mortgaged Properties may include owner-occupied (which includes vacation and second homes) and non-owner occupied investment properties.

    If so specified, the single family loans may include mortgage loans or deeds of trust secured by first or junior liens on units in low-or high-rise condominium developments together with such condominium units' appurtenant interests in the common elements of such condominium developments or cooperative apartments. Unless otherwise specified in the related Prospectus Supplement, the Cooperative Loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings.

                              THE MORTGAGE POOLS

General

    Each Mortgage Pool will consist primarily of conventional Mortgage Loans, minus any portion of the payments due under the related Mortgage Note that may have been retained by any Originator ("Originator's Retained Yield"), or any other interest retained by the Sponsor or any affiliate of the Sponsor, evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust or other similar security instruments creating a lien on single-family (i.e., one- to four-family) residential properties, as more fully described in the related Prospectus Supplement.

    The Mortgaged Properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two-to four-family dwelling units, condominiums, townhouses, row houses, manufactured housing, individual units in planned-unit developments and certain other dwelling units, and the fee, leasehold or other interests in the underlying real property. For a Trust that elects to be treated as a REMIC, any Mortgaged Properties that constitute manufactured housing shall be limited to "manufactured housing" as defined in the Code provisions applicable to REMICs at the time of issuance. The Mortgaged Properties may include vacation, second and non-owner occupied homes. If specified in the related Prospectus Supplement relating to a series of Securities, a Mortgage Pool may contain Cooperative Loans evidenced by promissory notes ("Cooperative Notes") secured by security interests in shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, the term "Mortgage Loans" includes Cooperative Loans, the term "Mortgaged Properties" includes shares in the related cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes, the term "Mortgage Notes" includes Cooperative Notes and the term "Mortgages" includes security agreements with respect to Cooperative Notes.

    Each Mortgage Loan will be selected by the Sponsor for inclusion in a Mortgage Pool from among mortgage loans originated by the Originators, all as described below under "Mortgage Loan Program." The characteristics of the Mortgage Loans will be described in the related Prospectus Supplement. Other mortgage loans available for acquisition by a Trust may have characteristics that would make them eligible for inclusion in a Mortgage Pool but may not be selected by the Sponsor for inclusion in such Mortgage Pool.

    Each series of Securities will evidence interests in one or more Mortgage Pool(s) containing Mortgage Loans having an aggregate principal balance of not less than approximately $5,000,000 as of the related Cut-Off Date or similar date specified in the applicable Prospectus Supplement. Each Security will evidence an interest in only the related Mortgage Pool and corresponding Trust Estate, and not in any other Mortgage Pool or any other Trust Estate (except in those limited situations whereby certain collections on any Mortgage Loans in a related Mortgage Pool in excess of amounts needed to pay the related Securities may be deposited in a master reserve account or otherwise applied in a manner that provides credit enhancement for more than one series of Securities).

The Mortgage Pools

    All of the Mortgage Loans in a Mortgage Pool will (i) have payments that are due monthly or bi-weekly, (ii) be secured by Mortgaged Properties located in any of the fifty states, the District of Columbia, Puerto Rico or any other Territories of the United States and (iii) consist of one or more of the following types of mortgage loans:

         (a) Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of generally not more than 30 years;

         (b) ARM Loans having original or modified terms to maturity of generally not more than 30 years with a related Mortgage Rate that adjusts periodically, at the intervals described in the related Prospectus Supplement (which may have adjustments in the amount of monthly payments at periodic intervals) over the term of the mortgage loan to equal the sum of a fixed percentage set forth in the related Mortgage Note (the "Note Margin") and an index (the "Index") to be specified in the related Prospectus Supplement, such as, by way of example: (i) U.S. Treasury securities of a specified constant maturity, (ii) weekly auction average investment yield of U.S. Treasury bills of specified maturities, (iii) the daily Bank Prime Loan rate made available by the Federal Reserve Board or as quoted by one or more specified lending institutions, (iv) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, or (v) the interbank offered rates for U.S. dollar deposits in the London Markets, each calculated as of a date prior to each scheduled interest rate adjustment date that will be specified in the related Prospectus Supplement. The related Prospectus Supplement will set forth the relevant Index and the related Prospectus Supplement or the related Current Report on Form 8-K will indicate the highest, lowest and weighted-average Note Margin with respect to the ARM Loans in the related Mortgage Pool. If specified in the related Prospectus Supplement, an ARM Loan may include a provision that allows the Mortgagor to convert the adjustable Mortgage Rate to a fixed rate at some point during the term of such ARM Loan subsequent to the initial payment date;

         (c) Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of generally not more than 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate that will be lower than the Mortgage Rate applicable to such mortgage loan in subsequent years. Deferred Interest, if any, will be added to the principal balance of such mortgage loans;

         (d) Balloon mortgage loans ("Balloon Loans"), which are fixed-rate mortgage loans having original or modified terms to maturity of generally 5 to 15 years as described in the related Prospectus Supplement and that may have level monthly payments of principal and interest based generally on a not more than 30-year amortization schedule. The amount of the monthly payment may remain constant until the maturity date, upon which date the full outstanding principal balance on such Balloon Loan will be due and payable (such amount, the "Balloon Amount"); or

         (e) Modified mortgage loans ("Modified Loans"), which are fixed or adjustable-rate mortgage loans providing for terms at the time of modification of generally not more than 30 years. Modified Loans may be mortgage loans that have been consolidated and/or have had various terms changed, mortgage loans that have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans that have been converted to permanent mortgage loans.

    As described in the related Prospectus Supplement, a Mortgage Pool may contain (i) ARM Loans that allow the Mortgagors to convert the adjustable rates on such Mortgage Loans to a fixed rate at some point during the life of such Mortgage Loans, or (ii) fixed rate Mortgage Loans that allow the Mortgagors to convert the fixed rates on such Mortgage Loans to an adjustable rate at some point during the life of such Mortgage Loan (each such Mortgage Loan, a "Convertible Mortgage Loan"). If specified in the related Prospectus Supplement, upon any conversion, the Sponsor will repurchase or the Servicer, the applicable Sub-Servicer, Originator, or a third party will purchase the converted Mortgage Loan as and to the extent set forth in the related Prospectus Supplement. Alternatively, if specified in the related Prospectus Supplement, the Sponsor or the Servicer (or another party specified therein) may agree to act as remarketing agent with respect to such converted Mortgage Loans and, in such capacity, to use its best efforts to arrange for the sale of converted Mortgage Loans under specific conditions. Upon the failure of any party so obligated to purchase any such converted Mortgage Loan, the inability of any remarketing agent to so arrange for the sale of the converted Mortgage Loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted Mortgage Loan for its own account, the related Mortgage Pool will thereafter include both fixed rate and adjustable rate Mortgage Loans. In addition, certain Mortgage Loans, that may be ARM Loans or Fixed Rate Mortgage Loans, may provide that the interest rate thereon may decrease by a specified, maximum amount for so long as the related Mortgagor has not become delinquent or has maintain a record of current payments for a minimum amount of time.

    As described in the related Prospectus Supplement, certain of the Mortgage Loans may be Buydown Mortgage Loans pursuant to which the monthly payments made by the Mortgagor during the Buydown Period will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) Buydown Funds funded by the Originator of the Mortgaged Property or another source (including the Servicer or the related Originator) and placed in the Buydown Account and (ii) if the Buydown Funds are contributed on a present value basis, investment earnings on such Buydown Funds. See "Description of the Securities - Payments on Mortgage Loans; Deposits to Distribution Account" herein. The terms of the Buydown Mortgage Loans, if such loans are included in a Trust, will be as set forth in the related Prospectus Supplement.

    The Sponsor and certain Originators may make certain representations and warranties regarding the Mortgage Loans, but the Sponsor's assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Securities - Assignment of Mortgage Loans" herein. The Servicer's obligations with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Sub-Servicers and of Originators, as more fully described herein under "Mortgage Loan Program - Representations by the Sponsor and Originators," "- Sub-Servicing" and "Description of the Securities -Assignment of Mortgage Loans," and its obligation to make certain cash advances of interest in the event of delinquencies in payments on or with respect to the Mortgage Loans and interest shortfalls due to prepayment of Mortgage Loans, in amounts described herein under "Description of the Securities - Advances"). The obligation of the Servicer to make delinquency advances will be limited to amounts that the Servicer believes ultimately will be recoverable out of the proceeds of liquidation of the Mortgage Loans.
 See "Description of the Securities - Advances" herein.

                            MORTGAGE LOAN PROGRAM

    Mortgage Loans to be included in a Mortgage Pool will have been originated by the Sponsor directly or through Unaffiliated Originators or purchased from Unaffiliated Originators in Bulk Acquisitions. Key characteristics of the Mortgage Loans included in each Mortgage Pool, including, without limitation, maturities, outstanding principal balance, Loan-to-Value Ratios, property type, lien status, occupancy, Interest Rate and geographic concentration of the related Mortgaged Properties, will be described in the related Prospectus Supplement.

The Sponsor's Underwriting Process

    This section provides a description of the underwriting process of the Sponsor only and not of the Unaffiliated Originators. All Mortgage Loans originated by the Sponsor directly or through Unaffiliated Originators will comply with the Sponsor's process and procedures described herein.

    The Sponsor's underwriting process is intended to assess both the prospective borrower's ability to repay the loan and the adequacy of the real property security as collateral for the loan granted. The pricing and required Loan-to-Value Ratios for a loan are established based on the borrower's financial history, the loan type and the property type.

The Sponsor analyzes the equity in the collateral, the property type and the payment history, debt-to-income ratio and the employment history of the applicant. Mortgage loan packages generally include employment history, documentation of income and assets, credit history of mortgage or rent, property appraisal and title commitment. Specific processing forms contained in the loan package vary with the Originator. Limited income verification may be used under certain Mortgage Loan programs.

    The homes used for collateral to secure the loans may be owner occupied second homes, non-owner occupied rental properties or combination owner occupied/rental properties, all of which are one- to four-family residences (detached and semi-detached residences, row houses, townhouses, condominium units or units in a planned unit development). In addition, loans may be secured by manufactured homes with land if the manufactured homes are permanently affixed and defined as real estate under applicable state law.

    The value of each property proposed as security for a loan generally is determined by an appraisal from a licensed independent appraiser based, as applicable, on the cost, sales comparison and income approaches to value, with additional information provided when appropriate. The appraisal is analyzed by the Sponsor's underwriters to determine the acceptability of the property as security for the loan requested. Alternative methods of determining the value of a Mortgaged Property, such as taxing authority valuations and real estate brokers' valuation opinions, may be accepted in lieu of or in addition to appraisals in certain circumstances, such as Mortgage Loans with Loan-to-Value Ratios of less than 50% or balances under $25,000 if the Sponsor's underwriters determine such an alternative does not increase the risk of having inadequate security for the Mortgage Loan.

    The total amount of a loan generally includes origination fees, credit life insurance premium, if any, prepaid interest and other closing costs. "Loan-to-Value Ratio" or "LTV" is the percentage equal to the note amount divided by the lesser of appraised value or the purchase price of the real estate. The maximum Loan-to-Value Ratio for Sponsor loans is generally 90%. The maximum Loan-to-Value Ratio for non-owner occupied homes is generally 85%.

    The Sponsor's guidelines provide for verification of employment status and current earnings for most applicants, as well as review of the applicant's financial condition and employment history based on information provided by the applicant. The applicant's total monthly obligations (including principal and interest on each mortgage, tax assessments, other loans, charge accounts and all scheduled indebtedness) may not exceed 60% of a borrower's gross monthly income.

    The Sponsor requires a credit report by an independent, nationally recognized credit reporting agency reflecting the applicant's credit history.
 The credit report must reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. Verification is required of any outstanding mortgage balance, its status and whether local taxes, interest, insurance and assessments are included in the applicant's monthly payment. All taxes and assessments not included in the payment are required to be verified as current.

    Certain laws protect loan applicants by permitting them to cancel the loan after loan documents are signed but before the loan is funded, the so-called "rescission period." The rescission period must have expired prior to the funding of the loan.

    The Sponsor's guidelines currently require title insurance coverage, title search or an attorney's title opinion on each first lien loan it originates with a principal amount in excess of $25,000. The Servicer or the Originator of the Mortgage Loan is required to be named as the insured on the title insurance policies and the addressee of the title opinion. In addition, the Sponsor obtains a survey (or a locally customary substitute) of the property on purchase money loans.

    The borrower must obtain hazard insurance in an amount equal to the lesser of (i) the loan amount, (ii) the replacement cost of the improvements or (iii) the maximum insurable value of the property. The Servicer requires that its name and address are properly added to the "mortgagee clause" of the insurance policy. The borrower must obtain flood insurance in the same amount if the primary improvements are located in an area identified as a special flood hazard area.

    After a loan is underwritten, approved and funded, the Servicer's closing department personnel review the mortgage loan packages. A random sample of the mortgage loan packages is subsequently subjected to a quality control audit.

Bulk Guidelines

    Bulk portfolios of Mortgage Loans may be originated by a variety of Unaffiliated Originators under several different underwriting guidelines, which guidelines may not be reviewed or verified by the Sponsor. As a result, Mortgage Loans acquired in Bulk Acquisitions may not have been originated pursuant to the requirements of the Sponsor's guidelines, as described above. For example, the Sponsor may purchase Mortgage Loans in bulk acquisitions with higher Loan-to-Value Ratios, without title insurance, or with nonconforming appraisal methods such as tax assessments. With respect to bulk portfolios of seasoned Mortgage Loans, the Sponsor's underwriting review focuses primarily on payment histories and estimated current values based on estimated property appreciation or depreciation and loan amortization. Bulk Acquisition portfolios may be purchased servicing released or retained. If servicing is retained, the Originator must (i) demonstrate its ability to service the Mortgage Loans properly, and (ii) qualify as a sub-servicer under the related Pooling and Servicing Agreements.
 The Sponsor reunderwrites all or a statistically significant sample (never less than 10%) of the Mortgage Loans acquired in a Bulk Acquisition for the purpose of determining whether such Mortgage Loans meet the Sponsor's guidelines. The extent of such reunderwriting will depend on factors such as the Sponsor's prior experience with the Originator, the size of the pool of loans acquired and the ability of the Originator to meet its obligations concerning Mortgage Loan representations and warranties.

Qualifications of Originators

    During 1996 the Sponsor originated or acquired mortgage loans through 564 Unaffiliated Originators located in 25 states. Originators in each of Tennessee, Ohio and Michigan originated mortgage loans accounting for 10% or more of the Sponsor's total mortgage loan origination volume for 1996. The number and geographic distribution of Originators through whom the Sponsor originated or acquired the Mortgage Loans included in the Mortgage Pool for a series of Securities will be specified in the related Prospectus Supplement.

    Except in the case of Mortgage Loans acquired from an Originator in connection with a Bulk Acquisition, each Originator from which a Mortgage Loan is acquired will have been accepted by the Sponsor for participation in the Sponsor's mortgage loan program. The Sponsor acquires loans nationwide from a network of correspondents through the Servicer. The Sponsor has produced procedural manuals containing detailed guidelines for processing, underwriting and closing loans that are designed, in the Sponsor's opinion, to produce quality loans and consistent procedures, and provides such manuals to all Originators who regularly submit mortgage loans to the Sponsor. The material provisions of the Sponsor's procedural manuals include (i) a summary of the Sponsor's guidelines, as described above, (ii) a list of contact persons at the Sponsor's offices and (iii) directions and forms for submitting mortgage loans to the Sponsor. All Unaffiliated Originators are subject to an approval process to determine financial status, experience and compliance with state licensing requirements. The Sponsor has, however, no minimum requirements for an Originator's net worth or length of experience. Rather, the Sponsor's emphasis is on the evidence of the Originator's ability to originate Mortgage Loans that are reasonably consistent with the Sponsor's guidelines. Upon approval, all Unaffiliated Originators are required to execute an agreement containing certain representations and warranties regarding such Unaffiliated Originator and the related loans with the Servicer prior to any loan closing. Appraisers and closing agents must also meet the Sponsor's guidelines, including verification of certification or licensing, and evidence of financial responsibility. Mortgage Loans (other than Mortgage Loans acquired in Bulk Acquisitions) will be closed using the Servicer's loan closing documents or on the Originator's loan documents that have been approved by the Servicer's legal counsel.

    The Servicer will monitor the Originators and the Sub-Servicers that are insolvent or in receivership or conservatorship or otherwise financially distressed. Such Originators may not be able or permitted to repurchase Mortgage Loans for which there has been a breach of representation and warranty. Moreover, any such Originator may make no representations and warranties with respect to Mortgage Loans sold by it. If, as a result of a breach of representation and warranty, an Originator is required to repurchase a Mortgage Loan but is not permitted or otherwise fails to do so or if representations and warranties are not made by an Originator, the Sponsor will be required to repurchase such Mortgage Loan.

Representations by the Sponsor and Originators

    To the extent specified in the related Prospectus Supplement, the Sponsor will make representations and warranties in respect of the Mortgage Loans evidenced by a series of Securities. Such representations and warranties include, at a minimum, that at the time of the sale by the Sponsor of each Mortgage Loan: (i) the information with respect to each Mortgage Loan set forth in the Schedules of Mortgage Loans is true and correct in all material respects as of the related Cut-Off Date; (ii) each Mortgage Loan being transferred to the Trust that is a REMIC is a qualified mortgage under the REMIC provisions of the Code and is a Mortgage; (iii) each Mortgaged Property is improved by a residential dwelling, which may include condominiums, townhouses and manufactured housing classified as real estate under applicable state law; (iv) except as to loans with balances under $25,000, each Mortgage Loan had, at the time of origination, either an attorney's title opinion or a title search or title policy; (v) as of the related Cut-Off Date each Mortgage Loan conveyed is secured by a valid and subsisting lien of record on the Mortgaged Property having the priority indicated on the related Schedule of Mortgage Loans subject in all cases to exceptions to title set forth in the title insurance policy, if any, with respect to the related Mortgage Loan; (vi) the Sponsor held good and indefeasible title to, and was the sole owner of, each Mortgage Loan; and (vii) each Mortgage Loan was originated in accordance in all material respects with applicable law and is the valid, legal and binding obligation of the related Mortgagor.

    In addition, an Originator may make representations and warranties with respect to Mortgage Loans sold by it that are later included in a Mortgage Pool. All of the representations and warranties of an Originator conveying a Mortgage Loan to the Sponsor through the Servicer will be made as of the date on which such Originator sells or assigns the Mortgage Loan to the Servicer; thus the date as of which such representations and warranties are made may be a date prior to the date of the issuance of the related series of Securities.
 A substantial period of time may elapse between the date as of which the representations and warranties are made and the later date of issuance of the related series of Securities. Accordingly, any remedies of the Sponsor against the Originator will not arise if, after the date of sale of a Mortgage Loan by the Originator to the Servicer, an event occurs that would give rise to such remedy if the event had occurred prior to sale of the affected Mortgage Loan.

    The Sponsor will assign to the Trustee for the benefit of the holders of the related series of Securities all of its right, title and interest in each agreement by which it acquires a Mortgage Loan from an Originator insofar as such agreement relates to the representations and warranties made by an Originator in respect of such Mortgage Loan and any remedies provided for breach of such representations and warranties. If an Originator cannot cure a breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Securityholders in such Mortgage Loan within a time period specified in the related Pooling and Servicing Agreement, the Sponsor will be obligated to purchase from the related Trust such Mortgage Loan at a price (the "Loan Purchase Price") set forth in the related Pooling and Servicing Agreement, which Loan Purchase Price will be equal to the principal balance thereof as of the date of purchase plus one month's interest at the Mortgage Rate less the amount, expressed as a percentage per annum, payable in respect of master servicing compensation or sub-servicing compensation, as applicable, and the Originator's Retained Yield, if any, and certain miscellaneous administrative amounts, together with, without duplication, the aggregate amount of all delinquent interest, if any.

    In addition to the repurchase obligation, the Sponsor may remove a defective Mortgage Loan (a "Deleted Mortgage Loan") from the related Trust and substitute in its place another Mortgage Loan of like kind (a "Qualified Replacement Mortgage" as such term is defined in the related Pooling and Servicing Agreement); however, such substitution must be effected within 90 days of the date of the initial issuance of the Securities with respect to a Trust for which no REMIC election is to be made. With respect to a Trust for which a REMIC election is to be made, such substitution of a defective Mortgage Loan must be effected within two years of the date of the initial issuance of the Securities, and may not be made if such substitution would cause the Trust to not qualify as a REMIC or result in a prohibited transaction tax under the Code. Any Qualified Replacement Mortgage will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be paid to the related Trust in the month of substitution for distribution to the Securityholders), (ii) have a Mortgage Rate neither more than one percentage point less than nor one percentage point more than the Mortgage Rate of the Deleted Mortgage Loan as of the date of substitution, (iii) have a remaining term to maturity neither more than one year less than nor one year more than that of the Deleted Mortgage Loan, and (iv) comply with all of the representations and warranties set forth in the related Pooling and Servicing Agreement as of the date of substitution. The related Pooling
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


and Servicing Agreement may include additional requirements relating to ARM Loans or other specific types of Mortgage Loans or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. An Originator will also have the option to substitute a replacement Mortgage Loan for a Mortgage Loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

    The Servicer will be required under the applicable Pooling and Servicing Agreement to enforce such purchase or substitution obligations for the benefit of the Trustee and the Securityholders, following the practices it would employ in its good faith business judgment if it were the owner of such Mortgage Loan; provided, however, that this purchase or substitution obligation will in no event become an obligation of the Servicer in the event the Originator fails to honor such obligation (unless, with respect to a particular Mortgage Loan the Servicer is the Originator). If the Originator fails to repurchase or substitute a loan, the Originator's purchase or substitution obligation will become an obligation of the Sponsor even if no breach of the Sponsor's representations has occurred. Unless otherwise specified in the related Prospectus Supplement, the foregoing will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by an Originator in its capacity as a seller of Mortgage Loans to the Sponsor.

    Notwithstanding the foregoing with respect to any Originator that requests the Servicer's consent to the transfer of sub-servicing rights relating to any Mortgage Loans to a successor servicer, the Servicer may release such Originator from liability, under its representations and warranties described above, upon the assumption by such successor servicer of the Originator's liability for such representations and warranties as of the date they were made. In that event, the Servicer's rights under the instrument by which such successor servicer assumes the Originator's liability will be assigned to the Trustee, and such successor servicer shall be deemed to be the "Originator" for purposes of the foregoing provisions.

Sub-Servicing

    An Originator (other than the Servicer) of a Mortgage Loan may act as the Sub-Servicer for such Mortgage Loan unless the other related servicing obligations are released or transferred. The Servicer may employ Sub-Servicers that neither originate mortgage loans nor originated the Mortgage Loans with respect to all or a portion of the servicing duties with respect to a particular Mortgage Pool, or with respect to particular Mortgage Loans; such Sub-Servicers shall be referred to as "Contract Sub-Servicers."

    Each Unaffiliated Originator is expected to release servicing of the related Mortgage Loans to the Servicer, however in certain cases, Unaffiliated Originators may act as Sub-Servicers for the related Mortgage Loans pursuant to an agreement between the related Unaffiliated Originator and the Servicer (a "Sub-Servicing Agreement"). An Unaffiliated Originator acting as a Sub-Servicer for the Mortgage Loans will be required to meet certain standards specified in the Prospectus Supplement with respect to its conventional Mortgage Loan servicing portfolio, GAAP tangible net worth, cash/warehouse line availability, mortgage servicing licensing status and other specified qualifications. Contract Sub-Servicers shall be required to satisfy standards similar to those for Unaffiliated Originators; however, the Servicer will be directly responsible to the Trusts for Servicing Mortgage Loans in compliance with the standards set forth in the Pooling and Servicing Agreement. The Servicer will be responsible for the compensation of any Contract Sub-Servicer and such compensation shall be inclusive in the Servicer's fees.

    While such a Sub-Servicing Agreement will be a contract solely between the Servicer and the Sub-Servicer, the Pooling and Servicing Agreement pursuant to which a series of Securities is issued will provide that the Trustee or the Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement. If a Pooling and Servicing Agreement of a related series of Securities provides for the use of one or more Sub-Servicers, such terms of the Pooling and Servicing Agreement and the related Sub-Servicing Agreement will be specified in the related Prospectus Supplement.

    The related Prospectus Supplement may specify that with the approval of the Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers, but in such event such Sub-Servicer will remain obligated under the related Sub-Servicing Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer, including collection of payments from Mortgagors and remittance of such collections to the Servicer; maintenance of hazard insurance and filing and settlement of claims thereunder, subject in certain cases to the right of

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


the Servicer to approve in advance any such settlement; maintenance of escrow or impound accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the Mortgage Loan; processing of assumptions or substitutions; attempting to cure delinquencies; supervising foreclosures; inspecting and managing of Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. A Sub-Servicer also may be obligated to make advances to the Servicer in respect of delinquent installments of principal and/or interest (net of any sub-servicing or other compensation) on Mortgage Loans, as described more fully herein under "Description of the Securities - Advances," and in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors. A Sub-Servicer may also be obligated to pay to the Servicer any Compensating Interest with respect to the related Mortgage Loans. No assurance can be given that the Sub-Servicers will carry out their advance or payment obligations, if any, with respect to the Mortgage Loans. The related Prospectus Supplement may specify that, with the prior approval of the Servicer, a Sub-Servicer may transfer its servicing obligations to another entity that has been approved for participation in the Sponsor's loan purchase programs.

    As compensation for its servicing duties, the Sub-Servicer may be entitled to a monthly servicing fee in a minimum amount set forth in the related Prospectus Supplement. The Sub-Servicer may also be entitled to collect and retain, as part of its servicing compensation, any late charges or prepayment penalties provided in the Mortgage Note or related instruments.
 The Sub-Servicer will be reimbursed by the Servicer for certain expenditures that it makes, generally to the same extent that the Servicer would be reimbursed under the applicable Pooling and Servicing Agreement from the loan proceeds. Compensation for the services of the Sub-Servicer shall be paid by the Servicer as a general corporate obligation of the Servicer. See "The Pooling and Servicing Agreement - Servicing and Other Compensation and Payment of Expenses; Originator's Retained Yield" herein.

    Each Sub-Servicer will be required to agree to indemnify the Servicer for any liability or obligation sustained by the Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omission policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Servicer.

    Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is terminated earlier by the Servicer or the Sub-Servicer or unless servicing is released to the Servicer. The Servicer generally may terminate a Sub-Servicing Agreement immediately upon the giving of notice upon certain stated events, including the violation of such Sub-Servicing Agreement by the Sub-Servicer, or upon thirty days' notice to the Sub-Servicer without cause upon payment of an amount equal to a specified termination fee calculated as a specified percentage of the aggregate outstanding principal balance of all mortgage loans, including the Mortgage Loans serviced by such Sub-Servicer pursuant to a Sub-Servicing Agreement and certain transfer fees.

    The Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement. Upon termination of a Sub-Servicing Agreement, the Servicer may act as servicer of the related Mortgage Loans or enter into one or more new Sub-Servicing Agreements. If the Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer that it replaces. If the Servicer enters into a new Sub-Servicing Agreement, each new Sub-Servicer either must be an Originator, meet the standards for becoming an Originator or have such servicing experience that is otherwise satisfactory to the Servicer. The Servicer may make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur and, in any event, if the new Sub-Servicer is an affiliate of the Servicer, the liability for such representations and warranties will not be assumed by such new Sub-Servicer. In the event of such an assumption, the Servicer may in the exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or to a new Sub-Servicing Agreement may contain provisions different from those described above that are in effect in the original Sub-Servicing Agreements. However, the Pooling and Servicing Agreement for each Trust Estate will provide that any such amendment or new agreement may not be inconsistent with such Pooling and Servicing Agreement to the extent that it would materially and adversely affect the interests of the Securityholders.

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



                        DESCRIPTION OF THE SECURITIES

General

    The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a Pooling and Servicing Agreement. The following summaries (together with additional summaries under "The Pooling and Servicing Agreement" below) describe all material terms and provisions relating to the Securities common to each Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for the related Trust and to the related Prospectus Supplement.

    The Securities will consist of two basic types: (i) Securities of the fixed-income type ("Fixed-Income Securities") and (ii) Securities of the equity participation type ("Equity Securities"). No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Fixed-Income Securities generally will be styled as Debt Instruments, having a principal balance and a specified interest rate ("Interest Rate"). Fixed-Income Securities may be either beneficial ownership interests in the related Mortgage Loans held by the related Trust, or may represent debt secured by such Mortgage Loans. Each series or class of Fixed-Income Securities may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate. The related Prospectus Supplement will specify the Interest Rate for each series or class of Fixed-Income Securities, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

    A series may include one or more classes of Fixed-Income Securities ("Strip Securities") entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include two or more classes of Fixed-Income Securities that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related Mortgage Pool, which series may include one or more classes of Fixed-Income Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance (or nominal principal balance in the case of Accrual Securities that are also Strip Securities) thereof on each Payment Date in the manner described in the related Prospectus Supplement.

    If so provided in the related Prospectus Supplement, a series of Securities may include one or more classes of Fixed-Income Securities (collectively, the "Senior Securities") that are senior to one or more classes of Fixed-Income Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on Mortgage Loans. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

    Equity Securities will represent the right to receive the proceeds of the related Trust Estate after all required payments have been made to the Securityholders of the related Fixed-Income Securities (both Senior Securities and Subordinate Securities), and following any required deposits to any reserve account that may be established for the benefit of the Fixed-Income Securities. Equity Securities may constitute what are commonly referred to as the "residual interest," "seller's interest" or the "general partnership interest," depending upon the treatment of the related Trust for federal income tax purposes. As distinguished from the Fixed-Income Securities, the Equity Securities will not be styled as having principal and interest components. Any losses suffered by the related Trust first will be absorbed by the related class of Equity Securities, as described herein and in the related Prospectus Supplement.

    No Class of Equity Securities will be offered pursuant to this Prospectus or any Prospectus Supplement related hereto. Equity Securities may be offered on a private placement basis or pursuant to a separate Registration Statement to be filed by the Sponsor. In addition, the Sponsor and its affiliates may initially or permanently hold any Equity Securities issued by any Trust.

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

General Payment Terms of Securities

    As provided in the related Pooling and Servicing Agreement and as described in the related Prospectus Supplement, Securityholders will be entitled to receive payments on their Securities on specified dates ("Payment Dates"). Payment Dates with respect to Fixed-Income Securities will occur monthly, quarterly or semi-annually, as described in the related Prospectus Supplement.

    The related Prospectus Supplement will describe a date (the "Record Date") preceding such Payment Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Payment Date. Unless otherwise described in the related Prospectus Supplement, the Payment Date will be the twenty-fifth day of each month (or, in the case of quarterly-pay Securities, the twenty-fifth day of every third month; and in the case of semi-annually-pay Securities, the twenty-fifth day of every sixth month) and the Record Date will be the close of business as of the last day of the calendar month that precedes such Payment Date.

    The related Prospectus Supplement and Pooling and Servicing Agreement will describe the periods (each, a "Remittance Period" or "Due Period") antecedent to each Payment Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Payment Date occurs or such other specified period). Unless otherwise provided in the related Prospectus Supplement, collections received on or with respect to the related Mortgage Loans during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Payment Date, and will be used to distribute payments to Securityholders on such Payment Date. As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to distribute payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain defaults by the Sponsor or Servicer, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities. Such defaults will generally include (i) the failure of the Sponsor to repurchase Mortgage Loans that are the subject of breached representations and warranties, (ii) the failure of the Servicer to perform its obligations as Servicer in accordance with the related Pooling and Servicing Agreement and (iii) losses on Mortgage Loans in the related Mortgage Pool that exceed levels specified in the related Pooling and Servicing Agreement, all as more particularly described in the related Prospectus Supplement.

    In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to distribute payments of principal to Securityholders.

    The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events described above and as more particularly described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

    The Securities and the underlying Mortgage Loans will not be guaranteed or insured by any governmental agency or instrumentality or the Sponsor, the Servicer, any Sub-Servicer, any Originator or any of their affiliates.

    Securities of each series covered by a particular Pooling and Servicing Agreement will evidence specified beneficial ownership interest in a separate Trust Estate created pursuant to such Pooling and Servicing Agreement. A Trust Estate will consist of, to the extent provided in the Pooling and Servicing Agreement: (i) a pool of Mortgage Loans (and the related mortgage documents) underlying a particular series of Securities as from time to time are subject to the Pooling and Servicing Agreement, exclusive of, if specified in the related Prospectus Supplement, any Originator's Retained Yield or other interest retained by the related Originator, the Sponsor or any of its affiliates with respect to each such Mortgage Loan; (ii) certain other assets including, without limitation, all payments due on the Mortgage Loans after the related Cut-Off Date, as from time to time are identified as deposited in respect thereof in the Principal and Interest Account and in the related Distribution Account; (iii) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (iv) hazard insurance policies and primary insurance policies, if any, and certain proceeds thereof; and (v) any combination, as specified in the related Prospectus Supplement, of a letter of credit, financial guaranty insurance policy, purchase obligation, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of credit enhancement as described herein under "Description of Credit Enhancement."

Form of Securities

    The related Prospectus Supplement will specify whether the Securities of each series will be issued as physical certificates ("Definitive Securities") in fully registered form; if so specified, the Definitive Securities will be issued only in the denominations specified in the related Prospectus Supplement, and will be transferable and exchangeable at the corporate trust office of the registrar of the Securities (the "Security Registrar") named in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    The related Prospectus Supplement will also specify whether certain classes of a series of Securities will be issued in uncertificated book-entry form ("Book-Entry Securities"), and will be registered in the name of Cede, the nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Direct Participants" or "Indirect Participants").

    Under a book-entry format, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities from the Trustee through DTC and its Participants.
 Under a book-entry format, Securityholders will receive payments after the related Payment Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward such payments to Indirect Participants or Securityholders. Unless and until Definitive Securities are issued, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Securities will not be recognized by the Trustee as Securityholders under the Pooling and Servicing Agreement. The beneficial holders of such Securities will only be permitted to exercise the rights of Securityholders under the Pooling and Servicing Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to their Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the rules provide a mechanism by which Securityholders will receive distributions and will be able to transfer their interests.

    Unless and until Definitive Securities are issued, Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of

Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

    Because DTC can only act on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a physical certificate for such Securities.

    DTC in general advises that it will take any action permitted to be taken by a Securityholder under a Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the related Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

    Any Securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form as Definitive Securities to Securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement. Upon the occurrence of any of the events specified in the related Pooling and Servicing Agreement and the Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the securities representing the Securities and instruction for re-registration, the Trustee will issue the Securities in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. The final distribution of any Security (whether Definitive Securities or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Payment Date at such office or agency as is specified in the notice of final payment to Securityholders.

Assignment of Mortgage Loans

    At the time of issuance of a series of Securities, the Sponsor will cause the Mortgage Loans being included in the related Trust Estate to be assigned to the Trustee together with all principal and interest due on or after the Cut-Off Date with respect to such Mortgage Loan, other than principal and interest due before the Cut-Off Date. If specified in the related Prospectus Supplement, the Sponsor or any of its affiliates may retain the Originator's Retained Yield, if any, for itself or transfer the same to others. The Trustee will, concurrently with such assignment, deliver a series of Securities to the Sponsor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule will include, among other things, information as to the principal balance of each Mortgage Loan as of the Cut-Off Date, as well as information regarding the Mortgage Rate, the currently scheduled monthly payment of principal and interest and the maturity of the Mortgage Note.

    In connection with the issuance of a series of Securities, the Originators will be required to deliver to the Sponsor, who in turn will deliver to the Trustee or other permitted document custodian, which may include the Servicer, a file consisting of (i) the original Notes or certified copies thereof, endorsed by the Originator thereof in blank or to the order of the holder, (ii) originals (or certified copies) of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording or certification of filing for recordation thereon, (iii) originals (or certified copies) of all assumption and modification agreements, if any, and (iv) either: (a) the original Mortgage, with evidence of recording thereon, (b) a true and accurate copy of the Mortgage where the original has been transmitted for recording, until such time as the original is returned by the public recording office or (c) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost. The Trustee will agree, for the benefit of the Securityholders, to review each such file delivered to it within the time period specified in the related Pooling and

Servicing Agreement to ascertain that all required documents (or certified copies of documents) have been executed and received. The related Pooling and Servicing Agreement may provide for multiple document custodians.

    The Originators are additionally required to cause to be prepared and recorded, within the time period specified in the related Pooling and Servicing Agreement (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages from the Originators to the Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Originators, to the Trustee; provided, however, that if the Originators furnish to the Trustee an opinion of counsel, or other documentation acceptable to the Trustee, to the effect that no such recording is necessary to perfect the Trustee's interests in the Mortgages with respect to one or more jurisdictions, then such recording will not be required with respect to such jurisdictions.

    If the Sub-Servicer or Originator does not cure an omission or defect in a required document within the time period specified in the related Pooling and Servicing Agreement (or such other minimum notice period under applicable state law) after notice is given to the Servicer and such omission or defect materially and adversely affects the rights of the Securityholders or the Trust, the Sub-Servicer or Originator, as the case may be, will be obligated to purchase the related Mortgage Loan from the Trustee at its Loan Purchase Price (or, if specified in the related Prospectus Supplement, will be permitted to substitute for such Mortgage Loan under the conditions specified in the related Prospectus Supplement). The Servicer will be obligated to enforce this obligation of the Sub-Servicer or Originator, as the case may be, to the extent described above under "Mortgage Loan Program - Representations by the Sponsor and Originators." Neither the Servicer nor the Sponsor will, however, be obligated to purchase or substitute for such Mortgage Loan if the Sub-Servicer or Originator, as the case may be, defaults on its obligation to do so, and there can be no assurance that a Sub-Servicer or Originator, as the case may be, will carry out any such obligation. Such purchase obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

    The Trustee will be authorized at any time to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Securities will be set forth in the related Prospectus Supplement.

    Pursuant to each Pooling and Servicing Agreement, the Servicer, either directly or through Sub-Servicers, will service and administer the Mortgage Loans assigned to the Trustee as more fully set forth below.

Forward Commitments; Pre-Funding

    A Trust may enter into an agreement (each, a "Forward Purchase Agreement") with the Sponsor whereby the Sponsor will agree to transfer additional Mortgage Loans to such Trust following the date on which such Trust is established and the related Securities are issued. The Trust may enter into Forward Purchase Agreements to permit the acquisition of additional Mortgage Loans that could not be delivered by the Sponsor or have not formally completed the origination process, in each case prior to the date on which the Securities are delivered to the Securityholders (the "Closing Date"). Any Forward Purchase Agreement will require that any Mortgage Loans so transferred to a Trust conform to the requirements specified in such Forward Purchase Agreement. Such Mortgage Loans will conform to the same underwriting standards, and will be transferred subject to the same Sponsor representations and warranties, as Mortgage Loans transferred to the Trust as of the Closing Date If a Forward Purchase Agreement is to be utilized, as more fully described in the related Prospectus Supplement, the Sponsor will be required to deposit in a segregated account (each, a "Pre-Funding Account") up to 100% of the proceeds received in connection with the sale of one or more classes of Securities of the related series; the additional Mortgage Loans will be transferred to the related Trust in exchange for money released to the Sponsor from the related Pre-Funding Account. Each Forward Purchase Agreement will establish a specified period during which any such transfers must occur. The Forward Purchase Agreement or the related Pooling and Servicing Agreement will require that, if all moneys originally deposited to such Pre-Funding Account are not so used by the end of such specified period, then any remaining moneys will be applied as a mandatory prepayment of the related class or classes of Securities as specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the period for the acquisition by a Trust of additional Mortgage Loans, which period will not exceed three months from the date such Trust is established.

    The Sponsor's agreements with Originators establish non-exclusive relationships that permit Originators to sell mortgage loans to, or originate them for, other lenders. In addition, no agreement with any Originator requires the Originator to offer a minimum number or dollar volume of mortgage loans to the Sponsor in any given time frame, or requires the Sponsor to purchase a minimum volume of mortgage loans from such Originator. Accordingly, no agreement with any Originator provides any assurance that eligible mortgage loans sufficient to meet the terms of any Forward Purchase Agreement will be available for transfer to a Trust during the related acquisition period. If a Pooling and Servicing Agreement provides for a Pre-Funding Account and the principal balance of additional Mortgage Loans delivered by the related Originator during the related acquisition period is less than the amount on deposit in the Pre-Funding Account at the beginning of such period, the Securityholders of the related series may receive a prepayment of principal as and to the extent described in the related Prospectus Supplement. In addition, if so specified in the Prospectus Supplement relating to a series of Securities, an amortization period may result from the failure of the Sponsor to assign additional Mortgage Loans to the related Trust during the acquisition period, thereby resulting in a prepayment of the related Securities. Any such principal prepayment may adversely affect the yield to maturity of the related Securities. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

    Each additional Mortgage Loan will be of a type specified herein, will be underwritten in accordance with the Sponsor's guidelines and will satisfy any additional eligibility criteria specified in the related Prospectus Supplement. Such eligibility criteria will be determined in consultation with each Rating Agency (and/or any credit enhancement provider for the related series) prior to the issuance of such series to ensure that such additional Mortgage Loans will not cause the aggregate characteristics of the related Mortgage Pool to vary materially from those of the initial Mortgage Pool, or that any such variation is within parameters that were taken into account at the time the initial ratings were assigned to the Securities of the related series. The Sponsor will be required to certify that all conditions precedent to the transfer of such additional Mortgage Loans, including the satisfaction of specific eligibility criteria, have been satisfied. It will be a condition to the transfer of any additional Mortgage Loans by the Sponsor for inclusion in the related Mortgage Pool that each Rating Agency, after receiving prior notice of any such proposed transfer, shall not have advised the Sponsor or the Trustee or any credit enhancement provider for the series that the conveyance of such additional Mortgage Loans will result in a qualification, modification or withdrawal of its then current rating of the related Securities. The inclusion of additional Mortgage Loans in a Mortgage Pool for a series of Securities may affect, in some instances adversely, the performance of the related Securities, even if the aggregate characteristics of such Mortgage Pool do not vary as a result of the inclusion of such additional Mortgage Loans. The Sponsor will provide tabular information on additional Mortgage Loans similar to that included in the related Prospectus Supplement in the Detailed Description filed under cover of a Current Report on Form 8-K within 15 days of the end of the acquisition period.

    The ability of any Trust to invest in additional Mortgage Loans during the related acquisition period and, in the case of a series of Securities, any revolving period, will be dependent upon the ability of the Sponsor to acquire Mortgage Loans that satisfy the prerequisites to transfer for inclusion in the related Mortgage Pool specified in the related Prospectus Supplement. The ability of the Sponsor to acquire such Mortgage Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

Payments on Mortgage Loans; Deposits to Distribution Account

    The Servicer will deposit or will cause to be deposited into the Principal and Interest Account certain payments and collections received by it subsequent to the related Cut-Off Date (other than payments due on or before the Cut-Off Date), as specifically set forth in the related Pooling and Servicing Agreement, which generally will include the following except as otherwise provided therein:

         (i) all payments on account of principal, including principal payments received and applied in advance of the date on which the related monthly payment is due (the "Due Date") ("Principal Prepayments"), on the Mortgage Loans comprising a Trust Estate;

         (ii) all payments on account of interest on the Mortgage Loans comprising such Trust Estate, net of the portion of each payment thereof retained by the Servicer and the Sub-Servicer, if any, as their servicing fee or other compensation;

        (iii) all amounts (net of unreimbursed liquidation expenses and insured expenses incurred, and unreimbursed advances made, by the Servicer or the related Sub-Servicer) received and retained, if any, in connection with the liquidation of any defaulted Mortgage Loan, by foreclosure, deed in lieu of foreclosure or otherwise ("Liquidation Proceeds"), including all proceeds of any title, hazard or other insurance policy covering any Mortgage Loan in such Mortgage Pool ("Insurance Proceeds") proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures (such amounts, net of related unreimbursed expenses and advances of the Servicer, "Net Liquidation Proceeds");

         (iv) any Buydown Funds (and, if applicable, investment earnings thereon) required to be paid to Securityholders, as described below;

         (v) all proceeds of any Mortgage Loan in such Trust Estate purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Servicer, the Sponsor, any Sub-Servicer or Originator or any other person pursuant to the terms of the Pooling and Servicing Agreement. See "Mortgage Loan Program - Representations by the Sponsor and Originators" and "- Assignment of Mortgage Loans" above; and

         (vi) any amounts required to be transferred from the Distribution Account to the Principal and Interest
              Account.

    In addition to the Principal and Interest Account, the Servicer shall cause to be established and the Trustee will maintain, at the corporate trust office of the Trustee, in the name of the Trust for the benefit of the holders of each series of Securities, an account for the disbursement of payments on the Mortgage Loans evidenced by each series of Securities (the "Distribution Account"). Both the Principal and Interest Account and the Distribution Account must be (x) maintained with a depository institution whose debt obligations at the time of any deposit therein meet certain rating criteria, and (y) (i) an account or accounts the deposits in which are fully insured to the limits established by the Federal Deposit Insurance Corporation (the "FDIC"), (ii) an account maintained at a federal savings and loan or state banking institution, (iii) an account maintained at a principal subsidiary of a bank holding company, (iv) an account maintained at a national banking association, or (v) such other account or accounts acceptable to the Rating Agency or Agencies that rated one or more classes of Securities of such series (an "Eligible Account") as described in the related Prospectus Supplement. A Distribution Account may be maintained as an interest-bearing or a non-interest-bearing account, or funds therein may be invested in Permitted Investments as described below. The Principal and Interest Account may contain funds relating to more than one series of Securities as well as payments received on other mortgage loans serviced or master serviced by the Servicer that have been deposited into the Principal and Interest Account. The Servicer will be entitled to any interest or other income or gain realized with respect to the funds on deposit in the Principal and Interest Accounts.

    The collateral that is eligible to secure amounts in an Eligible Account described in (ii), (iii), (iv) or (v) above is limited to certain permitted investments, which are generally limited to United States government securities and other high-quality investments ("Permitted Investments"). No Permitted Investments will be of a type such that the Trust will be required to register as an investment company under the Investment Company Act. Permitted Investments are defined as follows:

         (a) Direct general obligations of the United States or the obligations of any agency or instrumentality of the United States fully and unconditionally guaranteed, the timely payment or the guarantee of which constitutes a full faith and credit obligation of the United States.

         (b) Federal Housing Administration debentures, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

         (c) FHLMC senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

         (d) FNMA senior debt obligations, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption.

         (e) Federal funds, certificates of deposit, time and demand deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated at least the Minimum Required Rating.

         (f) Deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are not in excess of the applicable limits insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, provided that the long-term deposits of such bank or savings and loan association are rated at least the Minimum Required Rating.

         (g) Commercial paper (having original maturities of not more than 270 days) rated at least the Minimum Required Rating.

         (h) Investments in money market or common trust funds rated at least the Minimum Required Rating.

         (i) Such other investments as have been approved in writing by the appropriate Rating Agency or Rating Agencies and the Certificate Insurer and would not require registration of the Trust as an investment company under the Investment Company Act;

provided that no instrument described above is permitted to evidence either the right to receive (a) only interest with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity. Any Permitted Investment may be purchased by or through the Trustee or any of its affiliates. "Minimum Required Rating" shall mean the minimum rating for such investment type required by the appropriate Rating Agency or Rating Agencies as specified in the related Prospectus Supplement.

    As more fully described in the related Prospectus Supplement and Pooling and Servicing Agreement, not later than a specified day preceding each Payment Date (the "Remittance Date"), the Servicer will withdraw from the Principal and Interest Account and remit to the Trustee for deposit into the applicable Distribution Account, in immediately available funds, the amount to be distributed therefrom to Securityholders on such Payment Date. The Servicer will remit to the Trustee for deposit into the Distribution Account the amount of any advances made by the Servicer as described herein under "Advances," any amounts required to be paid by the Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Servicer to cover hazard losses on the Mortgage Loans as described herein under "Hazard Insurance; Claims Thereunder" and any other amounts as specifically set forth in the related Pooling and Servicing Agreement. The Trustee will cause all payments under any credit enhancement such as a financial guaranty insurance policy or a letter of credit to be deposited in the Distribution Account prior to the close of business on the business day next preceding each Payment Date.

    Funds on deposit in the Principal and Interest Account attributable to Mortgage Loans underlying a series of Securities may be invested in Permitted Investments maturing in general not later than the business day preceding the next Payment Date. All income and gain realized from any such investment will be for the account of the Servicer. Funds on deposit in the related Distribution Account may be invested in Permitted Investments maturing, in general, no later than the Payment Date.

    If applicable, each Sub-Servicer servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement will establish and maintain an account (the "Sub-Servicing Account") that generally meets the requirements set forth in the Sponsor's guidelines from time to time, and is otherwise acceptable to the Servicer.

    Any Sub-Servicer will be required to deposit into its Sub-Servicing Account all amounts described above under "Mortgage Loan Program
-Sub-Servicing" that are received by it in respect of the Mortgage Loans, less its servicing fee or other compensation.

    With respect to each Buydown Mortgage Loan, the Sub-Servicer will deposit the related Buydown Funds provided to it in a Buydown Account that will comply with the requirements set forth herein with respect to a Sub-Servicing Account. The terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds that, together with investment earnings thereon at a rate as set forth in the Sponsor's guidelines from time to time, will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Servicer nor the Sponsor will be obligated to add to any such discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the Mortgagor or, in an appropriate case, from the related Originator or the related Sub-Servicer, distributions to Securityholders may be affected. With respect to each Buydown Mortgage Loan, the Sub-Servicer will withdraw from the Buydown Account and remit to the Servicer on or before the date specified in the Sub-Servicing Agreement described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the Mortgagor on such Buydown Mortgage Loan, equals the full monthly payment that would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan.

    If the Mortgagor on a Buydown Mortgage Loan prepays such Mortgage Loan in its entirety during the Buydown Period, the Sub-Servicer will withdraw from the Buydown Account and remit to the Mortgagor or such other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a Mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a Buydown Mortgage Loan, the Sub-Servicer will generally be required to withdraw from the Buydown Account and remit to the Servicer the Buydown Funds and investment earnings thereon, if any, that together with such prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under certain Mortgage Loan programs. Any Buydown Funds so remitted to the Servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the Mortgagor to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related Mortgagor or such other designated party pursuant to the agreement relating to each Buydown Mortgage Loan (the "Buydown Agreement"). If the Mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan and the property securing such Buydown Mortgage Loan is sold in liquidation (either by the Servicer, the Primary Insurer, the insurer under the mortgage pool insurance policy (the "Pool Insurer") or any other insurer), the Sub-Servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, and remit the same to the Servicer or, if instructed by the Servicer, pay the same to the Primary Insurer or the Pool Insurer, as the case may be, if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default.

Withdrawals from the Principal and Interest Account

    The Servicer may, from time to time, make withdrawals from the Principal and Interest Account for certain purposes, as specifically set forth in the related Pooling and Servicing Agreement, which generally will include the following except as otherwise provided therein:

         (i) to effect the timely remittance to the Trustee for deposit to the Distribution Account in the amounts and in the manner provided in the Pooling and Servicing
              Agreement and described in "- Payments on Mortgage Loans; Deposits to Distribution Account" above;

         (ii) to reimburse itself or any Sub-Servicer for Delinquency Advances or Servicing Advances as to any Mortgaged Property, out of late payments or collections on the related Mortgage Loan with respect to which such Delinquency Advances or Servicing Advances were made or from subsequent collections on the Mortgage Loans deposited to the Principal Interest Account;

        (iii) to withdraw investment earnings on amounts on deposit in the Principal and Interest Account;

         (iv) to pay the Sponsor or its assignee all amounts allocable to the Originator's Retained Yield out of collections or payments that represent interest on each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property was acquired);

         (v) to withdraw amounts that have been deposited in the Principal and Interest Account in error; and

         (vi) to clear and terminate the Principal and Interest Account in connection with the termination of the Trust Estate pursuant to the Pooling and Servicing Agreement, as described in "The Pooling and Servicing Agreement - Termination; Retirement of Securities" herein.

Distributions

    Beginning on the Payment Date in the month following the month (or, in the case of quarterly-pay Securities, the third month following such month and each third month thereafter or, in the case of semi-annually-pay Securities, the sixth month following such month and each sixth month thereafter) in which the Cut-Off Date occurs (or such other date as may be set forth in the related Prospectus Supplement) for a series of Securities, distributions of principal and interest (or, where applicable, of principal only or interest only) on each class of Securities entitled thereto will be made either by the Trustee or a paying agent appointed by the Trustee (the "Paying Agent"), to the persons who are registered as the Securityholders of such Securities at the close of business as of the Record Date in proportion to their respective Percentage Interests. To the extent described in the related Prospectus Supplement, interest that accrues and is not payable on a class of Securities will be added to the principal balance of each Security of such class in proportion to its Percentage Interest. The undivided percentage interest (the "Percentage Interest") represented by a Security of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Security by the aggregate initial amount or notional balance of all the Securities of such class. Distributions will be made in immediately available funds (by wire transfer or otherwise) to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or the Paying Agent, as the case may be, and the applicable Pooling and Servicing Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (other than any Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee specified in the notice to Securityholders of such final distribution.

Principal and Interest on the Securities

    The method of determining, and the amount of, distributions of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Securities will be described in the related Prospectus Supplement. Each class of Securities (other than certain classes of Strip Securities) may bear interest at a different interest rate (the "Pass-Through Rate"), which may be a fixed or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class, or in the case of an adjustable Pass-Through Rate, the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Interest on the Securities generally will be calculated either on the basis of a 360-day year consisting of twelve 30-day months or, in the case of certain Securities bearing an adjustable Pass-Through Rate, on the basis of the actual number of days elapsed in the period for which interest is being paid, divided by 360.

    On each Payment Date for a series of Securities, the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a class of Securities, an amount equal to the Percentage Interest represented by the Security held by such holder multiplied by such class' Distribution Amount. The Distribution Amount for a class of Securities for any Payment Date will be the portion, if any, of the Principal

Distribution Amount (as defined in the related Prospectus Supplement) allocable to such class for such Payment Date, as described in the related Prospectus Supplement, plus, if such class is entitled to payments of interest on such Payment Date, the interest accrued at the applicable Pass-Through Rate on the principal balance or notional amount of such class, as specified in the applicable Prospectus Supplement, less (to the extent specified in the Prospectus Supplement) the amount of any Deferred Interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of one or more classes of Securities on the related Due Date, allocable to Securityholders that are not covered by advances or the applicable credit enhancement, in each case in such amount that is allocated to such class on the basis set forth in the Prospectus Supplement.

    As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities will possess an interest-only period, also commonly referred to as a revolving period, that will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of defaults or breaches of representations and warranties by the Sponsor or Servicer, as more particularly described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

    In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

    In the case of a series of Securities that includes two or more classes of Securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Securities or Subordinate Securities) of each such class shall be as provided in the related Prospectus Supplement. Distributions in respect of principal of any class of Securities will be made on a pro rata basis among all of the Securities of such class.

    Except as otherwise provided in the related Pooling and Servicing Agreement, on or prior to the 15th day (or if such day is not a business day, the next succeeding business day or such other date specified in the Pooling and Servicing Agreement) of the month of distribution (the "Determination Date"), the Servicer will provide the Trustee, (and the Credit Enhancer, if any) with a monthly servicing report. Except as otherwise provided in the related Pooling and Servicing Agreement, on or prior to one business day after the related Remittance Date (or such earlier or later day as shall be agreed by a Financial Guaranty Insurer, if applicable, and Trustee) of the month of distribution, the Trustee will use the monthly servicing report to determine the amounts of principal and interest that will be passed through to Securityholders on the immediately succeeding Payment Date. If the amount in the Principal and Interest Account is insufficient to cover the amount to be passed through to Securityholders, the Trustee will, prior to the related Payment Date, notify a Financial Guaranty Insurer or any other person required to be notified pursuant to the related Pooling and Servicing Agreement.

Advances

    As to be described in the related Prospectus Supplement, the Servicer may be required, not later than each Remittance Date, to deposit into the Principal and Interest Account an amount equal to the sum of the scheduled interest payments or such other minimum monthly remittance amount, if any, as provided in the related Pooling and Servicing Agreement (net of the Servicing Fees and certain administrative amounts) due, but not collected, with respect to delinquent Mortgage Loans during the prior Remittance Period, but only if, in its good faith business judgment, the Servicer believes that such amount will ultimately be recovered from the related Mortgage Loan. Such amounts are "Delinquency Advances." The Servicer will be permitted to fund its payment of Delinquency Advances on any Remittance Date from collections on any Mortgage Loan deposited to the Principal and Interest Account subsequent to the related Remittance Period and will be required to deposit into the Principal and Interest Account with respect thereto (i) collections from the Mortgagor whose delinquency gave rise to the shortfall that resulted in such

Delinquency Advance and (ii) Net Liquidation Proceeds recovered on account of the related Mortgage Loan to the extent of the amount of aggregate Delinquency Advances related thereto.

    A Mortgage Loan is considered delinquent if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. No Mortgage Loan would be reported as delinquent, however, until the first reporting date after which the Mortgage Loan is at least 30 days delinquent because delinquencies of less than 30 days are not reported.

    The Servicer will be required to pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, but only to the extent that the Servicer reasonably believes that such amounts are recoverable and will be reimbursable out of the proceeds of liquidation of the related Mortgage Loan and will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such amount so paid will constitute a "Servicing Advance." The Servicer may recover Servicing Advances to the extent permitted by the Mortgage Loans or, if not theretofore recovered from the Mortgagor on whose behalf such Servicing Advance was made, from liquidation proceeds realized upon the liquidation of the related Mortgage Loan. In no case may the Servicer recover Servicing Advances from the principal and interest payments on any specific Mortgage Loan.

    Notwithstanding the foregoing, if the Servicer exercises its option, if any, to purchase the assets of a Trust Estate as described herein under "The Pooling and Servicing Agreement - Termination; Retirement of Securities," the Servicer will be deemed to have been reimbursed for all related advances previously made by it and not theretofore reimbursed to it. The Servicer's obligation to make advances may be supported by credit enhancement as described in the related Pooling and Servicing Agreement. In the event that the provider of such support is downgraded by a Rating Agency rating the related Securities or if the collateral supporting such obligation is not performing or is removed pursuant to the terms of any agreement described in the related Prospectus Supplement, the Securities may also be downgraded.

Reports to Securityholders

    With each distribution to Securityholders of a particular class the Trustee will forward or cause to be forwarded to each holder of record of such class of Securities a statement or statements with respect to the related Trust setting forth the information specifically described in the related Pooling and Servicing Agreement, which generally will include the following as applicable except as otherwise provided therein:

         (i) the amount of the distribution with respect to each class of Securities;

         (ii) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any prepayments or other recoveries of principal included therein;

        (iii) the amount of such distribution allocable to interest;

         (iv) the aggregate unpaid Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Payment Date;

         (v) with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on such Payment Date;

         (vi) the amount of coverage under any letter of credit, mortgage pool insurance policy or other form of credit enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

        (vii) information furnished by the Sponsor pursuant to section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist Securityholders in computing their market discount;

       (viii) the total of any Substitution Amounts and any Loan
              Purchase Price amounts included in such distribution;
              and

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

        (ix) a number with respect to each class (the "Pool Factor") computed by dividing the principal balance of all certificates in such class (after giving effect to any distribution of principal to be made on such Payment
              Date) by the original principal balance of certificates of such class on the Closing Date.

    Items (i) through (iii) above shall, with respect to each class of Securities, be presented on the basis of a certificate having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which Securities are outstanding, the Trustee shall furnish a report to each Securityholder of record at any time during each calendar year as to the aggregate amounts reported pursuant to (i), (ii) and (iii) with respect to the Securities for such calendar year. If a class of Securities is in book-entry form, DTC will supply such reports to the Securityholders in accordance with its procedures.

    In addition, on each Payment Date the Trustee will forward or cause to be forwarded additional information, as of the close of business on the last day of the prior calendar month, as more specifically described in the related Pooling and Servicing Agreement, which generally will include the following as applicable except as otherwise provided therein:

         (i) the total number of Mortgage Loans and the aggregate principal balances thereof, together with the number, percentage and aggregate principal balances of Mortgage Loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

         (ii) the number, percentage, aggregate Mortgage Loan balances and status of all Mortgage Loans in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

        (iii) the number, percentage and aggregate Mortgage Loan balances of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

         (iv) the number, percentage and aggregate Mortgage Loan balances of all Mortgage Loans relating to the status of any Mortgaged Properties as to which title has been taken in the name of, or on behalf of the Trustee (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i)); and

         (v) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure.

    Each Pooling and Servicing Agreement shall provide that the Securityholders will have the right to request a Securityholder list. Any Securityholder in a Trust may apply in writing to the related Trustee, and such application shall state that the Securityholder desires to communicate with other Securityholders with respect to their rights under the related Pooling and Servicing Agreement. Such written request shall be accompanied by a copy of the communication that such Securityholder proposes to transmit to other Securityholders. The Trustee shall furnish such Securityholder list to such requesting Securityholder within ten business days after receipt of the application.

Collection and Other Servicing Procedures

    Acting directly or through one or more Sub-Servicers as provided in the related Pooling and Servicing Agreement, the Servicer, is required to service and administer the Mortgage Loans in accordance with the Pooling and Servicing Agreement and with reasonable care, and using that degree of skill and attention that the Servicer exercises with respect to comparable mortgage loans that it services for itself or others.

    The duties of the Servicer include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and making

Delinquency Advances and Servicing Advances. The Servicer is required to follow its customary standards, policies and procedures in performing its duties as Servicer.

    The Servicer (i) is authorized and empowered to execute and deliver, on behalf of itself, the Securityholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the related Mortgaged Properties; (ii) may consent to any modification of the terms of any Note not expressly prohibited by the Pooling and Servicing Agreement if the effect of any such modification (x) will not materially and adversely affect the security afforded by the related Mortgaged Property (other than as permitted by the related Pooling and Servicing Agreement) or the timing of receipt of any payments required thereunder; and (y) will not cause a Trust that is a REMIC to fail to qualify as a REMIC.

    The related Pooling and Servicing Agreement will require the Servicer to follow such collection procedures as it follows from time to time with respect to mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans. The Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or the fees that may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan, subject to the satisfaction of certain conditions specified in the related Pooling and Servicing Agreement, or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Relief Act in accordance with the Servicer's general policies for comparable mortgage loans subject to the Relief Act.

    The Servicer will be required to foreclose upon or otherwise comparably effect the ownership on behalf of the Trust of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments. The related Pooling and Servicing Agreement will require the Servicer to take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Response Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, in determining whether to foreclose upon a Mortgaged Property, or otherwise comparably effect the ownership of such Mortgaged Property on behalf of the Trust.

    When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer will be required, to the extent it has knowledge of such conveyance or prospective conveyance, to exercise its rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that the Servicer will not be required to exercise any such right if (i) the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or (ii) the Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interests of Securityholders or the Financial Guaranty Insurer, if any, or jeopardize coverage under any primary insurance policy or applicable credit enhancement arrangements. In such event, the Servicer will be required to enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the related documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer will be authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Mortgage Note. The assumed loan must conform in all respects to the requirements, representations and warranties of the Pooling and Servicing Agreement. See "Certain Legal Aspects of Mortgage Loans and Related Matters -Enforceability of Certain Provisions" herein.

Realization upon Defaulted Mortgage Loans

    The Servicer shall foreclose upon or otherwise comparably effect the ownership on behalf of the Trust of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of delinquent payments and that the Servicer has not purchased pursuant to the related Pooling and Servicing Agreement (such Mortgage Loans, "REO Property"). In connection with such foreclosure or other conversion, the

Servicer shall exercise such of the rights and powers vested in it under the related Pooling and Servicing Agreement, and use the same degree of care and skill in their exercise or use, as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds for the payment of taxes, amounts due with respect to senior liens and insurance premiums. Any amount so advanced shall constitute a "Servicing Advance." The Servicer shall sell any REO Property within 23 months of its acquisition by the Trust, unless the Servicer obtains for the Trustee an opinion of counsel experienced in federal income tax matters, addressed to the Trustee, a Financial Guaranty Insurer, if applicable, and the Servicer, to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust as defined in Section 860F of the Code or, if a REMIC election has been made, cause the Trust to fail to qualify as a REMIC under the REMIC Provisions at any time that any Securities are outstanding, in which case the Servicer shall sell any REO Property by the end of any extended period specified in any such opinion.

    Notwithstanding the generality of the foregoing provisions, the Servicer shall manage, conserve, protect and operate each REO Property for the Securityholders solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Securityholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Securityholders for the period prior to the sale of such REO Property. The Servicer shall take into account the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in CERCLA, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on a Mortgaged Property in determining whether to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Property. The Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a Liquidated Mortgage Loan.

    If a defaulted Mortgage Loan or REO Property is not so removed from the Trust Estate, then, upon the final liquidation thereof, if a loss is realized that is not covered by any applicable form of credit enhancement or other insurance, the Securityholders will bear such loss. However, if a gain results from the final liquidation of an REO Property that is not required by law to be remitted to the related Mortgagor, the Servicer will be entitled to retain such gain as additional servicing compensation if the related Prospectus Supplement provides. For a description of the Servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Mortgage Loans, see "Description of Credit Enhancement" and "Hazard Insurance; Claims Thereunder - Hazard Insurance Policies" herein.

                                SUBORDINATION

    A Senior/Subordinate series of Securities will consist of one or more classes of Senior Securities and one or more classes of Subordinate Securities, as specified in the related Prospectus Supplement. Only the Senior Securities (and, if specified in the related Prospectus Supplement, certain Subordinate Securities) will be offered hereby. Subordination of the Subordinate Securities of any Senior/Subordinate series of Securities will be effected by the following method, unless an alternative method is specified in the related Prospectus Supplement. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities, as specified in the related Prospectus Supplement. The following discussion (together with the summaries under "Description of Credit Enhancement" below) describes all material terms and provisions related to a Senior/Subordinate series of Securities. The following discussion is subject to, and is qualified in its entirety by reference to, the related Prospectus Supplement with respect to the particular priorities and other rights as among the various classes of Senior Securities or Subordinate Securities, as the case may be.

    With respect to any Senior/Subordinate series of Securities, the total amount available for distribution on each Payment Date, as well as the method for allocating such amount among the various classes of Securities included in such series, will be as set forth in the related Prospectus Supplement. Generally, the amount available for distribution will be allocated first to interest on the Senior Securities of such series, and then to principal of the Senior Securities up to the amounts determined as specified in the related Prospectus Supplement, prior to allocation to the Subordinate Securities of such series.

    In the event of any Realized Losses on Mortgage Loans not in excess of the limitations described below, other than Extraordinary Losses, the rights of the Subordinate Securityholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Senior Securityholders. With respect to any defaulted Mortgage Loan that becomes a Liquidated Mortgage Loan, the amount of loss realized, if any (as more fully described in the related Pooling and Servicing Agreement, a "Realized Loss"), will equal the portion of the stated principal balance remaining, after application of all amounts recovered (net of amounts reimbursable to the Servicer for related advances and expenses) towards interest and principal owing on the Mortgage Loan. With respect to a Mortgage Loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized Loss.

    Except as noted below, all Realized Losses will be allocated to the Subordinate Securities of the related series, until the Principal Balance (as defined in the related Prospectus Supplement) of such Subordinate Securities thereof has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Securities (or, if such series includes more than one class of Senior Securities, either on a pro-rata basis among all of the Senior Securities in proportion to their respective outstanding Principal Balances or as otherwise provided in the related Prospectus Supplement).

    With respect to certain Realized Losses resulting from physical damage to Mortgaged Properties that are generally of the same type as are covered under a special hazard insurance policy, the amount thereof that may be allocated to the Subordinate Securities of the related series may be limited to an amount (the "Special Hazard Amount") specified in the related Prospectus Supplement. See "Description of Credit Enhancement - Special Hazard Insurance Policies" herein. If so, any Special Hazard Losses in excess of the Special Hazard Amount will be allocated among all outstanding classes of Securities of the related series, either on a pro-rata basis in proportion to their outstanding Security Principal Balances, regardless of whether any Subordinate Securities remain outstanding, or as specified in the related Prospectus Supplement. The respective amounts of other specified types of losses (including Fraud Losses and Bankruptcy Losses) that may be borne solely by the Subordinate Securities may be similarly limited to an amount (with respect to Fraud Losses, the "Fraud Loss Amount" and with respect to Bankruptcy Losses, the "Bankruptcy Loss Amount"), and the Subordinate Securities may provide no coverage with respect to certain other specified types of losses, as described in the related Prospectus Supplement, in which case such losses would be allocated on a pro-rata basis among all outstanding classes of Securities.

    Any allocation of a Realized Loss (including a Special Hazard Loss) to a Security in a Senior/Subordinate series will be made by reducing the Principal Balance thereof as of the Payment Date following the calendar month in which such Realized Loss was incurred.

    In lieu of the foregoing provisions, subordination may be effected in the following manner, or in any other manner described in the related Prospectus Supplement. The rights of the holders of Subordinate Securities to receive any or a specified portion of distributions with respect to the Mortgage Loans may be subordinated to the extent of the amount set forth in the related Prospectus Supplement (the "Subordinate Amount"). As specified in the related Prospectus Supplement, the Subordinate Amount may be subject to reduction based upon the amount of losses borne by the holders of the Subordinate Securities as a result of such subordination, a specified schedule or such other method of reduction as such Prospectus Supplement may specify. If so specified in the related Prospectus Supplement, additional credit support for this form of subordination may be provided by the establishment of a reserve fund for the benefit of the holders of the Senior Securities (which may, if such Prospectus Supplement so provides, initially be funded by a cash deposit by the Sponsor or the related Originator) into which certain distributions otherwise allocable to the holders of the Subordinate Securities may be placed; such funds would thereafter be available to cure shortfalls in distributions to holders of the Senior Securities.

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

                      DESCRIPTION OF CREDIT ENHANCEMENT

    Each series of Securities shall have credit support comprised of one or more of the following components. Each component will have a monetary limit and will provide coverage with respect to Realized Losses that are (i) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Mortgage Loss"); (ii) of a type generally covered by a special hazard insurance policy (any such loss, a "Special Hazard Loss"); (iii) attributable to certain actions that may be taken by a bankruptcy court in connection with a Mortgage Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Mortgage Loan or an extension of its maturity (any such loss, a "Bankruptcy Loss"); and (iv) incurred on defaulted Mortgage Loans as to which there was fraud in the origination of such Mortgage Loans (any such loss, a "Fraud Loss"). Losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered unless specified herein. To the extent that the credit enhancement for any series of Securities is exhausted, the Securityholders will bear all further risks of loss not otherwise insured against.

    As set forth below and in the applicable Prospectus Supplement, credit enhancement may be provided with respect to one or more classes of a series of Securities or with respect to the Mortgage Assets in the related Trust. Credit enhancement may be in the form of (i) the subordination of one or more classes of Subordinate Securities to provide credit support to one or more classes of Senior Securities as described herein under "Subordination," (ii) the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund, letter of credit, financial guaranty insurance policy, other third party guarantees, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature or overcollateralization, or (iii) any combination of the foregoing. Any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur that exceed the amount covered by credit enhancement or are not covered by the credit enhancement, holders of one or more classes of Securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of Securities, and if principal payments equal to the aggregate principal balances of certain classes will be distributed prior to such distributions to other classes, the classes that receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by credit enhancement.

    The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to each series of Securities will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the Pooling and Servicing Agreement, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the Mortgage Loans covered thereby. See "- Reduction or Substitution of Credit Enhancement" herein. If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

    The descriptions of any insurance policies or bonds described in this Prospectus describe all material terms and provisions relating to such insurance policies or bonds. The related Prospectus Supplement will set forth the particular terms and provisions of any such insurance policies or bonds by reference to the actual forms of such policies or bonds, copies of which are available upon request from the source designated in the related Prospectus Supplement.

Letter of Credit

    If any component of credit enhancement as to any series of Securities is to be provided by a letter of credit (the "Letter of Credit"), a bank (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the related Securities or, if specified in the related Prospectus Supplement, support the Sponsor's or any other person's obligation pursuant to a Purchase Obligation to make certain payments to the Trustee with respect to one or more components of credit enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of credit enhancement, will be specified in the applicable Prospectus Supplement and in the related Form 8-K. The Letter of Credit will expire on the expiration date set forth in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms. On or before each Payment Date, either the Letter of Credit Bank or the Sponsor

(or other obligor under a Purchase Obligation) will be required to make the payments specified in the related Prospectus Supplement after notification from the Trustee, to be deposited in the related Distribution Account, if and to the extent covered, under the applicable Letter of Credit.

Mortgage Pool Insurance Policies

    Any mortgage pool insurance policy ("Mortgage Pool Insurance Policy") obtained by the Sponsor for each related Trust Estate will be issued by the Pool Insurer named in the related Prospectus Supplement. Each Mortgage Pool Insurance Policy will, subject to limitations specified in the related Prospectus Supplement described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the related Prospectus Supplement (or in a Current Report on Form 8-K) of the aggregate principal balance of the Mortgage Loans on the Cut-Off Date. As set forth herein under "Maintenance of Credit Enhancement," the Servicer will use reasonable efforts to maintain the Mortgage Pool Insurance Policy and to present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the Securityholders. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss (typically, such policies do not cover Special Hazard Losses, Fraud Losses and Bankruptcy Losses), because claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below due to a failure to pay irrespective of the reason therefor.

Special Hazard Insurance Policies

    Any insurance policy covering Special Hazard Losses (a "Special Hazard Insurance Policy") obtained by the Sponsor for a Trust will be issued by the insurer named in the related Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described in the related Prospectus Supplement, protect holders of the related series of Securities from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. See "Hazard Insurance; Claims Thereunder" herein. A Special Hazard Insurance Policy will not cover Extraordinary Losses. Aggregate claims under a Special Hazard Insurance Policy will be limited to a maximum amount of coverage, as set forth in the related Prospectus Supplement or in a Current Report on Form 8-K. A Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the Mortgaged Property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid by the Servicer.

    Subject to the foregoing limitations, in general a Special Hazard Insurance Policy will provide that, where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Servicer or the Sub-Servicer, the insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the Mortgage Rate to the date of claim settlement and certain expenses incurred by the Servicer or the Sub-Servicer with respect to such property. If the property is transferred to a third party in a sale approved by the issuer of the Special Hazard Insurance Policy (the "Special Hazard Insurer"), the amount that the Special Hazard Insurer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property.

Bankruptcy Bonds

    In the event of a personal bankruptcy of a Mortgagor, it is possible that the bankruptcy court may establish the value of the Mortgaged Property of such Mortgagor at an amount less than the then outstanding, principal balance of the Mortgage Loan secured by such Mortgaged Property (a "Deficient Valuation"). The amount of the secured debt then could be reduced to such value, and, thus, the holder of such Mortgage Loan would become an unsecured creditor to the extent the outstanding principal balance of such Mortgage Loan exceeds the value assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including a reduction in the amount of the monthly payment on the related Mortgage Loan or a reduction in the mortgage interest rate. See "Certain Legal Aspects of Mortgage Loans and Related Matters - Anti-Deficiency Legislation and Other Limitations on Lenders" herein. Any bankruptcy bond ("Bankruptcy Bond") to provide coverage for Bankruptcy Losses for proceedings under the federal Bankruptcy Code obtained by the Sponsor for a Trust Estate will be issued by an insurer named in the related Prospectus Supplement. The level of coverage under each Bankruptcy Bond will be set forth in the applicable Prospectus Supplement or in a Current Report on Form 8-K.

Reserve Funds

    If so provided in the related Prospectus Supplement, the Sponsor will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, amounts otherwise distributable to Subordinate Securityholders or the owners of any Originator's Retained Yield, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternate or in addition to such deposit to the extent described in the related Prospectus Supplement, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Securities from the Originator's Retained Yield or otherwise. In addition, with respect to any series of Securities as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Trustee and deposited in a Reserve Fund. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Servicer for outstanding advances or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement.

Financial Guaranty Insurance Policies

    If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond ("Financial Guaranty Insurance Policy") may be obtained and maintained for each class or series of Securities. The issuer of any Financial Guaranty Insurance Policy (a "Financial Guaranty Insurer") will be described in the related Prospectus Supplement.

    As further described or qualified in the related Prospectus Supplement, a Financial Guaranty Insurance Policy will unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete insured payment will be received by an agent of the Trustee (an "Insurance Paying Agent") on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "Insured Payment" will be defined in the related Prospectus Supplement, and will generally equal the full amount of the distributions of principal and interest to which Securityholders of one or more classes are entitled under the related Pooling and Servicing Agreement plus any other amounts specified therein or in the related Prospectus Supplement (the "Insured Payment").

    The specific terms of any Financial Guaranty Insurance Policy will be as set forth in the related Prospectus Supplement. Financial Guaranty Insurance Policies may have limitations including (but not limited to) limitations on the insurer's obligation to guarantee the obligations of the Originators to repurchase or substitute for any Mortgage Loans. Financial Guaranty Insurance Policies generally will not guarantee any specified rate of prepayments or provide funds to redeem Securities on any specified date.

    Subject to the terms of the related Pooling and Servicing Agreement, the Financial Guaranty Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payment by such Financial Guaranty Insurer under the related Financial Guaranty Insurance Policy.

Other Insurance, Guarantees and Similar Instruments or Agreements

    If specified in the related Prospectus Supplement, a Trust may include in lieu of some or all of the foregoing or in addition thereto third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on the assets included in such Trust, paying administrative expenses, or accomplishing such other purpose as may be described in the Prospectus Supplement. The Trust may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Securities has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

Cross-Collateralization

    If specified in the Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust may be evidenced by separate classes of the related series of Securities. In such case, credit support may be provided by a cross-support feature that requires that distributions with respect to one class of security be made with excess amounts available from asset groups within the same Trust that support other classes of Securities. The Prospectus Supplement for a series that includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

    In addition, as may be described in the related Prospectus Supplement, a Trust Estate may include the right to receive moneys from a common pool of credit enhancement that may be available for more than one series of Securities, such as a master reserve account or a master insurance policy. Notwithstanding the foregoing, no collections on any Mortgage Loans held by any Trust may be applied to the payment of Securities issued by any other Trust (except to the limited extent that certain collections in excess of amounts needed to pay the related Securities may be deposited in a common, master reserve account that provides credit enhancement for more than one series of Securities).

Overcollateralization

    If specified in the Prospectus Supplement, subordination provisions of a Trust may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related Mortgage Loans. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, with respect to the Mortgage Loans or groups thereof, overcollateralization that results from the excess of the aggregate principal balance of the related Mortgage Loans, or a group thereof, over the principal balance of the related class of Securities.
 Such acceleration may continue for the life of the related security or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Maintenance of Credit Enhancement

    To the extent that the applicable Prospectus Supplement does not expressly provide for credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

    If a form of credit enhancement has been obtained for a series of Securities, the Sponsor or the Servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept such form of credit support in full force and effect throughout the term of the applicable Pooling and Servicing Agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "Reduction or Substitution of Credit Enhancement."

    In lieu of the Sponsor's or the Servicer's obligation to maintain a particular form of credit enhancement, the Sponsor or the Servicer may obtain a substitute or alternate form of credit enhancement. If the Servicer obtains such a substitute form of credit enhancement, it will maintain and keep such form of credit enhancement in full force and effect as provided herein. Prior to its obtaining any substitute or alternate form of credit enhancement, the Sponsor or the Servicer, as the case may be, will obtain written confirmation from the Rating Agency or Agencies that rated the related series of Securities that the substitution or alternate form of credit enhancement for the existing credit enhancement will not adversely affect the then current ratings assigned to such Securities by such Rating Agency or Agencies.

    The Servicer, on behalf of itself, the Trustee and Securityholders, will provide the Trustee information required for the Trustee to draw under a Letter of Credit or Financial Guaranty Insurance Policy, will present claims to each Pool Insurer, to the issuer of each Special Hazard Insurance Policy or other special hazard instrument, to the issuer of each Bankruptcy Bond and will take such reasonable steps as are necessary to permit recovery under such Letter of Credit, Financial Guaranty Insurance Policy, Purchase Obligation, insurance policies or comparable coverage respecting defaulted Mortgage Loans or Mortgage Loans that are the subject of a bankruptcy proceeding.

Additionally, the Servicer will present such claims and take such steps as are reasonably necessary to provide for the performance by another party of its Purchase Obligation. As set forth above, all collections by the Servicer under any Purchase Obligation, any Mortgage Pool Insurance Policy, or any Bankruptcy Bond and, where the related property has not been restored, any Special Hazard Insurance Policy, are to be deposited initially in the Principal and Interest Account and ultimately in the Distribution Account, subject to withdrawal as described above. All draws under any Letter of Credit or Financial Guaranty Insurance Policy will be deposited directly in the Distribution Account.

    If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable Special Hazard Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable form of Credit Enhancement, the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to one or more classes of Securityholders on liquidation of the Mortgage Loan after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any applicable form of credit enhancement is not available because the Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Mortgage Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

Reduction or Substitution of Credit Enhancement

    Unless otherwise specified in the related Prospectus Supplement, the amount of credit support provided pursuant to any of the credit enhancements (including, without limitation, a Mortgage Pool Insurance Policy, Financial Guaranty Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, Letter of Credit or any alterative form of credit enhancement) may be reduced under certain specified circumstances. In addition, if provided in the related Prospectus Supplement, any formula used in calculating the amount or degree of credit enhancement may be changed without the consent of the Securityholders upon written confirmation from each Rating Agency then rating the Securities that such change will not adversely affect the then-current rating or ratings assigned to the Securities. In most cases, the amount available pursuant to any credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Pooling and Servicing Agreement as the aggregate outstanding principal balance of the Mortgage Loans declines. Additionally, in certain cases, such credit support (and any replacements therefor) may be replaced, reduced or terminated upon the written assurance from each applicable Rating Agency that the then current rating of the related series of Securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of the related Securities may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus Supplement, neither the Sponsor nor the Servicer thereafter will be obligated to obtain replacement credit support in order to restore the rating of the Securities, and also will be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts that would satisfy such downgraded level, provided that the then-current rating of the related series of Securities is maintained. Where the credit support is in the form of a Reserve Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Sponsor, one or more Originators, the Servicer or such other person that is entitled thereto. Any assets so released will not be available to fund distribution obligations in future periods.

                     HAZARD INSURANCE; CLAIMS THEREUNDER

    Each Mortgage Loan will be required to be covered by a hazard insurance policy (as described below). The following summary describes all material terms of certain insurance policies, and does not purport to summarize or describe all of the provisions of these policies. Such insurance is subject to underwriting and approval of individual Mortgage Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies, sample copies of which are available from the Servicer upon request.

Hazard Insurance Policies

    The terms of the Mortgage Loans require each Mortgagor to maintain a hazard insurance policy for the Mortgage Loan. Additionally, the Pooling and Servicing Agreement will require the Servicer to cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss to the improvements on a replacement cost basis or (iii) the full insurable value of the premises.

    If a Mortgage Loan at the time of origination relates to a Mortgaged Property with improvements in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will be required to maintain with respect thereto a flood insurance policy in a form meeting the requirements of the then-current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and that provides for recovery by the Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage to or loss of the improvements on a replacement cost basis, (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. Pursuant to the related Pooling and Servicing Agreement, the Servicer will be required to indemnify the Trust out of the Servicer's own funds for any loss to the Trust resulting from the Servicer's failure to maintain such flood insurance.

    In the event that the Servicer obtains and maintains a blanket policy insuring against fire with extended coverage and against flood hazards on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of the Pooling and Servicing Agreement, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under the Pooling and Servicing Agreement. Such blanket policy may contain a deductible clause, in which case the Servicer will be required, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the Pooling and Servicing Agreement, and there shall have been a loss that would have been covered by such policy, to deposit in the Principal and Interest Account from the Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the Pooling and Servicing Agreement and the amount paid under such blanket policy.

    While the Servicer does not actively monitor the maintenance of hazard or flood insurance by borrowers, it responds to the notices of cancellation or expiration as joint-loss payee by requiring verification of replacement coverage.

                                 THE SPONSOR

    The Sponsor, EquiVantage Acceptance Corp., was incorporated in the State of Delaware on June 6, 1990. It is a wholly owned subsidiary of EquiVantage Inc. The Sponsor was organized for the purpose of the purchase and securitization of first and junior lien mortgage loans.

    The Sponsor maintains its principal office at 13111 Northwest Freeway, Suite 301, Houston, Texas 77040. Its telephone number is (713) 895-1957.

                                 THE SERVICER

    EquiVantage Inc. will act as the Servicer of the Mortgage Loans for each series of Securities. EquiVantage Inc. was incorporated in the State of Delaware on September 14, 1995 and is primarily engaged in acquiring, owning, transferring and servicing Mortgage Loans. EquiVantage Inc. maintains its principal office at 13111 Northwest Freeway, Suite 600, Houston, Texas 77040. Its telephone number is (713) 895-6700.

                     THE POOLING AND SERVICING AGREEMENT

    As described above under "Description of the Securities - General," each series of Securities will be issued pursuant to a Pooling and Servicing Agreement as described in that section. The following summaries describe certain additional provisions common to each Pooling and Servicing Agreement.

Servicing and Other Compensation and Payment of Expenses; Originator's Retained Yield

    The principal servicing compensation to be paid to the Servicer in respect of its servicing activities for each series of Securities will be equal to the percentage per annum specified in the related Prospectus Supplement or Current Report on Form 8-K of the outstanding principal balance of the Mortgage Loans, and such compensation will be retained by it from collections of interest on the Mortgage Loans in the related Trust Estate (after provision has been made for the payment of interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be, to Securityholders and for the payment of any Originator's Retained Yield) at the time such collections are deposited into the applicable Principal and Interest Account. As compensation for its servicing duties, the Servicer and/or a Sub-Servicer will be entitled to a monthly servicing fee as set forth in the related Prospectus Supplement. Certain Sub-Servicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable Mortgage Loan that is over and above the interest rate specified at the time the Sponsor committed to purchase the Mortgage Loan. See "Mortgage Loan Program - Sub-Servicing" herein. In addition, the Servicer or a Sub-Servicer may retain assumption fees, modification fees and late payment charges, to the extent collected from Mortgagors, and any benefit that may accrue as a result of the investment of funds in the Principal and Interest Account or the applicable Distribution Account (if so specified in the related Prospectus Supplement) or in a Sub-Servicing Account, as the case may be. To the extent specified in the related Prospectus Supplement, the Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Estate and incurred by it in connection with its responsibilities under the Pooling and Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Security Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Originators. The Servicer may be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Originators under certain limited circumstances. In addition, as indicated in the preceding section, the Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Securityholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

    The Prospectus Supplement for a series of Securities will specify if there will be any Originator's Retained Yield retained. Any such Originator's Retained Yield will be a specified portion of the interest payable on each Mortgage Loan in a Mortgage Pool. Any such Originator's Retained Yield will be established on a loan-by-loan basis and the amount thereof with respect to each Mortgage Loan in a Mortgage Pool will be specified on an exhibit to the related Pooling and Servicing Agreement. Any Originator's Retained Yield in respect of a Mortgage Loan will represent a specified portion of the interest payable thereon and will not be part of the related Trust Estate. Any partial recovery of interest in respect of a Mortgage Loan will be allocated between the owners of any Originator's Retained Yield and the holders of classes of Securities entitled to payments of interest as provided in the Prospectus Supplement and the applicable Pooling and Servicing Agreement.

Evidence as to Compliance

    The Servicer will be required to deliver to the Trustee, the Rating Agencies and any Credit Enhancer on or before a specified date of each year, beginning the first such date that is at least a specified number of months after the Cut-Off Date, an officers' certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding calendar year and of performance under the related Pooling and Servicing Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under the related Pooling and Servicing Agreement for such year, or, if there has been a default in the fulfillment of any such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such defaults.

    On or before the last day of a specified month of each year, beginning the first such date that is at least a specified number of months after the Cut-Off Date, the Servicer will be required to cause to be delivered to the Trustee, the Rating Agencies and any Credit Enhancer, if applicable, a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Credit Enhancer, if applicable, stating that such firm has, with respect to the Servicer's overall servicing operations (i) performed applicable tests in accordance with the compliance testing procedures as set forth in Appendix 3 of the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees or (ii) examined such operations in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers, and in either case stating such firm's conclusions relating thereto.

Removal and Resignation of the Servicer

    The related Prospectus Supplement may indicate that the Servicer will not be permitted to resign from its obligations and duties pursuant to the related Pooling and Servicing Agreement, except in connection with a permitted transfer of servicing, unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or subject to the consent of the Financial Guaranty Insurer and the Trustee. No such resignation will become effective until the Trustee or a successor Servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement. The Trustee, the Financial Guaranty Insurer or the Securityholders will have the right subject to certain rights to cure by the Servicer, pursuant to the related Pooling and Servicing Agreement, to remove the Servicer upon the occurrence of any of (a) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the Servicer and certain actions by the Servicer indicating its insolvency or inability to pay its obligations; (b) the failure of the Servicer to perform any one or more of its material obligations under the Pooling and Servicing Agreement as to which the Servicer shall continue in default with respect thereto for a period of time specified in the related Pooling and Servicing Agreement after notice by the Trustee or any Financial Guaranty Insurer of said failure; (c) the failure of the Servicer to cure any breach of any of its representations and warranties set forth in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Securityholders or any Financial Guaranty Insurer, if applicable, for a period of time specified in the related Pooling and Servicing Agreement after the Servicer's discovery or receipt of notice thereof; or (d) the failure to deliver to Trustee any proceeds or required payments which failure shall continue for a period of time specified in the related Pooling and Servicing Agreement after notice.

    The Pooling and Servicing Agreement may also provide that a Financial Guaranty Insurer may remove the Servicer pursuant to clause (iii) below, upon the occurrence of any of certain events including:

         (i) with respect to any Payment Date, if the total available funds with respect to the Mortgage Loans Group will be less than the related distribution amount on the class of insured securities in respect of such Payment Date; provided, however, that the Financial Guaranty Insurer will have no right to remove the Servicer pursuant to the provision described in this clause (i) if the Servicer can demonstrate to the reasonable satisfaction of the Financial Guaranty Insurer that such event was due to circumstances beyond the control of the Servicer;

         (ii) the failure by the Servicer to make any required
              Servicing Advance;

         (iii)the failure of the Servicer to perform one or more of its material obligations under the Pooling and Servicing Agreement and such failure shall continue for a period of time specified in the related Pooling and Servicing Agreement; or

         (iv) the failure by the Servicer to make any required
              Delinquency Advance or to pay any Compensating Interest.

Rights upon Event of Default

    So long as an Event of Default remains unremedied, the Trustee or the Financial Guaranty Insurer (as provided in the related Pooling and Servicing Agreement) may, by written notification to the Servicer, terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement (other than any rights of the Servicer as

Securityholder) covering such Trust Estate and in and to the Mortgage Loans and the proceeds thereof, whereupon the Trustee or, with the Financial Guaranty Insurer's consent, its designee will succeed to all responsibilities, duties and liabilities of the Servicer under such Pooling and Servicing Agreement (other than the obligation to purchase Mortgage Loans under certain circumstances) and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, another qualifying mortgage servicing institution to act as successor to the Servicer under the Pooling and Servicing Agreement (unless otherwise set forth in the Pooling and Servicing Agreement). Pending appointment of a successor Servicer, unless the Trustee is prohibited by law from so acting, the Trustee is obligated to act in such capacity.

Amendment

    Each Pooling and Servicing Agreement may be amended by the Sponsor, the Servicer and the Trustee, with the prior approval of a Financial Guaranty Insurer, if required, but without giving notice or the consent of any of the holders of Securities covered by such Pooling and Servicing Agreement, (i) to cure an ambiguity, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) upon receipt of the opinion of counsel experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the Trust; provided that such change would not adversely affect in any material respect the interests of any Securityholder, as evidenced by an opinion of counsel.

    The Pooling and Servicing Agreement may also be amended by the Sponsor, the Servicer and the Trustee with the prior consent of the Financial Guaranty Insurer and with the consent of the holders of Securities of each class affected thereby evidencing, in each case, not less than a majority of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Securities covered by such Pooling and Servicing Agreement, except that no such amendment may (i) change in any manner the amount of, or change the timing of, payments that are required to be distributed to any Securityholder without the consent of such Securityholder or (ii) reduce the aforesaid percentages of Percentage Interests that are required to consent to any such amendment, without the consent of all of the Securityholders covered by such Pooling and Servicing Agreement then outstanding.

    Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Estate, the Trustee will not be entitled to consent to and the Financial Guaranty Insurer will not be entitled to approve any amendment to a Pooling and Servicing Agreement without having first received an opinion from counsel nationally recognized in federal tax matters to the effect that such amendment or the exercise of any power granted to the Servicer, the Sponsor or the Trustee in accordance with such amendment will not result in the imposition of a tax on the related Trust Estate or cause such Trust Estate to fail to qualify as a REMIC.

Termination; Retirement of Securities

    As more specifically described in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that a Trust will terminate upon the earlier of (i) the payment to the Securityholders of all Securities issued by the Trust from amounts other than those available under, if applicable, a Financial Guaranty Insurance Policy of all amounts required to be paid to such Securityholders upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate and (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, (ii) if a REMIC election has been made with respect to the related Trust Estate, any time when a Qualified Liquidation (as defined in the Code) of the Trust Estate is effected, (iii) termination of the Trust upon the option of the Sponsor, the Servicer or, if specified in the related Prospectus Supplement, the holders of the related class of Equity Securities or the credit enhancer after the outstanding aggregate loan balances of the Mortgage Loans in the Trust Estate is less than or equal to the percentage specified in the related Prospectus Supplement (which in no event will be greater than 25%) of the sum of the aggregate loan balances of all Mortgage Loans in the Trust Estate as of the original creation date of the Mortgage Pool and the original amount deposited in the Pre-Funding Account, (iv) if applicable, termination of the Trust upon loss of REMIC status or (v) other comparable events with respect to the related Trust. In no event, however, will the trust created by the related Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the survivor of certain persons named in such Pooling and Servicing Agreement. Written notice of termination of the Pooling and Servicing Agreement will be given to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Trustee that will be specified in the notice of termination. If the Trust Estate is liquidated under the applicable Pooling and Servicing Agreement, a penalty may be imposed upon the Securityholders based upon the fee that would be foregone by the Servicer because of such termination. If a REMIC election has been made, the termination of the related Trust Estate will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

    The option described in clause (iii) above generally protects the exercising party against incurring ongoing expenses related to the Trust (such as servicing expenses and fees of credit enhancers) when the Mortgage Loans have amortized to such an extent that payment of such expenses is no longer cost-effective. No independent valuation of any assets of a Trust will be performed in connection with any optional termination. The price payable to a Trust upon termination will not be less than the greater of (i) the outstanding principal balance of, plus accrued and unpaid interest on, each Mortgage Loan owned by such Trust (including such unamortized amounts in respect of defaulted Mortgage Loans for which the related Mortgaged Properties have been acquired by the Trust through foreclosure or otherwise, and which have not yet become Liquidated Mortgage Loans) and (ii) the fair market value of such Mortgage Loans and Mortgaged Properties owned by the Trust, plus in either case the fair market value of all other assets of the Trust. Accordingly, the proceeds received by the Trust upon any such termination would be sufficient to pay the outstanding principal balance and accrued and unpaid interest on the Securities, except to the extent of Realized Losses that exceed the amount of any applicable credit enhancement. In the event that Realized Losses have exceeded such amounts, Securityholders may experience a loss on their investment upon a termination.

The Trustee

    The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Sponsor and/or its affiliates.

    The Trustee may resign at any time so long as the Trustee provides written notice to the Sponsor, the Servicer, the Credit Enhancer and the Securityholders, and complies with the other conditions specified in the applicable Pooling and Servicing Agreement, in which event the Sponsor will be obligated to appoint a successor Trustee. The Sponsor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Sponsor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Securities evidencing a majority of the aggregate undivided interests (or, if so specified in the related Prospectus Supplement, voting rights) in the related Trust Estate or if the related Pooling and Servicing Agreement so provides by the related Financial Guaranty Insurer or Credit Enhancer, if any. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee and payment by the Trustee of all costs associated with the assumption by the Successor Trustee of the Trustee's obligations under the related Pooling and Servicing Agreement.

                             YIELD CONSIDERATIONS

    The yield to maturity of a Security will depend on the price paid by the holder for such Security, the Pass-Through Rate on any such Security entitled to payments of interest (which Pass-Through Rate may vary if so specified in the related Prospectus Supplement) and the rate of payment of principal on such Security (or the rate at which the notional amount thereof is reduced if such Security is not entitled to payments of principal).

    Each month the interest payable on an actuarial type of Mortgage Loan will be calculated as one-twelfth of the applicable Mortgage Rate multiplied by the principal balance of such Mortgage Loan outstanding as of a specified day, usually the first day of the month prior to the month in which the Payment Date for the related series of Securities occurs, after giving effect to the payment of principal due on such day, subject to any Deferred Interest. With respect to date of payment Mortgage Loans, interest is charged to the Mortgagor at the Mortgage Rate on the outstanding principal balance of such Note and calculated based on the number of days elapsed between receipt of the Mortgagor's last payment through receipt of the Mortgagor's most current payments. The amount of such payments with respect to

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each Mortgage Loan distributed (or accrued in the case of Deferred Interest or Accrual Securities) either monthly, quarterly or semi-annually to holders of a class of Securities entitled to payments of interest will be similarly calculated on the basis of such class specified percentage of each such payment of interest (or accrual in the case of Accrual Securities) and will be expressed as a fixed, adjustable or variable Pass-Through Rate payable on the outstanding principal balance or notional amount of such Security, calculated as described herein and in the related Prospectus Supplement. Holders of Strip Securities or a class of Securities having a fixed Pass-Through Rate that varies based on the weighted average Mortgage Rate of the underlying Mortgage Loans will be affected by disproportionate prepayments and repurchases of Mortgage Loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

    A class of Securities may be entitled to payments of interest at a fixed Pass-Through Rate specified in the related Prospectus Supplement, a variable Pass-Through Rate or adjustable Pass-Through Rate calculated based on the weighted average of the Mortgage Rates (net of Servicing Fees and any Originator's Retained Yield (each, a "Net Mortgage Rate")) of the related Mortgage Loans for the designated periods preceding the Payment Date if so specified in the related Prospectus Supplement, or at such other variable rate as may be specified in the related Prospectus Supplement.

    As described in the related Prospectus Supplement, the aggregate payments of interest on a class of Securities, and the yield to maturity thereon, will be effected by the rate of payment of principal on the Securities (or the rate of reduction in the notional balance of Securities entitled only to payments of interest) and, in the case of Securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and Prepayment Considerations" below. The yield on the Securities also will be effected by liquidations of Mortgage Loans following Mortgagor defaults and by purchases of Mortgage Loans required by the Pooling and Servicing Agreement in the event of breaches of representations made in respect of such Mortgage Loans by the Sponsor, the Originators, the Servicer and others, purchases in connection with any optional termination of a Trust or repurchases due to conversions of ARM Loans to a fixed interest rate. See "Mortgage Loan Program - Representations by the Sponsor and Originators", "The Pooling and Servicing Agreement - Termination; Retirement of Securities" and "Descriptions of the Securities -Assignment of Mortgage Loans" above. In general, if a class of Securities is purchased at initial issuance at a premium and payments of principal on the related Mortgage Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase.
In addition, if a class of Securities is purchased at initial issuance at a discount and payments of principal on the related Mortgage Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of Securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such class is entitled. Such a class will likely be sold at a substantial premium to its principal balance, if any, and any faster than anticipated rate of prepayments will adversely affect the yield to holders thereof. In certain circumstances, rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on certain other types of classes of Securities, including Accrual Securities or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities. Any such principal prepayment may adversely affect the yield to maturity of the related Securities. Because prevailing interest rates are subject to fluctuation, there can be no assurance that Securityholders will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

    The timing of changes in the rate of principal payments on or repurchases of the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Mortgage Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

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

    When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment, at a daily rate determined by dividing the Mortgage Rate by 365. The effect of prepayments in full will be to reduce the amount of interest paid in the next succeeding month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the first day of the month in which such partial prepayment is received. As a result, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Securities on the Payment Date following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate or Net Mortgage Rate, as the case may be, on the prepaid amount. With respect to amounts due the Servicer from Sub-Servicers in respect of partial principal prepayments, see "Description of the Securities - Payments on Mortgage Loans; Deposits to Distribution Account" herein. Neither full nor partial principal prepayments are passed through until the month following receipt. See "Maturity and Prepayment Considerations" herein.

    The Mortgage Rates on certain ARM Loans subject to negative amortization adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the indices applicable at origination and the related Note Margins) the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may become Deferred Interest that will be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such Deferred Interest to the principal balance will lengthen the weighted average life of the Securities evidencing interests in such Mortgage Loans and may adversely affect yield to holders thereof depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and because such excess will be applied to reduce such principal balance, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof depending upon the price at which such Securities were purchased.

    For each Mortgage Pool, if all necessary advances are made, if there is no unrecoverable loss on any Mortgage Loan and if the related Credit Enhancer is not in default under its obligations or other credit enhancement has not been exhausted, the net effect of each distribution respecting interest will be to pass-through to each holder of a class of Securities entitled to payments of interest an amount that is equal to one month's interest (or, in the case of quarterly-pay Securities, three months' interest or, in the case of semi-annually-pay Securities, six months' interest) at the applicable Pass-Through Rate on such class' principal balance or notional balance, as adjusted downward to reflect any decrease in interest caused by any principal prepayments and the addition of any Deferred Interest to the principal balance of any Mortgage Loan. See "Description of the Securities - Principal and Interest on the Securities" herein.

    With respect to certain of the ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the Sponsor's underwriting standards, the Mortgagor under each Mortgage Loan will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the Mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate.

                    MATURITY AND PREPAYMENT CONSIDERATIONS

    As indicated above under "The Mortgage Pools," the original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included in such Mortgage Pool. The Prospectus Supplement for a series of Securities will contain information with respect to the types and maturities of the Mortgage Loans in the related Mortgage Pool. To the extent specified in the related Prospectus Supplement, the Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the Mortgage Loans in a Mortgage Pool will affect the maturity, average life and yield of the related series of Securities.

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

    With respect to Balloon Loans, payment of the Balloon Amount (which, based on the amortization schedule of such Mortgage Loans, may be a substantial amount) will generally depend on the Mortgagor's ability to obtain refinancing of such Mortgage Loan or to sell the Mortgaged Property prior to the maturity of the Balloon Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the Mortgagor's financial situation, prevailing mortgage loan interest rates, the Mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Sponsor, the Servicer, nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property.

    A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, affect prepayment experience. All Mortgage Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Mortgage Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. The Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision that would adversely affect the interests of the Securityholders or adversely affect or jeopardize coverage under any applicable insurance policy. The extent to which the Mortgage Loans are assumed by purchasers of the Mortgaged Properties rather than prepaid by the related Mortgagors in connection with the sales of the Mortgaged Properties will affect the weighted average life of the related series of Securities. See "Description of the Securities - Collection and Other Servicing Procedures" and "Certain Legal Aspects of Mortgage Loans and Related Matters
- Enforceability of Certain Provisions" herein for a description of certain provisions of the Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

    There can be no assurance as to the rate of prepayment of the Mortgage Loans. The Sponsor is not aware of any reliable, publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Mortgage Loans over an extended period of time. All statistics known to the Sponsor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

    Although the Mortgage Rates on ARM Loans will be subject to periodic adjustments, such adjustments will, as more fully described in the related Prospectus Supplement, (i) not increase or decrease such Mortgage Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Mortgage Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the ARM Loans in a Mortgage Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of any series of Securities.

    As may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of defaults by the Sponsor or Servicer, as more particularly described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

    In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in

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certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

    The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

    Under certain circumstances, the Servicer, the Sponsor or, if specified in the related Prospectus Supplement, the holders of the REMIC Residual Securities or the Credit Enhancer may have the option to purchase the Mortgage Loans in a Trust Estate. See "The Pooling and Servicing Agreement - Termination; Retirement of Securities" herein.

         CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND RELATED MATTERS

    The following discussion contains summaries that describe all material terms and provisions of the material legal aspects of the mortgage loans. Because such legal aspects are governed in part by applicable state laws (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state nor to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

General

    The Mortgage Loans will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the Mortgaged Property subject to a Mortgage Loan is located. In some states, a mortgage creates a lien upon the real property encumbered by the mortgage. In other states, the mortgage conveys legal title to the property to the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The mortgage is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms in some cases or on the terms of separate subordination or intercreditor agreements, and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties; the borrower-homeowner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

Cooperative Loans

    If specified in the Prospectus Supplement relating to a series of Securities, the Mortgage Loans also may consist of Cooperative Loans evidenced by Cooperative Notes secured by security interests in shares issued by cooperatives, which are private corporations that are entitled to be treated as housing cooperatives under federal tax law, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

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    Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord generally is subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alterative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

    The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure on Shares of Cooperatives" below.

Foreclosure

    Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale (private sale) under a specific provision in the deed of trust and state laws that authorize the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. Beside the non-judicial remedy, a deed of trust may be judicially foreclosed. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and within a certain period of time send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more local newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

    Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of

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the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

    In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Some states require that for a specified Redemption Period, the borrower can repay the defaulted mortgage loan and regain title to the related mortgaged property. In such jurisdictions, the lender's ability to liquidate the foreclosed property before the applicable Redemption Period has expired is limited.

    In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale unless there is a great deal of economic incentive for new purchaser to purchase the subject property at the sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the mortgage or deed of trust, accrued and unpaid interest and the expense of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

Foreclosure on Shares of Cooperatives

    The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be canceled by the cooperative for failure by the tenant stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement usually will constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement or sums that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

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    Recognition agreements generally also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

    In New York, foreclosure on the cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption

    In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, there is no right to redeem property after a Trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

    Certain states have imposed statutory prohibitions that limit the remedies of the beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale of the real property.
 In the case of a Mortgage Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in certain other states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

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    In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and, on certain types of loans such as those secured by second liens and investor-owned properties, reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

    Certain state courts have imposed general equitable principles upon judicial foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the related loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disabilities. In other cases, such courts have limited the right of the lender to foreclose if the default under the loan is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second deed of trust affecting the property.

    Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include, by example, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and the State Licensing Laws and fair debt collection practices acts. These laws and regulations impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Environmental Considerations

    Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under CERCLA, the United States Environmental Protection Agency (the "EPA") may impose a lien on property where the EPA has incurred cleanup costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

    Under the laws of some states, and under CERCLA, it is conceivable that a lender may be held liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, regardless of whether or not the environmental damage or threat was caused by a prior owner or operator. CERCLA imposes liability on any and all "responsible parties" (which term includes, among others, the property owner and operator) for the cost of clean-up of releases of hazardous substances. However, CERCLA excludes from the definition of "owner or operator" secured creditors who hold indicia of ownership for the purpose of protecting their security interest, but "without participating in the management of the facility."

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    Court decisions, such as United States v. Fleet Factors Corp., 901 F.2d
1550 (11th Cir. 1990), cert. denied, 498 US 1049 (1991) (CERCLA liability may be imposed on a secured lender if it has the ability to participate in management), and Kelley v. EPA, 15 F.3d 1100 (D.C. Cir. 1994), cert. denied sub nom, American Bankers Ass'n v. Kelley, 115 S. Ct. 900 (1995) (invalidated the Lender Liability Rule issued by the EPA in 1992) created considerable uncertainty about the scope and availability of the secured lender's exemption from liability. In September 1996, however, Congress passed the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 to address this uncertainty in federal law. This statute codified EPA's Lender Liability Rule into law and, among other things, clarified the exemption by defining more clearly the circumstances under which a lender will be deemed to have participated in management. The following states have adopted statutes or rules that specify the activities that do, or do not, constitute participation in management for the purpose of qualifying for the lender/fiduciary exemption from owner and operator liability for environmental harms: California, Idaho, Maryland, Massachusetts, Michigan, New Hampshire, New Jersey, Ohio, Oregon, Tennessee, Vermont and Wisconsin.
In the jurisdictions in which such enactments are in effect, the environmental liability risks associated with protecting a security interest in property have been reduced, although not completely eliminated.

    The costs associated with an environmental clean-up may be substantial. If the related Trustee or Servicer is deemed to have participated in management of a contaminated property that is part of the Trust it is likely that remedial costs would become a liability of that Trust and in certain circumstances, of the Trustee. Such an occurrence could occasion a loss to Securityholders. If a lender is or becomes liable, it can bring an action for contribution against other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof.

    At the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

Enforceability of Certain Provisions

    Generally all of the Mortgage Loans contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The enforceability of these clauses has been the subject of legislation or litigation in many states including California, and in some cases the enforceability of these clauses was limited or denied. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

    The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, that may have an impact upon the average life of the Mortgage Loans and the number of Mortgage Loans that may be outstanding until maturity.

    Upon foreclosure, courts have imposed general equitable principles. These equitable principles generally are designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the

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issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

    As indicated above under "Mortgage Loan Program - Representations by the Sponsor and Originators," each Originator of a Mortgage Loan will have represented that such Mortgage Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Mortgage Loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

    Alternative mortgage instruments, including ARM Loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that: notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alterative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Soldiers' and Sailors' Civil Relief Act of 1940

    Under the terms of the Relief Act, a Mortgagor who enters military service after the origination of such Mortgagor's Mortgage Loan (including a Mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to Mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be effected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be

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recoverable from the related Mortgage Loans, would result in a reduction of the amounts distributable to the holders of the related Securities, and would not be covered by advances, any Letter of Credit or any other form of credit enhancement (other than a Financial Guaranty Insurance Policy) provided in connection with the related series of Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any Mortgage Loan that goes into default, there may be delays in payment and losses on the related Securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Mortgage Loans resulting from similar legislation or regulations may result in delays in payments or losses to Securityholders of the related series.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

    The following general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the Securities of any series offered hereby, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Andrews & Kurth L.L.P., tax counsel to the Sponsor with respect to material matters associated with such consequences, subject to any qualifications set forth herein. The discussion below is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change, and does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities of a given series. Andrews & Kurth L.L.P., tax counsel to the Sponsor, will deliver its opinion to the Sponsor with respect to the description of material federal income tax consequences in the related Prospectus Supplement for each series of Securities. The Sponsor will file each such opinion as an exhibit to the Current Report on Form 8-K filed by the Sponsor in connection with the issuance of the related series of Securities.

    The following discussion addresses securities of three general types:
(i) securities ("Grantor Trust Securities") representing interests in a Trust Estate (a "Grantor Trust Estate"), which the Sponsor will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC");
(ii) securities ("REMIC Securities") representing interests in a Trust Estate, or a portion thereof, which the Sponsor will covenant to elect to have treated as a REMIC under sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); and (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying Mortgage Loans. This Prospectus does not address the tax treatment of partnership interests. Such a discussion will be set forth in the applicable Prospectus Supplement for any Trust issuing Securities characterized as partnership interests. The Prospectus Supplement for each series of Securities will indicate whether a REMIC election (or elections) will be made for the related Trust Estate and, if a REMIC election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this discussion, references to a "Securityholder" or a "Holder" are to the beneficial owner of a Security.

Grantor Trust Securities

    With respect to each series of Grantor Trust Securities, Andrews & Kurth L.L.P., tax counsel to the Sponsor, will deliver its opinion to the Sponsor that the related Grantor Trust Estate will be classified as a grantor trust and not as a partnership or an association taxable as a corporation. Accordingly, each Holder of a Grantor Trust Security will generally be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Estate.

    For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Estate, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Estate and interest paid to the Holders of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust Estate will be referred to as a "Grantor Trust Strip Security."

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    Special Tax Attributes

    With respect to each series of Grantor Trust Securities, (a) Grantor Trust Fractional Interest Securities will represent interests in (i) "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and (ii) "obligation[s](including any participation or certificate of beneficial ownership therein) which are principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code; and (b) interest on Grantor Trust Fractional Interest Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. In addition, the Grantor Trust Strip Securities will be "obligations (including any participation or certificate of beneficial ownership therein) principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

    Taxation of Holders of Grantor Trust Securities

    Holders of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to Holders of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a Holder acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "Discount and Premium" below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such Holder's miscellaneous itemized deductions exceeds two percent of such Holder's adjusted gross income. Further, Holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

    Holders of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under section 1286 of the Code. Accordingly, such a Holder will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "Discount and Premium" below.

    Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the Holder's income as it accrues (regardless of the Holder's method of accounting), as described below under "Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points (1.00%) lower than the gross rate of interest payable on the underlying Mortgage Loans and (ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

    Sales of Grantor Trust Securities

    Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be capital gain or loss, except to the extent of accrued and unrecognized interest and market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

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    Grantor Trust Reporting

    The Trustee will furnish to each Holder of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Servicer, the Trustee will furnish to each Holder during such year such customary factual information as the Servicer deems necessary or desirable to enable Holders of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC Securities

    If provided in an applicable Prospectus Supplement, an election will be made to treat a Trust Estate as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, Andrews & Kurth L.L.P., tax counsel to the Sponsor, will deliver its opinion to the Sponsor that, assuming compliance with the Pooling and Servicing Agreement, the Trust Estate will be treated as a REMIC for federal income tax purposes. A Trust Estate for which a REMIC election is made will be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The Prospectus Supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a "Regular Security") or a residual interest (a "Residual Security").

    A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See - "Taxes on a REMIC Trust" herein. Generally, the total income from the Mortgage Loans in a REMIC Trust will be taxable to the Holders of the Securities of that series, as described below.

    Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

    Special Tax Attributes

    Regular and Residual Securities will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code, and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of section 860G(a)(3) of the Code) then the portion of the Regular and Residual Securities that are qualifying assets under those sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the Regular and Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Estate will include, in addition to the Mortgage Loans, payments on the Mortgage Loans held pending distribution on the Regular and Residual Securities and any reinvestment income thereon. Regular and Residual Securities held by a financial institution to which section 585 or 586 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. Regular Securities will also be qualified mortgages with respect to other REMICs.

    Taxation of Holders of Regular Securities

    Except as indicated below in this federal income tax discussion, the Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership interests in the REMIC Trust or its assets. Holders of Regular

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Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to Regular Securities purchased at a discount or with premium, see "Discount and Premium" below.

    Taxation of Holders of Residual Securities

    Daily Portions. Except as indicated below, a Holder of a Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the Holder owned such Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the Residual Holders (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Holder by virtue of this paragraph will be treated as ordinary income or loss.

    The requirement that each Holder of a Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any class outstanding, even though the Holder of the Residual Security may have received full payment of the stated interest and principal on its Residual Security.

    The Trustee will provide to Holders of Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

    Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in section 163(d) of the Code) on the Regular Securities (but not the Residual Securities), even though Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the Prepayment Assumption (as defined in the applicable Prospectus Supplement). See "Discount and Premium - Original Issue Discount" below. The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the Regular and Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of Regular or Residual Securities has not been sold to the public, then the fair market value of all the Regular or Residual Securities in that class as of the date of the Prospectus Supplement should be substituted for the issue price.

    Third, no item of income, gain, loss or deduction allocable to a prohibited transaction (see "Taxes on a REMIC Trust - Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. (See, however, "Pass-Through of Servicing and Guaranty Fees to Individuals" below.) In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the Regular and Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in section 86OG(a)(5) of the Code) will be treated as ordinary gain or loss.

    A Holder of a Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the Regular Securities are issued at a discount, and the

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discount included as a result of a prepayment on a Mortgage Loan that is used to pay principal on the Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the Regular Securities, may increase over time as the earlier classes of Regular Securities are paid, whereas interest income with respect to any given Mortgage Loan expressed as a percentage of the outstanding principal amount of that Mortgage Loan, will remain constant over time.

    Basis Rules and Distributions. A Holder of a Residual Security has an initial basis in its Security equal to the amount paid for such Residual Security. Such basis is increased by amounts included in the income of the Holder and decreased by distributions and by any net loss taken into account with respect to such Residual Security. A distribution on a Residual Security to a Holder is not included in gross income to the extent it does not exceed such Holder's basis in the Residual Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the Residual Security, shall be treated as gain from the sale of the Residual Security.

    A Holder of a Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Holder's adjusted basis in its Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the Residual Security.

    Excess Inclusions. Any excess inclusions with respect to a Residual Security are subject to certain special tax rules. With respect to a Holder of a Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such Residual Security was held by such Holder. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Security at the beginning of the calendar quarter and 120 percent of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a Residual Security as of the beginning of any calendar quarter is equal to the issue price of the Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such Residual Security before the beginning of such quarter. The issue price of a Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years, computed and published monthly by the IRS.

    For Holders of Residual Securities, any excess inclusions cannot be offset by losses from other activities. For Holders that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of such Holder is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a Holder of a Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own Residual Securities, see "Foreign Investors" below.

    As an exception to the general rule described above, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a Residual Security as excess inclusions if the Residual Securities in the aggregate are considered not to have "significant value." The Small Business Job Protection Act ("SBJPA") of 1996 has eliminated the special rule permitting section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Securities continuously held by thrift institutions since November 1, 1995.

    In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a holder of a Residual Security. First, alternative minimum taxable income for

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a holder of a Residual Security is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Security holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a holder of a Residual Security elects to have such rules apply only to taxable years beginning after August 20, 1996.

    In the case of any Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a Residual Security.

    Pass-Through of Servicing and Guaranty Fees to Individuals. A Holder of a Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such Holder only to the extent that such fees, along with certain of such Holder's other miscellaneous itemized deductions exceed 2 percent of such Holder's adjusted gross income. In addition, a Holder of a Residual Security may not be able to deduct any portion of such fees in computing such Holder's alternative minimum tax liability. A Holder's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the Holders in proportion to their respective holdings on such day.

    Mark to Market Rules. A Residual Security acquired after January 3, 1995 cannot be marked-to-market.

    Taxes on a REMIC Trust

    Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100 percent of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

    Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100 percent of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement
Date). Exceptions are provided for cash contributions to a REMIC (i) during the three month period beginning on the startup day, (ii) made to a qualified reserve fund by a Holder of a residual interest, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

    Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

    Sales of REMIC Securities

    General. Except as provided below, if a Regular or Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at

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

maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "Discount and Premium" herein. The adjusted basis of a Residual Security is determined as described above under "Taxation of Holders of Residual Securities - Basis Rules and Distributions." Except as provided in the following paragraph or under section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code.

    Gain from the sale of a Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the Holder of a Regular Security had income accrued at a rate equal to 110 percent of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such Holder's income. In addition, gain recognized on such a sale by a Holder of a Regular Security who purchased a such Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such Holder, reduced by any market discount includible in income under the rules described below under "Discount and Premium."

    If a Holder of a Residual Security sells its Residual Security at a loss, the loss will not be recognized if, within six months before or after the sale of the Residual Security, such Holder purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC.
 Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

    Transfers of Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

    The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the applicable Prospectus Supplement relating to the offering of any Residual Security. In addition, a pass-through entity (including a nominee) that holds a Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a Residual Security (or an agent of a transferee of a Residual Security, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and (ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

    Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest

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corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "Discount and Premium" and "- Taxation of Holders of Residual Securities - Excess Inclusions" herein.

    The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a Residual Security should consult with their own tax advisors for further information regarding such transfers.

    Reporting and Other Administrative Matters

    For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the Holders of Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each Holder that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to Holders of Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a Holder of a Residual Security or in a fiduciary capacity. Each Holder of a Residual Security, by the acceptance of its Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

    Each Holder of a Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level. The Trustee does not intend to register any REMIC Trust as a tax shelter pursuant to section 6111 of the Code.

    Termination

    In general, no special tax consequences will apply to a Holder of a Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Mortgage Loan remaining in the Trust Estate. If a Holder of a Residual Security's adjusted basis in its Residual Security at the time such termination occurs exceeds the amount of cash distributed to such Holder in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the Holder of the Residual Security is entitled to a loss equal to the amount of such excess.

Debt Securities

    General

    With respect to each series of Debt Securities, Andrews & Kurth L.L.P., tax counsel to the Sponsor, will deliver its opinion to the Sponsor that the Securities will be classified as debt of the Sponsor secured by the related Mortgage Loans. Consequently, the Debt Securities will not be treated as ownership interests in the Mortgage Loans or

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the Trust.  Holders will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "Discount and Premium" below.

    Special Tax Attributes

    As described above, Grantor Trust Securities will possess certain special tax attributes by virtue of their being ownership interests in the underlying Mortgage Loans. Similarly, REMIC Securities will possess similar attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

    Sale or Exchange

    If a Holder of a Debt Security sells or exchanges such Security, the Holder will recognize gain or loss equal to the difference, in any, between the amount received and the Holder's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

    In general (except as described in "Discount and Premium - Market Discount" below), except for certain financial institutions subject to section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one year except to the extent of accrued but unrecognized interest and market discount.

Discount and Premium

    A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a Holder's income as it accrues (regardless of the Holder's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a Holder's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a Holder so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

    Original Issue Discount

    In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Securities was sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Remittance Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Payment Date over the interest that accrues for the period from the Settlement Date to the first Payment Date.

    Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25 percent of the stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made

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under the assumption that the Mortgage Loans prepay at the rate specified in the applicable Prospectus Supplement (the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. If original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

    Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities and applicable by analogy to Grantor Trust Securities. Investors in Grantor Trust Strip Securities should be aware that there can be no assurance that the rules described below will be applied to such Securities. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and (y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.

    Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Sponsor anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Sponsor makes no representation, however, that the Mortgage Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

    Each Securityholder must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original Holder, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." The Trustee will supply, at the time and in the manner required by the IRS, to Securityholders, brokers and middlemen information with respect to the original issue discount accruing on the Securities. If so specified in the applicable Prospectus Supplement, the Trustee will report original issue discount based on accrual periods of one month, each beginning on a payment date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next payment date.

    Under section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over
(ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

    In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods.
 No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive

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accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Holders of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

    A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).

    Market Discount

    A Holder that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A Holder that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. A Holder may elect to include market discount into income currently as it accrues, in which case the interest deferral rule described above will not apply. It must be noted, however, that this election to include market discount currently will apply to market discount instruments acquired by the taxpayer in the taxable year of the election and all subsequent years. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to Holders of Securities information necessary to compute the accrual of market discount.

    Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25 percent of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

    Securities Purchased at a Premium

    A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a Holder makes such an election, the amount of any interest payment that must be included in such Holder's income for each period ending on a Payment Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. The legislative history of the Tax Reform Act of 1986 states that such premium amortization should be made under principles analogous to those governing the accrual of market discount (as discussed above under "-Market Discount"). If such election is made by the Holder, the election will also apply to all bonds the interest on which is not excludible from gross income ("Fully Taxable Bonds") held by the Holder at the beginning of the first taxable year to which the election applies and to all such Fully Taxable Bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a Holder must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Security and, when each such distribution is received, a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

    Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a Holder would recognize substantially the same income in any given period as would be recognized if an election were made under section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to Holders of such Securities in accordance with the rules described in the preceding paragraph.

    Special Election

    For any Security acquired on or after April 4, 1994, a Holder may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A Holder should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

    Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31 percent if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

    Grantor Trust Securities and Regular Securities

    Distributions made on a Grantor Trust Security or a Regular Security to, or on behalf of, a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries having authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the Holder is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Security, (b) the Holder signs a statement under penalties of perjury that certifies that such Holder is not a U.S. Person, and provides the name and address of such Holder, and (c) the last U.S. Person in the chain of payment to the Holder receives such statement from such Holder or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Holders should be aware that the IRS might take the position that this exemption does not apply to a Holder that also owns 10 percent or more of the Residual Securities of any REMIC trust, or to a Holder that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

    REMIC Residual Securities

    Amounts distributed to a Holder of a Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30 percent (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a Residual Security to a Holder that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust

Securities and Regular Securities, as described above, but only to the extent that the obligations directly underlying the REMIC Trust that issued the Residual Security (e.g., Mortgage Loans or regular interests in another REMIC) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "Taxation of Holders of Residual Securities - Excess Inclusions" above.

                           STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described herein under "Material Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership and disposition of the Securities. State and local income tax may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities.

                             ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans"). Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in
Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408 of the Code (collectively, "Tax-Favored Plans").

    Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

    Section 404 of ERISA imposes general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans (collectively, "Plans") and persons ("Parties in Interest" under ERISA or "Disqualified Persons" under the Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available.

Plan Asset Regulations

    A Plan's investment in Securities may cause the Mortgage Loans included in a Mortgage Pool to be deemed Plan assets. The U.S. Department of Labor (the "DOL") has promulgated regulations (the "DOL Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Estate), for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" (such as a Security) in such entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, an investing Plan's assets either may be deemed to include an interest in the assets of a Trust Estate or may be deemed merely to include its interest in the Securities. Therefore, Plans should not acquire or hold Securities in reliance upon the availability of any exception under the DOL Regulations.

    The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a Trust Estate and cause the Sponsor, the Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof, to be considered or become Parties in Interest or Disqualified Persons with respect to an investing Plan. If so, the acquisition or holding of Securities by or on behalf of the investing Plan could also give rise to a prohibited transaction under ERISA and the Code, unless some statutory or administrative exemption is available. Securities acquired by a Plan would be assets of that Plan. Under the DOL Regulations, the Trust Estate, including the Mortgage Loans and the other assets held in the Trust Estate, may also be deemed to be assets of each Plan that acquires Securities. Special caution should be exercised before the assets of a Plan are used to acquire a Security in such circumstances, especially if, with respect to such assets, the Sponsor, the Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either (i) has investment discretion with respect to the investment of Plan assets; or (ii) has authority or responsibility to give (or regularly gives) investment advice with respect to Plan assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets.

    Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee (in the manner described above), is a fiduciary of the investing Plan. If the Mortgage Loans were to constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the Mortgage Loans were to constitute Plan assets, then the acquisition or holding of Securities by a Plan, as well as the operation of the Trust Estate, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Class Exemption

    The DOL has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which generally exempts from the prohibited transaction provisions of Section 406(a) of ERISA, and from the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975(c)(1)(A) through (D) of the Code, certain transactions involving residential mortgage pool investment trusts relating to the purchase, sale and holding of securities in the initial issuance of Securities and the servicing and operation of "mortgage pools". PTCE 83-1 permits, subject to certain general and specific conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest (or Disqualified Persons) with respect to those Plans, related to the origination, maintenance and termination of mortgage pools and the acquisition and holding of certain mortgage pool pass-through Securities representing interests in such mortgage pools by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgage loans in the mortgage pool. PTCE 83-1 is not available for mortgage pools that include Cooperative Loans and does not provide an exemption for Subordinate Securities.

    PTCE 83-1 defines the term "mortgage pool" as "an investment pool the corpus of which (1) is held in trust; and (2) consists solely of (a) interest bearing obligations secured by either first or second mortgages or deeds of trust on one- to four-family, residential property; (b) property that had secured obligations and that has been acquired by foreclosure; and (c) undistributed cash." The Sponsor expects that each pool of Mortgage Loans (other than pools including Cooperative Loans) will be a "mortgage pool" within the meaning of PTCE 83-1.

    PTCE 83-1 defines the term "mortgage pool pass-through certificate" as a "certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." The Sponsor has been advised by Andrews & Kurth L.L.P. that, for purposes of applying PTCE 83-1, the term "mortgage pool pass-through certificate" would include (i) Securities representing interests in a Trust Estate consisting of Mortgage Loans issued in a series consisting of only a single class of Securities; and (ii) Senior Securities representing interests in a Trust Estate consisting of Mortgage Loans issued in a series in which there is only one class of Senior Securities; provided that the Securities described in clauses (i) and (ii) evidence the beneficial ownership of a specified portion of both future interest payments and future principal payments with respect to the Mortgage Loans.

    It is not clear whether all types of Securities that may be offered hereunder would be "mortgage pass-through certificates" for purposes of applying PTCE 83-1, including, but not limited to, (a) a class of Securities that evidences the beneficial ownership of interest payments only or principal payments only, disproportionate interest and principal payments, or nominal principal or interest payments, such as the Strip Securities; or (b) Securities in a series including classes of Securities that differ as to timing, sequential order, rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool; or (c) Securities evidencing an interest in a Trust Estate as to which two or more REMIC elections have been made; or (d) a series including other types of multiple classes. Accordingly, until further clarification by the DOL, Plans should not acquire or hold Securities representing interests described in this paragraph in reliance upon the availability of PTCE 83-1 without first consulting with their counsel regarding the application of PTCE 83-1 to the proposed acquisition and holding of such Securities.

    PTCE 83-1 sets forth three general conditions that must be satisfied for any transaction involving the purchase, sale and holding of "mortgage pool pass-through certificates" and the servicing and operation of the "mortgage pool" to be eligible for exemption: (1) the pool trustee must not be an affiliate of the pool sponsor; (2) a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgages, or the principal balance of the largest covered mortgage, must be maintained; and (3) the amount of the payment retained by the pool sponsor together with other funds inuring to its benefit must be limited to not more than adequate consideration for forming the mortgage pools plus reasonable compensation for services provided by the pool sponsor to the mortgage pool. PTCE 83-1 also imposes additional specific conditions for certain types of transactions involving an investing Plan and for situations in which the Parties in Interest or Disqualified Persons are fiduciaries.

    The Prospectus Supplement for a series will set forth whether the Trustee in respect of that series is affiliated with the Sponsor. If the credit enhancement mechanism for a series of Securities constitutes a system of insurance or other protection within the meaning of PTCE 83-1 and is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan, then the Sponsor has been advised that the second general condition referred to above will be satisfied. The Sponsor will not receive total compensation for forming and providing services to the Mortgage Pools that will be more than adequate consideration. Each Plan fiduciary responsible for making the investment decision whether to acquire or hold Securities must make its own determination as to whether (i) the Securities constitute "mortgage pool pass-through certificates" for purposes of applying PTCE 83-1, (ii) the second and third general conditions will be satisfied, and (iii) the specific conditions, not discussed herein, of PTCE 83-1 have been satisfied.

    It should be noted that in promulgating PTCE 83-1 and its predecessor, the DOL did not have under its consideration interests in pools of the exact nature described herein. There are other class and individual prohibited transaction exemptions issued by the DOL that could apply to a Plan's acquisition or holding of Securities. There can be no assurance that any of those exemptions will apply with respect to any particular Plan that acquires or holds Securities or, even if all of the conditions specified therein were satisfied, that the exemption would apply to all transactions involving the Trust Estate. The applicable Prospectus Supplement under "ERISA Considerations" may contain additional information regarding the application of PTCE 83-1, or other prohibited transaction exemptions that may be available, with respect to the series offered thereby.

Tax Exempt Investors

    A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is UBTI within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Security held by a Tax Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences - Taxation of Holders of Residual Securities - Excess Inclusions" herein.

Consultation with Counsel

    Any Plan fiduciary that proposes to cause a Plan to acquire or hold Securities should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment and the availability of PTCE 83-1 or any other prohibited transaction exemption.

                           LEGAL INVESTMENT MATTERS

SMMEA

    Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans or deeds of trust may not be legally authorized to invest in the Securities. No representation is made herein as to whether the Securities will constitute legal investments for any entity under any applicable statue, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Securities as legal investments for such purchasers prior to investing in any class of Securities.

FFIEC Policy Statement

    The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Certificates Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

    The Policy Statement provides that a depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a non-high-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

    A "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

    The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Securities by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

General

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities, to purchase Securities representing more than a specified percentage of the investor's assets, or to purchase certain types of Securities, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors and comply with any other applicable requirements.

                               USE OF PROCEEDS

    The net proceeds to be received from the sale of Securities will be applied by the Sponsor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Mortgage Loans underlying the Securities. The Sponsor expects that it will make additional sales of securities similar to the Securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Sponsor, prevailing interest rates, availability of funds and general market conditions.

                           METHODS OF DISTRIBUTION

    The Securities offered hereby and by the related Prospectus Supplement will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the public offering or purchase price of such series and the net proceeds to the Sponsor from such sale.

    The Sponsor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

         (i) By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters
              (which may include affiliates of the Sponsor);

        (ii) By placements by the Sponsor with institutional investors through dealers; and

       (iii) By direct placements by the Sponsor with institutional investors.

    If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Sponsor whose identities and relationships to the Sponsor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Securities will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

    In connection with the sale of the Securities, underwriters may receive compensation from the Sponsor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Sponsor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus Supplement will describe any such compensation paid by the Sponsor.

    It is anticipated that the underwriting agreement pertaining to the sale of any series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Sponsor will indemnify the several underwriters and the underwriters will indemnify the Sponsor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the underwriters as specified above or otherwise, the Sponsor has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of Securities of such series.

    The Sponsor anticipates that the Securities offered hereby will be sold primarily to institutional investors or be placed with individuals by the Sponsor or an affiliate of the Sponsor. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with re-offers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such re-offer or sale.

                                LEGAL MATTERS

    Certain legal matters will be passed upon for the Sponsor and the Servicer by Karen S. Crawford, Esq., in-house Counsel to the Sponsor and the Servicer. Certain legal matters regarding the issuance and the federal income tax treatment of the Securities will be passed upon by Andrews & Kurth L.L.P., Washington, D.C.

                            FINANCIAL INFORMATION

    The Sponsor has determined that its financial statements are not material to the offering made hereby. However, any prospective purchaser who desires to review financial information concerning the Sponsor will be provided, with a copy of the most recent financial statements of the Sponsor, upon request directed to the Sponsor at:

              EquiVantage Acceptance Corp.
              13111 Northwest Freeway
              Suite 312
              Houston, Texas 77040
              Attention: Chief Financial Officer
              Telephone: (713) 895-1900
              Telecopier: (713) 895-3837

    A Prospectus Supplement and the related Form 8-K (which shall be incorporated by reference to this Prospectus with respect to the series of Securities referred to in such Prospectus Supplement) may contain the financial statements of the related Credit Enhancer, if any.

                                    RATING

    It is a condition to the issuance of each class of Securities offered hereby that they shall have been rated in one of the four highest rating categories by the related Rating Agencies.

    Ratings on mortgage pass-through certificates address the likelihood of receipt by Securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, Securityholders might suffer a lower than anticipated yield and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                 PAGE
                                                              -----------
Accrual Securities..........................................        9, 33
Affiliated Originators......................................            6
APR.........................................................           23
ARM Loans...................................................           20
Balloon Amount..............................................           26
Balloon Loans...............................................       18, 26
Bankruptcy Bond.............................................           50
Bankruptcy Loss.............................................           49
Bankruptcy Loss Amount......................................           48
Book-Entry Securities.......................................           35
Bulk Acquisitions...........................................           11
Buydown Account.............................................           23
Buydown Agreement...........................................           41
Buydown Funds...............................................           23
Buydown Mortgage Loans......................................           23
Buydown Period..............................................           23
Cede........................................................           15
CERCLA......................................................           46
Certificates................................................            6
Closing Date................................................           37
CLTV........................................................           24
Code........................................................           69
Combined Loan-to-Value Ratio................................           24
Commission..................................................         3, 8
Contract Sub-Servicers......................................           31
Convertible Mortgage Loan...................................           27
Cooperative Loans...........................................            6
Cooperative Notes...........................................           25
Credit Enhancer.............................................           21
Cut-Off Date................................................           23
Debt Securities.............................................       14, 69
Defaulted Mortgage Loss.....................................           49
Deferred Interest...........................................           17
Deficient Valuation.........................................           50
Definitive Securities.......................................           35
Deleted Mortgage Loan.......................................           30
Delinquency Advances........................................           43
Delinquent..................................................           44
Detailed Description........................................           22
Determination Date..........................................           43
Direct Participants.........................................       21, 35
Disqualified Persons........................................           81
Distribution Account........................................           39
DOL.........................................................           81
DOL Regulations.............................................           81
DTC.........................................................           15
Due Date....................................................           38
Due Period..................................................       10, 34
Eligible Account............................................           39
EPA.........................................................           66
Equity Securities...........................................        8, 33

                                                                 PAGE
                                                              -----------
ERISA.......................................................       14, 81
ERISA Plans.................................................           81
Exchange Act................................................        3, 15
Extraordinary Losses........................................           49
Fannie Mae..................................................           18
FDIC........................................................           39
FHLMC.......................................................           18
Financial Guaranty Insurance Policy.........................           51
Financial Guaranty Insurer..................................           51
Fixed-Income Securities.....................................        8, 33
FNMA........................................................           18
Forward Purchase Agreement..................................       12, 37
Fraud Loss..................................................           49
Fraud Loss Amount...........................................           48
Freddie Mac.................................................           18
fully taxable bonds.........................................           79
Garn-St Germain Act.........................................           67
Grantor Trust Estate........................................           69
Grantor Trust Fractional Interest Security..................           69
Grantor Trust Securities....................................       14, 69
Grantor Trust Strip Security................................           69
Indenture...................................................            7
Indenture Trustee...........................................            7
Index.......................................................           26
Indirect Participants.......................................       21, 35
Insurance Paying Agent......................................           51
Insurance Proceeds..........................................           39
Insured Payment.............................................           51
Interest Rate...............................................        8, 33
Investment Company Act......................................           11
IRAs........................................................           81
IRS.........................................................           71
Junior Lien Loans...........................................           17
Letter of Credit............................................           49
Letter of Credit Bank.......................................           49
Liquidated Mortgage Loan....................................           18
Liquidation Proceeds........................................           39
Loan Purchase Price.........................................           30
Loan-to-Value Ratio.........................................           28
lockout periods.............................................           23
LTV.........................................................           28
Minimum Required Rating.....................................           40
Modified Loans..............................................           26
monthly pay.................................................           22
Mortgage Asset Schedule.....................................           22
Mortgage Assets.............................................           22
Mortgage Loans..............................................     1, 6, 25
Mortgage Notes..............................................           25
Mortgage Pool...............................................         1, 6
Mortgage Pool Insurance Policy..............................           50
Mortgage Rate...............................................           22
Mortgaged Properties........................................   11, 22, 25
Mortgages...................................................       11, 25
Mortgagor...................................................           18
Net Liquidation Proceeds....................................           39

                                                                 PAGE
                                                              -----------
Net Mortgage Rate...........................................           59
Note Margin.................................................           26
Notes.......................................................            7
Originator's Retained Yield.................................           25
Originators.................................................            6
Participants................................................           35
Parties in Interest.........................................           81
Partnership Interests.......................................           14
Pass-Through Rate...........................................           42
Paying Agent................................................           42
Payment Dates...............................................        9, 34
Percentage Interest.........................................           42
Permitted Investments.......................................           39
Physical Certificates.......................................           35
Plan........................................................       14, 81
Policy Statement............................................           84
Pool Factor.................................................           45
Pool Insurer................................................           41
Pooling and Servicing Agreement.............................            7
Pre-Funding Account.........................................       12, 37
Premium Security............................................           79
Principal Prepayments.......................................           38
PTCE 83-1...................................................           82
Purchase Obligation.........................................           16
Qualified Replacement Mortgage..............................           30
Qualified Retirement Plans..................................           81
Rating Agencies.............................................           15
Realized Loss...............................................           48
Record Date.................................................   10, 34, 42
Redemption Period...........................................           18
Regular Security............................................           71
Relief Act..................................................       21, 68
REMIC.......................................................        2, 69
REMIC Regular Securities....................................           14
REMIC Regulations...........................................           71
REMIC Residual Securities...................................           14
REMIC Securities............................................           69
REMIC Trust.................................................           71
Remittance Date.............................................           40
Remittance Period...........................................       10, 34
REO Property................................................           46
Reserve Fund................................................           51
Residual Security...........................................           71
SBJPA.......................................................           73
Securities..................................................            1
Securities Act..............................................           85
Security Registrar..........................................           35
Securityholders.............................................            1
Senior Securities...........................................        9, 33
Servicer....................................................            2
Servicing Advance...........................................       44, 47
Servicing Agreement.........................................            7
Settlement Date.............................................           71
SMMEA.......................................................           14
Special Hazard Amount.......................................           48

                                                                 PAGE
                                                              -----------
Special Hazard Insurance Policy.............................           50
Special Hazard Insurer......................................           50
Special Hazard Loss.........................................           49
Sponsor.....................................................            1
Statistic Calculation Date..................................           23
Strip Securities............................................        8, 33
Sub-Servicer(s).............................................            2
Sub-Servicing Account.......................................           41
Sub-Servicing Agreement.....................................           31
Subordinate Amount..........................................           48
Subordinate Securities......................................        9, 33
Tax Exempt Investor.........................................           83
Tax-Favored Plans...........................................           81
Thrift institutions.........................................           73
Title V.....................................................           68
Title VIII..................................................           68
Trust.......................................................         1, 6
Trust Agreement.............................................            7
Trust Estate................................................         1, 7
Trustee.....................................................            6
U.S. Person.................................................           80
UCC.........................................................           65
Unaffiliated Originators....................................            6

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    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SPONSOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SPONSOR, THE SERVICER OR THE CERTIFICATE INSURER SINCE SUCH DATE.
                       ----------------------------------
                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                        PAGE
                                                                        -----
Available Information.................................................   S-1
Reports to the Certificate Holders....................................   S-1
Summary of Prospectus Supplement......................................   S-3
Risk Factors..........................................................  S-17
Sponsor's Mortgage Loan Program.......................................  S-19
The Mortgage Loan Groups..............................................  S-21
Prepayment and Yield Considerations...................................  S-37
Use of Proceeds.......................................................  S-47
The Sponsor, The Servicer and Sub-Servicers...........................  S-47
The Originators.......................................................  S-49
Description of the Certificates.......................................  S-50
The Certificate Insurance Policy......................................  S-60
The Certificate Insurer...............................................  S-61
The Pooling and Servicing Agreement...................................  S-63
Material Federal Income Tax Consequences..............................  S-66
ERISA Considerations..................................................  S-67
Ratings...............................................................  S-69
Legal Investment Considerations.......................................  S-69
Underwriting..........................................................  S-69
Experts...............................................................  S-70
Certain Legal Matters.................................................  S-70
Index of Principal Terms..............................................  S-71
Annex I Global Clearance, Settlement and Tax Documentation
 Procedures...........................................................   I-1
Appendix A -- Audited Financial Statements (Certificate Insurer)......   A-1
Appendix B -- Unaudited Financial Statements (Certificate Insurer)....   B-1
                                 PROSPECTUS
Prospectus Supplement.................................................     3
Available Information.................................................     3
Incorporation of Certain Documents by Reference.......................     3
Reports to Securityholders............................................     4
Summary of Prospectus.................................................     6
Risk Factors..........................................................    16
The Trusts............................................................    22
The Mortgage Pools....................................................    25
Mortgage Loan Program.................................................    27
Description of the Securities.........................................    33
Subordination.........................................................    47
Description of Credit Enhancement.....................................    49
Hazard Insurance; Claims Thereunder...................................    53
The Sponsor...........................................................    54
The Servicer..........................................................    54
The Pooling and Servicing Agreement...................................    55
Yield Considerations..................................................    58
Maturity and Prepayment Considerations................................    60
Certain Legal Aspects of Mortgage Loans and Related Matters...........    62
Material Federal Income Tax Consequences..............................    69
State Tax Considerations..............................................    81
ERISA Considerations..................................................    81
Legal Investment Matters..............................................    84
Use of Proceeds.......................................................    85
Methods of Distribution...............................................    85
Legal Matters.........................................................    86
Financial Information.................................................    86
Rating................................................................    86
Index of Principal Definitions........................................    87

                       ----------------------------------
    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED SECURITIES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     [LOGO]

                                  $75,000,000
                   EQUIVANTAGE HOME EQUITY LOAN TRUST 1997-3

                                  $22,000,000
                       CLASS A-1 FIXED RATE CERTIFICATES
                            6.66% PASS-THROUGH RATE
                                  $13,000,000
                       CLASS A-2 FIXED RATE CERTIFICATES
                            6.53% PASS-THROUGH RATE
                                  $10,000,000
                       CLASS A-3 FIXED RATE CERTIFICATES
                            7.05% PASS-THROUGH RATE
                                   $5,000,000
                       CLASS A-4 FIXED RATE CERTIFICATES
                            6.74% PASS-THROUGH RATE
                                  $25,000,000
                     CLASS A-5 ADJUSTABLE RATE CERTIFICATES

                          EQUIVANTAGE ACCEPTANCE CORP.
                              SPONSOR OF THE TRUST
                                EQUIVANTAGE INC.
                                    SERVICER

                            ------------------------

                             PROSPECTUS SUPPLEMENT

                            ------------------------

                                     [LOGO]

                           MORGAN STANLEY DEAN WITTER

                       PRUDENTIAL SECURITIES INCORPORATED

                               September 19, 1997

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